First American Funds.

June 30, 2008

2008 Annual Report

Tax Free Income Funds

Income from tax-exempt funds may be subject to state and local taxes and a portion of income may be subject to federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

Mutual fund investing involves risk; principal loss is possible.

 NOT FDIC INSURED NO BANK GUARANTEE MAY LOSE VALUE

Message to Shareholders  August 11, 2008

Dear Shareholders:

We invite you to take a few minutes to review the results of the fiscal year ended June 30, 2008.

This report includes comparative performance graphs and tables, portfolio commentaries, complete listings of portfolio holdings, and additional fund information. We hope you will find this helpful in monitoring your investment portfolio.

Also, through our website, firstamericanfunds.com, we provide quarterly performance fact sheets on all First American Funds, the economic outlook as viewed by our senior investment officers, and other information about fund investments and portfolio strategies.

Please contact your financial professional if you have questions about First American Funds or contact First American Investor Services at 800.677.FUND.

We appreciate your investment with First American Funds and look forward to serving your financial needs in the future.

Sincerely,

Virginia L. Stringer Chairperson of the Board First American Investment Funds, Inc.	Thomas S. Schreier, Jr. President First American Investment Funds, Inc.

First American Funds 2008 Annual Report   1

Explanation of Financial Statements

As a shareholder in First American Funds, you receive shareholder reports semiannually. We strive to present this financial information in an easy-to-understand format; however, for many investors, the information contained in this shareholder report may seem very technical. So, we would like to take this opportunity to explain several sections of the shareholder report.

The Schedule of Investments details all of the securities held in the fund and their related dollar values on the last day of the reporting period. Securities are usually presented by type (common stock, bonds, etc.) and by industry classification (banking, communications, etc.). This information is useful for analyzing how your fund’s assets are invested and seeing where your portfolio manager believes the best opportunities exist to meet your objectives. Holdings are subject to change without notice and do not constitute a recommendation of any individual security. The Notes to the Financial Statements provide additional details on how the securities are valued.

The Statement of Assets and Liabilities lists the assets and liabilities of the fund and presents the fund’s net asset value (“NAV”) per share on the last day of the reporting period. The NAV is calculated by dividing the fund’s net assets (assets minus liabilities) by the number of shares outstanding. The investments in securities, as presented in the Schedule of Investments, comprise substantially all of the fund’s assets. Other assets include cash and receivables for items such as income earned by the fund but not yet received. Liabilities include payables for items such as fund expenses incurred but not yet paid.

The Statement of Operations details the dividends and interest income earned from securities as well as the expenses incurred by the fund during the reporting period. Fund expenses may be reduced through fee waivers or reimbursements. This statement reflects total expenses before any waivers or reimbursements, the amount of waivers and reimbursements (if any), and the net expenses. This statement also shows the net realized and unrealized gains and losses from investments owned during the period. The Notes to Financial Statements provide additional details on investment income and expenses of the fund.

The Statement of Changes in Net Assets describes how the fund’s net assets were affected by its operating results, distributions to shareholders, and shareholder transactions during the reporting period. This statement is important to investors because it shows exactly what caused the fund’s net asset size to change during the period.

The Financial Highlights provide a per-share breakdown of the components that affected the fund’s NAV for the current and past reporting periods. It also shows total return, expense ratios, net investment income ratios, and portfolio turnover rates. The net investment income ratios summarize the income earned less expenses, divided by the average net assets. The expense ratios represent the percentages of average net assets that were used to cover operating expenses during the period. Expense ratios can vary across funds for a number of reasons, including differences in advisory fees and the average shareholder account size. The portfolio turnover rate represents the percentage of the fund’s holdings that have changed over the course of the period, and gives an idea of how long the fund holds onto a particular security. A 100% turnover rate implies that an amount equal to the value of the entire portfolio is turned over in a year through the purchase and sale of securities.

The Notes to Financial Statements disclose the organizational background of the fund, its significant accounting policies, federal tax information, fees and compensation paid to affiliates, and significant risks and contingencies.

We hope this guide to your shareholder report will help you get the most out of this important resource. You can visit First American Funds’ website for other useful information on each of our funds, including fund prices, performance, fund manager bios, dividends, and downloadable fact sheets. For more information, call First American Investor Services at 800.677.FUND or visit firstamericanfunds.com.

2   First American Funds 2008 Annual Report

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Arizona Tax Free Fund

Investment Objective: providing maximum current income that is exempt from both federal income tax and Arizona state income tax to the extent consistent with prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Arizona Tax Free Fund (the “fund”), Class Y shares, returned 1.26% for the fiscal year ended June 30, 2008 (Class A shares returned 1.10%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper Arizona Municipal Debt Funds Average, was 0.26%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
The fund’s positions in mid to lower-grade securities underperformed for the fiscal year. Reflecting the trends in the broader market, the best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA- or AA-rated bonds) not affected by either the insurer debacle or the general widening of credit spreads in lower-grade bonds. The fund’s performance improved markedly during the first half of 2008, when credit spreads showed some signs of stabilizing as the market’s focus shifted toward the insurer debacle.

What strategic moves were made by the fund and why?
For most of the fiscal year, the duration of the fund remained long relative to its benchmark in order to increase the fund’s sensitivity to interest-rate movements. As in-state lower-rated securities were purchased by the fund, the out-of-state lower-rated holdings were reduced. Given the turmoil throughout the year and the resultant supply pressures, the fund was able to add these lower-rated securities at wider credit spreads – and therefore lower prices – than have been available for a number of years.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	77.1%
General Obligations[3]	15.5
Certificates of Participation[3]	5.6
Short-Term Investment	0.3
Other Assets and Liabilities, Net[4]	1.5

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	18.2%
AA	19.0
A	31.2
BBB	23.5
Non-Rated	8.1

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Schedule of Investments. As of June 30, 2008, 20.4% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

4   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

				Since Inception
	1 year		5 years	2/01/2000

Average annual return with sales charge (POP)
Class A	(3	.20)%	2.07%	4.88%

Class C	(0	.36)%	2.53%	5.00%

Average annual return without sales charge (NAV)
Class A	1.10%		2.96%	5.42%

Class C	0.61%		2.53%	5.00%

Class Y	1.26%		3.20%	5.68%

Lehman Municipal Bond Index[3]	3.23%		3.52%	5.71%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio (including acquired fund fees and expenses) for Class A, Class C, and Class Y shares was 1.65%, 2.13%, and 1.40%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses (after waivers and excluding acquired fees and expenses) for Class A, Class C, and Class Y shares do not exceed 0.75%, 1.15%, and 0.50%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Arizona Tax Free Fund, Class A (NAV)	$15,589

Arizona Tax Free Fund, Class A (POP)	$14,932

Lehman Municipal Bond Index[3]	$15,955

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 2/01/2000 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance for these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   5

California Intermediate Tax Free Fund

Investment Objective: providing current income that is exempt from both federal income tax and California state income tax to the extent consistent with preservation of capital

How did the fund perform for the fiscal year ended June 30, 2008?
The First American California Intermediate Tax Free Fund (the “fund”), Class Y shares, returned 3.33% for the fiscal year ended June 30, 2008 (Class A shares returned 3.20%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman 7-Year Municipal Bond Index*, returned 5.60%. Performance for the fund’s peer group, the Lipper California Intermediate Municipal Debt Funds Average, was 2.59%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the fund’s holdings in lower-grade securities underperformed for the fiscal year. The best-performing bonds in the fund were generally the natural high-grades (AAA- and AA-rated bonds), which were not affected by the insurer debacle, and shorter intermediate maturities, which benefited from the flattening yield curve over the course of the year. The fund’s holdings in lower-grade securities were generally short in maturity and somewhat less volatile in nature, and therefore were not a major detriment to performance. Although the fund’s duration (a measure of its sensitivity to interest-rate movements) was somewhat longer than the benchmark’s for most of the fiscal year, the fund posted solid total return numbers relative to its peer group.

What strategic moves were made by the fund and why?
The fund’s duration was slightly longer than the benchmark duration most of the past year, due in part to the relatively steeper slope of the California yield curve. Given the turmoil in the marketplace and the resultant supply pressures, the fund added to weightings in a variety of issuers and sectors (such as healthcare and education) at wider credit spreads – and, therefore, lower prices – than have been available for a number of years. Since we anticipate the shape of the municipal yield curve to flatten over time, we focused many purchases in the 10- to 15-plus-year range and reallocated out of shorter-maturity ranges while keeping duration constant by adjusting the fund’s cash reserves.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	69.8%
General Obligations[3]	19.4
Certificates of Participation[3]	3.6
Short-Term Investment	6.1
Other Assets and Liabilities, Net[4]	1.1

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	7.0%
AA	23.0
A	45.0
BBB	22.9
BB	0.8
Non-Rated	1.3

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Schedule of Investments. As of June 30, 2008, 7.4% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

6   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

	1 year	5 years	10 years

Average annual return with sales charge (POP)
Class A	0.90%	2.33%	3.93%

Average annual return without sales charge (NAV)
Class A	3.20%	2.80%	4.17%

Class Y	3.33%	2.95%	4.28%

Lehman 7-Year Municipal Bond Index[3]	5.60%	3.24%	4.80%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 2.25% for Class A shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A and Class Y shares was 1.25% and 1.00%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A and Class Y shares do not exceed 0.70% and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

California Intermediate Tax Free Fund, Class A (NAV)	$15,039

California Intermediate Tax Free Fund, Class A (POP)	$14,704

Lehman 7-Year Municipal Bond Index[3]	$15,986

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 6/30/1998 to 6/30/2008) as compared to the Lehman 7-Year Municipal Bond Index3

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

[4]	Performance for Class Y shares is not presented. Performance for this class will vary due to a different expense structure.

First American Funds 2008 Annual Report   7

California Tax Free Fund

Investment Objective: providing maximum current income that is exempt from both federal income tax and California state income tax to the extent consistent with prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American California Tax Free Fund (the “fund”), Class Y shares, returned 2.28% for the fiscal year ended June 30, 2008 (Class A shares returned 2.11%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper California Municipal Debt Funds Average, was -0.54%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the fund’s holdings in lower-grade securities generally had a negative effect on performance. The best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA- and AA-rated bonds) not affected by either the insurer debacle or the general widening in yield in lower-grade bonds. The fund also benefited from not having a high weighting in lower-grade land-based “dirt” bonds (issued to back new construction projects). The fund’s allocations to intermediate-maturity bonds also helped performance due to the flattening yield curve and general underperformance of long-maturity (10 years or more) bonds for the year.

What strategic moves were made by the fund and why?
The fund did slightly increase its duration (i.e., sensitivity to interest-rate movements) over the past few months as yields increased to historically high levels relative to comparable-maturity Treasuries. Since we anticipate the shape of the municipal yield curve to flatten over time, we reduced some of the weighting in intermediate maturities in favor of longer bonds. Given the turmoil throughout the year and the resultant supply pressures, the fund added to weightings in a variety of issuers and sectors (such as healthcare and education) at wider credit spreads – and, therefore, lower prices – than have been available for a number of years.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	67.6%
General Obligations[3]	24.3
Certificates of Participation[3]	4.6
Short-Term Investment	2.6
Other Assets and Liabilities, Net[4]	0.9

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	16.8%
AA	21.4
A	42.0
BBB	17.8
Non-Rated	2.0

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Schedule of Investments. As of June 30, 2008, 12.1% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

8   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

				Since Inception
	1 year		5 years	2/01/2000

Average annual return with sales charge (POP)
Class A	(2	.25)%	2.22%	5.09%

Class C	0.64%		2.68%	5.21%

Average annual return without sales charge (NAV)
Class A	2.11%		3.11%	5.62%

Class C	1.61%		2.68%	5.21%

Class Y	2.28%		3.35%	5.87%

Lehman Municipal Bond Index[3]	3.23%		3.52%	5.71%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A, Class C, and Class Y shares was 1.46%, 1.98%, and 1.21%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A, Class C, and Class Y shares do not exceed 0.65%, 1.15%, and 0.50%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

California Tax Free Fund, Class A (NAV)	$15,845

California Tax Free Fund, Class A (POP)	$15,177

Lehman Municipal Bond Index[3]	$15,955

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 2/1/2000 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance for these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   9

Colorado Intermediate Tax Free Fund

Investment Objective: providing current income that is exempt from both federal income tax and Colorado state income tax to the extent consistent with preservation of capital

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Colorado Intermediate Tax Free Fund (the “fund”), Class Y shares, returned 3.20% for the fiscal year ended June 30, 2008 (Class A shares returned 3.04%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman 7-Year Municipal Bond Index*, returned 5.60%. Performance for the fund’s peer group, the Lipper Other States Intermediate Municipal Debt Funds Average, was 3.02%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the fund’s holdings in lower-grade securities generally had a negative effect on performance. The best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA- and AA-rated) not affected by either the insurer debacle or the general widening in yield in lower-grade bonds. Although the fund did hold meaningful positions in mid to lower-grade securities, which generally underperformed for the year, the fund’s performance improved over the first half of 2008 as credit spreads – and the performance of lower-rated securities – showed signs of stabilizing while the market focus increasingly shifted toward the insurer crisis. The entire year, while tumultuous, produced many relative value opportunities from both a trading and credit perspective that helped bolster the fund’s performance.

What strategic moves were made by the fund and why?
Since we anticipate the shape of the municipal yield curve to flatten over time, we focused many purchases in the 10- to 15-plus-year range and reallocated out of shorter maturity ranges while keeping duration (i.e., the fund’s sensitivity to interest-rate movements) constant by adjusting the fund’s cash reserves. Given the turmoil throughout the year and the resultant supply pressures, the fund added to weightings in a variety of issuers and revenue bond sectors (comprised of bonds that are backed by the revenue of specific projects) at wider credit spreads – and, therefore, lower prices – than have been available for a number of years. On a security-specific basis, the fund also sold a number of positions where we anticipated credit stress was not fully reflected in realized prices.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	76.2%
General Obligations[3]	19.5
Certificates of Participation[3]	3.1
Short-Term Investment	1.8
Other Assets and Liabilities, Net[4]	(0.6)

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	14.2%
AA	26.6
A	28.8
BBB	20.1
Non-Rated	10.3

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 19.0% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

10   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

	1 year	5 years	10 years

Average annual return with sales charge (POP)
Class A	0.70%	2.12%	3.77%

Average annual return without sales charge (NAV)
Class A	3.04%	2.59%	4.01%

Class Y	3.20%	2.73%	4.10%

Lehman 7-Year Municipal Bond Index[3]	5.60%	3.24%	4.80%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 2.25% for Class A shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A and Class Y shares was 1.36% and 1.11%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A and Class Y shares do not exceed 0.85% and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Colorado Intermediate Tax Free Fund, Class A (NAV)	$14,811

Colorado Intermediate Tax Free Fund, Class A (POP)	$14,472

Lehman 7-Year Municipal Bond Index[3]	$15,986

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 6/30/1998 to 6/30/2008) as compared to the Lehman 7-Year Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

[4]	Performance for Class Y shares is not presented. Performance for this class will vary due to a different expense structure.

First American Funds 2008 Annual Report   11

Colorado Tax Free Fund

Investment Objective: providing maximum current income that is exempt from both federal income tax and Colorado state income tax to the extent consistent with prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Colorado Tax Free Fund (the “fund”), Class Y shares, returned 1.67% for the fiscal year ended June 30, 2008 (Class A shares returned 1.52%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper Colorado Municipal Debt Funds Average, was 1.12%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the fund’s positions in mid to lower-grade securities underperformed for the 12-month period. The best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA and AA-rated bonds) not affected by either the insurer debacle or the general widening of credit spreads in lower-grade bonds. The fund’s relative performance improved markedly over the first half of 2008, when credit spreads – and the performance of lower-rated securities – showed signs of stabilizing as the market’s focus shifted toward the insurer debacle. The entire year, while tumultuous, produced many relative value opportunities from both a trading and credit perspective that helped bolster the fund’s performance.

What strategic moves were made by the fund and why?
The fund did slightly increase its duration over the past few months as yields increased to historically high levels relative to comparable-maturity Treasuries. Given the high level of turmoil throughout the year and the resultant supply pressures, the fund added to weightings in a variety of issuers and revenue bond sectors (comprised of bonds that are backed by the revenue of specific projects) at wider credit spreads – and therefore lower prices – than have been available for a number of years. On a security-specific basis, the fund also sold a number of positions where we anticipated credit stress was not fully reflected in realized prices.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	76.8%
General Obligations[3]	10.0
Certificates of Participation[3]	7.2
Short-Term Investment	7.5
Other Assets and Liabilities, Net[4]	(1.5)

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	13.1%
AA	18.6
A	34.5
BBB	26.3
Non-Rated	7.5

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 17.4% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

12   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

			Since Inception
	1 year	5 years	2/01/2000

Average annual return with sales charge (POP)
Class A	(2.78)%	2.02%	5.03%

Class C	0.15%	2.50%	5.16%

Average annual return without sales charge (NAV)
Class A	1.52%	2.91%	5.57%

Class C	1.12%	2.50%	5.16%

Class Y	1.67%	3.14%	5.84%

Lehman Municipal Bond Index[3]	3.23%	3.52%	5.71%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio (including acquired fund fees and expenses) for Class A, Class C, and Class Y shares was 1.76%, 2.25%, and 1.51%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses (after waivers and excluding acquired fund fees and expenses) for Class A, Class C, and Class Y shares do not exceed 0.75%, 1.15%, and 0.50%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment 1,2,4  as of June 30, 2008

Colorado Tax Free Fund, Class A (NAV)	$15,780

Colorado Tax Free Fund, Class A (POP)	$15,115

Lehman Municipal Bond Index[3]	$15,955

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 2/01/2000 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance for these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   13

Intermediate Tax Free Fund

Investment Objective: providing current income that is exempt from federal income tax to the extent consistent with preservation of capital

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Intermediate Tax Free Fund (the “fund”), Class Y shares, returned 3.41% for the fiscal year ended June 30, 2008 (Class A shares returned 3.33%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman 7-Year Municipal Bond Index*, returned 5.60%. Performance for the fund’s peer group, the Lipper Intermediate Municipal Debt Funds Average, was 3.16%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the best-performing bonds in the fund were generally the natural high-grades (AAA- and AA-rated bonds), which were not affected by the insurer debacle, and shorter intermediate maturities, which benefited from the flattening yield curve over the course of the year. Although the fund does hold meaningful positions in mid to-lower-grade securities, which generally underperformed for the year, the fund posted respectable total return numbers relative to its peer group for the fiscal year due in part to lower weightings in insured bonds. The fund’s relative performance improved markedly over the first half of 2008, when credit spreads – and the performance of lower-rated securities – showed signs of stabilizing as the market’s focus shifted toward the insurer debacle. The entire year, while tumultuous, produced many relative value opportunities from both a trading and credit perspective that helped bolster the fund’s performance.

What strategic moves were made by the fund and why?
Other than an occasional tactical adjustment, the fund’s duration, or sensitivity to interest-rate movements, was kept relatively neutral to the benchmark duration most of the past year. The fund did slightly increase its duration toward the end of the fiscal year as municipal yields moved to historically high levels relative to comparable-maturity Treasuries. Since we anticipate the shape of the municipal yield curve to flatten over time, we focused many purchases in the 10- to 15-plus-year range and reallocated out of shorter maturity ranges while keeping duration constant by adjusting the fund’s cash reserves. Given the turmoil throughout the year and the resultant supply pressures, the fund added to weightings in a variety of issuers and sectors (such as healthcare and education) at wider credit spreads – and therefore lower prices – than have been available for a number of years. On a security-specific basis, the fund also sold a number of positions where we anticipated credit stress was not fully reflected in realized prices.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	66.8%
General Obligations[3]	28.9
Certificates of Participation[3]	2.2
Short-Term Investment	2.3
Other Assets and Liabilities, Net[4]	(0.2)

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	24.6%
AA	27.9
A	23.8
BBB	13.6
BB	0.4
Non-Rated	9.7

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 16.8% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments in securities typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

14   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

	1 year	5 years	10 years

Average annual return with sales charge (POP)
Class A	1.05%	2.25%	3.88%

Average annual return without sales charge (NAV)
Class A	3.33%	2.71%	4.12%

Class Y	3.41%	2.86%	4.22%

Lehman 7-Year Municipal Bond Index[3]	5.60%	3.24%	4.80%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 2.25% for Class A shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A and Class Y shares was 1.02% and 0.77%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A and Class Y shares do not exceed 0.75% and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Intermediate Tax Free Fund, Class A (NAV)	$14,970

Intermediate Tax Free Fund, Class A (POP)	$14,633

Lehman 7-Year Municipal Bond Index[3]	$15,986

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 6/30/1998 to 6/30/2008) as compared to the Lehman 7-Year Municipal Bond Index3

[2]	The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

Income from the fund may be subject to state and local taxes. A portion of the fund’s income may be subject to federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment grade tax-exempt bonds with remaining maturities between six and eight years.

[4]	Performance for Class Y shares is not presented. Performance for this class will vary due to a different expense structure.

First American Funds 2008 Annual Report   15

Minnesota Intermediate Tax Free Fund

Investment Objective: providing current income that is exempt from both federal income tax and Minnesota state income tax to the extent consistent with preservation of capital

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Minnesota Intermediate Tax Free Fund (the “fund”), Class Y shares, returned 3.51% for the fiscal year ended June 30, 2008 (Class A shares returned 3.53%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman 7-Year Municipal Bond Index*, returned 5.60%. Performance for the fund’s peer group, the Lipper Other States Intermediate Municipal Debt Funds Average, was 3.02%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA- and AA-rated bonds) not affected by either the insurer debacle or the general widening of credit spreads in lower-grade bonds. In this respect the fund benefited from limited reliance on insurers in Minnesota. Although the fund does hold meaningful positions in mid to lower-grade securities, which generally underperformed for the year, the fund’s performance improved during the first half of 2008, when credit spreads – and the performance of lower-rated securities – showed signs of stabilizing as the market’s focus shifted towards the insurer debacle. The entire year, while tumultuous, produced many relative value opportunities from both a trading and credit perspective that helped bolster the fund’s performance.

What strategic moves were made by the fund and why?
Other than an occasional tactical adjustment, the fund’s duration, or sensitivity to interest-rate movements, was kept relatively neutral to the benchmark duration most of the fiscal year. Since we anticipate the shape of the municipal yield curve to flatten over time, we focused many purchases in the 10- to 15-plus-year range and reallocated out of shorter-maturity ranges while keeping duration constant by adjusting the fund’s cash reserves. Given the turmoil throughout the year and the resultant supply pressures, the fund added to weightings in a variety of issuers and revenue bond sectors (comprised of bonds that are backed by the revenue of specific projects) at wider credit spreads – and therefore lower prices – than have been available for a number of years. On a security-specific basis, the fund also sold a number of positions where we anticipated credit stress was not fully reflected in realized prices.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	63.9%
General Obligations[3]	31.3
Certificates of Participation[3]	1.4
Short-Term Investment	2.8
Other Assets and Liabilities, Net[4]	0.6

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	11.3%
AA	31.1
A	27.9
BBB	17.4
BB	1.8
Non-Rated	10.5

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 8.8% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

16   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

	1 year	5 years	10 years

Average annual return with sales charge (POP)
Class A	1.16%	2.28%	3.76%

Average annual return without sales charge (NAV)
Class A	3.53%	2.74%	3.99%

Class Y	3.51%	2.85%	4.08%

Lehman 7-Year Municipal Bond Index[3]	5.60%	3.24%	4.80%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 2.25% for Class A shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A and Class Y shares was 1.07% and 0.82%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expense through at least June 30, 2009 so that total annual fund operating expenses for Class A and Class Y shares do not exceed 0.75% and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Minnesota Intermediate Tax Free Fund, Class A (NAV)	$14,795

Minnesota Intermediate Tax Free Fund, Class A (POP)	$14,467

Lehman 7-Year Municipal Bond Index[3]	$15,986

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 6/30/1998 to 6/30/2008) as compared to the Lehman 7-Year Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

[4]	Performance for Class Y shares is not presented. Performance for this class will vary due to a different expense structure.

First American Funds 2008 Annual Report   17

Minnesota Tax Free Fund

Investment Objective: providing maximum current income that is exempt from both federal income tax and Minnesota state income tax to the extent consistent with prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Minnesota Tax Free Fund (the “fund”), Class Y shares, returned 0.71% for the fiscal year ended June 30, 2008 (Class A shares returned 0.54%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper Minnesota Municipal Debt Funds Objective Average, was 1.13%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
The first half of the funds’ fiscal year was a difficult one, as positions in lower-quality bonds that had benefited performance in previous periods generally had negative impacts, dragging down the fund’s performance for the entire year. A steepening municipal yield curve and widening credit spreads (differences in yields between AAA-rated and lower-rated bonds) caused the fund’s positions in longer maturities, BBB-rated and nonrated bonds and selected healthcare issues to drag down performance relative to its peer group. Relatively smaller positions in short-to-intermediate maturities and higher-quality prerefunded bonds (bonds called by municipalities and backed by treasuries) performed well but were insufficient to offset the negatives noted above.

What strategic moves were made by the fund and why?
As the yield curve steepened, the fund reduced positions in better-performing two-to three-year maturities and made selective reductions in the 18- to 30-year range. We added to the five- to 16-year and 30-year ranges, where yields represented better relative value. In addition, the fund increased its duration (a measure of its sensitivity to interest-rate movements) over the period as municipal yields moved to historically high levels relative to comparable-maturity Treasuries. The fund also reduced better-performing AAA- and A-rated positions and added to BBB-rated holdings as credit spreads reached historically wide levels. We also added AA-rated transportation issues that were available at relatively attractive yields. Attractive spreads also led us to reduce higher-quality prerefunded and general obligation bonds (bonds backed directly by the taxing authority of the municipality) and to add positions in the healthcare sector.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	86.1%
General Obligations[3]	10.6
Certificate of Participation[3]	1.2
Short-Term Investment	1.6
Other Assets and Liabilities, Net[4]	0.5

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	17.2%
AA	19.0
A	30.1
BBB	10.0
BB	0.5
Non-Rated	23.2

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 10.4% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

18   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

					Since Inception
	1 year		5 years	10 years	2/01/1999

Average annual return with sales charge (POP)
Class A	(3	.78)%	1.98%	3.65%	—

Class C	(0	.90)%	2.46%	—	3.44%

Average annual return without sales charge (NAV)
Class A	0.54%		2.88%	4.10%	—

Class C	0.06%		2.46%	—	3.44%

Class Y	0.71%		3.12%	4.35%	—

Lehman Municipal Bond Index[3]	3.23%		3.52%	4.90%	4.68%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio (including acquired fund fees and expenses) for Class A, Class C, and Class Y shares was 1.11%, 1.59%, and 0.86%, respectively (after waivers and excluding acquired fees and expenses). The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A, Class C, and Class Y shares do not exceed 0.85%, 1.35%, and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Minnesota Tax Free Fund, Class A (NAV)	$14,941

Minnesota Tax Free Fund, Class A (POP)	$14,306

Lehman Municipal Bond Index[3]	$16,133

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 6/30/1998 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

On July 31, 1998, the Minnesota Tax Free Fund became the successor by merger to the Piper Minnesota Tax-Exempt Fund, a series of Piper Funds Inc. Prior to the merger, the First American Fund had no assets or liabilities. Performance presented prior to July 31, 1998, represents that of the Piper Minnesota Tax-Exempt Fund.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance of these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   19

Missouri Tax Free Fund

Investment Objective: providing maximum current income that is exempt from both federal income tax and Missouri state income tax to the extent consistent with prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Missouri Tax Free Fund (the “fund”), Class Y shares, returned 1.60% for the fiscal year ended June 30, 2008 (Class A shares returned 1.44%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper Missouri Municipal Debt Funds Average, was 0.72%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the fund’s holdings in lower-quality securities had a negative effect on performance. The best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA- and AA-rated bonds) not affected by either the insurer debacle or the general widening of credit spreads in lower-grade bonds. The fund’s allocations to intermediate-maturity bonds also helped performance due to the flattening yield curve and general underperformance of long bonds for the year. Although the fund does hold meaningful positions in mid to lower-grade securities, which generally underperformed for the year, the fund’s performance improved over the first half of 2008, when credit spreads – and the performance of lower-rated securities – showed signs of stabilizing as the market focus increasingly shifted towards the insurer debacle. The entire year, while tumultuous, produced many relative value opportunities from both a trading and credit perspective that helped bolster the fund’s performance.

What strategic moves were made by the fund and why?
The fund did slightly increase its duration, or sensitivity to interest-rate movements, over the past few months as yields increased to historically high levels relative to comparable-maturity Treasuries. Since we anticipate the shape of the municipal yield curve to flatten over time, we reduced some of the weighting in intermediate maturities in favor of longer bonds. Given the turmoil throughout the year and the resultant supply pressures, the fund added to weightings in a variety of issuers and revenue bond sectors (comprised of bonds that are backed by the revenue of specific projects) at wider credit spreads – and, therefore, lower prices – than have been available for a number of years. On a security-specific basis, the fund also sold a number of positions where we anticipated credit stress was not fully reflected in realized prices.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	80.7%
General Obligations[3]	11.0
Certificates of Participation[3]	7.7
Other Assets and Liabilities, Net[4]	0.6

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	32.9%
AA	27.4
A	17.7
BBB	12.4
Non-Rated	9.6

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 13.9% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

20   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

					Since Inception
	1 year		5 years	10 years	9/24/2001

Average annual return with sales charge (POP)
Class A	(2	.87)%	1.58%	3.43%	—

Class C	(0	.03)%	2.03%	—	3.10%

Average annual return without sales charge (NAV)
Class A	1.44%		2.46%	3.88%	—

Class C	0.95%		2.03%	—	3.10%

Class Y	1.60%		2.71%	4.17%	—

Lehman Municipal Bond Index[3]	3.23%		3.52%	4.90%	4.50%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A, Class C, and Class Y shares was 1.10%, 1.57%, and 0.85%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A, Class C, and Class Y shares do not exceed 0.95%, 1.35%, and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4   as of June 30, 2008

Missouri Tax Free Fund, Class A (NAV)	$14,636

Missouri Tax Free Fund, Class A (POP)	$14,016

Lehman Municipal Bond Index[3]	$16,133

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from
06/30/1998 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

On September 24, 2001, the Missouri Tax Free Fund became the successor by merger to the Firstar Missouri Tax-Exempt Bond Fund, a series of Firstar Funds, Inc. Prior to the merger, the First American fund had no assets or liabilities. Performance presented prior to September 24, 2001, represents that of the Firstar Missouri Tax-Exempt Bond Fund. The Firstar Missouri Tax-Exempt Bond Fund was organized on December 11, 2000.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance for these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   21

Nebraska Tax Free Fund

Investment Objective: providing maximum current income that is exempt from both federal income tax and Nebraska state income tax to the extent consistent with prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Nebraska Tax Free Fund (the “fund”), Class Y shares, returned 2.45% for the fiscal year ended June 30, 2008 (Class A shares returned 2.19%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper Other States Municipal Debt Funds Average, was 1.44%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
The fund was fairly diversified across the municipal yield curve with a moderate barbell of maturities in the seven- to 10-year range offset by longer positions in the 20- to 30-year range. The short to intermediate exposure helped to mitigate the impact of a steeper yield curve. Widening credit spread (i.e. the difference in yield between AAA-rated and lower-rated municipal bonds) had a negative impact on some of the fund’s BBB-rated and non-rated positions.

What strategic moves were made by the fund and why?
The fund’s duration, or sensitivity to interest-rate movements, was maintained slightly long relative to the benchmark as municipal yields reached historically high levels relative to comparable-maturity Treasuries. The fund augmented its Puerto Rico exposure: these positions were added at very attractive historical spreads and, therefore, low prices. Puerto Rico bonds are double exempt for Nebraska residents.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	76.9%
General Obligations[3]	18.3
Certificates of Participation[3]	3.5
Short-Term Investment	3.7
Other Assets and Liabilities, Net[4]	(2.4)

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	9.2%
AA	33.6
A	37.2
BBB	4.9
Non-Rated	15.1

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 4.3% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

22   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

				Since Inception
	1 year		5 years	2/28/2001

Average annual return with sales charge (POP)
Class A	(2	.18)%	2.01%	3.68%

Class C	0.83%		2.54%	3.83%

Average annual return without sales charge (NAV)
Class A	2.19%		2.91%	4.29%

Class C	1.81%		2.54%	3.83%

Class Y	2.45%		3.18%	4.55%

Lehman Municipal Bond Index[3]	3.23%		3.52%	4.73%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A, Class C, and Class Y shares was 1.44%, 1.92%, and 1.19%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A, Class C, and Class Y shares do not exceed 0.75%, 1.15%, and 0.50%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Nebraska Tax Free Fund, Class A (NAV)	$13,610

Nebraska Tax Free Fund, Class A (POP)	$13,037

Lehman Municipal Bond Index[3]	$14,040

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 2/28/2001 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance of these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   23

Ohio Tax Free Fund

Investment Objective: providing maximum current income that is exempt from both federal income tax and Ohio state income tax to the extent consistent with prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Ohio Tax Free Fund (the “fund”), Class Y shares, returned 2.63% for the fiscal year ended June 30, 2008 (Class A shares returned 2.38%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper Ohio Municipal Debt Funds Average, was 0.94%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the fund’s positions in mid to lower-grade securities underperformed for the fiscal year. The best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA- or AAA-rated bonds) not affected by either the insurer debacle or the general widening of credit spreads in lower-grade bonds. The fund’s relative performance improved markedly over the first half of 2008, when credit spreads – and the performance of lower-rated securities – showed signs of stabilizing as the market focus increasingly shifted toward the insurer debacle.

What strategic moves were made by the fund and why?
After remaining mainly neutral to its benchmark for most of the year, the fund’s duration, or sensitivity to interest-rate movements, has been slightly extended as yields increased to historically high levels relative to comparable-maturity Treasuries. Given the high level of turmoil throughout the fiscal year and the resultant supply pressures, the fund added to weightings in a variety of issuers and revenue bond sectors (comprised of bonds that are backed by the revenue of specific projects) at wider credit spreads – and therefore lower prices – than have been available for a number of years.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	60.9%
General Obligations[3]	38.2
Short-Term Investment	3.3
Other Assets and Liabilities, Net[4]	(2.4)

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	17.3%
AA	34.4
A	31.3
BBB	15.5
Non-Rated	1.5

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 12.8% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

24   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

				Since Inception
	1 year		5 years	4/30/2002

Average annual return with sales charge (POP)
Class A	(1	.95)%	1.89%	3.27%

Class C	1.02%		2.34%	3.40%

Average annual return without sales charge (NAV)
Class A	2.38%		2.77%	4.00%

Class C	2.00%		2.34%	3.40%

Class Y	2.63%		3.01%	4.23%

Lehman Municipal Bond Index[3]	3.23%		3.52%	4.54%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A, Class C, and Class Y shares was 1.41%, 1.90%, and 1.16%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A, Class C, and Class Y shares do not exceed 0.75%, 1.15%, and 0.50%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Ohio Tax Free Fund, Class A (NAV)	$12,733

Ohio Tax Free Fund, Class A (POP)	$12,196

Lehman Municipal Bond Index[3]	$13,147

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A and Class Y shares (from 4/30/2002 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance of these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   25

Oregon Intermediate Tax Free Fund

Investment Objective: providing current income that is exempt from both federal income tax and Oregon state income tax to the extent consistent with preservation of capital

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Oregon Intermediate Tax Free Fund (the “fund”), Class Y shares, returned 3.54% for the fiscal year ended June 30, 2008 (Class A shares returned 3.39%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman 7-Year Municipal Bond Index*, returned 5.60%. Performance for the fund’s peer group, the Lipper Other States Intermediate Municipal Debt Funds Average, was 3.02%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Reflecting the trends in the broader market, the fund’s holdings in lower-quality securities had a negative effect on performance. Overall, the fund was underexposed to the lower-grade bonds as Oregon simply does not have the issuance in this sector. The best-performing bonds in the fund from a quality standpoint were generally the natural high-grades (AAA-rated and AA-rated bonds) not affected by either the insurer debacle or the general widening of credit spreads in lower-grade bonds. The fund’s performance improved over the first half of 2008, when credit spreads showed signs of stabilizing as the market focus increasingly shifted toward the insurer debacle.

What strategic moves were made by the fund and why?
Since we anticipate the shape of the municipal yield curve to flatten over time, we focused many purchases in the 10- to 15-plus-year range and reallocated out of shorter maturity ranges while keeping duration, or the fund’s sensitivity to interest-rate movements, consistent by adjusting the fund’s cash reserves. We were able to place some lower-rated bonds into the fund at wider spreads – and therefore lower prices – than have been available for a number of years given the turmoil throughout the year and the resulting supply pressures.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

General Obligations[3]	52.0%
Revenue Bonds[3]	43.7
Certificates of Participation[3]	2.5
Short-Term Investment	1.3
Other Assets and Liabilities, Net[4]	0.5

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	23.0%
AA	35.9
A	16.8
BBB	20.0
Non-Rated	4.3

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 16.5% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

26   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

				Since Inception
	1 year	5 years	10 years	2/01/1999

Average annual return with sales charge (POP)
Class A	1.10%	1.92%	—	3.33%

Average annual return without sales charge (NAV)
Class A	3.39%	2.38%	—	3.59%

Class Y	3.54%	2.53%	3.93%	—

Lehman 7-Year Municipal Bond Index[3]	5.60%	3.24%	4.80%	4.53%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV. Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 2.25% for Class A. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A and Class Y shares was 1.12% and 0.87%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A and Class Y shares do not exceed 0.85% and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment 1,2,4  as of June 30, 2008

Oregon Intermediate Tax Free Fund, Class A (NAV)	$13,930

Oregon Intermediate Tax Free Fund, Class A (POP)	$13,611

Lehman 7-Year Municipal Bond Index[3]	$15,177

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 2/01/1999 to 6/30/2008) as compared to the Lehman 7-Year Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

A portion of the fund’s income may be subject to state and/or federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

Performance prior to August 8, 1997, is that of Oregon Municipal Bond Trust Fund, a predecessor common trust fund. On August 8, 1997, substantially all of the assets of Oregon Municipal Bond Trust Fund were transferred into Oregon Intermediate Tax Free Fund. The objectives, policies, and guidelines of the two funds were, in all material respects, identical. Oregon Municipal Bond Trust Fund was not registered under the Investment Company Act of 1940 and therefore was not subject to certain investment restrictions that might have adversely affected performance.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

[4]	Performance for Class Y shares is not presented. Performance of this class will vary due to a different expense structure.

First American Funds 2008 Annual Report   27

Short Tax Free Fund

Investment Objective: providing current income that is exempt from federal income tax, to the extent consistent with the preservation of capital

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Short Tax Free Fund (the “fund”), Class Y shares, returned 4.33% for the fiscal year ended June 30, 2008 (Class A shares returned 4.17%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman 3-Year Municipal Bond Index*, returned 5.58%. Performance for the fund’s peer group, the Lipper Short Municipal Debt Funds Average, was 2.78%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
Short-term interest rates tend to be the most volatile in response to changes in Federal Reserve (“Fed”) policy, and this past fiscal year was no exception. During this aggressive easing cycle, the fund was well positioned with most of its holdings consisting of one- to five-year maturities. A longer-than-average duration, or sensitivity to interest-rate movements, was also important to the fund’s outperformance relative to its peer group.

What strategic moves were made by the fund and why?
With an eye to the end of the Fed’s campaign of cutting the short-term Fed funds rate, and a potential shift in policy, the fund began to diversify somewhat in terms of yield-curve positioning, or the way it spreads its holdings across various maturities. Several of the fund’s higher-quality bonds in the three- to five-year range have been sold. The fund added short-term variable rate demand notes (which pay an interest rate that changes with the market’s rate) as well as some new investments in the 10- to 12-year area. We expect intermediate maturities to be more stable in the event the Fed begins to increase rates.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	56.2%
General Obligations[3]	22.6
Short-Term Investments	24.0
Other Assets and Liabilities, Net[4]	(2.8)

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	16.1%
AA	30.7
A	31.8
BBB	17.3
BB	0.2
Non-rated	3.9

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 2.2% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

28   First American Funds 2008 Annual Report

 Annual Performance1,2  as of June 30, 2008

			Since Inception
	1 year	5 years	10/25/2002

Average annual return with sales charge (POP)
Class A	1.86%	1.66%	2.13%

Average annual return without sales charge (NAV)
Class A	4.17%	2.12%	2.54%

Class Y	4.33%	2.25%	2.69%

Lehman 3-Year Municipal Bond Index[3]	5.58%	2.68%	3.09%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 2.25% for Class A shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A and Class Y shares was 1.08% and 0.83%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A and Class Y shares do not exceed 0.75% and 0.60%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4   as of June 30, 2008

Short Tax Free Fund, Class A (NAV)	$11,534

Short Tax Free Fund, Class A (POP)	$11,275

Lehman 3-Year Municipal Bond Index[3]	$11,886

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 10/25/2002 to 6/30/2008) as compared to the Lehman 3-Year Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

Income from the fund may be subject to state and local taxes. A portion of the fund’s income may be subject to federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between two and four years.

[4]	Performance for Class Y shares is not presented. Performance of this class will vary due to a different expense structure.

First American Funds 2008 Annual Report   29

Tax Free Fund

Investment Objective: providing maximum current income that is exempt from federal income tax to the extent consistent with the prudent investment risk

How did the fund perform for the fiscal year ended June 30, 2008?
The First American Tax Free Fund (the “fund”), Class Y shares, returned 0.04% for the fiscal year ended June 30, 2008 (Class A shares returned -0.05%, without taking the sales charge into account, for the same period). By comparison, the fund’s benchmark, the Lehman Municipal Bond Index*, returned 3.23%. Performance for the fund’s peer group, the Lipper General Municipal Debt Funds Objective Average, was 0.55%.

What were the general municipal market conditions during the fiscal year?
The municipal market endured one of its more tumultuous years ever as fallout from the housing debacle rocked market participants. Deterioration within their relatively new mortgage-backed book of business ultimately led to downgrades for several of the major monoline municipal bond insurers. The impaired credit quality and loss of confidence in many of the insurers affected much of the municipal market (use of insurance had become so pervasive that in recent years close to 50% of all new issuance came to market with an insurance wrap). The market was buffeted by irregular bouts of volatility and selling pressure as a number of accounts unwound positions. For example, tax-exempt money funds were forced to exit insured holdings en masse due to minimum ratings and liquidity requirements. To reduce debt, many municipal market investors were pressured to sell longer-maturity bonds when the floating-rate component of their borrowing programs was no longer money-fund eligible (the municipal market had in recent years developed its own form of “carry” trade, in which investors borrow in the short-term money markets and invest in longer maturities, trying to take advantage of the relative steepness of the municipal yield curve in comparison to other fixed-income markets).

Credit spreads (i.e., the differences in yield between higher- and lower-quality debt) were the first to widen as the market anticipated that lower-quality debt would struggle in a slowing economy. Ultimately, however, the insurer debacle cut an even wider swath through the market. Many insured bonds now trade solely based on the creditworthiness of underlying obligors with little or no value attributed to the insurance wrap. Not surprisingly, in this environment natural standalone (i.e., without an insurance wrap) AAA- and AA-rated bonds were generally the best performers for the year.

The municipal yield curve steepened over the past 12 months as yields on shorter maturities fell while longer maturity yields rose slightly. In terms of total return, intermediate maturities generally produced the best returns and longer-maturity bonds were the weakest-performing part of the curve. Although the overall municipal market started to regain its bearings near the end of the fiscal year, high-grade bonds still finished at yields of more than 90% (and in some cases more than 100%) of comparable-maturity Treasuries, which typically indicates that the high-grade bonds represent good value relative to Treasuries.

How did market conditions and investment strategies affect the fund’s performance?
The first half of the funds’ year was a difficult one as lower-quality positions that had benefited performance in previous periods generally had negative impacts, dragging down the fund’s performance for the entire year. A steepening municipal yield curve and widening credit spreads (differences in yields between AAA-rated and lower-rated bonds) caused the fund’s positions in longer maturities, BBB-rated and nonrated bonds and selected healthcare and utility issues to drag down performance relative to its peer group. Relatively smaller positions in short to intermediate maturities and higher-quality general obligations (bonds backed directly by the taxing authority of the municipality) and prerefunded bonds (bonds called by municipalities and backed by treasuries) performed well but were insufficient to offset the negatives noted above.

What strategic moves were made by the fund and why?
As the yield curve steepened, the fund reduced positions in better-performing two- to four-year maturities and made selective reductions in the 20-year area. We added to the eight- to 19-year and 25- to 30-year ranges, where yields represented better relative value. In addition, the fund increased its duration, or sensitivity to interest-rate movements, over the period as municipal yields moved to historically high levels relative to comparable-maturity Treasuries. The fund also reduced better-performing AAA-rated positions and added to BBB-rated holdings as credit spreads reached historically wide levels. Attractive spreads also led us to reduce higher-quality prerefunded bonds and general obligation bonds (bonds backed directly by the taxing authority of the municipality) and add positions in the electric utility sector.

*Unlike mutual funds, index returns do not reflect any expenses, transaction costs, or cash flow effects.

 Portfolio Allocation as of June 30, 20081  (% of net assets)

Revenue Bonds[3]	84.2%
General Obligations[3]	13.8
Certificates of Participation[3]	1.2
Short-Term Investment	0.5
Other Assets and Liabilities, Net[4]	0.3

100.0%

 Bond Credit Quality Distribution as of June 30, 20082 (% of market value)

AAA	9.2%
AA	19.3
A	30.7
BBB	25.1
Non-Rated	15.7

100.0%

[1]	Portfolio allocations are subject to change and are not recommendations to buy or sell any security.

[2]	Individual security ratings are based on information from Moody’s Investors Service, Standard & Poor’s, and/or Fitch. If there are multiple ratings for a security, the lowest rating is used unless ratings are provided by all three agencies, in which case the middle rating is used.

[3]	These securities may include bonds that are pre-refunded or escrowed to maturity issues; see the fund’s Notes to Schedule of Investments. As of June 30, 2008, 10.9% of the fund’s net assets were pre-refunded and escrowed to maturity issues.

[4]	Investments typically comprise substantially all of the fund’s net assets. Other assets and liabilities include receivables for items such as income earned but not yet received and payables for items such as fund expenses incurred but not yet paid.

30   First American Funds 2008 Annual Report

 Annual Performance1,2   as of June 30, 2008

					Since Inception
	1 year		5 years	10 years	9/24/2001
Average annual return with sales charge (POP)
Class A	(4	.31)%	2.00%	3.82%	—

Class C	(1	.56)%	2.45%	—	3.57%

Average annual return without sales charge (NAV)
Class A	(0	.05)%	2.89%	4.27%	—

Class C	(0	.61)%	2.45%	—	3.57%

Class Y	0.04%		3.11%	4.48%	—

Lehman Municipal Bond Index[3]	3.23%		3.52%	4.90%	4.50%

The performance data quoted on this page represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance of the fund may be lower or higher than the performance data quoted. Performance data current to the most recent month-end may be obtained by calling 800.677.FUND.

[1]	Total returns at net asset value (“NAV”) reflect performance over the time period indicated without including the fund’s maximum sales charge and assume reinvestment of all distributions at NAV.

Total returns at public offering price (“POP”) reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares and the maximum contingent deferred sales charge (“CDSC”) for Class C shares for the relevant period. Maximum CDSC is 1.00% for Class C shares. Total returns assume reinvestment of all distributions at NAV.

Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

As of the most recent prospectus, the fund’s total annual operating expense ratio for Class A, Class C, and Class Y shares was 1.03%, 1.51%, and 0.78%, respectively. The advisor has contractually agreed to waive fees and reimburse other fund expenses through at least June 30, 2009 so that total annual fund operating expenses for Class A, Class C, and Class Y shares do not exceed 0.75%, 1.35%, and 0.70%, respectively. These fee waivers and expense reimbursements may be terminated at any time after June 30, 2009, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the fund’s board of directors.

 Value of $10,000 Investment1,2,4  as of June 30, 2008

Tax Free Fund, Class A (NAV)	$15,192

Tax Free Fund, Class A (POP)	$14,550

Lehman Municipal Bond Index[3]	$16,133

The chart at right illustrates the total value of an assumed $10,000 investment in the fund’s Class A shares (from 6/30/1998 to 6/30/2008) as compared to the Lehman Municipal Bond Index3.

[2]	Performance does not reflect the deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Investment performance reflects fee waivers that are or were in effect. In the absence of such fee waivers, total returns would be reduced. Index performance is for illustrative purposes only and does not reflect any expenses, transaction costs, or cash flow effects. Direct investment in the index is not available.

Income from the fund may be subject to state and local taxes. A portion of the fund’s income may be subject to federal income tax, including the alternative minimum tax. Capital gains distributions, if any, will be subject to tax.

On September 24, 2001, the First American Tax Free Fund merged with the Firstar National Municipal Bond Fund. Performance history prior to September 24, 2001, represents that of the Firstar National Municipal Bond Fund.

[3]	An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities of one year or more.

[4]	Performance for Class C and Class Y shares is not presented. Performance of these classes will vary due to different expense structures.

First American Funds 2008 Annual Report   31

Expense Examples

As a shareholder of one or more of the funds, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including investment advisory fees; distribution and/or service (12b-1) fees; and other fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from January 1, 2008, to June 30, 2008.

Actual Expenses
For each class of each fund, two lines are presented in the table below — the first line for each class provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested in the particular fund and class, to estimate the expenses that you paid over the period. Simply divide your account value in the fund and class by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes
For each class of each fund, the second line for each class provides information about hypothetical account values and hypothetical expenses based on the fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table for each class of each fund is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

 Arizona Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[1] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[2]	$1,000.00	$996.00	$3.72

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class C Actual[2]	$1,000.00	$994.00	$5.70

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,019.14	$5.77

Class Y Actual[2]	$1,000.00	$997.20	$2.48

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,022.38	$2.51

[1]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75%, 1.15%, and 0.50% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[2]	Based on the actual returns for the six-month period ended June 30, 2008 of -0.40%, -0.60%, and -0.28% for Class A, Class C, and Class Y, respectively.

 California Intermediate Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[3] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[4]	$1,000.00	$1,002.80	$3.49

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

Class Y Actual[4]	$1,000.00	$1,003.70	$3.49

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[3]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.70% and 0.70% for Class A and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[4]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.28% and 0.37% for Class A and Class Y, respectively.

32   First American Funds 2008 Annual Report

 California Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[1] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[2]	$1,000.00	$996.60	$3.23

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.63	$3.27

Class C Actual[2]	$1,000.00	$994.10	$5.70

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,019.14	$5.77

Class Y Actual[2]	$1,000.00	$997.30	$2.48

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,022.38	$2.51

[1]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.65%, 1.15%, and 0.50% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[2]	Based on the actual returns for the six-month period ended June 30, 2008 of -0.34%, -0.59%, and -0.27% for Class A, Class C, and Class Y, respectively.

 Colorado Intermediate Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[3] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[4]	$1,000.00	$1,004.10	$4.24

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,020.64	$4.27

Class Y Actual[4]	$1,000.00	$1,003.90	$3.49

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[3]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.85% and 0.70% for Class A and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[4]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.41% and 0.39% for Class A and Class Y, respectively.

 Colorado Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[5] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[6]	$1,000.00	$1,009.90	$3.75

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class C Actual[6]	$1,000.00	$1,008.00	$5.74

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,019.14	$5.77

Class Y Actual[6]	$1,000.00	$1,010.20	$2.50

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,022.38	$2.51

[5]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75%, 1.15%, and 0.50% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[6]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.99%, 0.80%, and 1.02% for Class A, Class C, and Class Y, respectively.

 Intermediate Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[7] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[8]	$1,000.00	$1,005.40	$3.74

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class Y Actual[8]	$1,000.00	$1,005.70	$3.49

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[7]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75% and 0.70% for Class A and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[8]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.54% and 0.57% for Class A and Class Y, respectively.

First American Funds 2008 Annual Report   33

Expense Examples  continued

 Minnesota Intermediate Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[1] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[2]	$1,000.00	$1,009.70	$3.75

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class Y Actual[2]	$1,000.00	$1,009.00	$3.50

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[1]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75% and 0.70% for Class A and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[2]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.97% and 0.90% for Class A and Class Y, respectively.

 Minnesota Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[3] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[4]	$1,000.00	$1,001.90	$4.23

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,020.64	$4.27

Class C Actual[4]	$1,000.00	$1,000.40	$6.71

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,018.15	$6.77

Class Y Actual[4]	$1,000.00	$1,003.60	$3.49

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[3]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.85%, 1.35%, and 0.70% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[4]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.19%, 0.04%, and 0.36% for Class A, Class C, and Class Y, respectively.

 Missouri Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[5] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[6]	$1,000.00	$1,001.40	$4.73

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,020.14	$4.77

Class C Actual[6]	$1,000.00	$998.60	$6.71

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,018.15	$6.77

Class Y Actual[6]	$1,000.00	$1,001.80	$3.48

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[5]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.95%, 1.35%, and 0.70% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[6]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.14%, -0.14%, and 0.18% for Class A, Class C, and Class Y, respectively.

34   First American Funds 2008 Annual Report

 Nebraska Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[1] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[2]	$1,000.00	$1,005.30	$3.74

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class C Actual[2]	$1,000.00	$1,003.40	$5.73

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,019.14	$5.77

Class Y Actual[2]	$1,000.00	$1,006.60	$2.49

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,022.38	$2.51

[1]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75%, 1.15%, and 0.50% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[2]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.53%, 0.34%, and 0.66% for Class A, Class C, and Class Y, respectively.

 Ohio Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[3] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[4]	$1,000.00	$999.70	$3.73

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class C Actual[4]	$1,000.00	$997.70	$5.71

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,019.14	$5.77

Class Y Actual[4]	$1,000.00	$999.90	$2.49

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,022.38	$2.51

[3]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75%, 1.15%, and 0.50% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[4]	Based on the actual returns for the six-month period ended June 30, 2008 of -0.03%, -0.23%, and -0.01% for Class A, Class C, and Class Y, respectively.

 Oregon Intermediate Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[5] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[6]	$1,000.00	$1,005.00	$4.24

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,020.64	$4.27

Class Y Actual[6]	$1,000.00	$1,004.70	$3.49

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[5]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.85% and 0.70% for Class A and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[6]	Based on the actual returns for the six-month period ended June 30, 2008 of 0.50% and 0.47% for Class A and Class Y, respectively.

 Short Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[7] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[8]	$1,000.00	$1,013.50	$3.75

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class Y Actual[8]	$1,000.00	$1,014.30	$3.00

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.88	$3.02

[7]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75% and 0.60% for Class A and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[8]	Based on the actual returns for the six-month period ended June 30, 2008 of 1.35% and 1.43% for Class A and Class Y, respectively.

First American Funds 2008 Annual Report   35

Expense Examples  concluded

 Tax Free Fund

			Expenses Paid During
	Beginning Account	Ending Account	Period[1] (1/01/08 to
	Value (1/01/08)	Value (6/30/08)	6/30/08)

Class A Actual[2]	$1,000.00	$997.30	$3.72

Class A Hypothetical (5% return before expenses)	$1,000.00	$1,021.13	$3.77

Class C Actual[2]	$1,000.00	$994.30	$6.69

Class C Hypothetical (5% return before expenses)	$1,000.00	$1,018.15	$6.77

Class Y Actual[2]	$1,000.00	$997.50	$3.48

Class Y Hypothetical (5% return before expenses)	$1,000.00	$1,021.38	$3.52

[1]	Expenses are equal to the fund’s annualized expense ratio for the most recent six-month period of 0.75%, 1.35%, and 0.70% for Class A, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/366 (to reflect the one-half year period).

[2]	Based on the actual returns for the six-month period ended June 30, 2008 of -0.27%, -0.57%, and -0.25% for Class A, Class C, and Class Y, respectively.

36   First American Funds 2008 Annual Report

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
First American Investment Funds, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Arizona Tax Free, California Intermediate Tax Free, California Tax Free, Colorado Intermediate Tax Free, Colorado Tax Free, Intermediate Tax Free, Minnesota Intermediate Tax Free, Minnesota Tax Free, Missouri Tax Free, Nebraska Tax Free, Ohio Tax Free, Oregon Intermediate Tax Free, Short Tax Free, and Tax Free Funds (each a series of First American Investment Funds, Inc.) (the “funds”) as of June 30, 2008, the related statements of operations, changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designating audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included verification by examination of securities held by the custodian as of June 30, 2008 and confirmation of the securities held by correspondence with brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights as referred to above present fairly, in all material respects, the financial position of each of the funds listed above of First American Investment Funds, Inc. at June 30, 2008, the results of their operations, the changes in their net assets and their financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

Minneapolis, Minnesota
August 20, 2008

First American Funds 2008 Annual Report   37

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Arizona Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 98.2%
Revenue Bonds – 77.1%
Continuing Care Retirement Communities – 9.9%
Arizona Health Facilities Authority, The Terraces Project, Series A, Pre-refunded 11/15/2013 @ 101
7.500%, 11/15/2023 ◊	$200	$233
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2037	400	337
Illinois Finance Authority, Three Crowns Park Plaza, Series A
5.875%, 02/15/2026	100	91
Maricopa County Industrial Development Authority, Senior Living Health Care Revenue, Immanuel Care, Series A (GNMA)
4.850%, 08/20/2026	750	726
5.000%, 08/20/2035	1,000	964
Tempe Industrial Development Authority, Friendship Village Project, Series A
5.375%, 12/01/2013	200	196

		2,547

Education – 10.1%
Anderson, Indiana, Economic Development Revenue, Anderson University Project
5.000%, 10/01/2032	425	363
Arizona Board of Regents, University of Arizona, Series 2008A
4.000%, 06/01/2015	35	36
Gilbert Industrial Development Authority, Southwest Student Services, Pre-refunded 02/01/2009 @ 102
5.850%, 02/01/2019 ◊	1,000	1,043
Glendale Industrial Development Authority, Midwestern University
5.250%, 05/15/2014	140	146
5.000%, 05/15/2031	500	476
Glendale Industrial Development Authority, Midwestern University, Series A, Pre-refunded 05/15/2011 @ 101
5.750%, 05/15/2021 ◊	250	269
Pima County Industrial Development Authority, Education Revenue, American Charter Schools Foundation, Series A
5.500%, 07/01/2026	275	253

		2,586

Healthcare – 22.5%
Arizona Health Facilities Authority, Banner Health, Series A
5.000%, 01/01/2021	280	284
Arizona Health Facilities Authority, Blood Systems Incorporated
4.750%, 04/01/2025	300	279
Arizona Health Facilities Authority, John C. Lincoln Health Network, Pre-refunded 12/01/2012 @ 101
5.750%, 12/01/2032 ◊	150	165
Glendale Industrial Development Authority
4.625%, 12/01/2027	200	171
Glendale Industrial Development Authority, John C. Lincoln Health Network
5.000%, 12/01/2032	100	87
Halifax Medical Center, Florida Hospital Revenue, Series A
5.000%, 06/01/2038	375	325
Indiana Health & Educational Facility Financing Authority, Schneck Memorial Hospital Project, Series A
5.250%, 02/15/2030	400	390
Iowa Finance Authority, Health Facilities Revenue, Care Initiatives Project, Series A
5.000%, 07/01/2020	80	71
Johnson City, Tennessee Health & Elderly Facilities Authority, Pre-refunded 07/01/2012 @ 103
7.500%, 07/01/2025 ◊	100	117
Maricopa County Hospital, Sun Health Corporation
5.000%, 04/01/2025	200	188
Maricopa County Industrial Development Authority, Catholic Healthcare West, Series A
5.375%, 07/01/2023	500	501
5.250%, 07/01/2032	100	98
Scottsdale Industrial Development Authority, Scottsdale Healthcare, Pre-refunded 12/01/2011 @ 101
5.700%, 12/01/2021 ◊	1,000	1,088
Scottsdale Industrial Development Authority, Scottsdale Healthcare, Series A
5.250%, 09/01/2030	550	537
University Medical Center Corporation, Hospital Revenue
5.000%, 07/01/2016	250	248
5.000%, 07/01/2024	500	469
Yavapai Industrial Development Authority, Yavapai Regional Medical Center, Series A (RAAI)
5.250%, 08/01/2021	375	372
6.000%, 08/01/2033	100	100
Yuma Industrial Development Authority, Yuma Regional Medical Center, Escrowed to Maturity (MBIA)
5.500%, 08/01/2017 §	250	270

		5,760

Housing – 3.9%
Douglas Community Housing Corporation, Rancho La Perilla, Series A (GNMA)
5.900%, 07/20/2020	500	516
6.000%, 07/20/2025	475	484
Phoenix Industrial Development Authority, The Phoenix Authority, Series 1A (FHLMC) (FNMA) (GNMA)
5.875%, 06/01/2016	5	5

		1,005

Lease Revenue – 5.1%
Arizona Game & Fish Department, Administration Building Project
4.500%, 07/01/2032	200	176
Peoria Municipal Development Authority
5.000%, 07/01/2015	310	334
Pinal County Industrial Development Authority Correctional Facilities Contract, Florence West Prison Project, Series A (ACA)
5.000%, 10/01/2016	250	241

The accompanying notes are an integral part of the financial statements.

38   First American Funds 2008 Annual Report

Arizona Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Puerto Rico Public Buildings Authority, Government Facilities, Series M (COMGTY)
6.250%, 07/01/2031	$500	$546

		1,297

Miscellaneous – 4.2%
Arizona Student Loan Acquisition Authority, Series A (AMT)
5.900%, 05/01/2024	100	102
Greater Arizona Infrastructure Development Authority, Series A (MBIA)
5.625%, 08/01/2020	200	204
Greater Arizona Infrastructure Development Authority, Series B
5.250%, 08/01/2026	750	757

		1,063

Tax Revenue – 11.8%
Greater Arizona Development Authority, Infrastructure Revenue, Pinal County Road Project, Series 1 (MBIA)
4.500%, 08/01/2025	750	721
Marana, Tangerine Farms Road Improvement District
4.600%, 01/01/2026	250	224
Peoria Improvement District #0601
4.250%, 01/01/2022	465	438
Phoenix Civic Improvements, Excise Tax Revenue, Municipal Courthouse Project, Series A, Pre-refunded 07/01/2009 @ 101
5.750%, 07/01/2016 ◊	300	314
Queen Creek Improvement District #001
5.000%, 01/01/2020	300	291
Scottsdale Municipal Property Corporation, Excise Tax Revenue, Convertible CABs, Series C (AMBAC)
0.000% through 06/30/2013, thereafter 4.550%, 07/01/2021 ◗	500	384
Tempe, Excise Tax Revenue, Series A, Pre-refunded 07/01/2009 @ 100
5.625%, 07/01/2020 ◊	300	312
Yuma Improvement District #68
4.700%, 01/01/2021	365	342

		3,026

Utilities – 9.6%
Cottonwood Water Revenue (XLCA)
5.000%, 07/01/2017	250	255
Gilbert Water Resource Municipal Property Corporation, Wastewater System & Utility Revenue
5.000%, 04/01/2017	195	191
Puerto Rico Commonwealth Aqueduct & Sewer Authority, Series A (AGTY)
5.000%, 07/01/2028	1,000	1,014
Salt Verde Financial Corporation, Gas Revenue
5.000%, 12/01/2037	550	479
Tucson Water, Series 1994-A (MBIA)
6.250%, 07/01/2016	170	194
Yavapai Industrial Development Authority, Waste Management Incorporated Project, Series A-1 (AMT)
4.900%, 03/01/2028	400	331

		2,464

Total Revenue Bonds		19,748

General Obligations – 15.5%
Centerra Community Facilities Distributors
5.500%, 07/15/2029	192	168
Chandler, Pre-refunded 07/01/2010 @ 101
5.800%, 07/01/2018 ◊	250	267
Greenlee County School District #18, Morenci
5.000%, 07/01/2012	165	170
Phoenix, Pre-refunded 07/01/2010 @ 100
5.250%, 07/01/2019 ◊	350	367
5.375%, 07/01/2025 ◊	750	789
Pima County Unified School District #1, Tucson Project of 2004, Series C (FGIC)
5.000%, 07/01/2027	1,000	986
Pinal County Unified School District #1, Florence School Improvement Project 2006, Series A (FGIC)
5.000%, 07/01/2027	1,000	943
Tucson
5.500%, 07/01/2018	250	276

Total General Obligations		3,966

Certificates of Participation – 5.6%
Arizona Board of Regents, Series D (AMBAC)
4.000%, 06/01/2027	745	662
Northern Arizona University, Research Projects (AMBAC)
5.000%, 09/01/2023	140	141
Pinal County
5.000%, 12/01/2014	400	417
Tucson (MBIA)
5.500%, 07/01/2015	200	203

Total Certificates of Participation		1,423

Total Municipal Bonds
(Cost $25,513)		25,137

Short-Term Investment – 0.3%
Federated Arizona Municipal Money Market Fund
(Cost $69)	68,943	69

Total Investments – 98.5%
(Cost $25,582)		25,206

Other Assets and Liabilities, Net – 1.5%		397

Total Net Assets – 100.0%		$25,603

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

◗	Convertible Capital Appreciation Bonds (Convertible CABs) – These bonds initially pay no interest but accrete in value from the date of issuance through the conversion date, at which time the bonds start to accrue and pay interest on a semiannual basis until final maturity.

ACA –	American Capital Assurance

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to AMT was $433 which represents 1.7% of total net assets.

COMGTY –	Commonwealth Guaranty

FGIC –	Financial Guaranty Insurance Corporation

FHLMC –	Federal Home Loan Mortgage Corporation

FNMA –	Federal National Mortgage Association

GNMA –	Government National Mortgage Association

MBIA –	Municipal Bond Insurance Association

First American Funds 2008 Annual Report   39

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Arizona Tax Free Fund (concluded)

RAAI –	Radian Asset Assurance Inc.

XLCA –	XL Capital Assurance Inc.

Schedule of Open Futures Contracts

	Number of	Notional
	Contracts	Contract	Settlement	Unrealized
Description	Sold	Value	Month	Depreciation

U.S. Treasury 10 Year Note Futures*	(20)	$(2,278)	September 2008	$(1)

*	On July 1, 2008, U.S. Treasury bills were deposited as initial margin on futures contracts purchased on June 30, 2008. See note 2 in Notes to Financial Statements.
Arizona Tax Free Fund (concluded)

California Intermediate Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 92.8%
Revenue Bonds – 69.8%
Continuing Care Retirement Communities – 2.6%
California Health Facilities Financing Authority, Paradise Valley Estates (CMI)
4.375%, 01/01/2012	$540	$551
California Statewide Communities Development Authority, Los Angeles Jewish Home (CMI)
5.000%, 11/15/2012	500	524
La Verne, Brethren Hillcrest Homes, Series B (ACA)
5.600%, 02/15/2033	500	438

		1,513

Economic Development – 1.8%
Port of Oakland, Series B (MBIA)
5.000%, 11/01/2018	1,000	1,040

Education – 10.3%
California Educational Facilities Authority, Claremont Graduate University, Series A
5.000%, 03/01/2020	240	244
California Educational Facilities Authority, Golden Gate University
5.000%, 10/01/2020	505	482
California Educational Facilities Authority, Lutheran University, Series C
4.750%, 10/01/2015	675	670
California Educational Facilities Authority, Series B, Escrowed to Maturity
6.000%, 06/01/2010 §	85	90
6.000%, 06/01/2010 §	410	435
California Educational Facilities Authority, University of Redlands
5.000%, 10/01/2020	500	505
5.000%, 08/01/2028	500	479
California Educational Facilities Authority, University of the Pacific
5.000%, 11/01/2015	300	317
California Educational Facilities Authority, Woodbury University
4.400%, 01/01/2015	450	434
California Municipal Finance Authority, Loma Linda University
4.250%, 04/01/2018	300	292
California Municipal Finance Authority, Biola University
5.000%, 10/01/2018	800	786
California State Higher Educational Facilities Authority, University of Redlands, Series A, Escrowed to Maturity
5.550%, 06/01/2009 §	225	233
California State Higher Educational Facilities Authority, University of Redlands, Series A, Pre-refunded 06/01/2010 @ 101
5.700%, 06/01/2011 ◊	250	266
5.750%, 06/01/2012 ◊	260	277
California Statewide Communities Development Authority, Viewpoint Schools (ACA)
4.125%, 10/01/2014	405	381

		5,891

Healthcare – 17.0%
Association of Bay Area Governments Financing Authority, Children’s Hospital, Series A
4.500%, 12/01/2019	425	402

The accompanying notes are an integral part of the financial statements.

40   First American Funds 2008 Annual Report

California Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

California Health Facilities Financing Authority, Casa Colina
5.500%, 04/01/2013	$300	$308
California Health Facilities Financing Authority, Catholic Healthcare West, Series G
5.500%, 07/01/2025	1,000	1,016
California Health Facilities Financing Authority, Catholic Healthcare West, Series I, Mandatory Put 07/01/2014 @ 100
4.950%, 07/01/2026	450	463
California Health Facilities Financing Authority, Marshall Medical Center, Series A (CMI)
4.750%, 11/01/2019	1,200	1,204
California Health Facilities Financing Authority, Valleycare Medical Center, Series A, Pre-refunded 05/01/2012 @ 100 (CMI)
4.625%, 05/01/2013 ◊	300	315
California Statewide Communities Development Authority, Daughters of Charity Health, Series G
5.250%, 07/01/2013	500	511
California Statewide Communities Development Authority, Elder Care Alliance, Series A, Escrowed to Maturity
7.250%, 11/15/2011 §	355	380
California Statewide Communities Development Authority, Henry Mayo Newhall Memorial Hospital (CMI)
5.000%, 10/01/2020	500	504
California Statewide Communities Development Authority, Kaiser Permanente, Series C, Mandatory Put 06/01/2012 @ 100
3.850%, 11/01/2029	1,000	995
California Statewide Communities Development Authority, St. Joseph, Series B (FGIC)
5.500%, 07/01/2027	250	254
California Statewide Communities Development Authority, St. Joseph, Series C (FGIC)
5.500%, 07/01/2027	500	509
Loma Linda University Medical Center, Hospital Revenue, Series A
5.000%, 12/01/2015	600	609
Marysville Hospital, Fremont Rideout Health Project, Series A (AMBAC)
5.000%, 01/01/2010	500	514
Puerto Rico Industrial, Tourist, Educational, Medical & Environmental Control Facilities, Hospital de la Concepcion, Series A
5.500%, 11/15/2009	650	671
Sierra View Health Care District
5.250%, 07/01/2024	500	488
Turlock California Health Facilities Revenue, Emanuel Medical Center
5.000%, 10/15/2024	700	636

		9,779

Housing – 2.7%
Aztec Shops, California State Auxiliary Organization, San Diego State University
5.400%, 09/01/2011	1,035	1,064
California Rural Home Mortgage Finance Authority, Single Family Mortgage, Series D (AMT) (FNMA) (GNMA)
5.250%, 06/01/2010	5	5
California Statewide Communities Development Authority, Equity Residential, Series B, Mandatory Put 06/15/2009 @ 100
5.200%, 12/01/2029	500	500

		1,569

Lease Revenue – 8.4%
Apple Valley Public Financing Authority, Town Hall Annex Project, Series A (AMBAC)
4.500%, 09/01/2017	535	538
California State Public Works Board, California Community Colleges, Series A
4.875%, 12/01/2018	200	203
California State Public Works Board, Department of Corrections & Rehabilitation, Series F (FGIC)
5.000%, 11/01/2016	1,500	1,574
California State Public Works Board, Department of Health Services, Series A (MBIA)
5.200%, 11/01/2012	500	515
California State Public Works Board, Department of Mental Health, Series A
5.500%, 06/01/2016	540	584
Golden State Tobacco Securitization Corporation, California Tobacco Settlement, Convertible CABs, Series A (FSA)
0.000% through 06/01/2010, thereafter 4.550%, 06/01/2022 ◗	150	125
Los Angeles Community Redevelopment Agency, Manchester Social Services Project (AMBAC)
5.000%, 09/01/2016	1,200	1,255

		4,794

Miscellaneous – 4.9%
California Infrastructure & Economic Development, Salvation Army Western (AMBAC)
4.000%, 09/01/2018	1,000	973
Golden West Schools Financing Authority, Series A (MBIA)
5.700%, 02/01/2013	720	788
5.750%, 02/01/2014	520	576
Golden West Schools Financing Authority, Series A, Zero Coupon Bond (MBIA)
4.017%, 02/01/2012 ¤	535	464

		2,801

Recreational Facility Authority – 1.4%
California Infrastructure & Economic Development, Performing Arts Center
4.000%, 12/01/2015	220	221
California State University Fresno Association, Auxiliary Organization Event Center, Pre-refunded 07/01/2012 @ 101
6.000%, 07/01/2022 ◊	500	555

		776

Tax Revenue – 9.0%
Antioch Area Public Facilities Financing Agency, Special Tax, Community Facilities District #1989-1 (AMBAC)
4.000%, 08/01/2018	1,000	970
Corona Redevelopment Agency, Tax Allocation, Temescal Canyon Project Area, Series A (AGTY)
4.125%, 11/01/2017	205	207

First American Funds 2008 Annual Report   41

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

California Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Long Beach Community Facilities District #5, Towne Center Special Tax, Pre-refunded 10/01/2008 @ 100
6.100%, 10/01/2012 ◊	$165	$167
Murrieta Community Facilities District #2, The Oaks Area
5.750%, 09/01/2020	250	249
Norco, Special Tax, Community Facilities District #97-1 (AGTY)
4.500%, 10/01/2016	260	270
Palm Desert Financing Authority, Tax Allocation Revenue, Project Area #4, Series A (MBIA)
4.750%, 10/01/2013	500	522
Poway Unified School District, Special Tax, Community Facilities District #6-4
5.000%, 09/01/2023	400	384
Rancho Cucamonga Redevelopment Agency, Series A (MBIA)
4.125%, 09/01/2018	310	301
San Bernardino Redevelopment Agency, Tax Allocation Revenue, San Sevaine Redevelopment Project, Series A (RAAI)
5.000%, 09/01/2016	500	499
San Francisco City & County Redevelopment Financing Authority, Tax Allocation Revenue, Mission Bay North Redevelopment Project, Series B (RAAI)
4.000%, 08/01/2012	295	291
4.100%, 08/01/2014	325	316
4.250%, 08/01/2016	250	239
Sand City Redevelopment Agency Tax Allocation Revenue, Series A (AGTY)
4.000%, 11/01/2019	315	313
Soledad Redevelopment Agency, Tax Allocation Revenue, Series A (XLCA)
4.500%, 12/01/2016	205	206
South Tahoe Redevelopment Agency, Special Tax, Community Facilities District #2001-1
4.600%, 10/01/2018	280	251

		5,185

Transportation – 1.3%
Alameda Corridor Transportation Authority, Zero Coupon Bond (AMBAC)
4.570%, 10/01/2014 ¤	1,000	754

Utilities – 10.4%
Banning Water Utility Authority, Enterprise Revenue, Referendum and Improvement Projects (FGIC)
5.000%, 11/01/2020	1,025	1,034
California Municipal Finance Authority, Solid Waste Disposal Revenue, Waste Management Incorporated Project, Mandatory Put 09/01/2009 @ 100 (AMT)
4.100%, 09/01/2014	750	748
California Pollution Control Financing Authority, Solid Waste Disposal Revenue, Waste Management Incorporated Project, Series B (AMT)
5.000%, 07/01/2027	250	217
California Statewide Communities Development Authority, Pollution Control Revenue, Southern California Edison Company, Series A, Mandatory Put 04/01/2013 @ 100 (XLCA)
4.100%, 04/01/2028	500	489
California Statewide Communities Development Authority, Water Revenue, Series B (FSA)
4.250%, 10/01/2017	285	289
Chino Basin Regional Financing Authority, Inland Empire Utility Agency Sewer Project, Pre-refunded 11/01/2009 @ 101 (MBIA)
5.200%, 11/01/2011 ◊	405	425
Imperial, Wastewater Treatment Facility (FGIC)
5.000%, 10/15/2020	1,000	1,003
Richmond Wastewater Systems, Pre-refunded 08/01/2009 @ 102 (FGIC)
5.200%, 08/01/2011 ◊	500	527
Signal Hill, Water Revenue (MBIA)
4.375%, 11/01/2018	345	346
Southern California Public Power Authority, Natural Gas Project Revenue, Project #1, Series A
5.250%, 11/01/2020	500	500
Whittier Utility Authority (MBIA)
4.400%, 06/01/2017	305	311
4.500%, 06/01/2018	65	66

		5,955

Total Revenue Bonds		40,057

General Obligations – 19.4%
Alisal Union School District, Series C, Zero Coupon Bond (FGIC)
2.619%, 08/01/2008 ¤	860	858
Baldwin Park Unified School District Election of 2002, Zero Coupon Bond (AMBAC)
5.354%, 08/01/2020 ¤	1,000	528
California State
5.000%, 02/01/2017	1,000	1,041
5.125%, 04/01/2024	500	509
California State, Water Reservoir Development, Series Q
4.750%, 03/01/2020	200	200
Foothill-De Anza Community College District
6.000%, 08/01/2011	300	321
Fresno Unified School District, Series A (MBIA)
6.050%, 08/01/2011	500	539
Grant Joint Union High School District, Capital Appreciation, Election 2006, Zero Coupon Bond (FSA)
5.272%, 08/01/2026 ¤	650	254
Jefferson Union High School District, San Mateo County, Series A (MBIA)
6.250%, 02/01/2014	300	322
Los Angeles Unified School District Election of 2005, Series C (AMBAC)
5.000%, 07/01/2015	1,000	1,072
Oakland, Series A (MBIA)
5.000%, 01/15/2026	185	187
Pomona Unified School District, Series A (MBIA)
6.150%, 08/01/2015	500	551
Puerto Rico Commonwealth, Series B (FSA)
6.500%, 07/01/2015	1,000	1,145
Redondo Beach Unified School District, Election 2008, Series A
4.250%, 08/01/2021	545	534
Roseville Joint Union High School District, Election of 2004, Series B (FGIC)
5.000%, 08/01/2018	550	579

The accompanying notes are an integral part of the financial statements.

42   First American Funds 2008 Annual Report

California Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR/SHARES	VALUE

Roseville Joint Union High School District, Series E
5.200%, 08/01/2020	$600	$621
San Mateo Unified High School District, Series B, Zero Coupon Bond (FGIC)
4.757%, 09/01/2017 ¤	1,000	650
Upland Unified School District, Election 2008, Series A (FSA)
4.000%, 08/01/2020	150	146
Walnut Valley Unified School District, Series A, Pre-refunded 08/01/2010 @ 102 (FSA)
5.000%, 08/01/2012 ◊	255	272
West Covina Unified School District, Series A (MBIA)
5.350%, 02/01/2020	770	782

Total General Obligations		11,111

Certificates of Participation – 3.6%
Grossmont Unified High School District, Pre-refunded 09/01/2008 @ 102 (FSA)
5.400%, 09/01/2013 ◊	300	308
Kern County Board of Education, Series A (MBIA)
5.200%, 05/01/2012	325	334
Los Angeles County Schools, Regionalized Business Services Financing Project, Series A
5.000%, 09/01/2008	200	201
Los Angeles, Sonnenblick Del Rio, West Los Angeles (AMBAC)
5.375%, 11/01/2010	305	314
Poway California (AMBAC)
4.500%, 08/01/2016	585	594
Travis Unified School District (FGIC)
4.500%, 09/01/2016	300	301

Total Certificates of Participation		2,052

Total Municipal Bonds
(Cost $53,161)		53,220

Short-Term Investment – 6.1%
Blackrock Liquidity Funds
(Cost $3,525)	3,524,936	3,525

Total Investments – 98.9%
(Cost $56,686)		56,745

Other Assets and Liabilities, Net – 1.1%		642

Total Net Assets – 100.0%		$57,387

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

◗	Convertible Capital Appreciation Bonds (Convertible CABs) – These bonds initially pay no interest but accrete in value from the date of issuance through the conversion date, at which time the bonds start to accrue and pay interest on a semiannual basis until final maturity.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

ACA –	American Capital Assurance

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $970, which represents 1.7% of total net assets.
California Intermediate Tax Free Fund (concluded)

CMI –	California Mortgage Insurance Program

FGIC –	Financial Guaranty Insurance Corporation

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

MBIA –	Municipal Bond Insurance Association

RAAI –	Radian Asset Assurance Inc.

XLCA –	XL Capital Assurance Inc.

First American Funds 2008 Annual Report   43

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

California Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 96.5%
Revenue Bonds – 67.6%
Continuing Care Retirement Communities – 1.2%
Association of Bay Area Governments Finance Authority, Lincoln Glen Manor Senior Citizens (CMI)
6.100%, 02/15/2025	$250	$253
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2027	300	265

		518

Education – 12.2%
Association of Bay Area Governments Financial Authority, Schools of the Sacred Heart, Series A, Escrowed to Maturity
5.900%, 06/01/2010 §	200	212
California Educational Facilities Authority, Series B, Pre-refunded 06/01/2010 @ 101
6.625%, 06/01/2020 ◊	35	38
6.625%, 06/01/2020 ◊	180	194
California Educational Facilities Authority, University of Redlands
5.000%, 10/01/2020	500	505
5.000%, 08/01/2028	500	478
California Educational Facilities Authority, University of the Pacific
5.000%, 11/01/2030	1,000	987
California Educational Facilities Authority, Woodbury University
4.500%, 01/01/2016	470	451
California Municipal Finance Authority, Biola University
5.000%, 10/01/2018	200	196
5.625%, 10/01/2023	500	503
California Municipal Finance Authority, Education Revenue, American Heritage Education Foundation Project, Series A
5.250%, 06/01/2026	400	366
California Municipal Finance Authority, Loma Linda University
4.375%, 04/01/2019	300	293
California State Higher Educational Facilities Authority, Fresno Pacific University, Series A
6.750%, 03/01/2019	380	392
California State Higher Educational Facilities Authority, University of Redlands, Series A, Pre-refunded 06/01/2010 @ 101
5.950%, 06/01/2015 ◊	310	332
California State University Foundation, Monterey Bay, Pre-refunded 06/01/2011 @ 100 (MBIA)
5.300%, 06/01/2022 ◊	500	534

		5,481

Healthcare – 18.1%
Association of Bay Area Governments Financial Authority, Children’s Hospital, Series A
4.750%, 12/01/2022	350	333
California Health Facilities Financing Authority, Casa Colina
5.500%, 04/01/2013	50	51
California Health Facilities Financing Authority, Marshall Medical Center, Series A (CMI)
4.750%, 11/01/2019	560	562
California Health Facilities Financing Authority, Sutter Health, Series A
5.000%, 08/15/2038	250	238
California Statewide Communities Development Authority, Adventist Health, Series A
5.000%, 03/01/2030	300	286
California Statewide Communities Development Authority, Catholic Healthcare West, Series C
5.625%, 07/01/2035	1,000	1,002
California Statewide Communities Development Authority, Daughters of Charity Healthcare, Series A
5.250%, 07/01/2030	100	93
California Statewide Communities Development Authority, Elder Care Alliance, Series A, Escrowed to Maturity
7.250%, 11/15/2011 §	180	193
California Statewide Communities Development Authority, Henry Mayo Newhall Memorial Hospital (CMI)
5.000%, 10/01/2027	400	394
California Statewide Communities Development Authority, Henry Mayo Newhall Memorial, Series B (AMBAC) (CMI)
5.200%, 10/01/2037	500	489
California Statewide Communities Development Authority, Jewish Home (CMI)
4.500%, 11/15/2019	560	536
5.000%, 11/15/2037	500	468
California Statewide Communities Development Authority, Redlands Community Hospital, Series A (RAAI)
5.000%, 04/01/2015	500	507
California Statewide Communities Development Authority, St. Joseph, Series B (FGIC)
5.500%, 07/01/2027	850	865
Loma Linda University Medical Center, Hospital Revenue, Series A
5.000%, 12/01/2015	400	406
Sierra View Health Care District
5.250%, 07/01/2024	500	488
5.300%, 07/01/2026	1,000	973
Turlock California Health Facilities Revenue, Emanuel Medical Center
5.000%, 10/15/2024	300	272

		8,156

Housing – 2.5%
California State Department of Veterans Affairs, Series C (AMT)
5.500%, 12/01/2019	180	182
California Rural Home Mortgage Finance Authority, Single Family Mortgage, Series B (AMT) (FNMA) (GNMA)
5.650%, 06/01/2010	5	5
Ventura County Area Housing Authority, Mira Vista Senior Apartments, Series A (AMBAC) (AMT)
5.150%, 12/01/2031	1,000	961

		1,148

Lease Revenue – 6.8%
Apple Valley Public Financing Authority, Town Hall Annex Project, Series A (AMBAC)
5.000%, 09/01/2027	500	491

The accompanying notes are an integral part of the financial statements.

44   First American Funds 2008 Annual Report

California Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

California State Public Works Board, California Community Colleges, Series B
5.500%, 06/01/2019	$1,035	$1,098
Golden State Tobacco Securitization Corporation, California Tobacco Settlement, Convertible CABs, Series A (FSA)
0.000% through 06/01/2010, thereafter 4.550%, 06/01/2022 ◗	1,750	1,466

		3,055

Miscellaneous – 5.3%
California Infrastructure & Economic Development Bank, Walt Disney Family Museum
5.250%, 02/01/2033	200	201
Golden West Schools Financing Authority, Series A (MBIA)
5.750%, 02/01/2014	250	277
5.800%, 08/01/2022	320	366
5.800%, 08/01/2023	345	395
Sacramento City Financing Authority, Pre-refunded 06/01/2010 @ 101
5.400%, 06/01/2018 ◊	455	483
5.500%, 06/01/2023 ◊	645	687

		2,409

Recreational Facility Authority – 1.2%
California State University Fresno Association, Auxiliary Organization Event Center, Pre-refunded 07/01/2012 @ 101
6.000%, 07/01/2022 ◊	500	555

Tax Revenue – 12.7%
Fortuna Public Financing Authority (AGTY)
5.000%, 11/01/2038	500	501
Grass Valley Community Redevelopment Agency, Tax Allocation
6.400%, 12/01/2034	400	411
Long Beach Community Facilities District #5, Towne Center Special Tax, Pre-refunded 10/01/2008 @ 100
6.100%, 10/01/2012 ◊	250	252
Los Angeles County Community Facilities District #3, Special Tax, Series A (AMBAC)
5.250%, 09/01/2018	715	738
Los Angeles Special Assessment District #96-1
5.625%, 03/01/2019	200	209
Murrieta Community Facilities District #2, The Oaks Area
5.750%, 09/01/2020	125	124
Norco, Special Tax, Community Facilities District #97-1 (AGTY)
4.875%, 10/01/2030	500	500
Palm Desert Financing Authority, Tax Allocation Revenue, Project Area #4, Series A (MBIA)
5.000%, 10/01/2029	1,000	986
Poway Unified School District, Special Tax, Community Facilities District #6-4
5.000%, 09/01/2023	250	240
Rancho Cucamonga Redevelopment Agency, Series A (MBIA)
5.000%, 09/01/2034	500	487
San Bernardino Redevelopment Agency, Tax Allocation Revenue, San Sevaine Redevelopment Project, Series A (RAAI)
5.000%, 09/01/2016	350	350
San Francisco City & County Redevelopment Financing Authority, Tax Allocation Revenue, Mission Bay North Redevelopment Project, Series B (RAAI)
4.375%, 08/01/2018	380	357
South Tahoe Redevelopment Agency, Special Tax, Community Facilities District #2001-1
4.400%, 10/01/2015	120	116
4.500%, 10/01/2016	125	116
Stockton Public Financing Revenue, Assessment Districts, Senior Lien, Series A (RAAI)
4.375%, 09/02/2020	365	335

		5,722

Transportation – 0.8%
Puerto Rico Commonwealth Highway & Transportation Authority, Series X (IBC) (MBIA)
5.500%, 07/01/2015	100	105
San Francisco Airport Commission, SFO Fuel Company (AMT) (FSA)
5.625%, 01/01/2012	250	255

		360

Utilities – 6.8%
Banning Water Utility Authority, Enterprise Revenue, Referendum and Improvement Projects (FGIC)
5.000%, 11/01/2023	1,040	1,034
California Pollution Control Financing Authority, Solid Waste Disposal Revenue, Waste Management Incorporated Project, Series A-2 (AMT)
5.400%, 04/01/2025	500	461
California Pollution Control Financing Authority, Solid Waste Disposal Revenue, Waste Management Incorporated Project, Series B (AMT)
5.000%, 07/01/2027	250	217
Compton Sewer Authority (IBC) (MBIA)
5.375%, 09/01/2023	1,150	1,176
South Bayside Waste Management Authority (AMBAC)
5.750%, 03/01/2020	150	155

		3,043

Total Revenue Bonds		30,447

General Obligations – 24.3%
Acalanes Unified High School District, Zero Coupon Bond, Pre-refunded 08/01/2010 @ 70.92 (FGIC)
3.024%, 08/01/2016 ◊ ¤	700	466
Bassett Unified School District Election of 2006 (FSA)
5.000%, 08/01/2027	500	516
Burlingame Elementary School District, Series A
5.000%, 08/01/2032	255	259
California State
5.000%, 02/01/2024	700	710
4.500%, 08/01/2026	500	475
California State, Pre-refunded 10/01/2010 @ 100
5.250%, 10/01/2019 ◊	35	37
5.250%, 10/01/2019 ◊	105	111
5.250%, 10/01/2019 ◊	460	484

First American Funds 2008 Annual Report   45

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

California Tax Free Fund (continued)
DESCRIPTION	PAR/SHARES	VALUE

Hemet Unified School District, 2006 Election, Series B (AGTY)
5.000%, 08/01/2030	$600	$611
Jefferson Union High School District, San Mateo County, Series A (MBIA)
6.250%, 08/01/2020	460	504
Los Angeles Unified School District, Election 2002, Series B (AMBAC)
4.500%, 07/01/2025	1,925	1,850
Los Angeles Unified School District, Series A-1 (FSA)
4.500%, 07/01/2024	225	222
Lucia Mar Unified School District (FGIC)
5.250%, 08/01/2022	150	160
Oakland, Series A (MBIA)
5.000%, 01/15/2026	250	253
Palm Springs Unified School District, Election 2004, Series B (FSA)
4.750%, 08/01/2035	2,060	2,014
Pomona Unified School District, Series A (MBIA)
5.950%, 02/01/2017	855	908
Puerto Rico Commonwealth, Government Development, Series B
5.000%, 12/01/2014	200	201
Puerto Rico Commonwealth, Series C-7 (MBIA)
6.000%, 07/01/2027	250	261
Sacramento Unified School District, Series A, Pre-refunded 07/01/2009 @ 102
5.750%, 07/01/2017 ◊	400	424
San Francisco City & County Unified School District, 2003 Election, Series C (MBIA)
4.500%, 06/15/2026	500	472

Total General Obligations		10,938

Certificates of Participation – 4.6%
Escondido, Series A (FGIC)
5.625%, 09/01/2020	140	146
Escondido, Series A, Pre-refunded 09/01/2010 @ 101 (FGIC)
5.625%, 09/01/2020 ◊	160	172
Los Angeles, Sonnenblick del Rio Senior Lien (AMBAC)
6.000%, 11/01/2019	330	350
Ramona Unified School District, Convertible CABs (FGIC)
0.000% through 05/01/2012, thereafter 5.000%, 05/01/2032 ◗	500	405
Ridgecrest Civic Center Project, Pre-refunded 03/01/2009 @ 101
6.250%, 03/01/2021 ◊	250	260
Roseville Water Utility (MBIA)
4.750%, 12/01/2023	750	752

Total Certificates of Participation		2,085

Total Municipal Bonds
(Cost $43,721)		43,470

Short-Term Investment – 2.6%
Blackrock Liquidity Funds
(Cost $1,157)	1,156,683	1,157

Total Investments – 99.1%
(Cost $44,878)		44,627

Other Assets and Liabilities, Net – 0.9%		414

Total Net Assets – 100.0%		$45,041

California Tax Free Fund (concluded)

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

◗	Convertible Capital Appreciation Bonds (Convertible CABs) – These bonds initially pay no interest but accrete in value from the date of issuance through the conversion date, at which time the bonds start to accrue and pay interest on a semiannual basis until final maturity.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $2,081, which represents 4.6% of total net assets.

CMI –	California Mortgage Insurance Program

FGIC –	Financial Guaranty Insurance Corporation

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

IBC –	International Bank of Commerce

MBIA –	Municipal Bond Insurance Association

RAAI –	Radian Asset Assurance Inc.

The accompanying notes are an integral part of the financial statements.

46   First American Funds 2008 Annual Report

Colorado Intermediate Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 98.8%
Revenue Bonds – 76.2%
Continuing Care Retirement Communities – 1.5%
Colorado State Health Facilities Authority, Christian Living Communities Project, Series A
5.250%, 01/01/2014	$250	$241
Colorado State Health Facilities Authority, Covenant Retirement Communities
5.000%, 12/01/2016	500	494

		735

Education – 10.5%
Colorado Educational & Cultural Facilities Authority, Ave Maria School Project (RAAI)
4.750%, 12/01/2014	220	221
4.750%, 12/01/2015	230	229
Colorado Educational & Cultural Facilities Authority, Cheyenne Mountain Charter School, Series A (SMO)
5.000%, 06/15/2018	240	244
5.000%, 06/15/2019	255	258
5.000%, 06/15/2020	265	266
Colorado Educational & Cultural Facilities Authority, Northwest Nazarene
4.500%, 11/01/2015	450	435
Colorado Educational & Cultural Facilities Authority, Northwest Nazarene, Pre-refunded 11/01/2010 @ 102
4.500%, 11/01/2015 ◊	100	105
Colorado State Board of Governors University Enterprise System Revenue, Series B (FGIC)
4.250%, 03/01/2017	500	495
Colorado State Educational & Cultural Facilities Authority, Bromley East Charter School Project, Escrowed to Maturity
6.250%, 09/15/2011 §	230	241
Colorado State Educational & Cultural Facilities Authority, Classical Academy Charter School Project, Escrowed to Maturity
6.375%, 12/01/2011 §	495	524
Colorado State Educational & Cultural Facilities Authority, Core Knowledge Charter School, Pre-refunded 11/01/2009 @ 100
6.850%, 11/01/2016 ◊	440	466
Colorado State Educational & Cultural Facilities Authority, Front Range Christian School Project (LOC: Evangelical Christian, Wescorp Credit Union)
4.500%, 04/01/2018	225	224
4.500%, 04/01/2019	240	237
Fort Lewis College Board, Trustees Enterprise Revenue, Series B-1 (FGIC)
4.250%, 10/01/2019	625	603
4.375%, 10/01/2020	725	699

		5,247

Healthcare – 20.7%
Aspen Valley Hospital
4.375%, 10/15/2014	560	549
Colorado Springs Hospital Revenue, Series B (AMBAC)
3.000%, 12/15/2024 Y	700	700
Colorado State Health Facilities Authority, Adventist Health, Sunbelt, Series E
5.000%, 11/15/2012	500	517
Colorado State Health Facilities Authority, Boulder Hospital (MBIA)
5.000%, 10/01/2010	500	520
Colorado State Health Facilities Authority, Evangelical Lutheran
6.900%, 12/01/2025	135	143
Colorado State Health Facilities Authority, Evangelical Lutheran
5.000%, 06/01/2016	250	253
Colorado State Health Facilities Authority, Evangelical Lutheran, Pre-refunded 12/01/2010 @ 102
6.900%, 12/01/2025 ◊	215	239
Colorado State Health Facilities Authority, Health & Residential Care Facilities, Volunteers of America, Series A
5.000%, 07/01/2015	500	478
Colorado State Health Facilities Authority, Longmont United Hospital, Series B (RAAI)
5.250%, 12/01/2013	860	885
Colorado State Health Facilities Authority, National Jewish Medical & Research Center Project
5.375%, 01/01/2016	700	701
Colorado State Health Facilities Authority, Parkview Medical Center
5.750%, 09/01/2008	250	251
Colorado State Health Facilities Authority, Parkview Medical Center, Escrowed to Maturity
5.500%, 09/01/2009 §	500	519
Colorado State Health Facilities Authority, Parkview Medical Center Project, Series B
5.000%, 09/01/2018	500	499
Colorado State Health Facilities Authority, The Devereux Foundation (RAAI)
4.200%, 11/01/2013	80	78
Colorado State Health Facilities Authority, Vail Valley Medical Center Project
5.000%, 01/15/2013	300	306
5.750%, 01/15/2022	800	810
Colorado State Health Facilities Authority, Valley View Hospital Association Project, Series A (RAAI)
5.000%, 05/15/2012	165	168
5.000%, 05/15/2013	500	508
Colorado State Health Facilities Authority, Yampa Valley Medical Center Project
5.000%, 09/15/2013	410	411
Delta County Memorial Hospital District
5.350%, 09/01/2017	500	500
La Junta County Hospital, Arkansas Valley Regional Medical Center Project
5.500%, 04/01/2009	355	360
Montrose Memorial Hospital
5.300%, 12/01/2013	260	264
5.450%, 12/01/2014	390	398
University of Colorado Hospital Authority, Pre-refunded 11/15/2011 @ 100
5.000%, 11/15/2014 ◊	300	316

		10,373

First American Funds 2008 Annual Report   47

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Colorado Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Housing – 3.5%
Denver City & County Housing Authority, Capital Funding Program, Three Towers Rehabilitation Project (AMT) (FSA)
4.000%, 05/01/2012	$270	$268
4.000%, 11/01/2012	270	268
4.550%, 11/01/2017	1,000	977
5.200%, 11/01/2027	250	245

		1,758

Lease Revenue – 1.0%
Puerto Rico Public Buildings Authority, Government Facilities, Series M-2, Mandatory Put 07/01/2017 @ 100 (AMBAC) (COMGTY)
5.500%, 07/01/2035	500	511

Miscellaneous – 5.9%
Colorado Educational & Cultural Facilities Authority, Colorado Public Radio
4.800%, 07/01/2009	250	253
4.900%, 07/01/2010	265	270
Colorado Educational & Cultural Facilities Authority, National Conference of State Legislatures
5.250%, 06/01/2013	700	725
Denver City & County, Helen G. Bonfils Foundation Project, Series B
5.125%, 12/01/2017	900	901
High Plains Metropolitan District, Series B (LOC: Compass Bank)
4.375%, 12/01/2015	785	794

		2,943

Recreational Facility Authority – 1.0%
Hyland Hills Metropolitan Park & Recreation District, Series A
6.100%, 12/15/2009	210	212
Hyland Hills Metropolitan Park & Recreation District, Special Revenue (ACA)
5.000%, 12/15/2015	300	293

		505

Revolving Fund – 0.1%
Colorado Water Resource & Power Development Authority, Small Water Resources, Series A (FGIC)
5.700%, 11/01/2015	55	56

Tax Revenue – 3.3%
Larimer County Sales & Use Tax (AMBAC)
5.000%, 12/15/2010	300	315
Longmont Sales & Use Tax, Pre-refunded 11/15/2010 @ 100
5.500%, 11/15/2015 ◊	500	531
Park Meadows Business Improvement District, Shared Sales Tax
5.000%, 12/01/2017	250	243
Superior Open Space Sales & Use Tax
4.500%, 06/01/2013	100	99
4.600%, 06/01/2014	225	223
Westminster Special Purpose Sales & Use Tax, Post Project, Series D (FSA)
4.250%, 12/01/2018	250	253

		1,664

Transportation – 14.6%
Colorado Department of Transportation (AMBAC)
6.000%, 06/15/2010	1,000	1,060
E-470 Public Highway Authority, Series B, Zero Coupon Bond (MBIA)
5.147%, 09/01/2017 ¤	1,575	988
5.337%, 09/01/2019 ¤	960	533
5.640%, 09/01/2022 ¤	1,000	455
E-470 Public Highway Authority, Series C, Convertible CABs (MBIA)
0.000% through 09/01/2011, thereafter 5.000%, 09/01/2017 ◗	500	427
Eagle County Air Terminal Revenue, Airport Terminal Improvement Project, Series B (AMT)
5.250%, 05/01/2020	130	116
Northwest Parkway Public Highway Authority, Convertible CABs, Escrowed to Maturity (FSA)
0.000% through 06/15/2011, thereafter 5.200%, 06/15/2014 § ◗	750	695
Northwest Parkway Public Highway Authority, Convertible CABs, Escrowed to Maturity (AMBAC)
0.000% through 06/15/2011, thereafter 5.250%, 06/15/2015 § ◗	2,000	1,863
Northwest Parkway Public Highway Authority, Convertible CABs, Escrowed to Maturity (FSA)
0.000% through 06/15/2011, thereafter 5.350%, 06/15/2016 § ◗	1,000	936
Walker Field Public Airport Authority Revenue
4.500%, 12/01/2016	275	260

		7,333

Utilities – 14.1%
Arapahoe County Water & Wastewater Authority, Escrowed to Maturity
5.750%, 12/01/2008 §	160	163
Arapahoe County Water & Wastewater Authority, Pre-refunded 12/01/2009 @ 100
6.000%, 12/01/2011 ◊	185	194
Aurora Water System Revenue, First Lien, Series A
4.750%, 08/01/2026	1,500	1,511
4.750%, 08/01/2027	225	226
Boulder Water & Sewer, Escrowed to Maturity
5.750%, 12/01/2010 §	1,545	1,651
Broomfield Water Activity Enterprise (MBIA)
5.500%, 12/01/2017	500	527
Colorado Water Resource & Power Development Authority, Small Water Resources, Series A, Pre-refunded 11/01/2010 @ 100 (FGIC)
5.700%, 11/01/2015 ◊	45	48
Denver City & County Wastewater (FGIC)
5.250%, 11/01/2017	1,260	1,316
Inverness Water & Sanitation District, Arapahoe & Douglas Counties, Series A (RAAI)
4.250%, 12/01/2016	600	569
Public Authority for Colorado Energy Natural Gas Revenue
6.250%, 11/15/2028	350	337
Puerto Rico Commonwealth, Aqueduct & Sewer Authority, Series A (AGTY)
5.000%, 07/01/2016	500	528

		7,070

Total Revenue Bonds		38,195

The accompanying notes are an integral part of the financial statements.

48   First American Funds 2008 Annual Report

Colorado Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR/SHARES	VALUE

General Obligations – 19.5%
Arapahoe County School District #5, Cherry Creek, Pre-refunded 12/15/2009 @ 100 (STAID)
5.500%, 12/15/2011 ◊	$1,000	$1,046
Cordillera Metropolitan School District, Eagle County (RAAI)
5.000%, 12/01/2013	620	630
Denver City & County, Medical Facilities
4.000%, 08/01/2016	500	505
Denver West Metropolitan School District
4.125%, 12/01/2014	150	141
4.200%, 12/01/2015	480	449
Douglas County School District #RE-1, Douglas & Elbert Counties, Series B, Zero Coupon Bond (FSA) (STAID)
3.947%, 12/15/2015 ¤	335	250
Fiddlers Business Improvement District, Greenwood Village, Series 1 (ACA)
4.250%, 12/01/2015	460	434
Garfield County School District #RE-2 (FSA) (STAID)
5.250%, 12/01/2019	1,530	1,608
Jefferson County School District #R-001 (MBIA) (STAID)
6.250%, 12/15/2009	1,000	1,055
North Range Metropolitan District #1 (ACA)
4.250%, 12/15/2018	560	480
Pueblo County School District #070, Pueblo Rural (FGIC) (STAID)
5.000%, 12/01/2019	910	955
Puerto Rico Commonwealth, Series C-7 (MBIA)
6.000%, 07/01/2027	250	261
SBC Metropolitan School District (ACA)
4.250%, 12/01/2015	445	433
Sterling Hills West Metropolitan District (FSA)
4.750%, 12/01/2018	250	262
Westglenn Metropolitan District
6.000%, 12/01/2014	1,220	1,242

Total General Obligations		9,751

Certificates of Participation – 3.1%
Canon City Finance Authority (AGTY)
4.250%, 12/01/2023	200	189
Garfield County Building Corporation (AMBAC)
5.300%, 12/01/2011	400	415
Pueblo County, Capital Construction
4.400%, 12/01/2016	410	405
Rangeview Library District (AGTY)
4.250%, 12/15/2021	595	575

Total Certificates of Participation		1,584

Total Municipal Bonds
(Cost $49,011)		49,530

Short-Term Investment – 1.8%
First American Tax Free Obligations Fund, Class Z Å
(Cost $916)	916,442	916

Total Investments – 100.6%
(Cost $49,927)		50,446

Other Assets and Liabilities, Net – (0.6)%		(314)

Total Net Assets – 100.0%		$50,132

Colorado Intermediate Tax Free Fund (concluded)

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

Y	Auction rate security. The coupon rate shown represents the rate as of June 30, 2008.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield at June 30, 2008.

◗	Convertible Capital Appreciation Bonds (Convertible CABs) – These bonds initially pay no interest but accrete in value from the date of issuance through the conversion date, at which time the bonds start to accrue and pay interest on a semiannual basis until final maturity.

Å	Investment in affiliated security. This money market fund is advised by FAF Advisors, Inc., which also serves as advisor for this fund. See note 3 in Notes to Financial Statements.

ACA –	American Capital Assurance

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $1,874, which represents 3.7% of net assets.

COMGTY –	Commonwealth Guaranty

FGIC –	Financial Guaranty Insurance Corporation

FSA –	Financial Security Assurance

LOC –	Letter of Credit

MBIA –	Municipal Bond Insurance Association

RAAI –	Radian Asset Assurance Inc.

SMO –	State Moral Obligation

STAID –	State Aid Withholding

First American Funds 2008 Annual Report   49

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Colorado Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 94.0%
Revenue Bonds – 76.8%
Continuing Care Retirement Communities – 3.7%
Colorado Health Facilities Authority, Christian Living Communities, Series A
5.750%, 01/01/2026	$100	$91
Colorado State Health Facilities Authority, Covenant Retirement Communities
5.250%, 12/01/2025	200	185
Colorado State Health Facilities Authority, Covenant Retirement Communities, Series B
6.125%, 12/01/2033	350	347
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2037	225	189
Illinois Finance Authority, Three Crowns Park Plaza, Series A
5.875%, 02/15/2026	100	91

		903

Education – 15.4%
Anderson, Indiana, Economic Development Revenue, Anderson University Project
5.000%, 10/01/2032	350	299
Colorado Educational & Cultural Facilities Authority, Academy Charter School Project, Series A (SMO)
4.625%, 12/15/2028	330	309
Colorado Educational & Cultural Facilities Authority, Northwest Nazarene
4.500%, 11/01/2015	240	232
Colorado Educational & Cultural Facilities Authority, Northwest Nazarene, Pre-refunded 11/01/2010 @ 102
4.500%, 11/01/2015 ◊	60	63
Colorado Educational & Cultural Facilities Authority, Cheyenne Mountain Charter School, Series A (SMO)
5.250%, 06/15/2029	500	500
Colorado State Educational & Cultural Facilities Authority, Ave Maria School Project (RAAI)
4.850%, 12/01/2025	250	236
Colorado State Educational & Cultural Facilities Authority, Ave Maria School Project, Pre-refunded 12/01/2010 @ 100 (RAAI)
6.000%, 12/01/2016 ◊	200	215
Colorado State Educational & Cultural Facilities Authority, Charter School, James Irwin Foundation (CIFG) (STAID)
5.000%, 08/01/2027	250	245
Colorado State Educational & Cultural Facilities Authority, Classical Academy Charter School Project, Escrowed to Maturity
6.375%, 12/01/2011 §	350	371
Colorado State Educational & Cultural Facilities Authority, Front Range Christian School Project (LOC: Evangelical Christian, Wescorp Credit Union)
5.000%, 04/01/2037	750	712
Fort Lewis College Board, Trustees Enterprise Revenue, Series A (FGIC)
4.375%, 10/01/2020	100	96
University of Colorado Enterprise System Revenue, University of Colorado Regents (MBIA)
5.000%, 06/01/2032	500	504

		3,782

Healthcare – 28.3%
Boulder County Longmont United Hospital Project (RAAI)
5.300%, 12/01/2010	330	340
Colorado Health Facilities Authority, Valley View Hospital Association
5.500%, 05/15/2028	400	391
Colorado Health Facilities, Paoudre Valley Health Care, Series B (FSA)
5.250%, 03/01/2036	1,000	1,010
Colorado Health Facilities Authority, Parkview Medical Center Project, Series B
5.000%, 09/01/2029	355	334
Colorado Springs Hospital Revenue, Series B (AMBAC)
3.000%, 12/15/2024 Y	350	350
Colorado State Health Facilities Authority, Evangelical Lutheran, Unrefunded
6.900%, 12/01/2025	60	63
Colorado State Health Facilities Authority, Evangelical Lutheran, Series A
5.250%, 06/01/2034	230	215
Colorado State Health Facilities Authority, Evangelical Lutheran
5.000%, 06/01/2016	100	101
Colorado State Health Facilities Authority, Evangelical Lutheran, Pre-refunded 12/01/2010 @ 102
6.900%, 12/01/2025 ◊	90	100
Colorado State Health Facilities Authority, Health & Residential Care Facilities, Volunteers of America, Series A
5.250%, 07/01/2027	300	260
Colorado State Health Facilities Authority, Longmont United Hospital, Series B (RAAI)
4.625%, 12/01/2024	325	298
Colorado State Health Facilities Authority, National Jewish Medical & Research Center Project
5.375%, 01/01/2016	300	301
Colorado State Health Facilities Authority, Parkview Medical Center, Escrowed to Maturity
5.600%, 09/01/2011 §	300	322
Colorado State Health Facilities Authority, Portercare Adventist Project, Pre-refunded 11/15/2011 @ 101
6.500%, 11/15/2023 ◊	600	668
Colorado State Health Facilities Authority, Poudre Valley Health Care, Series F
5.000%, 03/01/2025	350	329
Colorado State Health Facilities Authority, Vail Valley Medical Center
5.000%, 01/15/2020	250	244
5.800%, 01/15/2027	500	505
Delta County Memorial Hospital District
5.350%, 09/01/2017	220	220
Denver Health & Hospital Authority, Healthcare Revenue, Series A
4.750%, 12/01/2027	250	219

The accompanying notes are an integral part of the financial statements.

50   First American Funds 2008 Annual Report

Colorado Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Halifax Medical Center, Hospital Revenue, Series A
5.000%, 06/01/2038	$325	$281
Iowa Finance Authority, Health Facilities Revenue, Care Initiatives Project, Series A
5.000%, 07/01/2020	100	88
La Junta, Arkansas Valley Regional Medical Center Project
6.100%, 04/01/2024	100	101
Montrose Memorial Hospital
6.375%, 12/01/2023	130	135
New Hampshire Health & Educational Facilities Authority, The Memorial Hospital
5.250%, 06/01/2036	100	88

		6,963

Housing – 1.7%
Colorado State Housing & Finance Authority, Multifamily Project, Class I, Series B-4
5.900%, 04/01/2031	100	102
Colorado State Housing & Finance Authority, Series E-2 (AMT)
7.000%, 02/01/2030	40	42
Colorado State Housing & Finance Authority, Single Family Housing Program, Series B-2 (AMT)
7.100%, 04/01/2017	20	21
Denver City & County Housing Authority, Capital Funding Program, Three Towers Rehabilitation Project (AMT) (FSA)
5.200%, 11/01/2027	250	245

		410

Miscellaneous – 3.5%
Colorado State Educational & Cultural Facilities Authority, National Conference of State Legislatures
5.250%, 06/01/2021	750	757
Denver City & County, Helen G. Bonfils Foundation Project, Series B
5.125%, 12/01/2017	100	100

		857

Tax Revenue – 4.4%
Douglas County Sales & Use Tax Revenue (FSA)
5.625%, 10/15/2020	200	210
Highlands Ranch Metropolitan School District #2 (FSA)
5.000%, 06/15/2016	20	20
Larimer County Sales & Use Tax, Pre-refunded 12/15/2010 @ 100 (AMBAC)
5.625%, 12/15/2018 ◊	100	107
Park Meadows Business Improvement District, Shared Sales Tax
5.300%, 12/01/2027	475	445
Superior Open Space Sales & Use Tax
5.000%, 06/01/2026	330	312

		1,094

Transportation – 11.0%
E-470 Public Highway Authority, Series D1 (MBIA)
5.500%, 09/01/2024	300	305
Eagle County Air Terminal Revenue, Airport Terminal Improvement Project, Series B (AMT)
5.250%, 05/01/2020	75	67
Northwest Parkway Public Highway Authority, Convertible CABs, Escrowed to Maturity (FSA)
0.000% through 06/15/2011, thereafter 5.200%, 06/15/2014 § ◗	750	695
Northwest Parkway Public Highway Authority, Convertible CABs, Escrowed to Maturity (AMBAC)
0.000% through 06/15/2011, thereafter 5.250%, 06/15/2015 § ◗	500	466
Northwest Parkway Public Highway Authority, Convertible CABs, Pre-refunded 06/15/2016 @ 100 (AMBAC)
0.000% through 06/15/2011, thereafter 5.700%, 06/15/2021 ◊ ◗	1,000	950
Walker Field Public Airport Authority Revenue
4.750%, 12/01/2027	250	216

		2,699

Utilities – 8.8%
Arkansas River Power Authority
6.000%, 10/01/2040	225	221
Boulder Water & Sewer, Pre-refunded 12/01/2010 @ 100
5.700%, 12/01/2019 ◊	300	320
Broomfield Water Activity Enterprise (MBIA)
5.500%, 12/01/2019	400	420
Colorado Housing & Finance Authority, Waste Disposal Management Income Project (AMT)
5.700%, 07/01/2018	250	244
Fort Collins Wastewater Utility Enterprise (FSA)
5.500%, 12/01/2020	300	314
Public Authority for Colorado Energy Natural Gas Revenue
6.250%, 11/15/2028	150	144
Puerto Rico Electric Power Authority, Series WW
5.250%, 07/01/2025	500	504

		2,167

Total Revenue Bonds		18,875

General Obligations – 10.0%
Antelope Water System
4.875%, 12/01/2025	175	167
Bromley Park Metropolitan District #2, Series A (RAAI)
5.000%, 12/01/2027	500	477
Fiddlers Business Improvement District, Greenwood Village, Series 1 (ACA)
4.500%, 12/01/2027	375	307
McCook, Illinois
5.000%, 12/01/2026	350	342
Midcities Metropolitan School District #2 (RAAI)
5.125%, 12/01/2030	200	193
North Range Metropolitan District #1 (ACA)
4.500%, 12/15/2031	300	219
Puerto Rico Commonwealth, Public Improvement, Series A
5.250%, 07/01/2026	500	490
Puerto Rico Commonwealth, Series C-7 (MBIA)
6.000%, 07/01/2027	250	261

Total General Obligations		2,456

Certificates of Participation – 7.2%
Broomfield County Open Space Park & Recreation Facilities (AMBAC)
5.500%, 12/01/2020	800	831

First American Funds 2008 Annual Report   51

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Colorado Tax Free Fund (concluded)
DESCRIPTION	PAR/SHARES	VALUE

Broomfield County, Westminster Open Space Foundation
4.625%, 12/01/2025	$330	$317
Colorado Springs Old City Hall Project (FSA)
5.500%, 12/01/2017	200	210
5.500%, 12/01/2020	200	209
Pueblo County, Capital Construction
5.000%, 12/01/2024	200	193

Total Certificates of Participation		1,760

Total Municipal Bonds
(Cost $23,232)		23,091

Short-Term Investment – 7.5%
First American Tax Free Obligations Fund, Class Z Å
(Cost $1,844)	1,844,482	1,844

Total Investments – 101.5%
(Cost $25,076)		24,935

Other Assets and Liabilities, Net – (1.5)%		(372)

Total Net Assets – 100.0%		$24,563

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

Y	Auction rate security. The coupon rate shown represents the rate as of June 30, 2008.

◗	Convertible Capital Appreciation Bonds (Convertible CABs) – These bonds initially pay no interest but accrete in value from the date of issuance through the conversion date, at which time the bonds start to accrue and pay interest on a semiannual basis until final maturity.

Å	Investment in affiliated security. This money market fund is advised by FAF Advisors, Inc., which also serves as advisor for this fund. See note 3 in Notes to Financial Statements.

ACA –	American Capital Assurance

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $619, which represents 2.5% of net assets.

CIFG –	CDC IXIS Financial Guaranty

FGIC –	Financial Guaranty Insurance Corporation

FSA –	Financial Security Assurance

LOC –	Letter of Credit

MBIA –	Municipal Bond Insurance Association

RAAI –	Radian Asset Assurance Inc.

SMO –	State Moral Obligation

STAID –	State Aid Withholding
Colorado Tax Free Fund (concluded)

Intermediate Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 97.9%
Alabama – 1.8%
Revenue Bonds – 1.8%
Alabama State Docks Department, Pre-refunded 10/01/2008 @ 102 (MBIA)
5.250%, 10/01/2010 ◊	$3,000	$3,086
Anniston Regional Medical Center Board, Northeast Alabama Regional Medical Center Project, Escrowed to Maturity
8.000%, 07/01/2011 §	1,150	1,238
Health Care Authority for Baptist Health, Series D
5.000%, 11/15/2015	800	809
Huntsville Electric System Revenue (FSA)
4.000%, 12/01/2018	1,130	1,119
University of Alabama at Birmingham Hospital Revenue, Series A
5.000%, 09/01/2018 «	1,500	1,496
5.750%, 09/01/2022 «	4,000	4,143

		11,891

Alaska – 0.1%
Revenue Bond – 0.1%
Aleutians East Borough Project, Aleutian Pribilof Islands (ACA)
4.375%, 06/01/2015	400	359

Arizona – 3.3%
Revenue Bonds – 1.7%
Arizona Game & Fish Department, AGF Administration Building Project
4.500%, 07/01/2015	150	152
Arizona Health Facilities Authority, The Terraces Project, Series A, Pre-refunded 11/15/2013 @ 101
7.500%, 11/15/2023 ◊	3,300	3,849
Phoenix Street & Highway User, Escrowed to Maturity
6.500%, 07/01/2009 §	180	183
6.250%, 07/01/2011 §	900	913
Scottsdale Industrial Development Authority Hospital Revenue, Scottsdale Healthcare, Series A
5.000%, 09/01/2020	1,000	990
Tempe Industrial Development Authority, Friendship Village Project, Series A
5.375%, 12/01/2013	1,300	1,270
Tucson Airport Authority (FSA)
5.000%, 06/01/2013	3,760	3,985

		11,342

General Obligations – 1.0%
Gila County Unified School District #10, Payson School Improvement Project of 2006, Series A (AMBAC)
1.000% through 07/01/2009, thereafter 5.000%, 07/01/2016	1,000	1,023
1.000% through 07/01/2009, thereafter 5.000%, 07/01/2017	1,050	1,070
Maricopa County School District #69, Paradise Valley (MBIA)
5.300%, 07/01/2011	1,000	1,056
Maricopa County Unified School District #48, Scottsdale School Improvement Project 2004, Series B (FSA)
4.750%, 07/01/2018	1,150	1,202

The accompanying notes are an integral part of the financial statements.

52   First American Funds 2008 Annual Report

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Pima County Unified School District #1, Tucson Project of 2004, Series C (FGIC)
4.375%, 07/01/2018	$1,000	$990
4.500%, 07/01/2019	1,000	990

		6,331

Certificate of Participation – 0.6%
Arizona Board of Regents, Series B (AMBAC)
4.500%, 06/01/2018	4,120	4,210

		21,883

Arkansas – 0.8%
Revenue Bonds – 0.8%
Pulaski County, Residential Housing Facilities Board, Escrowed to Maturity (FGIC) (FHA) (VA)
7.250%, 06/01/2010 §	875	926
University of Arkansas, Fayetteville, Series B (FGIC)
4.500%, 11/01/2016	2,000	2,044
University of Arkansas, UAMS Campus (FGIC)
5.000%, 03/01/2015	1,000	1,057
Washington County Hospital Revenue, Regional Medical Center, Series B
5.000%, 02/01/2016	1,145	1,141

		5,168

California – 5.7%
Revenue Bonds – 3.5%
ABAG Financial Authority for Nonprofit California Revenue, Children’s Hospital, Series A
4.500%, 12/01/2018	1,525	1,465
Alameda Corridor Transportation Authority, Zero Coupon Bond (AMBAC)
4.570%, 10/01/2014 ¤	2,000	1,508
Apple Valley Redevelopment Agency, Tax Allocation, Project Area #2 (AMBAC)
4.500%, 06/01/2018	920	919
Association of Bay Area Governments Financial Authority for Nonprofit Corporations, Elder Care Alliance (CMI)
4.500%, 08/15/2012	335	341
5.000%, 08/15/2017	1,215	1,235
California Educational Facilities Authority, Lutheran University, Series C
5.000%, 10/01/2024	1,000	952
California Municipal Financial Authority, Solid Waste Disposal Revenue, Waste Management Incorporated Project, Mandatory Put 09/01/2009 @ 100 (AMT)
4.100%, 09/01/2014	250	249
California State Department of Water Resources and Power Supply Revenue, Series H (FSA)
5.000%, 05/01/2022	1,000	1,050
California Statewide Communities Development Authority, Elder Care Alliance, Series A, Escrowed to Maturity
7.250%, 11/15/2011 §	1,025	1,097
California Statewide Communities Development Authority, Health Facilities, Adventist Health, Series A
5.000%, 03/01/2030	700	668
California Statewide Communities Development Authority, Henry Mayo Newhall Memorial, Series B (AMBAC) (CMI)
5.200%, 10/01/2037	1,000	979
California Statewide Communities Development Authority, Kaiser Permanente, Series C, Mandatory Put 06/01/2012 @ 100
3.850%, 11/01/2029	1,180	1,174
California Statewide Communities Development Authority, Los Angeles Jewish Home (CMI)
5.000%, 11/15/2012	1,210	1,267
California Statewide Communities Development Authority, Pollution Control Revenue, Southern California Edison Company, Series C, Mandatory Put 11/01/2016 @ 100 (FGIC)
4.250%, 11/01/2033	500	471
Golden State Tobacco Securitization Corporation, California Tobacco Settlement, Series A Convertible CABs (FSA)
0.000% through 06/01/2010, thereafter 4.550%, 06/01/2022 ◗	2,350	1,968
Golden State Tobacco Securitization Corporation, Pre-refunded 06/01/2010 @ 100
5.600%, 06/01/2028 ◊	2,450	2,564
Port Oakland, Series B (MBIA)
5.000%, 11/01/2018	1,470	1,529
San Bernardino County Redevelopment Agency, Tax Allocation, San Sevaine Redevelopment Project, Series A (RAAI)
5.000%, 09/01/2016	575	574
Upland Community Redevelopment Agency Tax Allocation, Merged Project (AMBAC)
4.250%, 09/01/2026	1,400	1,280
Whittier Public Finance Authority, Redevelopment Agency, Tax Allocation, Series A (AMBAC)
5.000%, 11/01/2021	995	1,019
Woodland Financial Authority (XLCA)
4.700%, 03/01/2019	815	808

		23,117

General Obligations – 2.2%
ABC Unified School District, Series A (MBIA)
4.900%, 02/01/2020	1,565	1,555
California State
5.000%, 02/01/2016	1,000	1,042
5.000%, 02/01/2017	2,000	2,081
4.000%, 08/01/2017	2,000	1,968
5.000%, 11/01/2018	245	251
5.000%, 08/01/2019	500	520
5.000%, 02/01/2021	1,500	1,527
5.000%, 12/01/2023	1,000	1,020
5.125%, 04/01/2024	500	509
California State, Pre-refunded 11/01/2011 @ 100
5.000%, 11/01/2018 ◊	15	16
Grant Joint Union High School District, Capital Appreciation, Election 2006, Zero Coupon Bond (FSA)
5.272%, 08/01/2026 ¤	1,300	507
Roseville Joint Unified High School District
5.100%, 08/01/2019	390	403
San Mateo Unified High School District, Series B, Zero Coupon Bond (FGIC)
4.757%, 09/01/2017 ¤	1,000	650
Santa Monica Community College District, Capital Appreciation, 2002 Election, Series C, Zero Coupon Bond (MBIA)
4.505%, 08/01/2016 ¤	2,000	1,395

First American Funds 2008 Annual Report   53

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Victor Elementary School District, Series A, Zero Coupon Bond (FGIC)
5.490%, 08/01/2023 ¤	$2,030	$897

		14,341

		37,458

Colorado – 8.9%
Revenue Bonds – 8.3%
Adams County Pollution Control Revenue, Public Service Company Colorado Project, Series A (MBIA)
4.375%, 09/01/2017	5,000	4,986
Arapahoe County, Single Family, Escrowed to Maturity, Zero Coupon Bond (IMI)
3.097%, 09/01/2010 § ¤	9,320	8,719
Colorado Health Facilities Authority, Catholic Health, Series C-7 (FSA)
4.350%, 09/01/2020	725	706
Colorado Health Facilities Authority, Parkview Medical Center
5.000%, 09/01/2016	640	647
Colorado Springs Hospital Revenue, Series B (AMBAC)
3.000%, 12/15/2024 Y	7,275	7,275
Colorado State Educational & Cultural Facilities Authority, Bromley East Charter School Project, Pre-refunded 09/15/2011 @ 100
6.750%, 09/15/2015 ◊	1,200	1,324
Colorado State Educational & Cultural Facilities Authority, Cheyenne Mountain Charter School, Series A (SMO)
4.750%, 06/15/2022	175	169
Colorado State Educational & Cultural Facilities Authority, Classical Academy Charter School Project, Escrowed to Maturity
6.375%, 12/01/2011 §	500	530
Colorado State Educational & Cultural Facilities Authority, Classical Academy Charter School Project, Pre-refunded 12/01/2011 @ 100
6.750%, 12/01/2016 ◊	1,500	1,675
7.250%, 12/01/2021 ◊	1,500	1,697
Colorado State Educational & Cultural Facilities Authority, Pinnacle Charter School Project, Escrowed to Maturity
5.250%, 12/01/2011 §	825	862
Colorado State Health Facilities Authority, Christian Living Communities Project, Series A
5.250%, 01/01/2014	600	578
5.250%, 01/01/2015	620	591
Colorado State Health Facilities Authority, Covenant Retirement Communities
5.000%, 12/01/2016	500	494
Colorado State Health Facilities Authority, Health & Residential Care Facilities, Volunteers of America Care, Series A
5.200%, 07/01/2022	1,000	909
Colorado State Health Facilities Authority, Longmont United Hospital, Series B (RAAI)
4.250%, 12/01/2015	1,250	1,204
Colorado State Health Facilities Authority, Retirement Facilities, Escrowed to Maturity, Zero Coupon Bond
4.660%, 07/15/2020 § ¤	10,000	5,742
Colorado State Health Facilities Authority, Valley View Hospital Association Project, Series A (RAAI)
5.000%, 05/15/2012	500	509
5.000%, 05/15/2013	405	412
Colorado State Housing Finance Authority, Series A-2
7.150%, 11/01/2014	10	10
E-470 Public Highway Authority, Series C Convertible CABs (MBIA)
0.000% through 09/01/2011, thereafter 5.000%, 09/01/2017 ◗	1,500	1,281
High Plains Metropolitan District, Series B (LOC: Compass Bank)
4.375%, 12/01/2015	320	324
Hyland Hills Metropolitan Park & Recreation District, Special Revenue (ACA)
5.000%, 12/15/2015	500	489
Mesa County, Escrowed to Maturity, Zero Coupon Bond
3.510%, 12/01/2011 § ¤	5,500	4,883
Montrose Memorial Hospital
5.700%, 12/01/2017	2,170	2,204
Northwest Parkway Public Highway Authority Convertible CABs, Escrowed to Maturity (AMBAC)
0.000% through 06/15/2011, thereafter 5.250%, 06/15/2015 § ◗	2,750	2,561
Platte River Power Authority, Series GG (FSA)
4.500%, 06/01/2017	1,725	1,791
Walker Field Public Airport Authority Revenue
5.000%, 12/01/2022	1,000	925
Westminster Special Purpose Sales & Use Tax, Post Project, Series D (FSA)
5.000%, 12/01/2025	1,365	1,411

		54,908

General Obligations – 0.3%
Fiddlers Business Improvement District, Greenwood Village, Series 1 (ACA)
5.000%, 12/01/2022	1,000	929
Midcities Metropolitan District #2 (RAAI)
4.875%, 12/01/2016	385	383
North Range Metropolitan District #1 (ACA)
4.300%, 12/15/2019	1,000	843

		2,155

Certificate of Participation – 0.3%
Rangeview Library District, Rangeview Library Project (AGTY)
4.500%, 12/15/2020	1,755	1,740

		58,803

Connecticut – 0.2%
Revenue Bond – 0.2%
Connecticut State Health & Educational Facilities Authority, Griffin Hospital, Series B (RAAI)
5.000%, 07/01/2014	1,185	1,211

Florida – 1.0%
Revenue Bonds – 0.7%
Miami-Dade County Educational Facilities Authority, University of Miami, Series A
5.150%, 04/01/2023	2,520	2,536

The accompanying notes are an integral part of the financial statements.

54   First American Funds 2008 Annual Report

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Palm Beach County Health Facilities Authority, Abbey Delray South, Life Care Retirement Community
5.250%, 10/01/2013	$1,400	$1,400
Vero Beach Electric Revenue, Series A (FSA)
4.000%, 12/01/2019	350	339

		4,275

Certificate of Participation – 0.3%
Clay County School Board, Series B (MBIA)
5.000%, 07/01/2018	2,205	2,258

		6,533

Georgia – 1.1%
Revenue Bonds – 1.0%
Atlanta Tax Allocation, Atlantic Station Project (AGTY)
4.375%, 12/01/2018	2,000	1,970
Fulton County Residential Care Facilities, Canterbury Court Project, Series A
5.800%, 02/15/2018	4,500	4,320

		6,290

General Obligations – 0.1%
Fayette County School District Convertible CABs (FSA)
0.000% through 09/01/2010, thereafter 4.150%, 03/01/2014 ◗	500	461
0.000% through 09/01/2010, thereafter 4.250%, 03/01/2015 ◗	265	244
0.000% through 09/01/2010, thereafter 4.350%, 03/01/2016 ◗	300	275

		980

		7,270

Idaho – 0.4%
Revenue Bond – 0.2%
University of Idaho, University Revenue, Series B, Mandatory Put 04/01/2018 @ 100 (FSA)
4.500%, 04/01/2041	1,000	1,002

Certificates of Participation – 0.2%
Madison County Hospital Revenue
5.000%, 09/01/2012	500	498
5.250%, 09/01/2015	295	291
5.250%, 09/01/2016	500	486

		1,275

		2,277

Illinois – 16.6%
Revenue Bonds – 7.5%
Chicago, Midway Airport Project, Series C (MBIA)
5.500%, 01/01/2014	1,300	1,395
Chicago Water, Zero Coupon Bond (FGIC)
2.954%, 11/01/2009 ¤	6,450	6,202
Granite Single Family Mortgage, Escrowed to Maturity
7.750%, 10/01/2011 §	480	524
Illinois Development Finance Authority, Midwestern University, Series B, Pre-refunded 05/15/2011 @ 101
5.750%, 05/15/2016 ◊	350	379
Illinois Educational Facilities Authority, Art Institute of Chicago, Mandatory Put 03/01/2016 @ 100
4.125%, 03/01/2030	500	486
Illinois Educational Facilities Authority, Art Institute of Chicago, Mandatory Put 03/01/2017 @ 100
4.750%, 03/01/2030	1,000	990
Illinois Finance Authority, Clare at Water Tower Project, Series A
5.400%, 05/15/2014	1,000	961
5.500%, 05/15/2015	1,000	958
Illinois Finance Authority, Edward Hospital, Series A (AMBAC)
6.000%, 02/01/2025	1,200	1,282
6.000%, 02/01/2026	875	930
6.000%, 02/01/2028	500	526
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2027	1,000	883
Illinois Finance Authority, Friendship Village Schaumburg, Series A
5.000%, 02/15/2015	2,500	2,336
Illinois Finance Authority, Landing at Plymouth Project, Series A
5.250%, 05/15/2014	1,320	1,267
Illinois Finance Authority, Peoples Gas, Light and Coke Co., Series A, Mandatory Put 06/01/2016 @ 100 (AMBAC)
4.300%, 06/01/2035	2,000	1,865
Illinois Finance Authority, Roosevelt University
5.250%, 04/01/2022	500	488
5.400%, 04/01/2027	1,750	1,711
Illinois Finance Authority, Three Crowns Park Plaza, Series A
5.500%, 02/15/2014	2,430	2,362
Illinois Sports Facilities Authority, State Tax Supported Convertible CABs (AMBAC)
0.000% through 06/15/2010, thereafter 4.750%, 06/15/2013 ◗	1,405	1,331
0.000% through 06/15/2010, thereafter 5.100%, 06/15/2016 ◗	1,620	1,554
Illinois State Development Finance Authority, Elgin School District, Zero Coupon Bond (FSA)
4.760%, 01/01/2018 ¤	2,750	1,759
Illinois State Development Finance Authority, Elmhurst Community School #205, Pre-refunded 01/01/2011 @ 100 (FSA)
6.375%, 01/01/2013 ◊	1,025	1,110
Illinois State Health Facilities Authority, Evangelical, Escrowed to Maturity
6.750%, 04/15/2012 §	1,090	1,168
Illinois State Health Facilities Authority, Mercy Hospital & Medical Center, Escrowed to Maturity
10.000%, 01/01/2015 §	590	725
Illinois State Sales Tax
6.000%, 06/15/2009	2,500	2,599
5.100%, 06/15/2010	2,000	2,089
Metropolitan Pier & Exposition Authority, State Sales Tax, Series A (FGIC)
5.550%, 12/15/2011	675	702
Metropolitan Pier & Exposition Authority, State Sales Tax, Series A, Escrowed to Maturity, Zero Coupon Bond (FGIC)
2.392%, 06/15/2009 § ¤	1,465	1,432

First American Funds 2008 Annual Report   55

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Metropolitan Pier & Exposition Authority, State Sales Tax, Series B Convertible CABs (MBIA)
0.000% through 06/15/2012, thereafter 5.200%, 06/15/2017 ◗	$1,000	$871
Morton Grove, Residential Housing, Escrowed to Maturity (MBIA)
7.350%, 09/01/2009 §	5,570	5,901
Southwestern Illinois Development Authority Revenue, Anderson Hospital
5.125%, 08/15/2026	2,000	1,877
Southwestern Illinois Development Authority Revenue, Local Government, Triad School District 2 (MBIA)
5.000%, 10/01/2018	1,000	1,041

		49,704

General Obligations – 9.1%
Bolingbrook Park District, Series A (CIFG)
4.500%, 01/01/2017	1,840	1,859
Champaign County Community School District #004
8.250%, 01/01/2009	100	103
Champaign County Community School District #004, Escrowed to Maturity
8.250%, 01/01/2009 §	1,215	1,254
Chicago, City Colleges, Zero Coupon Bond (FGIC)
4.530%, 01/01/2015 ¤	10,000	7,473
Chicago Park District, Limited Tax, Series B (AMBAC)
5.000%, 01/01/2020	5,545	5,731
Chicago Project & Refunding, Series A (FGIC)
5.250%, 01/01/2011	2,345	2,457
Chicago, Project & Refunding, Series A, Escrowed to Maturity (FGIC)
5.250%, 01/01/2011 §	2,655	2,803
Chicago, Series A Convertible CABs (MBIA)
0.000% through 01/01/2011, thereafter 5.300%, 01/01/2016 ◗	2,000	1,892
Cook County Community Unit School District #65, Evanston, Series A (FSA)
6.375%, 05/01/2009	3,000	3,113
Cook County Community Unit School District #102, La Grange, Zero Coupon Bond (FGIC)
4.267%, 12/01/2013 ¤	2,440	1,941
Cook County Community Unit School District #401, Elmwood Park, Zero Coupon Bond (FSA)
3.570%, 12/01/2011 ¤	3,625	3,212
Cook County High School District #209, Proviso Township (FSA)
5.000%, 12/01/2016	1,000	1,073
Cook County School District #88, Bellwood, Series B (FSA)
5.000%, 12/01/2017	1,675	1,768
Cook County School District #123, Oak Lawn, Capital Appreciation, Zero Coupon Bond (MBIA)
4.615%, 12/01/2015 ¤	2,250	1,604
Cook County, Series A (MBIA)
6.250%, 11/15/2011	1,000	1,095
Du Page County Community High School District #94, West Chicago (FSA)
7.250%, 11/01/2009	1,780	1,895
Elk Grove Village (MBIA)
4.125%, 01/01/2019	1,000	986
Illinois State, First Series
5.500%, 08/01/2015	4,500	4,706
Lake County Community Unit School District #60, Waukegan, Series B (FSA)
7.500%, 12/01/2008	3,640	3,726
Lake County School District #56, Gurnee (FGIC)
8.375%, 01/01/2010	1,290	1,389
Madison & Jersey Counties Unit School District #11, Alton, Capital Appreciation, Zero Coupon Bond (FSA)
4.799%, 12/01/2019 ¤	2,100	1,222
McCook
5.000%, 12/01/2026	1,150	1,122
5.100%, 12/01/2028	1,000	972
Rockford School District #205 (FGIC)
5.000%, 02/01/2014	500	522
Southwestern Illinois Development Authority Revenue, Edwardsville Community (FSA)
5.000%, 12/01/2017	1,000	1,077
Will County School District #86, Joliet, Zero Coupon Bond (FSA)
4.553%, 11/01/2017 ¤	3,870	2,542
Winnebago County School District #122, Harlem-Love Park, Zero Coupon Bond (FSA)
4.520%, 01/01/2017 ¤	3,000	2,051

		59,588

		109,292

Indiana – 1.6%
Revenue Bonds – 1.4%
Anderson Economic Development Revenue, Anderson University Project
5.000%, 10/01/2017	710	701
Avon Community School Building, First Mortgage (AMBAC) (STAID)
4.500%, 07/15/2020	1,000	992
Franklin Township School Building Corporation, Escrowed to Maturity
5.750%, 07/15/2009 §	1,235	1,285
Indiana Transportation Finance Authority, Escrowed to Maturity (AMBAC)
5.750%, 06/01/2012 §	180	193
Indiana Transportation Finance Authority, Series A (AMBAC)
5.750%, 06/01/2012	1,820	1,970
Indiana University, Series K, Zero Coupon Bond (MBIA)
3.580%, 08/01/2011 ¤	250	224
Portage Multi-School Building, First Mortgage (MBIA) (STAID)
4.000%, 07/15/2018	1,250	1,231
St. Joseph County Economic Development Revenue, Holy Cross Village, Notre Dame Project, Series A
5.750%, 05/15/2016	450	431
5.550%, 05/15/2019	230	213
St. Joseph County Hospital Authority (MBIA)
4.750%, 08/15/2012	1,000	1,011

The accompanying notes are an integral part of the financial statements.

56   First American Funds 2008 Annual Report

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Zionsville Community Schools Building, First Mortgage Bonds, Pre-refunded 01/15/2012 @ 100 (FGIC) (STAID)
5.750%, 07/15/2015 ◊	$775	$839

		9,090

General Obligation – 0.2%
Gary Sanitation District, Special Tax District (RAAI)
3.750%, 02/01/2011	1,260	1,245

		10,335

Iowa – 1.7%
Revenue Bonds – 1.7%
Iowa Finance Authority Health Facilities Revenue, Care Initiatives Project, Series A
5.250%, 07/01/2013	1,250	1,239
Iowa Finance Authority Retirement Community, Friendship Haven Project, Series A
5.750%, 11/15/2019	500	482
Iowa Higher Education Authority, Central College (RAAI)
5.450%, 10/01/2026	1,000	1,007
Iowa Higher Education Authority, Wartburg College Project, Pre-refunded 10/01/2012 @ 100 (ACA)
5.500%, 10/01/2028 ◊	2,000	2,164
Iowa Higher Education Authority, Wartburg College Project, Series A
4.700%, 10/01/2016	925	915
4.750%, 10/01/2017	1,100	1,081
4.800%, 10/01/2018	1,155	1,125
5.000%, 10/01/2023	1,475	1,413
Muscatine Electric, Escrowed to Maturity
9.700%, 01/01/2013 §	1,375	1,580

		11,006

Kansas – 2.9%
Revenue Bonds – 2.3%
Johnson County Residual Housing, Escrowed to Maturity, Zero Coupon Bond
3.687%, 05/01/2012 § ¤	7,500	6,519
Kansas State Development Finance Authority, Health Facilities Revenue, Hays Medical Center, Series L
4.500%, 11/15/2017	1,405	1,379
Kansas State Development Finance Authority, Health Facilities Revenue, Stormont-Vail Healthcare Services, Series F
5.000%, 11/15/2021	1,000	981
Kansas State Development Finance Authority, Kansas State Projects, Series K (MBIA)
4.500%, 11/01/2019	1,850	1,876
La Cygne Environmental Improvement Revenue, Kansas City Power & Light (XLCA)
4.050%, 03/01/2015	1,000	979
Olathe Health Facilities Revenue, Olathe Medical Center
5.125%, 09/01/2021	1,000	1,015
Olathe Senior Living Facility Revenue, Catholic Care Campus, Series A
5.750%, 11/15/2013	700	699
5.750%, 11/15/2014	765	763
5.750%, 11/15/2015	820	815
Sedgwick & Shawnee Counties, Single Family Mortgages, Series A-2 (GNMA)
6.700%, 06/01/2029	285	290

		15,316

General Obligations – 0.6%
Johnson County Unified School District #231, Series B (AMBAC)
4.000%, 10/01/2017	800	781
Johnson County Unified School District #232, Series A (FSA)
4.250%, 09/01/2016	2,000	2,043
Sedgwick County School District #267 (AMBAC)
5.250%, 11/01/2012	1,045	1,112

		3,936

		19,252

Kentucky – 0.3%
Revenue Bonds – 0.3%
Kentucky State Turnpike Authority, Escrowed to Maturity
7.200%, 07/01/2009 §	475	487
6.000%, 07/01/2011 §	440	465
Louisville/Jefferson County Metropolitan Government College Revenue, Bellarmine University, Series A
6.000%, 05/01/2028 «	1,135	1,146

		2,098

Louisiana – 0.9%
Revenue Bonds – 0.4%
Louisiana Local Government Environmental Facilities, Community Development Authority (AMT)
6.650%, 01/01/2025	560	556
Louisiana Public Facilities Authority, Pennington Medical Foundation Project
5.000%, 07/01/2021	1,000	982
St. Tammany Parish Sales Tax Revenue, District #03, Sales & Use Tax (CIFG)
5.000%, 06/01/2017	1,405	1,465

		3,003

General Obligations – 0.5%
Calcasieu Parish School District #023, Public School Improvement
4.600%, 02/15/2020	500	488
4.700%, 02/15/2021	700	681
4.800%, 02/15/2022	655	639
Louisiana, Series B (CIFG)
5.000%, 07/15/2015	1,300	1,379

		3,187

		6,190

Maine – 0.4%
Revenue Bond – 0.1%
Maine Health & Higher Education Facilities Authority, Series B (FGIC)
4.125%, 07/01/2018	740	715

General Obligation – 0.3%
Maine Municipal Bond Bank, Series B (FSA)
5.750%, 11/01/2010	2,000	2,132

		2,847

First American Funds 2008 Annual Report   57

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Maryland – 0.2%
Revenue Bonds – 0.2%
Westminster Educational Facilities Revenue, McDaniel College
5.000%, 11/01/2013	$350	$358
4.000%, 11/01/2015	700	668

		1,026

Massachusetts – 2.8%
Revenue Bonds – 2.6%
Massachusetts Bay Transportation Authority, General Transportation System Project, Series C (FGIC)
5.750%, 03/01/2010	2,100	2,200
Massachusetts Bay Transportation Authority, Series A (COMGTY)
6.250%, 03/01/2012	1,875	2,059
Massachusetts State Commonwealth, Special Obligation, Series A
5.500%, 06/01/2013	1,000	1,091
Massachusetts State Development Finance Agency, Health Care Facilities Revenue, Adventcare Project, Series A
6.650%, 10/15/2028	2,500	2,249
Massachusetts State Health & Educational Authority Revenue, Berkshire Health System, Series F (AGTY)
5.000%, 10/01/2015	2,000	2,121
Massachusetts State Health & Educational Facilities Authority, Caregroup, Series E-1
5.000%, 07/01/2028	300	286
Massachusetts State Health & Educational Facilities Authority, Partners Healthcare System, Series A (MBIA)
5.100%, 07/01/2010	3,000	3,020
Massachusetts State Port Authority, Escrowed to Maturity
13.000%, 07/01/2013 §	3,330	4,169

		17,195

General Obligation – 0.2%
Springfield, State Qualified Municipal Purpose (FSA) (STAID)
4.500%, 08/01/2020	1,400	1,431

		18,626

Michigan – 3.4%
Revenue Bonds – 2.5%
Detroit Water Supply, Escrowed to Maturity (FGIC)
6.250%, 07/01/2012 §	285	302
Kalamazoo Hospital Finance Authority, Bronson Hospital, Series A (FSA)
5.000%, 05/15/2020	2,675	2,737
Michigan Municipal Board Authority, Local Government Loan Program, Series B, Group A (AMBAC)
5.000%, 12/01/2018	600	623
Michigan State Grant Anticipation Bonds (FSA)
4.500%, 09/15/2015	1,000	1,044
Michigan State Hospital Finance Authority, Henry Ford Health Systems, Series A, Pre-refunded 03/01/2013 @ 100
5.500%, 03/01/2015 ◊	3,150	3,408
Michigan State Housing Development Authority, Green Hill Project (FNMA)
5.125%, 07/15/2008	220	220
Romulus Economic Development Corporation, Partnership Project, Escrowed to Maturity
7.000%, 11/01/2015 §	1,300	1,546
Wayne Charter County Airport, Series A (AMT) (MBIA)
5.250%, 12/01/2009	5,000	5,086
Western Michigan University Revenue (FSA)
5.000%, 11/15/2023	1,300	1,352

		16,318

General Obligations – 0.9%
Algonac Community Schools, School Building & Site, Series I (FSA) (MQSBLF)
4.000%, 05/01/2019	840	822
Constantine Public Schools (MQSBLF)
5.000%, 05/01/2016	1,075	1,129
Detroit (AMT) (FSA)
5.750%, 04/01/2009	1,255	1,286
Marysville Public School District, School Building & Site (FSA) (MQSBLF)
4.250%, 05/01/2018	630	637
Rochester Community School District, Series 1, Pre-refunded 05/01/2010 @ 100 (FGIC) (MQSBLF)
5.375%, 05/01/2011 ◊	2,000	2,097

		5,971

		22,289

Minnesota – 2.4%
Revenue Bonds – 2.2%
Aitkin Health Care Facilities, Riverwood Healthcare Center
5.375%, 02/01/2017	1,590	1,550
Minneapolis & St. Paul Metropolitan Airports Commission, Series A (MBIA)
5.000%, 01/01/2019	1,165	1,193
Minneapolis & St. Paul Metropolitan Airports Commission, Series B (AMT) (FGIC)
5.750%, 01/01/2010	1,000	1,026
Minneapolis Hospital & Rehabilitation, Escrowed to Maturity
10.000%, 06/01/2013 §	660	781
Minnesota Agricultural & Economic Development Board, Health Care Systems, Series A
5.875%, 11/15/2011	2,135	2,254
Minnesota State Higher Education Facilities Revenue, College of Art & Design, Series 6-K
5.000%, 05/01/2012	295	300
Monticello Big Lake Community Hospital District, Health Care Facilities, Series C
5.250%, 12/01/2011	1,940	1,946
Northfield Hospital Revenue
5.000%, 11/01/2012	785	796
St. Paul Housing & Redevelopment Authority (AMBAC)
6.500%, 02/01/2009	1,315	1,333
St. Paul Housing & Redevelopment Authority, Allina Health Systems, Series A (MBIA)
5.000%, 11/15/2019	1,235	1,267
St. Paul Port Authority Hotel, Pre-refunded 08/01/2008 @ 100
8.050%, 08/01/2021 ◊	2,335	2,348

		14,794

The accompanying notes are an integral part of the financial statements.

58   First American Funds 2008 Annual Report

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

General Obligation – 0.2%
Fridley Independent School District #14, Series A (FSA) (MSDCEP)
5.000%, 02/01/2017	$1,030	$1,113

		15,907

Mississippi – 0.2%
Revenue Bond – 0.2%
Mississippi Hospital Equipment & Facilities Authority, Mississippi Baptist Health Systems, Series A
5.000%, 08/15/2016	1,440	1,476

Missouri – 2.1%
Revenue Bonds – 2.1%
Boone County Hospital Revenue, Boone Hospital Center
5.750%, 08/01/2028	1,750	1,818
Hannibal Industrial Development Authority, Health Facilities Revenue, Hannibal Regional Hospital
4.350%, 03/01/2014	1,405	1,381
Joplin Individual Development Authority Health Facilities, Freeman Health System Project
4.125%, 02/15/2009	750	753
Kansas City Special Obligation, East Village Project, Series B (AGTY)
5.000%, 04/15/2022	505	523
Missouri Joint Municipal Electric Utilities, Commission Power Project Revenue, Plum Point Project (MBIA)
4.200%, 01/01/2018	1,000	954
Missouri Joint Municipal Electric Utilities, Commission Power Project Revenue, Series A (AMBAC)
5.000%, 01/01/2018	2,000	2,059
Missouri State Development Finance Board Infrastructure Revenue, Independence-Crackerneck Creek, Series B
5.125%, 03/01/2022	2,000	1,904
Missouri State Development Finance Board Revenue, Midwest Research Institute Project
5.000%, 11/01/2016	1,130	1,050
Missouri State Health & Educational Facilities Revenue, Senior Living Facilities, Lutheran, Series B
4.350%, 02/01/2015	850	817
4.375%, 02/01/2016	930	882
Osage Beach Tax Increment, Prewitts Project
4.800%, 05/01/2016	1,650	1,539

		13,680

Montana – 1.0%
Revenue Bonds – 1.0%
Montana Facilities Finance Authority Revenue, Benefits Health System (AGTY)
5.000%, 01/01/2017	1,000	1,042
Montana Facilities Finance Authority Revenue, Health Care Facilities, Master Loan Project, Northeast Montana, Series B
4.500%, 05/01/2018	455	449
Montana Facilities Finance Authority Revenue, Senior Living, St. Johns Lutheran, Series A
5.750%, 05/15/2016	1,800	1,748
6.000%, 05/15/2025	1,675	1,574
Montana State Department of Transportation Revenue, Grant Anticipation Notes, Highway 93 Construction
4.000%, 06/01/2019	2,090	2,054

		6,867

Nebraska – 1.6%
Revenue Bonds – 1.6%
Douglas County Hospital Authority #002, Nebraska Medical Center, Clarkson Regional Health Guaranty (AGTY)
5.000%, 11/15/2011	2,860	2,977
Douglas County Hospital Authority #3, Methodist Health
5.750%, 11/01/2028	1,000	1,024
Douglas County Zoo Facilities Revenue, Omaha’s Henry Doorly Zoo Project
4.750%, 09/01/2017	745	756
4.750%, 09/01/2018	740	747
Lancaster County Hospital Authority #1, BryanLGH Medical Center Project
4.000%, 06/01/2018	2,000	1,845
Nebraska Investment Financial Authority, Great Plains Regional Medical Center (RAAI)
4.700%, 11/15/2011	500	504
4.800%, 11/15/2012	500	502
4.900%, 11/15/2013	600	601
Omaha Public Power District, Nebraska Electric Revenue, Series A
4.100%, 02/01/2019	1,370	1,350

		10,306

Nevada – 0.6%
Revenue Bonds – 0.3%
Carson City Hospital Revenue, Carson-Tahoe Hospital
5.750%, 09/01/2011	550	573
5.750%, 09/01/2012	580	605
Carson City Hospital Revenue, Carson-Tahoe Hospital, Escrowed to Maturity
5.750%, 09/01/2011 §	450	480
5.750%, 09/01/2012 §	475	513

		2,171

General Obligation – 0.3%
Washoe County, Escrowed to Maturity
9.875%, 08/01/2009 §	1,575	1,645

		3,816

New Hampshire – 0.5%
Revenue Bonds – 0.5%
New Hampshire Health & Education Facilities Authority
5.375%, 07/01/2024	1,250	1,215
New Hampshire Municipal Bond Bank, Series A (MBIA)
4.500%, 02/15/2020	1,300	1,321
New Hampshire State Health & Educational Facilities Authority, Speare Memorial Hospital
5.500%, 07/01/2025	1,000	962

		3,498

New Jersey – 0.3%
Revenue Bonds – 0.3%
New Jersey Economic Development Authority, Cigarette Tax
5.500%, 06/15/2016	2,000	1,984

First American Funds 2008 Annual Report   59

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

New Jersey State Turnpike Authority, Escrowed to Maturity
6.750%, 01/01/2009 §	$245	$251

		2,235

New York – 2.3%
Revenue Bonds – 1.0%
Hempstead Town Industrial Development Agency (MBIA)
5.000%, 12/01/2008	2,000	2,025
Long Island Power Authority, Series B
5.250%, 12/01/2013	4,000	4,265

		6,290

General Obligations – 1.3%
New York, Series A
5.750%, 08/01/2015	3,220	3,457
New York, Series C
5.500%, 03/15/2014	3,000	3,175
New York, Series D
5.500%, 06/01/2012	2,000	2,145

		8,777

		15,067

North Carolina – 2.0%
Revenue Bonds – 1.9%
North Carolina Eastern Power Agency, Series A (AGTY)
5.250%, 01/01/2022	2,235	2,320
North Carolina Eastern Power Agency, Series D
5.375%, 01/01/2013	2,955	3,077
North Carolina Finance Agency Education Facilities Revenue, Meredith College
5.250%, 06/01/2020	900	892
North Carolina Medical Care Commission Health Care Facilities Revenue, First Mortgage Presbyterian, Series B
4.875%, 10/01/2013	2,035	2,034
5.000%, 10/01/2014	2,120	2,124
North Carolina Power Agency #1, Series A (FSA)
5.250%, 01/01/2016	2,000	2,109

		12,556

Certificate of Participation – 0.1%
Randolph County (AMBAC)
5.000%, 02/01/2018	815	843

		13,399

North Dakota – 0.3%
Revenue Bond – 0.2%
Ward County Health Care Facilities Revenue, Trinity Obligated Group
5.000%, 07/01/2014	1,180	1,187

General Obligation – 0.1%
Mandan, Series D (MBIA)
4.000%, 05/01/2017	460	454

		1,641

Ohio – 1.5%
Revenue Bonds – 1.0%
Lake County Hospital Facilities Revenue, Lake Hospital System, Series C
5.500%, 08/15/2024	1,230	1,203
Lorain County Hospital Facilities, Catholic Healthcare Partners, Series B (MBIA)
5.375%, 09/01/2009	1,000	1,022
Miami County Hospital Facilities, Upper Valley Medical Center
5.250%, 05/15/2016	750	757
Ohio State Higher Education Facilities Revenue, John Carroll University Project
4.000%, 04/01/2014	1,135	1,128
4.500%, 04/01/2015	1,000	1,017
Ohio State Water Development Authority, Escrowed to Maturity
9.375%, 12/01/2010 §	740	791
Richland County Hospital Facilities, Series A
5.650%, 11/15/2008	595	600

		6,518

General Obligations – 0.3%
Mason City School District (FSA)
4.375%, 12/01/2019	1,195	1,214
St. Marys City School District, School Facilities Construction & Improvement (FSA) (OSDCEP)
4.500%, 12/01/2019	785	801

		2,015

Certificate of Participation – 0.2%
Akron (AGTY)
5.000%, 12/01/2015	1,000	1,062

		9,595

Oklahoma – 1.5%
Revenue Bonds – 1.5%
Cherokee County Economic, Escrowed to Maturity, Zero Coupon Bond (AMBAC)
3.420%, 11/01/2011 § ¤	3,340	2,983
McClain County Economic Development Authority, Educational Facilities Lease Revenue, Newcastle Public Schools Project
5.000%, 09/01/2009	510	518
5.000%, 09/01/2011	345	352
5.000%, 09/01/2012	355	361
4.125%, 09/01/2013	250	243
Oklahoma City Industrial & Cultural Facilities, Oklahoma City Project (AMT)
5.750%, 01/01/2023	1,430	1,318
South Oklahoma City, Pre-refunded 02/01/2010 @ 100
9.750%, 02/01/2013 ◊	2,565	2,804
Tulsa Educational Facilities Authority, Holland Hall School Project, Series B
4.600%, 12/01/2009	1,195	1,214

		9,793

Oregon – 1.2%
Revenue Bond – 0.8%
Medford Hospital Facilities Authority, Asante Health Systems, Series B (MBIA)
3.750%, 08/15/2029 Y	5,500	5,500

General Obligations – 0.4%
Lane County School District #52, Bethel (SBG)
5.500%, 06/15/2009	1,000	1,035
Yamhill County School District #40, McMinnville (FSA) (SBG)
5.000%, 06/15/2019	1,415	1,513

		2,548

		8,048

The accompanying notes are an integral part of the financial statements.

60   First American Funds 2008 Annual Report

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Pennsylvania – 1.7%
Revenue Bonds – 1.7%
Allegheny County Hospital Revenue, University of Pittsburgh Medical Center, Series B
5.000%, 06/15/2018	$3,000	$3,093
Delaware County College Revenue, Neumann College
5.250%, 10/01/2020	535	528
5.375%, 10/01/2021	565	559
Delaware County Hospital Revenue Authority, Crozer-Chester Medical Center (RAAI)
5.000%, 12/15/2015	1,275	1,285
5.000%, 12/15/2017	1,405	1,391
Montgomery County Industrial Development Authority, Whitemarsh Continued Care Project
6.125%, 02/01/2028	1,000	914
State Public School Building Authority College Revenue, Delaware Community College Project (FSA)
5.000%, 10/01/2022	1,000	1,041
Westmoreland County Industrial Development Authority Revenue, Retirement Community, Redstone, Series A
5.375%, 01/01/2014	1,100	1,068
5.500%, 01/01/2016	1,200	1,132

		11,011

General Obligation – 0.0%
Ephrata Area School District (FGIC) (STAID)
4.500%, 04/15/2018	450	451

		11,462

Puerto Rico – 0.8%
Revenue Bond – 0.2%
Puerto Rico Public Buildings Authority, Government Facilities, Series M-2, Mandatory Put 07/01/2017 @ 100 (AMBAC) (COMGTY)
5.500%, 07/01/2035	1,000	1,021

General Obligation – 0.6%
Puerto Rico Commonwealth, Public Improvement, Series A
5.000%, 07/01/2020	4,000	3,893

		4,914

South Carolina – 1.4%
Revenue Bonds – 1.4%
Charleston EDL Excellence Finance, Charleston County School District Project
5.000%, 12/01/2013	2,000	2,107
Lexington County Health Services District, Lexington Medical Center, Pre-refunded 11/01/2013 @ 100
5.500%, 11/01/2023 ◊	2,000	2,169
South Carolina Jobs Economic Development Authority, Palmetto Health Alliance, Series A
6.000%, 08/01/2013	1,000	1,052
South Carolina Jobs Economic Development Authority, Palmetto Health Alliance, Series C
6.000%, 08/01/2013	2,000	2,103
South Carolina State Public Service Authority, Series A (MBIA)
5.500%, 01/01/2010	1,665	1,731

		9,162

South Dakota – 1.1%
Revenue Bonds – 0.6%
South Dakota State Health & Educational Facilities Authority, Westhills Village Retirement
4.750%, 09/01/2011	530	540
5.000%, 09/01/2012	1,000	1,023
5.000%, 09/01/2013	1,000	1,021
5.000%, 09/01/2025	1,770	1,680

		4,264

Certificates of Participation – 0.5%
Deadwood (ACA)
5.600%, 11/01/2008	845	851
5.000%, 11/01/2018	2,385	2,308

		3,159

		7,423

Tennessee – 3.2%
Revenue Bonds – 2.9%
Memphis-Shelby Counties Sports Authority Revenue, Memphis Arena Project, Series C (MBIA)
5.000%, 11/01/2017	3,175	3,349
Metropolitan Government Nashville & Davidson County, Escrowed to Maturity
6.400%, 04/01/2011 §	1,030	1,122
Shelby County Health, Educational & Housing Facilities Board, Methodist Healthcare, Pre-refunded 09/01/2012 @ 100
6.000%, 09/01/2016 ◊	935	1,028
6.000%, 09/01/2016 ◊	565	622
Shelby County Health, Educational & Housing Facilities Board, Methodist Healthcare, Series B (FSA)
5.250%, 09/01/2021	1,675	1,740
Shelby County Health, Educational & Housing Facilities Board, St. Jude’s Children’s Research
5.000%, 07/01/2009	200	202
Sullivan County Health, Educational & Housing Facilities Board, Wellmont Health Systems Project (RAAI)
5.000%, 09/01/2016	2,000	2,004
Sullivan County Health, Educational & Housing Facilities Board, Wellmont Health Systems Project, Escrowed to Maturity
6.250%, 09/01/2011 §	1,465	1,593
6.250%, 09/01/2012 §	1,085	1,199
Sullivan County Health, Educational & Housing Facilities Board, Wellmont Health Systems Project, Pre-refunded 09/01/2012 @ 101
6.500%, 09/01/2013 ◊	2,215	2,488
Tennessee Energy Acquisition Corporation, Gas Revenue, Series A
5.000%, 09/01/2014	3,500	3,466

		18,813

General Obligation – 0.3%
Memphis (MBIA)
5.000%, 10/01/2016	2,000	2,118

		20,931

Texas – 11.2%
Revenue Bonds – 4.6%
Abilene Health Facilities Development, Sears Methodist Retirement, Series A
5.350%, 11/15/2008	1,300	1,300

First American Funds 2008 Annual Report   61

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Brazos River Harbor District, Dow Chemical, Series A-5, Mandatory Put 05/15/2012 @ 100 (AMT)
5.700%, 05/15/2033	$1,000	$994
El Paso Water & Sewer Revenue, Series A (FSA)
4.000%, 03/01/2018	650	644
Grapevine Industrial Development, Air Cargo (AMT)
6.500%, 01/01/2024	485	479
Gregg County Health Facilities Development, Good Shepherd Medical Center, Series A
5.750%, 10/01/2009	2,895	2,966
5.000%, 10/01/2013	1,230	1,242
Houston Health Facilities Development, Buckingham Senior Living Community, Series A, Pre-refunded 02/15/2014 @ 101
7.000%, 02/15/2023 ◊	2,000	2,363
League City Waterworks & Sewer System Revenue (FSA)
4.000%, 02/15/2018	1,230	1,218
4.375%, 02/15/2023	1,315	1,287
Lubbock Educational Facilities Revenue, Lubbock Christian University
5.000%, 11/01/2016	1,000	997
North Texas Tollway Revenue, First Tier, Series A
6.000%, 01/01/2024	2,500	2,639
North Texas Tollway Revenue, First Tier, Series E-3, Mandatory Put 01/01/2016 @ 100
5.750%, 01/01/2038	3,000	3,137
Odessa Housing Finance, Escrowed to Maturity, Zero Coupon Bond (MBIA)
3.693%, 06/01/2012 § ¤	1,465	1,269
San Antonio Electric & Gas, Series A
5.250%, 02/01/2013	2,135	2,187
San Leanna Educational Facilities Higher Education Revenue Tax, Saint Edwards University Project
5.000%, 06/01/2019	575	573
Tarrant County Cultural Education Financial Corporation Retirement Facilities, Northwest Senior Housing, Edgemere Project, Series A
5.750%, 11/15/2014	1,235	1,229
Texas State Transportation Commission, First Tier
5.000%, 04/01/2017	2,000	2,152
Travis County Health Facilities, Development Retirement Facilities Revenue, Querencia Barton Creek Project
5.250%, 11/15/2017	1,000	922
5.500%, 11/15/2025	900	788
Tyler Health Facilities, Mother Frances Hospital
5.250%, 07/01/2012	1,000	1,028
Victoria Utilities Systems Revenue (AMBAC)
4.400%, 12/01/2019	1,000	991

		30,405

General Obligations – 6.6%
Alvin Independent School District, Schoolhouse (PSFG)
4.125%, 02/15/2019	1,110	1,096
Brownsville (MBIA)
5.000%, 02/15/2017	2,125	2,220
Corinth (MBIA)
4.500%, 02/15/2019	1,180	1,186
Dallas (MBIA)
4.500%, 02/15/2027	5,000	4,901
Dallas County Utilities & Reclamation District, Series A (AMBAC)
5.150%, 02/15/2022	5,715	5,600
El Paso County (MBIA)
5.000%, 02/15/2018	2,440	2,584
Elgin Independent School District, School Building (PSFG)
4.375%, 08/01/2019	1,120	1,123
Frisco (AMBAC)
4.500%, 02/15/2016	2,045	2,109
Frisco (FGIC)
5.000%, 02/15/2018	1,125	1,147
5.000%, 02/15/2019	1,675	1,703
Galena Park Independent School District, School Building (PSFG)
4.000%, 08/15/2019	1,070	1,041
Giddings Independent School District, School Building, Series A (PSFG)
4.250%, 02/15/2019	875	876
Grand Prairie Independent School District, School Building, Series A (PSFG)
4.500%, 02/15/2018	635	651
Howard County Junior College (AMBAC)
4.250%, 02/15/2018	715	708
Irving Independent School District, Series A, Zero Coupon Bond (PSFG)
2.339%, 02/15/2009 ¤	5,000	4,928
Kaufman County (FSA)
5.000%, 02/15/2017	1,000	1,040
Lubbock, Water Works System, Series A (FSA)
4.500%, 02/15/2019	300	305
Montgomery County (FSA)
4.000%, 03/01/2017	320	320
North Harris Montgomery Community College District (FGIC)
5.375%, 02/15/2015	95	100
Northwest Texas Independent School District (PSFG)
4.500%, 02/15/2026	1,500	1,462
San Angelo, Series A (MBIA)
4.400%, 02/15/2019	875	878
San Antonio
4.125%, 02/01/2019	1,000	997
4.250%, 02/01/2020	1,140	1,136
Sunnyvale School District, School Building (PSFG)
4.400%, 02/15/2020	870	870
Teague Independent School District, School Building (PSFG)
5.000%, 02/15/2019	2,210	2,341
Texas, Water Financial Assistance, Series A
5.000%, 08/01/2017	1,500	1,616
Victoria School District (PSFG)
5.000%, 02/15/2018	500	531

		43,469

		73,874

Utah – 0.8%
Revenue Bonds – 0.7%
Salt Lake & Sandy Metropolitan Water District, Series A (AMBAC)
5.000%, 07/01/2015	2,500	2,675

The accompanying notes are an integral part of the financial statements.

62   First American Funds 2008 Annual Report

Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

South Jordan, Sales Tax, Pre-refunded 08/15/2011 @ 100 (AMBAC)
5.500%, 08/15/2018 ◊	$1,000	$1,072
Utah State Housing Finance Agency, Single Family Mortgages, Series III, Class R (FHA) (VA)
5.950%, 07/01/2008	95	95
Weber Basin Water Conservancy District, Series A (AMBAC)
4.375%, 10/01/2018	400	404

		4,246

General Obligation – 0.1%
Ashley Valley Water & Sewer, Escrowed to Maturity (AMBAC)
10.900%, 01/01/2010 §	600	650

		4,896

Virginia – 0.1%
Revenue Bond – 0.1%
Riverside Regional Jail Authority (MBIA)
5.700%, 07/01/2008	905	905

Washington – 3.6%
Revenue Bonds – 0.6%
Snohomish County Housing Authority
6.300%, 04/01/2016	880	884
Washington State Housing Community Nonprofit Revenue, Skyline at First Hill Project, Series B
5.100%, 01/01/2013	3,000	2,915

		3,799

General Obligations – 3.0%
Clark County School District #37, Vancouver (FSA)
5.250%, 12/01/2014	1,515	1,652
Snohomish County (MBIA)
5.375%, 12/01/2019	5,000	5,237
Spokane County School District #81, Spokane Convertible CABs (MBIA)
0.000% through 12/01/2008, thereafter 5.000%, 06/01/2016 ◗	1,000	1,028
Spokane County School District #356, Central Valley, Series B, Zero Coupon Bond (FGIC)
4.487%, 12/01/2014 ¤	5,690	4,280
Washington State, Series C
5.500%, 07/01/2014	2,275	2,506
Washington State, Series S-5, Zero Coupon Bond (FGIC)
4.430%, 01/01/2016 ¤	3,000	2,159
Washington State, Various Purpose, Series R-A (AMBAC)
5.000%, 01/01/2025	3,000	3,060

		19,922

		23,721

Wisconsin – 2.1%
Revenue Bonds – 1.8%
Franklin Solid Waste Disposal Revenue, Waste Management Wisconsin, Series A, Mandatory Put 05/01/2016 @ 100 (AMT)
4.950%, 11/01/2016	2,000	1,896
Wisconsin State Health & Educational Facilities Authority, Aurora Health Care, Series A
5.500%, 02/15/2020	1,500	1,472
Wisconsin State Health & Educational Facilities Authority, Eastcastle Place Income Project
5.750%, 12/01/2019	2,000	1,837
Wisconsin State Health & Educational Facilities Authority, Fort Healthcare Income Project
5.375%, 05/01/2018	1,250	1,228
Wisconsin State Health & Educational Facilities Authority, Marshfield Clinic, Series B
6.250%, 02/15/2009	500	509
5.500%, 02/15/2013	850	873
Wisconsin State Health & Educational Facilities Authority, Southwest Health Center, Series A
6.125%, 04/01/2024	1,500	1,447
Wisconsin State Health & Educational Facilities Authority, Vernon Memorial Healthcare Project
4.650%, 03/01/2015	1,035	995
Wisconsin State Health & Educational Facilities Authority, Wheaton Franciscan Services
5.750%, 08/15/2011	285	293
Wisconsin State Health & Educational Facilities Authority, Wisconsin Medical College (MBIA)
5.000%, 12/01/2015	1,450	1,513

		12,063

General Obligation – 0.3%
Door County, Series A, Crossover Refunded 09/01/2011 @ 100 (FGIC)
5.125%, 09/01/2016 z	1,720	1,813

		13,876

Wyoming – 0.3%
Revenue Bond – 0.3%
Lincoln County, PacifiCorp Project, Mandatory Put 06/03/2013 @ 100 (AMT)
4.125%, 11/01/2025	2,250	2,242

Total Municipal Bonds
(Cost $635,220)		644,548

Short-Term Investment – 2.3%
First American Tax Free Obligations Fund, Class Z Å
(Cost $15,388)	15,387,823	15,388

Total Investments – 100.2%
(Cost $650,608)		659,936

Other Assets and Liabilities, Net – (0.2)%		(1,562)

Total Net Assets – 100.0%		$658,374

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

«	Security purchased on a when-issued basis. On June 30, 2008, the total cost of investments purchased on a when-issued basis was $6,742 or 1.0% of total net assets. See note 2 in Notes to Financial Statements.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

◗	Convertible Capital Appreciation Bonds (Convertible CABs) – These bonds initially pay no interest but accrete in value from the date of issuance through the conversion date, at which time the bonds start to accrue and pay interest on a semiannual basis until final maturity.

Y	Auction rate security. The coupon rate represents the rate as of June 30, 2008.

z	Crossover Refunded securities are backed by the credit of the refunding issuer. These bonds mature at the call date and price indicated.

First American Funds 2008 Annual Report   63

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Intermediate Tax Free Fund (concluded)

Å	Investment in affiliated security. This money market fund is advised by FAF Advisors, Inc., which also serves as advisor for this fund. See note 3 in Notes to Financial Statements.

ACA –	American Capital Assurance

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $15,132, which represents 2.3% of total net assets.

CIFG –	CDC IXIS Financial Guaranty

CMI –	California Mortgage Insurance Program

COMGTY –	Commonwealth Guaranty

FGIC –	Financial Guaranty Insurance Corporation

FHA –	Federal Housing Authority

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

IMI –	Investors Mortgage Insurance Company

LOC –	Letter of Credit

MBIA –	Municipal Bond Insurance Association

MQSBLF –	Michigan Qualified School Board Loan Fund Program

MSDCEP –	Minnesota School District Credit Enhancement Program

OSDCEP –	Ohio School District Credit Enhancement Program

PSFG –	Permanent School Fund Guarantee

RAAI –	Radian Asset Assurance Inc.

SBG –	School Board Guaranty

SMO –	State Moral Obligation

STAID –	State Aid Withholding

VA –	Veterans Administration

XLCA –	XL Capital Assurance Inc.
Intermediate Tax Free Fund (concluded)

Minnesota Intermediate Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 96.6%
Revenue Bonds – 63.9%
Continuing Care Retirement Communities – 1.0%
Columbia Heights Multifamily & Health Care Facilities, Crest View Corporation Projects, Series A
5.550%, 07/01/2027	$1,000	$914
Glencoe Health Care Facilities, Pre-refunded 04/01/2011 @ 101
7.400%, 04/01/2021 ◊	1,000	1,112

		2,026

Economic Development – 1.9%
Minneapolis Community Development Agency, Series G-3, Pre-refunded 12/01/2011 @ 100
5.350%, 12/01/2021 ◊	1,000	1,064
Minneapolis Development Revenue, Common Bond, Series 1A (AMT)
4.550%, 12/01/2013	480	485
4.625%, 12/01/2014	505	510
Minneapolis Supported Development Revenue, Common Bond, Series 2A (AMT)
5.125%, 06/01/2022	1,000	962
Minnesota State Agricultural & Economic Development Board, Small Business Development, Series B (AMT)
6.500%, 08/01/2008	365	366
Minnesota State Agricultural & Economic Development Board, Small Business Development, Series C (AMT)
6.625%, 08/01/2008	330	331

		3,718

Education – 8.7%
Minneapolis, The Blake School Project
5.000%, 09/01/2012	445	460
Minnesota State Higher Education Facilities Authority, Augsburg College, Series 4
5.000%, 10/01/2011	500	504
5.000%, 10/01/2012	500	503
Minnesota State Higher Education Facilities Authority, Augsburg College, Series 6-C
4.750%, 05/01/2018	1,075	1,040
Minnesota State Higher Education Facilities Authority, Augsburg College, Series 6-J1
5.000%, 05/01/2013	320	325
5.000%, 05/01/2016	375	377
5.000%, 05/01/2020	1,295	1,269
Minnesota State Higher Education Facilities Authority, College of Art & Design, Series 6-K
5.000%, 05/01/2013	310	315
5.000%, 05/01/2014	320	325
5.000%, 05/01/2015	340	344
5.000%, 05/01/2016	355	357
5.000%, 05/01/2017	370	370
Minnesota State Higher Education Facilities Authority, College of Art and Design, Series 5-K
5.000%, 05/01/2011	250	257
Minnesota State Higher Education Facilities Authority, St. Benedict College, Series V
4.500%, 03/01/2017	1,585	1,584
Minnesota State Higher Education Facilities Authority, St. Catherine College, Series 5-N1
5.250%, 10/01/2022	1,500	1,482

The accompanying notes are an integral part of the financial statements.

64   First American Funds 2008 Annual Report

Minnesota Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Minnesota State Higher Education Facilities Authority, St. John’s University, Series 6-U
4.200%, 10/01/2019	$290	$282
4.300%, 10/01/2020	385	374
4.500%, 10/01/2022	145	142
Minnesota State Higher Education Facilities Authority, St. Olaf College, Series 6-O
5.000%, 10/01/2016	500	527
4.500%, 10/01/2019	250	246
Minnesota State Higher Education Facilities Authority, St. Scholastica College, Series 6-S
4.375%, 12/01/2016	360	342
4.500%, 12/01/2017	380	360
Minnesota State Higher Education Facilities Authority, University of St. Thomas, Series 6-I
4.000%, 04/01/2014	1,045	1,039
Moorhead Educational Facilities, Concordia College, Series A
4.100%, 12/15/2014	500	496
4.200%, 12/15/2015	880	872
4.300%, 12/15/2016	925	910
5.000%, 12/15/2018	1,005	1,027
5.000%, 12/15/2019	1,060	1,078

		17,207

Healthcare – 23.5%
Aitkin Health Care Facilities, Riverwood Healthcare Center
5.250%, 02/01/2015	735	727
Bemidji Health Care Facilities, North County Health Services
4.125%, 09/01/2013	300	299
4.250%, 09/01/2015	500	496
5.000%, 09/01/2017	500	510
5.000%, 09/01/2018	1,050	1,063
5.000%, 09/01/2019	1,110	1,114
Cuyuna Range Hospital District
5.000%, 06/01/2016	425	418
5.000%, 06/01/2017	1,340	1,315
5.000%, 06/01/2019	1,320	1,278
Duluth Economic Development Authority, Benedictine Health System, Pre-refunded 02/15/2014 @ 100
5.375%, 02/15/2022 ◊	2,045	2,230
Glencoe Health Care Facilities, Regional Health Services Project
5.000%, 04/01/2013	760	766
5.000%, 04/01/2014	800	804
5.000%, 04/01/2015	845	845
5.000%, 04/01/2017	1,815	1,780
Hastings Health Care Facility, Regina Medical Center (ACA)
5.000%, 09/15/2013	500	494
Inver Grove Heights Nursing Home Revenue, Presbyterian Homes Care
5.000%, 10/01/2016	430	417
Maple Grove Health Care Facilities, Maple Grove Hospital
5.000%, 05/01/2017	1,000	1,021
Maple Grove Health Care Facilities, North Memorial
4.500%, 09/01/2017	1,730	1,695
Marshall Medical Center Gross Revenue, Avera Marshall Regional Medical Center Project
4.500%, 11/01/2013	345	344
4.750%, 11/01/2020	1,155	1,099
Meeker County Hospital Facilities, Memorial Hospital Project
5.625%, 11/01/2022	1,000	966
Minneapolis Healthcare System, Allina Health System, Series A, Pre-refunded 11/15/2012 @ 100
6.000%, 11/15/2023 ◊	2,500	2,753
5.750%, 11/15/2032 ◊	1,300	1,418
Minneapolis Healthcare System, Fairview Health Services, Series A, Escrowed to Maturity
5.000%, 05/15/2012 §	605	642
Minnesota Agricultural & Economic Development Board, Evangelical Lutheran Project
5.500%, 02/01/2011	280	292
5.500%, 02/01/2012	200	210
5.500%, 02/01/2015	730	762
Minnesota Agricultural & Economic Development Board, Healthcare Systems, Series A (MBIA)
5.500%, 11/15/2017	305	312
5.750%, 11/15/2026	10	10
Monticello, Big Lake Community Hospital, Series C
5.750%, 12/01/2015	2,320	2,356
Northfield Hospital Revenue
5.000%, 11/01/2013	880	887
5.000%, 11/01/2014	920	925
5.500%, 11/01/2017	1,080	1,096
Plymouth Health Facilities, Westhealth Project, Series A (FSA)
6.200%, 06/01/2011	1,360	1,364
Redwood Falls Hospital Facilities Revenue
5.000%, 12/01/2021	1,015	940
Shakopee Health Care Facilities, St. Francis Regional Medical Center
4.000%, 09/01/2012	305	300
5.000%, 09/01/2017	1,785	1,774
St. Paul Housing & Redevelopment Authority, Allina Health Systems, Series A (MBIA)
5.000%, 11/15/2015	500	525
5.000%, 11/15/2019	1,000	1,026
St. Paul Housing & Redevelopment Authority, Health Partners Obligation Group
5.250%, 05/15/2019	1,000	982
St. Paul Housing & Redevelopment Authority, HealthEast Project
5.150%, 11/15/2020	1,840	1,735
St. Paul Port Authority, HealthEast Midway Campus, Series A
5.250%, 05/01/2015	1,500	1,497
5.750%, 05/01/2025	2,000	1,955
Stillwater Health Care, Health Systems Obligation Group
4.250%, 06/01/2015	300	297
4.250%, 06/01/2016	260	254
Todd, Morrison, Cass & Wadena Counties, United Hospital District
4.000%, 12/01/2013	400	391
Winona Health Care Facilities, Series A
5.300%, 07/01/2017	525	530
5.350%, 07/01/2018	590	593

First American Funds 2008 Annual Report   65

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Minnesota Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Winona Health Care Facilities, Winona Health Obligated Group
5.000%, 07/01/2020	$1,000	$968

		46,475

Housing – 1.5%
Dakota County Housing & Redevelopment Authority, Single Family Mortgages (AMT) (FNMA) (GNMA)
5.125%, 10/01/2020	36	36
Minnesota State Housing Finance Agency, Single Family Mortgages, Series B (AMT)
5.550%, 07/01/2024	125	126
Moorhead Senior Housing Revenue, Sheyenne Crossing Project
5.600%, 04/01/2025	2,000	1,863
Worthington Housing Authority, Meadows Worthington Project, Series A
5.000%, 11/01/2017	1,000	926

		2,951

Lease Revenue – 2.7%
Andover Economic Development Authority Public Facilities Lease Revenue, Community Center, Crossover Refunded 02/01/2014 @ 100
5.000%, 02/01/2019 z	1,225	1,296
Pine County Housing & Redevelopment Authority, Series A
4.500%, 02/01/2016	465	467
4.500%, 02/01/2017	385	383
St. Paul Housing & Redevelopment Authority, Jimmy Lee Recreation Center
4.500%, 12/01/2019 «	180	180
4.500%, 12/01/2020 «	290	288
St. Paul Housing & Redevelopment Authority, Smith Avenue Transit Center
4.000%, 06/01/2012	200	201
St. Paul Port Authority, Office Building
5.000%, 12/01/2019	2,415	2,496

		5,311

Miscellaneous – 1.1%
Minnesota State Retirement Systems Building
5.450%, 06/01/2012	550	573
Seaway Port Authority of Duluth, Cargill Income Project
4.200%, 05/01/2013	1,500	1,504

		2,077

Recreational Facility Authority – 0.9%
St. Paul Port Authority, Hotel Facilities, Radisson Kellogg Project, Series 2, Pre-refunded 08/01/2008 @ 103
6.875%, 08/01/2010 ◊	1,685	1,742

Revolving Funds – 1.0%
Minnesota Public Facilities Authority, Drinking Water, Series B, Pre-refunded 03/01/2009 @ 100
5.125%, 03/01/2019 ◊	2,000	2,045

Tax Revenue – 2.9%
Hennepin County Sales Tax, Ballpark Project, Series B
4.375%, 12/15/2022	555	553
5.000%, 12/15/2026	1,000	1,035
5.000%, 12/15/2029	1,000	1,023
Minneapolis Tax Increment Revenue, Grant Park Project
5.200%, 02/01/2022	1,000	929
Minneapolis, St. Anthony Falls Project
5.000%, 02/01/2017	1,040	973
5.300%, 02/01/2021	570	517
St. Anthony Housing & Redevelopment Authority, Silver Lake Village Project
5.000%, 08/01/2015	785	768

		5,798

Transportation – 7.5%
Minneapolis & St. Paul Metropolitan Airports Commission, Series A (MBIA)
5.000%, 01/01/2019	1,000	1,024
5.000%, 01/01/2020	2,200	2,243
Minneapolis & St. Paul Metropolitan Airports Commission, Series B (AMBAC) (AMT)
5.000%, 01/01/2020	2,125	2,060
Minneapolis & St. Paul Metropolitan Airports Commission, Series B (AMT) (FGIC)
5.750%, 01/01/2010	2,880	2,955
5.625%, 01/01/2014	1,000	1,013
Minneapolis & St. Paul Metropolitan Airports Commission, Series C, Pre-refunded 01/01/2011 @ 100 (FGIC)
5.125%, 01/01/2020 ◊	3,095	3,258
Minnesota Public Facilities Authority Transportation
5.000%, 03/01/2012	970	997
Puerto Rico Commonwealth, Highway Transportation Authority, Series X (MBIA)
5.500%, 07/01/2013	1,250	1,320

		14,870

Utilities – 11.2%
Chaska Electric, Series A
5.600%, 10/01/2008	680	686
5.650%, 10/01/2009	720	747
5.650%, 10/01/2010	760	801
4.200%, 10/01/2015	1,000	1,001
Cohasset Pollution Control, Allete Project (RAAI)
4.950%, 07/01/2022	2,230	2,141
Minnesota State Municipal Power Agency
4.125%, 10/01/2017	420	409
5.250%, 10/01/2022	1,000	1,035
Northern Municipal Power Agency, Minnesota Electric Systems, Series A (AGTY)
5.000%, 01/01/2019	1,000	1,046
5.000%, 01/01/2021	2,000	2,063
Northern Municipal Power Agency, Minnesota Electric Systems, Series A (AMBAC)
5.000%, 01/01/2013	380	398
5.000%, 01/01/2017	460	484
Puerto Rico Commonwealth, Aqueduct & Sewer Authority, Series A (AGTY)
5.000%, 07/01/2016	500	528
Rochester Electric Utility, Pre-refunded 12/01/2010 @ 100
5.000%, 12/01/2016 ◊	1,150	1,209
Shakopee Public Utilities, Series A, Crossover Refunded 02/01/2009 @ 100 (FSA)
4.250%, 02/01/2018 z	295	298

The accompanying notes are an integral part of the financial statements.

66   First American Funds 2008 Annual Report

Minnesota Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Southern Minnesota Municipal Power Agency, Series A (AMBAC)
5.000%, 01/01/2011	$1,270	$1,295
5.250%, 01/01/2014	2,000	2,127
Southern Minnesota Municipal Power Agency, Series A, Zero Coupon Bond (MBIA)
4.707%, 01/01/2020 ¤	3,500	2,049
4.796%, 01/01/2021 ¤	5,000	2,764
Western Minnesota Municipal Power Agency, Series A (AMBAC)
5.500%, 01/01/2011	1,000	1,025

		22,106

Total Revenue Bonds		126,326

General Obligations – 31.3%
Anoka County Capital Improvements, Series A
4.100%, 02/01/2018	610	614
5.000%, 02/01/2020	1,000	1,060
Anoka County Capital Improvements, Series B
4.550%, 01/01/2011	1,960	2,009
Anoka County Capital Improvements, Series C
4.100%, 02/01/2018 «	285	286
4.200%, 02/01/2019 «	595	597
Anoka County, Series D
5.000%, 02/01/2024	500	518
Anoka-Hennepin Independent School District #11, Crossover Refunded 02/01/2011 @ 100 (MSDCEP)
5.000%, 02/01/2014 z	2,000	2,072
Anoka-Hennepin Independent School District #11, Series A, Crossover Refunded 02/01/2011 @ 100 (MSDCEP)
5.000%, 02/01/2012 z	1,000	1,044
Anoka-Hennepin Independent School District #11, Series A, Crossover Refunded 02/01/2010 @ 100 (MSDCEP)
5.375%, 02/01/2013 z	600	625
Burnsville Independent School District #191, Alternative Facilities, Series A (MSDCEP)
4.250%, 02/01/2020	1,200	1,204
Chaska Independent School District #112, Series A (MBIA) (MSDCEP)
4.250%, 02/01/2019	1,000	1,006
Chatfield Independent School District #227, Series A (FSA) (MSDCEP)
4.000%, 02/01/2018	450	451
4.500%, 02/01/2026	250	250
Dakota County, Capital Improvements, Series C
4.850%, 02/01/2010	1,000	1,035
Dakota County Community Development Agency, Senior Housing Facilities, Series A
4.375%, 01/01/2019	510	514
4.500%, 01/01/2020	215	214
Dassel Cokato Independent School District #466, Series A (MSDCEP)
4.000%, 03/01/2014	300	305
Duluth Independent School District #709, Series A (FSA) (MSDCEP)
4.250%, 02/01/2022	1,375	1,361
Lakeville Independent School District #194 (MSDCEP)
5.000%, 02/01/2016	2,000	2,027
Lakeville Independent School District #194, Series A, Crossover Refunded 02/01/2013 @ 100 (FGIC) (MSDCEP)
5.000%, 02/01/2022 z	2,335	2,472
Metropolitan Council, Waste Water, Series C
4.000%, 03/01/2019	1,000	995
Minneapolis Special School District #001 (MSDCEP)
4.000%, 02/01/2018	1,135	1,139
Moorhead Independent School District #152, Crossover Refunded 04/01/2012 @ 100 (FGIC) (MSDCEP)
5.000%, 04/01/2015 z	3,450	3,634
5.000%, 04/01/2016 z	2,510	2,644
Mounds View Independent School District #621, Series A (MBIA) (MSDCEP)
5.000%, 02/01/2018	2,340	2,409
Mounds View Independent School District #621, Series A (MSDCEP)
5.250%, 02/01/2010	1,000	1,040
5.000%, 02/01/2019	2,565	2,638
Mounds View Independent School District #621, Series A, Crossover Refunded 02/01/2011 @ 100 (MSDCEP)
5.250%, 02/01/2012 z	1,000	1,053
5.350%, 02/01/2016 z	1,000	1,056
Northfield Independent School District #659 (MSDCEP)
5.000%, 02/01/2015	1,295	1,347
Pequot Lakes Independent School District #186, Crossover Refunded 02/01/2012 @ 100 (FGIC) (MSDCEP)
5.125%, 02/01/2018 z	500	528
Perham, Disposal System (AMT)
5.850%, 05/01/2015	1,205	1,234
Pipestone-Jasper Independent School District #2689, Crossover Refunded 03/01/2009 @ 100 (FGIC) (MSDCEP)
5.400%, 03/01/2013 z	1,095	1,122
Puerto Rico Commonwealth (MBIA)
6.000%, 07/01/2014	1,605	1,753
Puerto Rico Commonwealth, Government Development, Series B
5.000%, 12/01/2014	1,000	1,006
Puerto Rico Commonwealth, Series A
5.500%, 07/01/2018	1,000	1,023
Puerto Rico Commonwealth, Series A (XLCA)
5.500%, 07/01/2017	1,000	1,022
Ramsey County, Series D
5.000%, 02/01/2014	2,000	2,158
Rochester Independent School District #535, Series A, Crossover Refunded 02/01/2011 @ 100 (MSDCEP)
5.000%, 02/01/2015 z	1,595	1,672
Rochester Wastewater, Series A
4.000%, 12/01/2018	1,140	1,145
Sauk Rapids Independent School District #47, Series B, Zero Coupon Bond, Crossover Refunded 02/01/2011 @ 89.37 (FSA) (MSDCEP)
3.344%, 02/01/2013 z ¤	1,055	865
Sauk Rapids Independent School District #47, Series B, Zero Coupon Bond, Crossover Refunded 02/01/2011 @ 94.63 (FSA) (MSDCEP)
3.344%, 02/01/2012 z ¤	1,790	1,555
South Washington County, Independent School District #833, Series B (FSA) (MSDCEP)
5.000%, 02/01/2015	1,030	1,075

First American Funds 2008 Annual Report   67

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Minnesota Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR/SHARES	VALUE

St. Cloud Library Sales Tax, Series B (FSA)
4.000%, 02/01/2018	$1,000	$1,000
St. Louis Park Independent School District #283, Crossover Refunded 02/01/2009 @ 100 (MSDCEP)
5.250%, 02/01/2010 z	1,000	1,018
5.600%, 02/01/2015 z	725	739
St. Michael Independent School District #885, Crossover Refunded 02/01/2012 @ 100 (FSA) (MSDCEP)
5.000%, 02/01/2014 z	1,190	1,252
5.000%, 02/01/2017 z	1,000	1,052
Stillwater Independent School District #834 (MSDCEP)
4.750%, 02/01/2011	2,140	2,161
Wright County Jail, Series A (MCCEP)
4.500%, 12/01/2020	640	655
Zumbrota-Mazeppa Independent School District #2805, Series A (MSDCEP)
4.000%, 02/01/2019	200	199

Total General Obligations		61,853

Certificates of Participation – 1.4%
Northeast Metropolitan Intermediate School District #916
4.250%, 01/01/2015	1,000	1,000
Duluth Independent School District #709, Series B (MSDCEP)
4.000%, 02/01/2019	1,890	1,846

Total Certificates of Participation		2,846

Total Municipal Bonds
(Cost $189,005)		191,025

Short-Term Investment – 2.8%
Federated Minnesota Municipal Cash Trust
(Cost $5,597)	5,597,315	5,597

Total Investments – 99.4%
(Cost $194,602)		196,622

Other Assets and Liabilities, Net – 0.6%		1,118

Total Net Assets – 100.0%		$197,740

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

z	Crossover Refunded securities are backed by the credit of the refunding issuer. These bonds mature at the call date and price indicated.

«	Security purchased on a when-issued basis. On June 30, 2008, the total cost of investments purchased on a when-issued basis was $1,340 or 0.7% of total net assets. See note 2 in Notes to Financial Statements.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

ACA –	American Capital Assurance

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $10,078, which represents 5.1% of total net assets.

FGIC –	Financial Guaranty Insurance Corporation

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance
Minnesota Intermediate Tax Free Fund (concluded)

GNMA –	Government National Mortgage Association

MBIA –	Municipal Bond Insurance Association

MCCEP –	Minnesota County Credit Enhancement Program

MSDCEP –	Minnesota School District Credit Enhancement Program

RAAI –	Radian Asset Assurance Inc.

XLCA –	XL Capital Assurance Inc.

The accompanying notes are an integral part of the financial statements.

68   First American Funds 2008 Annual Report

Minnesota Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 97.9%
Revenue Bonds – 86.1%
Continuing Care Retirement Communities – 3.1%
Columbia Heights Multifamily & Health Care Facilities, Crest View Corporation Projects, Series A
5.700%, 07/01/2042	$1,750	$1,570
Golden Valley, Covenant Retirement Communities, Series A
5.500%, 12/01/2029	1,750	1,697
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2037	1,275	1,074
Prior Lake Senior Housing Revenue, Shepherds Path, Series B
5.700%, 08/01/2036	1,000	917

		5,258

Economic Development – 2.4%
Minnesota Agricultural & Economic Development Board, Minnesota Small Business Program, Series A (AMT)
5.550%, 08/01/2016	500	496
Minnesota Agricultural & Economic Development Board, Small Business Development, Series B (AMT)
7.250%, 08/01/2020	1,000	1,021
Minnesota Agricultural & Economic Development Board, Small Business Development, Series C (AMT)
7.250%, 08/01/2020	1,385	1,414
Minnesota Agricultural & Economic Development Board, Small Business Development, Series D (AMT)
7.250%, 08/01/2020	1,120	1,143

		4,074

Education – 3.5%
Minnesota State Higher Education Facilities Authority, College of Art & Design, Series 5-D, Pre-refunded 05/01/2010 @ 100
6.625%, 05/01/2020 ◊	1,000	1,068
Minnesota State Higher Education Facilities Authority, College of Art & Design, Series 6-K
5.000%, 05/01/2026	1,750	1,668
Minnesota State Higher Education Facilities Authority, Vermilion Community College, Series 3-T
5.750%, 01/01/2013	355	357
St. Paul Housing & Redevelopment Authority, Community Peace Academy, Series A
5.000%, 12/01/2036	800	660
St. Paul Housing & Redevelopment Authority, St. Paul Academy & Summit School Project
5.000%, 10/01/2024	2,000	2,012

		5,765

Healthcare – 27.5%
Chippewa County, Montevideo Hospital Project
5.500%, 03/01/2037	1,500	1,287
Cuyuna Range Hospital District
5.000%, 06/01/2029	3,150	2,808
5.500%, 06/01/2035	350	330
Duluth Economic Development Authority, Benedictine Health System, Pre-refunded 02/15/2014 @ 100
5.250%, 02/15/2028 ◊	1,065	1,154
Glencoe Health Care Services Facilities Project, Glencoe Regional Health
5.000%, 04/01/2031	2,000	1,767
Glencoe Health Care Services Facilities Project, Glencoe Regional Health, Pre-refunded 04/01/2011 @ 101
7.500%, 04/01/2031 ◊	1,700	1,896
Maple Grove Health Care Facilities, North Memorial Health Care
5.000%, 09/01/2035	2,000	1,868
Maple Grove Health Care System, Maple Grove Hospital
4.500%, 05/01/2023	1,500	1,383
5.250%, 05/01/2025	1,000	1,007
Marshall Medical Center, Weiner Memorial Medical Center Project, Series A
5.250%, 11/01/2016	305	309
5.850%, 11/01/2023	875	895
Meeker County Hospital Facilities, Memorial Hospital Project
5.750%, 11/01/2027	1,000	963
Minneapolis Healthcare System, Allina Health System, Series A, Pre-refunded 11/15/2012 @ 100
6.000%, 11/15/2023 ◊	1,500	1,652
5.750%, 11/15/2032 ◊	2,400	2,619
Minnesota Agricultural & Economic Development Board, Fairview Hospital Project, Series A
6.375%, 11/15/2029	125	129
Minnesota Agricultural & Economic Development Board, Fairview Hospital Project, Series A, Pre-refunded 11/15/2010 @ 101
6.375%, 11/15/2029 ◊	3,875	4,226
Monticello, Big Lake Community Hospital, Series A
5.750%, 12/01/2019	1,000	980
Monticello, Big Lake Community Hospital, Series C
6.200%, 12/01/2022	1,000	999
New Hope Housing & Healthcare Facilities Authority, Masonic Home North Ridge
5.750%, 03/01/2015	1,600	1,581
Redwood Falls Hospital Revenue, Redwood Area Hospital Project
5.125%, 12/01/2036	3,000	2,568
Shakopee Health Care Facilities, St. Francis Regional Medical Center
5.250%, 09/01/2034	2,000	1,855
St. Louis Park Health Care Facilities, Park Nicollet Health Services, Series B, Pre-refunded 07/01/2014 @ 100
5.500%, 07/01/2025 ◊	2,000	2,202
St. Paul Housing & Redevelopment Authority, Allina Health Systems, Series A (MBIA)
5.000%, 11/15/2012	2,500	2,613
St. Paul Housing & Redevelopment Authority, Episcopal Nursing Home
5.630%, 10/01/2033	2,325	2,023
St. Paul Housing & Redevelopment Authority, Health Partners Obligation Group
5.250%, 05/15/2026	2,000	1,906

First American Funds 2008 Annual Report   69

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Minnesota Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

St. Paul Housing & Redevelopment Authority, HealthEast Project
6.000%, 11/15/2030	$800	$780
St. Paul Housing & Redevelopment Authority, Regions Hospital
5.250%, 05/15/2018	500	495
St. Paul Port Authority, HealthEast Midway Campus, Series A
5.875%, 05/01/2030	900	862
St. Paul Port Authority, HealthEast Midway Campus, Series B
6.000%, 05/01/2030	1,800	1,755
Winona Health Care Facilities, Series A
6.000%, 07/01/2034	1,000	1,011

		45,923

Housing – 14.0%
Cottage Grove Senior Housing Revenue, PHS/Cottage Grove Inc. Project, Series A
5.000%, 12/01/2031	850	686
Dakota County Community Development Agency, Multifamily Housing, Ebenezer Ridges Project (GNMA)
5.900%, 04/20/2042	2,000	2,043
Eden Prairie Multifamily Housing, Preserve Place (GNMA)
5.500%, 01/20/2018	500	508
Hennepin County Housing & Redevelopment Authority, Loring Park Apartments, Mandatory Put 02/15/2009 @ 100 (AMT) (FNMA)
3.050%, 06/15/2034	2,000	2,010
Hopkins Elderly Housing, St. Theresa Project, Series A (FHA) (GNMA)
5.600%, 11/20/2017	480	487
Hopkins Multifamily Housing, Renaissance Project (HUD)
6.250%, 04/01/2015	500	507
Maplewood Multifamily Housing, Carefree Cottages ll, Mandatory Put 04/15/2019 @ 100 (AMT) (FNMA)
4.800%, 04/15/2034	2,000	1,941
Minneapolis & St. Paul Housing Financing Board, Single Family, Series A4 (AMT) (FHLMC) (FNMA) (GNMA)
5.000%, 11/01/2038	986	898
Minneapolis Housing Revenue, Keeler Apartments, Series A
5.000%, 10/01/2037	1,350	1,075
Minneapolis Multifamily Housing Revenue, Vantage Flats Project (AMT) (GNMA)
5.200%, 10/20/2048	875	806
Minnesota State Housing Finance Agency, Residential Housing, Series B (AMT)
5.650%, 07/01/2033	680	681
Minnesota State Housing Finance Agency, Residential Housing, Series B1-RMK (AMT)
5.350%, 07/01/2033	1,380	1,338
Minnesota State Housing Finance Agency, Residential Housing, Series D (AMT)
4.700%, 07/01/2027	3,465	3,176
Minnesota State Housing Finance Agency, Residential Housing, Series F (AMT)
5.400%, 07/01/2030	2,360	2,324
Minnesota State Housing Finance Agency, Single Family Mortgage, Series C (AMT)
6.100%, 07/01/2030	345	358
Moorhead Senior Housing Revenue, Sheyenne Crossing Project
5.650%, 04/01/2041	1,620	1,422
St. Louis Park, Multifamily Housing, Park Ridge Apartments (FHA) (GNMA)
5.250%, 11/01/2020	500	506
St. Paul Housing & Redevelopment Authority, Rossy & Richard Shaller, Series A
5.250%, 10/01/2042	1,100	909
White Bear Lake, Multifamily Housing, Lake Square, Series A (FHA)
6.000%, 08/01/2020	1,020	1,026
Worthington Housing Authority, Meadows Worthington Project, Series A
5.375%, 05/01/2037	880	744

		23,445

Lease Revenue – 5.8%
Lakeville Housing & Redevelopment Authority, Ice Arena Project
4.500%, 02/01/2026	1,000	971
4.625%, 02/01/2032	585	563
New Brighton Economic Development Authority, Public Safety Facility, Leasing Project, Series A
4.900%, 02/01/2015	850	861
5.000%, 02/01/2016	895	906
5.100%, 02/01/2017	900	911
Pine County Housing & Redevelopment Authority, Series A
5.000%, 02/01/2028	1,000	991
5.000%, 02/01/2031	1,890	1,840
Puerto Rico Public Buildings Authority, Government Facilities, Series M (COMGTY)
6.250%, 07/01/2031	2,000	2,183
St. Paul Housing & Redevelopment Authority, Jimmy Lee Recreation Center
4.750%, 12/01/2026	500	492

		9,718

Miscellaneous – 3.0%
Little Canada Commercial Development, RLF Minnesota Project
7.100%, 04/01/2013	790	791
Minnesota State Retirement Systems Building
5.875%, 06/01/2027	3,000	3,106
Seaway Port Authority of Duluth, Cargill Income Project
4.200%, 05/01/2013	1,130	1,133

		5,030

Recreational Facility Authority – 2.4%
Moorhead, Golf Course, Series B
5.875%, 12/01/2021	2,000	2,000
St. Paul Port Authority, Radisson Kellogg Project, Series 2, Pre-refunded 08/01/2008 @ 103
7.375%, 08/01/2029 ◊	2,000	2,070

		4,070

Tax Revenue – 1.0%
Duluth Economic Development Authority
8.000%, 08/01/2008	50	51

The accompanying notes are an integral part of the financial statements.

70   First American Funds 2008 Annual Report

Minnesota Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Minneapolis, St. Anthony Falls Project
5.650%, 02/01/2027	$400	$367
5.750%, 02/01/2027	300	278
St. Anthony Housing & Redevelopment Authority, Silver Lake Village
5.625%, 02/01/2031	1,000	900

		1,596

Transportation – 5.7%
Minneapolis & St. Paul Metropolitan Airports Commission, Series A (AMBAC)
5.000%, 01/01/2017	1,000	1,046
5.000%, 01/01/2019	3,250	3,352
5.000%, 01/01/2020	5,000	5,122

		9,520

Utilities – 17.7%
Chaska Electric, Series A
6.100%, 10/01/2030	45	47
Minnesota Public Facilities Authority, Clean Water, Series B
5.000%, 03/01/2018	2,000	2,163
Northern Municipal Power Agency, Minnesota Electric Systems, Series A (AGTY)
5.000%, 01/01/2018	1,985	2,089
5.000%, 01/01/2021	1,000	1,031
Northern Municipal Power Agency, Minnesota Electric Systems, Series A (AMBAC)
5.000%, 01/01/2026	2,000	2,004
Puerto Rico Electric Power Authority, Series SS (MBIA)
5.000%, 07/01/2024	2,000	2,033
Rochester Electric Utility, Series C
5.000%, 12/01/2030	1,500	1,506
Southern Minnesota Municipal Power Agency, Series A, Zero Coupon Bond (MBIA)
4.588%, 01/01/2019 ¤	4,000	2,484
4.796%, 01/01/2021 ¤	5,000	2,765
4.905%, 01/01/2023 ¤	3,000	1,486
4.974%, 01/01/2024 ¤	11,000	5,136
5.004%, 01/01/2025 ¤	4,250	1,880
5.054%, 01/01/2026 ¤	6,300	2,630
5.080%, 01/01/2027 ¤	3,000	1,186
Western Minnesota Municipal Power Agency (AMBAC)
5.500%, 01/01/2015	550	573
Western Minnesota Municipal Power Agency, Escrowed to Maturity (MBIA)
9.750%, 01/01/2016 §	410	554

		29,567

Total Revenue Bonds		143,966

General Obligations – 10.6%
Burnsville Independent School District #191, Alternative Facilities, Series A (MSDCEP)
4.500%, 02/01/2022	1,430	1,444
4.625%, 02/01/2023	1,500	1,524
Delano Independent School District #879, Series A, Crossover Refunded 02/01/2011 @ 100 (FSA) (MSDCEP)
5.875%, 02/01/2025 z	1,000	1,069
Metropolitan Council Waste Water, Series C
5.000%, 03/01/2020	1,500	1,583
Minneapolis Sports Arena
5.100%, 04/01/2013	500	501
5.100%, 10/01/2013	250	250
Minnesota State
5.000%, 08/01/2010	2,000	2,051
5.000%, 08/01/2013	2,000	2,153
Perham, Disposal System (AMT)
6.000%, 05/01/2022	1,500	1,522
Rochester Wastewater, Series A
4.125%, 12/01/2023	2,285	2,215
Sauk Rapids Independent School District #47, Series A, Crossover Refunded 02/01/2011 @ 100 (MBIA) (MSDCEP)
5.750%, 02/01/2023 z	2,000	2,131
St. Michael Independent School District #885, Series A (MSDCEP)
4.000%, 02/01/2017	1,310	1,317

Total General Obligations		17,760

Certificate of Participation – 1.2%
Duluth Independent School District #709, Series B (MSDCEP)
4.000%, 02/01/2019	2,000	1,954

Total Municipal Bonds
(Cost $166,192)		163,680

Short-Term Investment – 1.6%
Federated Minnesota Municipal Cash Trust
(Cost $2,628)	2,628,212	2,628

Total Investments – 99.5%
(Cost $168,820)		166,308

Other Assets and Liabilities, Net – 0.5%		835

Total Net Assets – 100.0%		$167,143

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

z	Crossover Refunded securities are backed by the credit of the refunding issuer. These bonds mature at the call date and price indicated.

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $19,128, which represents 11.4% of total net assets.

COMGTY –	Commonwealth Guaranty

FHA –	Federal Housing Administration

FHLMC –	Federal Home Loan Mortgage Corporation

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

HUD –	Housing Urban Development

MBIA –	Municipal Bond Insurance Association

MSDCEP –	Minnesota School District Credit Enhancement Program

First American Funds 2008 Annual Report   71

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Missouri Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 99.4%
Revenue Bonds – 80.7%
Continuing Care Retirement Communities – 4.1%
Cole County Industrial Development Authority, Lutheran Services Heisinger Project
5.250%, 02/01/2024	$2,000	$1,954
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2027	500	442
Lee’s Summit Industrial Development Authority, Senior Living Facilities, John Knox Village, Series A
5.000%, 08/15/2014	1,035	1,016
Missouri State Health & Educational Facilities Authority, Senior Living Facilities, Lutheran Senior, Series A
5.375%, 02/01/2035	1,500	1,361
St. Louis County Industrial Development Authority, Friendship Village West, Series A
5.500%, 09/01/2028	2,000	1,846

		6,619

Education – 3.9%
Lincoln University Auxiliary System Revenue (AGTY)
5.125%, 06/01/2037	1,000	1,004
Missouri State Development Finance Board, Midwest Research Institute Project
5.000%, 11/01/2017	1,185	1,086
Missouri State Health & Educational Facilities Authority, University of Missouri-Columbia Arena Project
5.000%, 11/01/2019	2,540	2,623
Missouri State Health & Educational Facilities Authority, Washington University, Series A
5.000%, 02/15/2019	1,465	1,537

		6,250

Healthcare – 16.5%
Boone County Hospital
5.050%, 08/01/2020	1,200	1,203
5.625%, 08/01/2038	2,000	2,016
Cape Girardeau County Industrial Development Authority, Health Care Facilities Revenue, Southeast Missouri Hospital
5.625%, 06/01/2022	245	243
Cape Girardeau County Industrial Development Authority, Health Care Facilities Revenue, Southeast Missouri Hospital, Pre-refunded 06/01/2012 @ 100
5.625%, 06/01/2022 ◊	1,255	1,354
Carthage Hospital Revenue
6.000%, 04/01/2038	1,000	860
Cass County Hospital Revenue
5.500%, 05/01/2027	2,000	1,907
Clinton County Industrial Development Authority, Health Facilities Revenue, Cameron Regional Medical Center
5.000%, 12/01/2037	1,000	787
Hannibal Industrial Development Authority Health Facilities
4.300%, 03/01/2013	1,345	1,326
5.000%, 03/01/2022	1,000	957
Joplin Industrial Development Authority Healthcare Facilities, Freeman Health Systems Project
5.500%, 02/15/2024	2,000	2,000
Missouri State Health & Educational Facilities Authority, BJC Health Systems, Series A, Escrowed to Maturity
6.750%, 05/15/2012 §	3,310	3,721
Missouri State Health & Educational Facilities Authority, Jefferson Memorial Hospital (RAAI)
5.000%, 08/15/2019	2,300	2,257
Missouri State Health & Educational Facilities Authority, Lake Regional Health System Project
5.000%, 02/15/2012	515	524
Missouri State Health & Educational Facilities Authority, SSM Health Care, Series A
5.000%, 06/01/2036	2,000	1,902
Missouri State Health & Educational Facilities Authority, SSM Health, Series B (MBIA)
5.000%, 06/01/2018	445	450
Missouri State Health & Educational Facilities Authority, St. Lukes Health, Series 2003-B (FSA)
5.500%, 11/15/2032	2,000	2,025
Saline County Industrial Development Authority, Health Facilities, John Fitzgibbon Memorial Hospital
5.625%, 12/01/2035	1,000	841
St. Louis County Industrial Development Authority, Ranken-Jordan Project
4.250%, 11/15/2014	125	115
5.000%, 11/15/2027	670	552
5.000%, 11/15/2035	1,300	1,028
St. Louis County Industrial Development Authority, Ranken-Jordan Project, Series A, Pre-refunded 11/15/2013 @ 100
6.625%, 11/15/2035 ◊	500	572

		26,640

Housing – 4.2%
Missouri State Housing Development Commission, Homeownership Loan Program, Series A1 (AMT) (FHLMC) (FNMA) (GNMA)
5.300%, 03/01/2039	675	639
Missouri State Housing Development Commission, Homeownership Loan Program, Series B (AMT) (FNMA) (GNMA)
4.800%, 09/01/2031	2,380	2,153
Missouri State Housing Development Commission, Homeownership Loan Program, Series C1 (AMT) (FNMA) (GNMA)
5.000%, 09/01/2037	1,000	914
Riverside Industrial Development Authority, Riverside Horizons Project, Series A (ACA)
5.000%, 05/01/2027	1,900	1,745
University City Industrial Development Authority, Multifamily Housing, Series A (GNMA)
5.950%, 12/20/2025	1,400	1,401

		6,852

Lease Revenue – 15.9%
Cape Girardeau County, Jackson School District R-02 (MBIA)
5.250%, 03/01/2026	1,000	1,020
Clay County, Public Building Authority (FSA)
5.125%, 05/15/2014	2,000	2,004

The accompanying notes are an integral part of the financial statements.

72   First American Funds 2008 Annual Report

Missouri Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Kansas City Municipal Assistance, Capital Appreciation Leasehold, Series B-1, Zero Coupon Bond (AMBAC)
5.420%, 04/15/2027 ¤	$2,000	$732
Kansas City Special Facilities Revenue, MCI Overhaul Base Project, Series G (AMT)
4.750%, 09/01/2028	4,000	3,530
Missouri State Board of Public Buildings, Series A
5.000%, 10/15/2027	1,000	1,016
Missouri State Board of Public Buildings, State Office Building Special Obligation, Series A
5.000%, 05/01/2017	1,000	1,036
5.125%, 05/01/2026	5,000	5,127
Missouri State Board of Public Buildings, State Office Building Special Obligation, Series A (MBIA)
5.000%, 05/01/2023	2,000	2,028
5.000%, 05/01/2024	5,130	5,197
Missouri State Development Financial Board, Branson, Series A
5.000%, 12/01/2017	1,000	980
5.375%, 12/01/2022	750	727
Platte County School District #R-3
5.000%, 03/01/2028	200	201
Springfield Public Building, Capital Improvement Project (AMBAC)
5.000%, 03/01/2024	2,000	2,037

		25,635

Miscellaneous – 2.3%
Kennett Industrial Development Authority, Manac Trailers USA Project (LOC: Region’s Bank) (AMT)
4.250%, 03/01/2022	1,500	1,322
4.250%, 03/01/2024	500	425
Missouri State Development Finance Board, Eastland Center Project, Series A
4.250%, 04/01/2015	1,010	997
Sugar Creek, Lafarge North America, Series A (AMT)
5.650%, 06/01/2037	1,000	877

		3,621

Revolving Funds – 10.4%
Missouri State Environmental Improvement & Energy Resources Authority, Series A, State Revolving Fund Program, Pre-refunded 07/01/2010 @ 100
5.500%, 07/01/2016 ◊	1,875	1,978
Missouri State Environmental Improvement & Energy Resources Authority, Water Pollution Control, Series A
4.750%, 07/01/2020	2,000	2,080
Missouri State Environmental Improvement & Energy Resources Authority, Water Pollution Control, Series A, State Revolving Fund Program
5.500%, 07/01/2016	620	647
4.375%, 01/01/2028	500	483
Missouri State Environmental Improvement & Energy Resources Authority, Water Pollution Control, Series B, Drinking Water
5.250%, 01/01/2015	2,180	2,230
Missouri State Environmental Improvement & Energy Resources Authority, Water Pollution Control, Series C, State Revolving Fund Program
5.375%, 07/01/2016	1,000	1,112
4.750%, 07/01/2023	410	420
5.000%, 07/01/2023	6,655	6,832
4.750%, 07/01/2025	1,000	1,018

		16,800

Tax Revenue – 10.0%
Belton Increment Tax Revenue, Town Center Project
5.625%, 03/01/2025	550	516
Branson Industrial Development Authority Tax Increment Revenue, Branson Landing Retail Project
5.500%, 06/01/2029	1,000	857
Columbia Electric Utility Improvement, Series A
5.000%, 10/01/2021	400	414
5.000%, 10/01/2023	445	457
5.125%, 10/01/2030	500	505
Fenton Tax Increment Revenue, Gravois Bluffs Redevelopment Project
5.000%, 04/01/2014	1,000	1,040
Harrisonville Towne Center Project
4.375%, 11/01/2017	340	328
4.500%, 11/01/2022	715	666
Howard Bend Levee District (XLCA)
5.500%, 03/01/2026	1,745	1,781
Jackson County Harry Truman Sports Complex (AMBAC)
5.000%, 12/01/2028	3,000	3,045
Kansas City Tax Increment Financing Commission, Maincor Project, Series A
5.250%, 03/01/2018	500	478
Missouri State Development Finance Board, Independence Centerpoint Project, Series E
5.125%, 04/01/2025	1,000	997
Missouri State Development Finance Board, Independence Crackerneck Creek Project, Series B
5.000%, 03/01/2025	1,000	928
Osage Beach Tax Increment Revenue, Prewitt’s Point Project
5.000%, 05/01/2023	1,455	1,254
Raytown Live Redevelopment Plan, Project #1
5.125%, 12/01/2031	1,000	987
Riverside Tax Increment Revenue, L-385 Levee Project
5.250%, 05/01/2020	1,000	978
St. Joseph Industrial Development Authority, Tax Increment Revenue, Shoppes at North Village Project
5.375%, 11/01/2023	1,000	914

		16,145

Transportation – 6.2%
Missouri State Highways & Transportation Commission
4.750%, 05/01/2027	360	364
Missouri State Highways & Transportation, Series A, Pre-refunded 02/01/2011 @ 100
5.250%, 02/01/2020 ◊	5,000	5,284

First American Funds 2008 Annual Report   73

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Missouri Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Missouri State Highways & Transportation, Series A, Pre-refunded 02/01/2012 @ 100
5.000%, 02/01/2022 ◊	$3,225	$3,415
Puerto Rico Commonwealth Highway & Transportation Authority, Series K
5.000%, 07/01/2017	1,000	989

		10,052

Utilities – 7.2%
Kansas City Water, Series B
5.000%, 12/01/2016	2,200	2,215
Metropolitan St. Louis Sewer District, Wastewater Systems Revenue, Series A (MBIA)
5.000%, 05/01/2023	1,075	1,099
Missouri Joint Municipal Electric Utilities, Commission Power Project Revenue, Iatan 2 Project, Series A (AMBAC)
5.000%, 01/01/2028	1,000	970
Missouri Joint Municipal Electric Utilities, Commission Power Project Revenue, Plum Point Project (MBIA)
5.000%, 01/01/2016	1,500	1,540
Missouri State Development Finance Board, Independence Water System (AMBAC)
5.000%, 11/01/2024	1,000	1,011
North Central Regional Water Commission, Waterworks Systems Revenue
5.000%, 01/01/2037	2,070	1,900
Puerto Rico Commonwealth Aqueduct & Sewer Authority, Series A (AGTY)
5.000%, 07/01/2028	1,000	1,013
Puerto Rico Electric Power Authority, Series WW
5.250%, 07/01/2025	1,000	1,007
St. Joseph Industrial Development Authority, Sewer System Improvements Project
4.750%, 04/01/2020	500	495
4.750%, 04/01/2021	390	384

		11,634

Total Revenue Bonds		130,248

General Obligations – 11.0%
Cass County School District #R-9, Harrisonville (MBIA) (MDDP)
4.500%, 03/01/2019	500	508
Jackson County School District #7, Lee’s Summit (MDDP)
4.750%, 03/01/2027	1,000	1,007
Jefferson City School District, Series A, Escrowed to Maturity
6.700%, 03/01/2011 §	775	822
Ladue School District
5.000%, 03/01/2023	1,500	1,555
North Kansas City School District #74 (MDDP)
5.000%, 03/01/2019	500	536
5.000%, 03/01/2022	1,000	1,048
Platte County School District #R-3 (MBIA)
5.000%, 03/01/2024	685	702
Puerto Rico Commonwealth, Public Improvement, Series A
5.250%, 07/01/2026	1,000	981
Puerto Rico Municipal Finance Agency, Pre-refunded 08/01/2009 @ 101 (FSA)
5.500%, 08/01/2023 ◊	3,000	3,144
Richmond Heights, Manhasset Village Neighborhood
4.500%, 04/01/2026	690	657
St. Charles Community College (MBIA)
5.250%, 02/15/2018	1,220	1,324
St. Charles County, Francis Howell School District (FGIC) (MDDP)
5.250%, 03/01/2018	2,095	2,283
St. Louis County
5.000%, 02/01/2012	1,000	1,061
St. Louis County Public Safety, Pre-refunded 08/15/2009 @ 100 (FGIC)
5.125%, 02/15/2017 ◊	2,000	2,065

Total General Obligations		17,693

Certificates of Participation – 7.7%
Belton Refunding & Improvement
5.250%, 03/01/2029	355	350
Belton Refunding & Improvement (MBIA)
4.375%, 03/01/2019	500	491
4.500%, 03/01/2022	500	483
Cottleville
5.125%, 08/01/2026	200	185
5.250%, 08/01/2031	1,700	1,558
Hazelwood School District, Energy Improvements Project
4.500%, 03/01/2017	515	523
4.500%, 03/01/2018	445	449
Kansas City Metropolitan Junior College District
4.500%, 07/01/2021 «	1,375	1,361
Missouri School Boards Association, Liberty Public School District #53 (FSA)
5.250%, 03/01/2025	1,015	1,067
Ozark R-6 School District Lease (FSA)
5.000%, 09/01/2025	1,915	1,953
Texas County Justice Center Project (AGTY)
4.500%, 12/01/2025	3,660	3,502
Union, Series A
5.200%, 07/01/2023	520	522

Total Certificates of Participation		12,444

Total Investments – 99.4%
(Cost $162,171)		160,385

Other Assets and Liabilities, Net – 0.6%		902

Total Net Assets – 100.0%		$161,287

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

«	Security purchased on a when-issued basis. On June 30, 2008, the total cost of investments purchased on a when-issued basis was $1,339 or 0.8% of total net assets. See note 2 in Notes to Financial Statements.

ACA –	American Capital Assurance

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $9,860, which represents 6.1% of total net assets.

FGIC –	Financial Guaranty Insurance Corporation

FHLMC –	Federal Home Loan Mortgage Corporation

The accompanying notes are an integral part of the financial statements.

74   First American Funds 2008 Annual Report

Missouri Tax Free Fund (concluded)

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

LOC –	Letter of Credit

MBIA –	Municipal Bond Insurance Association

MDDP –	Missouri Direct Deposit Program

RAAI –	Radian Asset Assurance Inc.

XLCA –	XL Capital Assurance Inc.
Missouri Tax Free Fund (concluded)

Nebraska Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 98.7%
Revenue Bonds – 76.9%
Continuing Care Retirement Communities – 2.9%
Colorado Health Facilities, Christian Living Communities, Series A
5.750%, 01/01/2026	$100	$91
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2037	275	232
Illinois Finance Authority, Three Crowns Park Plaza, Series A
5.875%, 02/15/2026	200	183
South Dakota Health & Educational Facilities Authority, Westhills Village Retirement Community
5.000%, 09/01/2025	600	569

		1,075

Education – 19.9%
Anderson, Indiana, Economic Development Revenue, Anderson University Project
5.000%, 10/01/2032	575	492
Nebraska Educational Finance Authority, Concordia University Project
5.350%, 12/15/2018	650	651
Nebraska Educational Finance Authority, Midland Lutheran College Project
5.200%, 10/01/2020	350	318
Nebraska Educational Finance Authority, Wesleyan University Project (RAAI)
5.000%, 04/01/2017	605	603
Nebraska Utility Corporation, University of Nebraska, Lincoln Project
5.250%, 01/01/2015	1,045	1,100
University of Nebraska Facility Corporation, Medical Center Research Project
5.000%, 02/15/2015	500	522
University of Nebraska, Kearney Student Fees
5.000%, 07/01/2030	500	506
University of Nebraska, Lincoln Memorial Stadium Project, Series A
5.000%, 11/01/2015	500	523
University of Nebraska, Lincoln Student Fees
5.000%, 07/01/2022	750	765
University of Nebraska, Omaha Health & Recreation Project
5.000%, 05/15/2033	1,000	1,008
University of Nebraska, Omaha Student Facilities Project
5.000%, 05/15/2032	350	351
University of Nebraska, Omaha Student Housing Project
5.000%, 05/15/2023	500	513

		7,352

Healthcare – 26.7%
Adams County Hospital Authority #1, Mary Lanning Memorial Hospital Project (RAAI)
5.250%, 12/15/2033 «	1,000	971
Douglas County Hospital Authority #2, Girls & Boys Town Project
4.500%, 09/01/2030	1,000	924
Douglas County Hospital Authority #2, Nebraska Medical Center
5.000%, 11/15/2016	700	726

First American Funds 2008 Annual Report   75

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Nebraska Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Douglas County Hospital Authority #3, Methodist Health
5.500%, 11/01/2038	$1,000	$981
Halifax Medical Center, Hospital Revenue, Series A
5.000%, 06/01/2038	600	519
Indiana Health & Educational Facility Financing Authority, Schneck Memorial Hospital Project, Series A
5.250%, 02/15/2030	600	585
Inver Grove Heights, Minnesota, Nursing Home Revenue, Presbyterian Homes Care
5.500%, 10/01/2033	275	261
Iowa Finance Authority, Health Facilities Revenue, Care Initiatives Project, Series A
5.000%, 07/01/2020	200	177
Lancaster County Hospital Authority #1, BryanLGH Medical Center Project, Series A
5.000%, 06/01/2018	1,000	1,027
Lancaster County Hospital Authority #1, BryanLGH Medical Center Project, Series A, Pre-refunded 06/01/2011 @ 100 (AMBAC)
5.000%, 06/01/2019 ◊	500	528
Madison County Hospital Authority #1, Faith Regional Health Services Project (RAAI)
5.500%, 07/01/2021	1,000	1,006
Nebraska Investment Finance Authority, Great Plains Regional Medical Center (RAAI)
5.200%, 11/15/2016	250	250
5.300%, 11/15/2017	805	804
New Hampshire Health & Educational Facilities Authority, The Memorial Hospital
5.250%, 06/01/2036	150	131
Platte County Hospital Authority #1, Columbus Community Hospital Project (RAAI)
5.850%, 05/01/2014	650	670
University of Alabama at Birmingham, Hospital Revenue, Series A
4.500%, 09/01/2031	400	336

		9,896

Housing – 2.9%
Nebraska Investment Finance Authority, Single Family Housing, Series D (AMT)
4.950%, 09/01/2026	475	451
Omaha Housing Authority, Multifamily Housing, Timbercreek Apartments (GNMA)
5.150%, 11/20/2022	610	617

		1,068

Miscellaneous – 2.0%
Washington County Wastewater & Solid Waste Disposal Facilities, Cargill Project (AMT)
4.850%, 04/01/2035	500	434
Washington County Wastewater Facilities, Cargill Project (AMT)
5.900%, 11/01/2027	300	313

		747

Recreational Facility Authority – 6.5%
Douglas County Zoo Facility, Omaha Henry Doorly Zoo Project
4.750%, 09/01/2024	1,365	1,342
Omaha Convention Hotel Corporation, Series A, Pre-refunded 04/01/2012 @ 100 (AMBAC)
5.125%, 04/01/2026 ◊	1,000	1,066

		2,408

Revolving Funds – 1.6%
Nebraska Investment Finance Authority, Drinking Water System Revolving Fund
5.150%, 01/01/2016	580	583

Tax Revenue – 1.4%
Omaha Special Tax Revenue, Series A
5.125%, 02/01/2032	500	507

Utilities – 13.0%
Alliance Electrical Systems (AMBAC)
5.000%, 12/15/2014	260	261
5.100%, 12/15/2015	460	461
Burt County Public Power District Electric Systems
4.850%, 07/01/2026	335	328
Central Plains Energy Project, Nebraska Gas Project #1, Series A
5.250%, 12/01/2021	750	716
Grand Island Electrical Systems (MBIA)
5.125%, 08/15/2016	750	776
Hastings Electrical Systems (FSA)
5.000%, 01/01/2015	250	260
Lincoln Electrical Systems
5.000%, 09/01/2026	250	254
Puerto Rico Commonwealth, Aqueduct & Sewer Authority, Series A (AGTY)
5.000%, 07/01/2025	500	509
Puerto Rico Electric Power Authority, Series WW
5.250%, 07/01/2025	1,000	1,007
South Sioux City Combined Electric, Water & Sewer
4.750%, 08/01/2027	250	241

		4,813

Total Revenue Bonds		28,449

General Obligations – 18.3%
Brown County
4.350%, 06/15/2026	200	197
4.700%, 12/15/2026	400	399
Douglas County School District #54, Ralston Public Schools (FSA)
5.000%, 12/15/2016	845	879
La Vista
4.800%, 12/15/2026	345	346
Lancaster County School District #1, Lincoln Public Schools
5.000%, 01/15/2017	750	783
5.250%, 07/15/2019	220	228
Lincoln-Lancaster County Public Building Community, Tax Supported Lease Rental
4.500%, 10/15/2026	750	735
Omaha-Douglas Public Building
4.900%, 05/01/2016	500	517
5.100%, 05/01/2020	300	310
Puerto Rico Commonwealth, Public Improvement, Series A
5.250%, 07/01/2026	500	490
Puerto Rico Commonwealth, Series C-7 (MBIA)
6.000%, 07/01/2027	250	261

The accompanying notes are an integral part of the financial statements.

76   First American Funds 2008 Annual Report

Nebraska Tax Free Fund (concluded)
DESCRIPTION	PAR/SHARES	VALUE

Saunders County (FSA)
5.000%, 11/01/2030	$650	$653
Scotts Bluff County
4.550%, 01/15/2026	500	501
4.500%, 01/15/2031	500	479

Total General Obligations		6,778

Certificates of Participation – 3.5%
Western Nebraska Community College
4.700%, 10/15/2010	295	296
4.800%, 10/15/2011	195	195
4.900%, 10/15/2012	250	250
5.000%, 10/15/2013	300	300
5.100%, 10/15/2014	250	250

Total Certificates of Participation		1,291

Total Municipal Bonds
(Cost $36,757)		36,518

Short-Term Investment – 3.7%
First American Tax Free Obligations Fund, Class Z Å
(Cost $1,377)	1,376,855	1,377

Total Investments – 102.4%
(Cost $38,134)		37,895

Other Assets and Liabilities, Net – (2.4)%		(875)

Total Net Assets – 100.0%		$37,020

«	Security purchased on a when-issued basis. On June 30, 2008, the total cost of investments purchased on a when-issued basis was $986 or 2.7% of total net assets. See note 2 in Notes to Financial Statements.

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

Å	Investment in affiliated security. This money market fund is advised by FAF Advisors Inc., which also serves as advisor for this fund. See note 3 in Notes to Financial Statements.

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $1,198, which represents 3.2% of total net assets.

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

MBIA –	Municipal Bond Insurance Association

RAAI –	Radian Asset Assurance Inc.
Nebraska Tax Free Fund (concluded)

Ohio Tax Free Bond Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 99.1%
Revenue Bonds – 60.9%
Continuing Care Retirement Communities – 3.8%
Franklin County Health Care Facilities, Refunding & Improvement, Ohio Presbyterian, Series A
5.000%, 07/01/2026	$800	$717
Franklin County Health Care Facilities, Refunding & Improvement, Ohio Presbyterian, Series A (RAAI)
5.125%, 07/01/2022	500	490
Hamilton County Health Care, Life Enriching Communities Project, Series A
5.000%, 01/01/2027	400	358
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2037	400	337

		1,902

Education – 15.2%
Cincinnati Port Development Authority, Economic Development Authority, Sisters of Mercy
5.000%, 10/01/2025	250	240
Ohio State Higher Educational Facilities, Baldwin-Wallace College Project
5.000%, 12/01/2013	750	781
Ohio State Higher Educational Facilities, College of Wooster Project
5.000%, 09/01/2020	400	410
Ohio State Higher Educational Facilities, John Carroll University Project
5.000%, 04/01/2019	1,000	1,024
Ohio State Higher Educational Facilities, Mount Union College Project
5.000%, 10/01/2031	1,000	976
Ohio State Higher Educational Facilities, Ohio Northern University Project
5.000%, 05/01/2026	1,000	1,001
Ohio State Higher Educational Facilities, Otterbein College Project, Series A
5.500%, 12/01/2028 «	500	490
Ohio State Higher Educational Facilities, Wittenberg University Project
5.000%, 12/01/2024	505	472
Ohio State Higher Educational Facilities, Xavier University Project, Pre-refunded 05/01/2013 @ 100 (FGIC)
5.250%, 05/01/2016 ◊	1,000	1,071
University of Cincinnati, Series A (FGIC)
5.500%, 06/01/2014	1,000	1,055

		7,520

Healthcare – 10.9%
Akron, Bath & Copley Joint Township Hospital Facilities, Summa Health Systems, Series A (RAAI)
5.250%, 11/15/2016	800	820
Erie County Hospital Facilities, Firelands Regional Medical Center, Series A
5.500%, 08/15/2022	500	506
Fairfield County Hospital Facilities, Fairfield Medical Center (RAAI)
5.000%, 06/15/2022	500	481

First American Funds 2008 Annual Report   77

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Ohio Tax Free Bond Fund (continued)
DESCRIPTION	PAR	VALUE

Franklin County Hospital Revenue, Nationwide Childrens, Series A
4.750%, 11/01/2023	$365	$359
Lake County Hospital Facilities,
Series C
5.625%, 08/15/2029	750	728
Lorain County Hospital Revenue, Catholic Healthcare
5.500%, 10/01/2017	350	371
Lucas County Hospital Revenue, Promedica Healthcare, Series D
5.000%, 11/15/2038	400	379
Miami County Hospital Facilities, Upper Valley Medical Center
5.250%, 05/15/2026	1,250	1,193
Richland County Hospital Facilities, Medcentral Health Systems
5.250%, 11/15/2036	600	552

		5,389

Housing – 3.4%
Ohio Housing Finance Agency, Residential Mortgage Backed Securities, Series A (AMT) (FNMA) (GNMA)
5.000%, 09/01/2017	750	734
Ohio Housing Finance Agency, Residential Mortgage Backed Securities, Series E (AMT) (FNMA) (GNMA)
4.850%, 09/01/2026	1,000	933

		1,667

Lease Revenue – 5.5%
Cleveland-Cuyahoga County Port Authority, Rita Project (RAAI)
5.000%, 11/15/2019	750	738
Puerto Rico Public Buildings Authority, Government Facilities, Series M (COMGTY)
6.250%, 07/01/2031	500	546
Riversouth Authority Revenue, Lazarus Building Redevelopment, Series A
5.750%, 12/01/2027	400	378
Riversouth Authority Revenue, Riversouth Area Redevelopment, Series A
5.250%, 12/01/2017	1,000	1,056

		2,718

Miscellaneous – 2.1%
Toledo-Lucas County Port Authority Facilities, Cargill Income Project, Series B
4.500%, 12/01/2015	1,000	1,021

Revolving Funds – 2.2%
Ohio State Water Development Authority, Water Pollution Control, Pre-refunded 06/01/2012 @ 100
5.050%, 12/01/2021 ◊	1,000	1,065

Tax Revenue – 1.1%
Buckeye Tobacco Settlement, Series A-2
5.875%, 06/01/2030	200	178
Toledo-Lucas County Port Authority, Crocker Park Public Improvement Project
5.250%, 12/01/2023	400	386

		564

Transportation – 2.0%
Columbus Regional Airport Authority (MBIA)
5.000%, 01/01/2028	1,000	988

Utilities – 14.7%
American Municipal Power, Prairie State Energy Campus Project, Series A
5.000%, 02/15/2031 «	1,000	967
Columbus Sewer System, Series A
4.250%, 06/01/2030	1,000	933
Hamilton County Sewer System, Metropolitan Sewer District, Series A (MBIA)
5.000%, 12/01/2026	930	951
Hamilton Electric Systems, Series A (FSA)
4.300%, 10/15/2016	1,000	1,024
Montgomery County Water, Greater Moraine Beaver (AMBAC)
5.375%, 11/15/2016	1,000	1,056
Northeast Ohio Regional Sewer District, Wastewater Revenue (MBIA)
4.500%, 11/15/2037	1,000	921
Ohio State Water Development Authority, Escrowed to Maturity (AMBAC)
5.800%, 12/01/2011 §	1,000	1,001
Puerto Rico Electric Power Authority, Series WW
5.375%, 07/01/2023	400	408

		7,261

Total Revenue Bonds		30,095

General Obligations – 38.2%
Cincinnati, Pre-refunded 12/01/2011 @ 100
5.000%, 12/01/2016 ◊	1,000	1,060
5.000%, 12/01/2017 ◊	1,000	1,060
Cincinnati School District, Classroom Construction & Improvement (FGIC)
5.250%, 12/01/2019	535	575
5.250%, 12/01/2027	380	401
Dayton City School District, School Facilities Construction & Improvement, Series D (FGIC)
5.000%, 12/01/2011	500	525
Franklin County
4.500%, 12/01/2027	690	684
Gahanna (MBIA)
5.000%, 12/01/2027	400	408
Greene County, General Infrastructure (AMBAC)
5.250%, 12/01/2026	1,000	1,044
Hubbard Village School District, Classroom Facilities Improvement (CIFG)
4.250%, 12/01/2027	650	577
Ohio State Common Schools, Series A
5.125%, 09/15/2022	1,000	1,038
Ohio State Higher Education, Series A
5.000%, 02/01/2019	1,000	1,027
5.000%, 08/01/2022	1,000	1,031
Ohio State Higher Education, Series B
5.000%, 11/01/2015	1,000	1,042
Ohio State Infrastructure Improvement, Series A
5.500%, 02/01/2020	1,000	1,117
Ohio State Parks & Recreational Facilities, Series II-A (FSA)
5.250%, 02/01/2020	1,000	1,055
Puerto Rico Commonwealth, Government Development, Series B
5.000%, 12/01/2014	260	262
Puerto Rico Commonwealth, Series A
5.000%, 07/01/2027	1,000	975
Sidney City School District (FGIC)
4.375%, 12/01/2027	1,005	908

The accompanying notes are an integral part of the financial statements.

78   First American Funds 2008 Annual Report

Ohio Tax Free Bond Fund (concluded)
DESCRIPTION	PAR/SHARES	VALUE

Solon
5.000%, 12/01/2021	$1,000	$1,023
Springfield City School District, Pre-refunded 12/01/2011 @ 102 (FGIC)
5.200%, 12/01/2023 ◊	1,000	1,085
St. Marys City School District, Construction & Improvement (FSA) (OSDCEP)
5.000%, 12/01/2028	900	920
Toledo City School District, School Facilities Improvement (FSA) (OSDCEP)
5.000%, 12/01/2014	1,000	1,070

Total General Obligations		18,887

Total Municipal Bonds
(Cost $49,426)		48,982

Short-Term Investment – 3.3%
Federated Ohio Municipal Cash Trust
(Cost $1,610)	1,609,763	1,610

Total Investments – 102.4%
(Cost $51,036)		50,592

Other Assets and Liabilities, Net – (2.4)%		(1,192)

Total Net Assets – 100.0%		$49,400

«	Security purchased on a when-issued basis. On June 30, 2008, the total cost of investments purchased on a when-issued basis was $1,455 or 2.9% of total net assets. See note 2 in Notes to Financial Statements.

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call at the call date and price indicated.

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008 the aggregate market value of securities subject to the AMT was $1,667, which represents 3.4% of total net assets.

CIFG –	CDC IXIS Financial Guaranty

COMGTY –	Commonwealth Guaranty

FGIC –	Financial Guaranty Insurance Corporation

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

MBIA –	Municipal Bond Insurance Corporation

OSDCEP –	Ohio School District Credit Enhancement Program

RAAI –	Radian Asset Assurance Inc.

Schedule of Open Futures Contracts

	Number of	Notional
	Contracts	Contract	Settlement	Unrealized
Description	Sold	Value	Month	Depreciation

U.S. Treasury 10 Year Note Futures*	(30)	$(3,418)	September 2008	$(2)

*	On July 1, 2008, U.S. Treasury Bills were deposited as initial margin on futures contracts purchased on June 30, 2008. See note 2 in Notes to Financial Statements.
Ohio Tax Free Bond Fund (concluded)

Oregon Intermediate Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 98.2%
Revenue Bond – 43.7%
Continuing Care Retirement Communities – 3.7%
Clackamas County Hospital Facilities Authority, Mary’s Woods, Series A, Pre-refunded 05/15/2009 @ 102
6.125%, 05/15/2013 ◊	$1,000	$1,057
Clackamas County Hospital Facilities Authority, Robison Jewish Home
5.125%, 10/01/2024	1,000	867
Illinois Finance Authority, Franciscan Communities, Series A
5.500%, 05/15/2027	1,200	1,060
Multnomah County Hospital Facilities Authority, Terwilliger Plaza Project, Series A
5.250%, 12/01/2026	1,000	866
Oregon State Health, Housing, Educational & Cultural Facilities Authority, Oregon Baptist Retirement Homes
8.000%, 11/15/2026	890	891

		4,741

Education – 6.3%
Forest Grove Campus Improvement, Pacific University Project, Series A (RAAI)
5.000%, 05/01/2022	3,130	3,041
Multnomah County Educational Facilities, University of Portland, Pre-refunded 04/01/2010 @ 100
5.700%, 04/01/2015 ◊	1,000	1,050
Oregon State Facilities Authority, Linfield College Project, Series A
5.000%, 10/01/2025	1,000	985
Oregon State Facilities Authority, University of Portland Project, Series A
4.500%, 04/01/2021	2,000	1,910
Oregon State Facilities Authority, Willamette University Projects, Series A
4.300%, 10/01/2021	1,085	1,024

		8,010

Healthcare – 8.7%
Clackamas County Hospital Facilities Authority, Legacy Health Systems
5.250%, 02/15/2011	2,000	2,060
5.375%, 02/15/2012	1,000	1,036
Deschutes County Hospital Facilities Authority, Cascade Healthcare, Series B (AMBAC)
5.000%, 01/01/2016	400	410
5.000%, 01/01/2018	970	983
Klamath Falls Community Hospital Authority, Merle West Medical Center Project (AGTY)
4.750%, 09/01/2020	2,025	2,051
Medford Hospital Facilities Authority, Asante Health Systems, Series A (MBIA)
5.250%, 08/15/2011	325	329
5.375%, 08/15/2012	320	324
Medford Hospital Facilities Authority, Asante Health Systems, Series B (MBIA)
3.750%, 08/15/2029 Y	1,100	1,100
Multnomah County Hospital Facilities Authority, Providence Health Systems
5.250%, 10/01/2022	1,000	1,022
Salem Hospital Facilities Authority, Salem Hospital Project, Series A
5.000%, 08/15/2027	1,000	988

First American Funds 2008 Annual Report   79

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Oregon Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Umatilla County Hospital Facilities Authority, Catholic Health Initiatives, Series A
5.000%, 03/01/2012	$690	$720

		11,023

Housing – 0.8%
Oregon State Housing & Community Services, Series A
6.000%, 07/01/2016	5	5
6.400%, 07/01/2018	200	203
Oregon State Housing & Community Services, Series E (FHA)
5.750%, 07/01/2013	260	266
Oregon State Housing & Community Services, Single Family, Series A
4.050%, 01/01/2018	275	270
Portland Housing Authority, Pearl Court Project (AMT)
4.000%, 01/01/2011	230	230

		974

Lease Revenue – 0.8%
Puerto Rico Public Buildings Authority, Government Facilities, Series M-2, Mandatory Put 07/01/2017 @ 100 (AMBAC) (COMGTY)
5.500%, 07/01/2035	1,000	1,021

Recreational Facility Authority – 0.8%
Portland Urban Renewal & Redevelopment, Convention Center, Series A (AMBAC)
5.750%, 06/15/2015	1,000	1,052

Tax Revenue – 2.7%
Keizer Assessment Area A
5.200%, 06/01/2031	1,000	991
Medford Urban Renewal Agency
4.500%, 06/01/2013	1,010	1,029
Oregon State Department of Administrative Services Lottery, Series A (FSA)
5.000%, 04/01/2012	1,050	1,081
Seaside Urban Renewal Agency, Greater Seaside Urban Renewal
4.750%, 06/01/2015	280	279

		3,380

Transportation – 8.0%
Oregon State Department of Transportation, Highway User Tax, Pre-refunded 11/15/2010 @ 100
5.125%, 11/15/2014 ◊	2,260	2,381
Oregon State Department of Transportation, Highway User Tax, Series A
5.000%, 11/15/2024	1,325	1,371
Oregon State Department of Transportation, Highway User Tax, Series A, Pre-refunded 11/15/2012 @ 100
5.500%, 11/15/2016 ◊	1,000	1,090
Oregon State Department of Transportation, Highway User Tax, Series A, Pre-refunded 11/15/2014 @ 100
5.000%, 11/15/2020 ◊	1,085	1,175
Port Morrow
4.875%, 06/01/2020	1,000	916
Portland International Airport, Series 12-A (FGIC)
5.250%, 07/01/2011	1,165	1,185
5.250%, 07/01/2012	2,000	2,032

		10,150

Utilities – 11.9%
Eugene Electric Utilities (FSA)
5.000%, 08/01/2011	1,305	1,307
4.800%, 08/01/2013	690	691
Lane County Metropolitan Wastewater Management (FGIC)
5.000%, 11/01/2021	820	830
Port of St. Helens Pollution Control, Portland General Electric
4.800%, 04/01/2010	2,450	2,468
4.800%, 06/01/2010	400	403
Portland Sewer Systems, First Lien, Series A
4.750%, 06/15/2024	1,000	1,017
Portland Sewer Systems, Second Lien, Series B (MBIA)
5.000%, 06/15/2023	2,000	2,061
Portland Water Systems, Second Lien, Series A (MBIA)
4.375%, 10/01/2024	1,000	985
Puerto Rico Commonwealth, Aqueduct & Sewer Authority, Series A (AGTY)
5.000%, 07/01/2025	1,500	1,527
Puerto Rico Electric Power Authority, Series WW
5.375%, 07/01/2023	800	817
Washington County Clean Water Services (FGIC)
5.125%, 10/01/2014	1,790	1,861
Washington County Clean Water Services (MBIA)
5.000%, 10/01/2014	1,000	1,076

		15,043

Total Revenue Bonds		55,394

General Obligations – 52.0%
Chemeketa Community College District, Escrowed to Maturity (FGIC)
5.500%, 06/01/2013 §	2,170	2,375
Clackamas Community College District (MBIA)
5.000%, 05/01/2019	1,145	1,208
Clackamas County School District #7J, Lake Oswego (FSA)
5.250%, 06/01/2025	200	219
Clackamas County School District #12, North Clackamas, Convertible CABs, Deferred Interest, Series B (FSA) (SBG)
0.000% through 06/14/2011, thereafter 5.000%, 06/15/2022 ◗	3,135	2,809
Clackamas County School District #86, Canby (FSA) (SBG)
5.000%, 06/15/2018	1,000	1,054
5.000%, 06/15/2021	1,305	1,354
Clackamas County School District #86, Canby, Pre-refunded 06/15/2010 @ 100 (SBG)
5.500%, 06/15/2015 ◊	1,835	1,933
Clackamas County School District #115, Series B (MBIA) (SBG)
4.500%, 06/15/2021	1,975	1,974

The accompanying notes are an integral part of the financial statements.

80   First American Funds 2008 Annual Report

Oregon Intermediate Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

The Dalles
4.000%, 06/01/2017	$130	$130
4.000%, 06/01/2018	140	140
4.000%, 06/01/2019	175	174
Deschutes & Jefferson Counties School District #2-J, Redmond, Series A (FGIC) (SBG)
5.000%, 06/15/2013	1,250	1,324
Deschutes & Jefferson Counties School District #2-J, Redmond, Series B, Zero Coupon Bond (FGIC) (SBG)
5.171%, 06/15/2021 ¤	1,000	516
Deschutes & Jefferson Counties School District #6, Pre-refunded 06/15/2011 @ 100 (FGIC) (SBG)
5.500%, 06/15/2014 ◊	1,725	1,845
Deschutes County (FSA)
5.000%, 12/01/2014	1,755	1,856
Hood River County School District (SBG)
5.250%, 06/15/2016	1,030	1,079
Jackson County School District #549, Medford (SBG)
5.000%, 06/15/2012	2,000	2,122
Josephine County Unit School District, Three Rivers (FGIC) (SBG)
5.000%, 12/15/2019	1,000	1,053
Lane County School District #40, Creswell (SBG)
5.000%, 06/15/2011	1,120	1,160
Lane County School District #52, Bethel, Pre-refunded 06/15/2010 @ 100 (SBG)
5.350%, 06/15/2011 ◊	1,285	1,350
Linn County Community School District, Pre-refunded 06/15/2013 @ 100 (FGIC) (SBG)
5.550%, 06/15/2021 ◊	1,000	1,098
Marion & Clackamas Counties School District #4J, Silver Falls (MBIA) (SBG)
4.500%, 06/15/2022	1,305	1,289
McMinnville School District #40 (FSA)
5.500%, 06/15/2013	1,000	1,094
Metro
5.250%, 09/01/2014	1,000	1,061
5.000%, 06/01/2020	1,635	1,739
Multnomah County School District #7, Reynolds, Pre-refunded 06/15/2011 @ 100 (SBG)
5.625%, 06/15/2015 ◊	1,000	1,072
Multnomah-Clackamas County School District #10, Gresham-Barlow, Pre-refunded 06/15/2011 @ 100 (FSA) (SBG)
5.500%, 06/15/2013 ◊	1,780	1,904
Multnomah-Clackamas County School District #10JT, Gresham-Barlow (FSA) (SBG)
5.250%, 06/15/2017	1,000	1,101
Multnomah-Clackamas County School District #28JT, Zero Coupon Bond (AMBAC) (SBG)
4.839%, 06/01/2016 ¤	1,000	685
North Lincoln Fire & Rescue District #1 (FSA)
4.250%, 02/01/2018	125	128
Pacific City Joint Water Sanitation Authority
4.650%, 07/01/2022	455	451
Portland Community College Services, Pre-refunded 06/01/2011 @ 100
5.375%, 06/01/2015 ◊	1,375	1,465
Portland Emergency Facilities, Series A
5.000%, 06/01/2012	1,060	1,083
Puerto Rico Commonwealth, Government Development, Series B
5.000%, 12/01/2014	1,000	1,006
Puerto Rico Commonwealth, Series A
5.000%, 07/01/2019	1,000	977
5.000%, 07/01/2021	1,000	969
Puerto Rico Public Buildings Authority, Series J, Mandatory Put 07/01/2012 @ 100 (AMBAC) (COMGTY)
5.000%, 07/01/2036	1,000	1,003
Tri-County Metropolitan Transportation District, Light Rail Extension, Series A
5.250%, 07/01/2012	1,000	1,037
Tualatin Hills Park & Recreation District (FGIC)
5.750%, 03/01/2013	870	941
Umatilla County School District #16-R, Pendleton (FGIC)
5.250%, 07/01/2014	1,540	1,646
Wasco County School District #12 (FSA) (SBG)
5.500%, 06/15/2014	1,080	1,193
Washington & Clackamas Counties School District #23-J, Tigard (FGIC)
5.500%, 06/01/2013	1,000	1,074
Washington & Clackamas Counties School District #23-J, Tigard, Zero Coupon Bond
4.067%, 06/15/2014 ¤	1,030	810
Washington Clackamas & Yamhill Counties School District #88J, Deferred Interest, Series A, Zero Coupon Bond (MBIA) (SBG)
5.548%, 06/15/2024 ¤	1,850	773
Washington County
5.000%, 06/01/2022	2,000	2,104
Washington County School District #48-J, Beaverton, Series A (FSA)
5.000%, 06/01/2014	1,600	1,726
5.000%, 06/01/2016	1,500	1,604
Washington, Multnomah & Yamhill Counties School District #1-J
5.000%, 11/01/2014	1,000	1,082
Washington, Multnomah & Yamhill Counties School District #1-J (MBIA)
5.000%, 06/15/2019	2,490	2,644
Washington, Multnomah & Yamhill Counties School District #1-J, Pre-refunded 06/01/2009 @ 100
5.250%, 06/01/2012 ◊	1,035	1,068
Yamhill County School District #29-J, Newberg (FGIC) (SBG)
5.250%, 06/15/2015	1,260	1,374
5.250%, 06/15/2016	1,835	2,003
Yamhill County School District #40, McMinnville (FSA) (SBG)
5.000%, 06/15/2023	1,005	1,053

Total General Obligations		65,932

Certificates of Participation – 2.5%
Multnomah County
4.750%, 08/01/2011	1,685	1,704
Oregon State Department of Administrative Services, Series A (FGIC)
5.000%, 11/01/2018	1,060	1,102

First American Funds 2008 Annual Report   81

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Oregon Intermediate Tax Free Fund (concluded)
DESCRIPTION	PAR/SHARES	VALUE

Oregon State Department of Administrative Services, Series B (AMBAC)
5.000%, 11/01/2011	$315	$317

Total Certificates of Participation		3,123

Total Municipal Bonds
(Cost $123,966)		124,449

Short-Term Investment – 1.3%
First American Tax Free Obligations Fund, Class Z Å
(Cost $1,723)	1,723,187	1,723

Total Investments – 99.5%
(Cost $125,689)		126,172

Other Assets and Liabilities, Net – 0.5%		595

Total Net Assets – 100.0%		$126,767

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

Y	Auction rate security. The coupon rate shown represents the rate as of June 30, 2008.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

◗	Convertible Capital Appreciation Bonds (Convertible CABs) – These bonds initially pay no interest but accrete in value from the date of issuance through the conversion date, at which time the bonds start to accrue and pay interest on a semiannual basis until final maturity.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

Å	Investment in affiliated security. This money market fund is advised by FAF Advisors, Inc., which also serves as advisor for this fund. See note 3 in Notes to Financial Statements.

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $230, which represents 0.2% of total net assets.

COMGTY –	Commonwealth Guaranty

FGIC –	Financial Guaranty Insurance Corporation

FHA –	Federal Housing Administration

FSA –	Financial Security Assurance

MBIA –	Municipal Bond Insurance Association

RAAI –	Radian Asset Assurance Inc.

SBG –	School Bond Guaranty Program

Schedule of Open Futures Contracts

	Number of	Notional
	Contracts	Contract	Settlement	Unrealized
Description	Sold	Value	Month	Depreciation

U.S. Treasury 10 Year Note Futures*	(40)	$(4,557)	September 2008	$(3)

*	On July 1, 2008, U.S. Treasury Bills were deposited as initial margin on futures contracts purchased on June 30, 2008. See note 2 in Notes to Financial Statements.
Oregon Intermediate Tax Free Fund (concluded)

Short Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 78.8%
Alaska – 1.3%
Revenue Bond – 1.3%
Alaska Railroad Corporation Capital Grant Receipts (FGIC)
5.000%, 08/01/2012	$1,825	$1,904

Arizona – 3.6%
Revenue Bonds – 3.6%
Maricopa County Hospital, Sun Health Corporation
5.000%, 04/01/2011	3,815	3,890
Salt River Project, Arizona Agriculture Improvement & Power District Electric Systems, Series A
5.000%, 01/01/2020	500	532
University Medical Center (PUFG)
5.000%, 07/01/2008	350	350
5.000%, 07/01/2009	500	507

		5,279

California – 7.2%
Revenue Bond – 0.3%
California Statewide Community Development Authority, Daughters of Charity Health
5.000%, 07/01/2009	500	507

General Obligation – 6.9%
California State
6.000%, 08/01/2008	10,000	10,025

		10,532

Colorado – 4.0%
Revenue Bonds – 4.0%
Colorado Health Facilities Authority, Covenant Retirement Communities
4.500%, 12/01/2009	500	505
Colorado Health Facilities Authority, Evangelical Lutheran
5.000%, 06/01/2010	435	446
Colorado State Health Facilities Authority, Yampa Valley Medical Center Project
5.000%, 09/15/2013	1,000	1,001
Denver City & County Airport, Subseries A2, Mandatory Put 05/15/2010 @ 100 (AMT)
5.250%, 11/15/2032	2,000	2,024
Public Authority for Colorado Energy
6.125%, 11/15/2023	2,000	1,945

		5,921

Florida – 15.7%
Revenue Bonds – 15.7%
Florida Hurricane Catastrophe Fund Financial Corporation, Series A
5.000%, 07/01/2010	4,000	4,141
5.250%, 07/01/2012	4,000	4,218
Florida State Department of Environmental Protection Preservation, Florida Forever, Series B (MBIA)
5.000%, 07/01/2011	10,000	10,468
Miami-Dade County Health Facilities Authority, Mandatory Put 08/01/2011 @ 100 (MBIA)
4.125%, 08/01/2046	1,000	989
South Miami Health Facilities, Baptist Health South Florida Group
5.000%, 08/15/2012	2,000	2,086

The accompanying notes are an integral part of the financial statements.

82   First American Funds 2008 Annual Report

Short Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Tallahassee Energy Systems (MBIA)
5.000%, 10/01/2012	$1,000	$1,059

		22,961

Georgia – 0.7%
Revenue Bonds – 0.7%
Main Street Natural Gas, Series A
5.500%, 07/15/2017	1,000	971

Illinois – 1.0%
Revenue Bonds – 1.0%
Illinois Finance Authority, Clare at Water Tower Project, Series A
5.100%, 05/15/2011	1,000	972
Illinois Finance Authority, Landing at Plymouth Project, Series A
5.000%, 05/15/2011	500	487

		1,459

Indiana – 0.7%
Revenue Bonds – 0.7%
Anderson Economic Development, Anderson University Project
5.000%, 10/01/2012	990	1,006

Iowa – 0.7%
Revenue Bond – 0.7%
Iowa Finance Authority Health Facilities, Care Initiatives Project, Series A
5.000%, 07/01/2009	1,000	996

Kansas – 1.7%
Revenue Bonds – 1.7%
Olathe Health Care Facilities, Olathe Medical Center
4.000%, 09/01/2012	1,150	1,151
Olathe Health Care Facilities, Olathe Medical Center, Series A, Mandatory Put 03/01/2013 @ 100
4.125%, 09/01/2037	1,350	1,334

		2,485

Louisiana – 1.4%
Revenue Bond – 1.4%
Tangipahoa Parish Hospital District #1, North Oaks Medical Center Project
5.000%, 02/01/2011	2,035	2,086

Michigan – 0.1%
Revenue Bond – 0.1%
Michigan State Hospital Finance Authority, Harper-Grace Hospital, Escrowed to Maturity
7.125%, 05/01/2009 §	90	93

Minnesota – 1.6%
Revenue Bonds – 1.6%
Hennepin County Housing & Redevelopment Authority, Loring Park Apartments, Mandatory Put 02/15/2009 @ 100 (AMT) (FNMA)
3.050%, 06/15/2034	2,000	2,011
Northwestern Mutual Life Insurance Company Tax-Exempt Mortgage Trust #1 (LOC: Credit Suisse First Boston)
7.605%, 02/01/2009 Δ	7	7
St. Paul Port Authority Lease Revenue, HealthEast Midway Campus
5.000%, 05/01/2010	325	325

		2,343

Missouri – 3.6%
Revenue Bonds – 2.6%
Illinois Missouri Bi-state Development Agency, Metropolitan District, Mandatory Put 10/01/2009 @ 100 (LOC: JP Morgan Chase Bank)
3.950%, 10/01/2035	2,500	2,518
Osage Beach Tax Increment, Prewitt’s Point Project
4.625%, 05/01/2011	1,290	1,283

		3,801

General Obligation – 1.0%
Blue Springs Neighborhood Improvements, Series A
4.125%, 03/01/2009	1,500	1,502

		5,303

Nebraska – 3.5%
Revenue Bonds – 3.5%
Central Plains Energy Project, Series A
5.250%, 12/01/2021	3,000	2,864
Douglas County Hospital Authority #002, Nebraska Medical Center (AGTY)
5.000%, 11/15/2008	1,000	1,008
Douglas County Hospital Authority #3, Methodist Health
5.250%, 11/01/2022	1,205	1,209

		5,081

New Hampshire – 3.1%
Revenue Bonds – 3.1%
New Hampshire Health & Education Facilities Authority, Concord Hospital
5.000%, 05/01/2010	1,915	1,948
5.000%, 05/01/2011	2,585	2,628

		4,576

New Jersey – 1.6%
Revenue Bonds – 1.6%
New Jersey Healthcare Facilities Financing Authority, Capital Health Systems, Series A
5.000%, 07/01/2008	1,585	1,585
New Jersey State Turnpike Authority, Escrowed to Maturity
6.750%, 01/01/2009 §	775	794

		2,379

New York – 2.4%
General Obligation – 2.4%
New York, Series A
5.000%, 08/01/2011	3,435	3,600

North Carolina – 4.7%
Revenue Bond – 1.1%
North Carolina Medical Care Commission, Health Care Facilities, 1st Mortgage Presbyterian, Series B
5.000%, 10/01/2008	1,530	1,531

General Obligation – 3.6%
North Carolina Public Improvement, Series A
5.000%, 03/01/2020	5,000	5,318

		6,849

First American Funds 2008 Annual Report   83

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Short Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Ohio – 0.9%
Revenue Bond – 0.9%
American Municipal Power, Series A (AGTY)
5.000%, 02/01/2009	$1,250	$1,258

Oklahoma – 0.7%
Revenue Bond – 0.7%
Ponca City Utility Authority, Escrowed to Maturity
6.000%, 07/01/2008 §	1,110	1,110

Puerto Rico – 4.9%
General Obligations – 4.9%
Puerto Rico Commonwealth, Public Improvement, Series A
5.000%, 07/01/2021	3,000	2,907
Puerto Rico Commonwealth, Series C, Mandatory Put 07/01/2008 @ 100
5.000%, 07/01/2018	4,250	4,250

		7,157

South Carolina – 1.7%
Revenue Bonds – 1.7%
Georgetown County Pollution Control, International Paper Company Project, Series A
5.125%, 02/01/2012	1,500	1,498
Richland County, Series A
4.600%, 09/01/2012	1,000	976

		2,474

Tennessee – 1.0%
Revenue Bond – 1.0%
Clarksville Natural Gas Acquisition Corporation
5.000%, 12/15/2008	1,500	1,506

Texas – 4.5%
Revenue Bonds – 4.5%
Houston Health Facilities Development, Buckingham Senior Living Community, Series A, Pre-refunded 02/15/2009 @ 100
4.900%, 02/15/2010 ◊	1,020	1,040
Lower Colorado River Authority (AMBAC)
5.000%, 05/15/2012	2,685	2,812
Southeast Hospital Financing Agency, Memorial Hospital System Project, Escrowed to Maturity
8.500%, 12/01/2008 §	190	195
Tyler Health Facilities Development, East Texas Medical Center, Series A
5.000%, 11/01/2009	1,000	1,012
5.000%, 11/01/2010	1,500	1,522

		6,581

Virginia – 5.1%
Revenue Bond – 1.4%
Amelia County Industrial Development Authority, Solid Waste Disposal, Waste Management Project, Mandatory Put 04/01/2010 @ 100 (AGTY) (AMT)
4.800%, 04/01/2027	2,000	1,985

General Obligation – 3.7%
Fairfax County Public Improvement, Series A (STAID)
5.000%, 04/01/2018	5,000	5,441

		7,426

Wisconsin – 1.4%
Revenue Bond – 1.4%
Wisconsin State Health & Educational Facilities Authority, Froedtert & Community Health, Series A
5.000%, 04/01/2010	1,940	1,995

Total Municipal Bonds
(Cost $115,284)		115,331

Short-Term Investments – 24.0%
Money Market Fund – 0.1%
First American Tax Free Obligations Fund, Class Z Å	72,705	73

U.S. Treasury Obligation – 0.2%
U.S. Treasury Bill
2.465%, 10/02/2008 ☐	$295	293

Variable Rate Demand Note ❖ – 23.7%
Crawford Educational Facilities Corporation, Obligation Group Project, Series A (LOC: Allied Irish Bank)
1.616%, 05/01/2038	5,615	5,615
Highlands County Health Facilities, Adventist Health Systems, Series A (LOC: SunTrust Bank)
1.596%, 11/15/2032	7,000	7,000
Indiana Finance Authority, Obligation Group Project (LOC: Allied Irish Bank)
1.725%, 06/01/2038	3,000	3,000
Milwaukee Redevelopment Authority, Yankee Hill Apartments (LOC: Wells Fargo Bank)
1.496%, 09/01/2025	1,100	1,100
Minnesota Higher Education Facilities, Carleton College, Series 6D (SPA: Wells Fargo Bank)
1.396%, 04/01/2035	6,000	6,000
Pinellas County Educational Facilities Authority, Barry University Project (LOC: Bank of America)
1.546%, 10/01/2037	5,000	5,000
South Fulton Municipal Regional Water & Sewer Authority (LOC: Bank of America)
1.645%, 01/01/2033	7,000	7,000

		34,715

Total Short-Term Investments
(Cost $35,081)		35,081

Total Investments – 102.8%
(Cost $150,365)		150,412

Other Assets and Liabilities, Net – (2.8)%		(4,119)

Total Net Assets – 100.0%		$146,293

Δ	Variable Rate Security – The rate shown is the rate in effect as of June 30, 2008.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure timely the payment of principal and interest. If callable, these bonds may still be subject to call at the call date and price indicated.

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

Å	Investment in affiliated security. This money market fund is advised by FAF Advisors, Inc., which also serves as advisor for this fund. See note 3 in Notes to Financial Statements.

☐	Security has been deposited as initial margin on open futures contracts. Yield shown is the effective yield as of June 30, 2008. See note 2 in Notes to Financial Statements.

❖	Variable rate demand notes (VRDNs) are tax-exempt obligations which contain a floating or variable interest rate adjustment formula and a right of demand to

The accompanying notes are an integral part of the financial statements.

84   First American Funds 2008 Annual Report

Short Tax Free Fund (concluded)

receive payment of the principal plus accrued interest at specified dates. The coupon rate shown represents the rate as of June 30, 2008.

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate market value of securities subject to the AMT was $6,020, which represents 4.1% of total net assets.

FGIC –	Financial Guaranty Insurance Corporation

FNMA –	Federal National Mortgage Association

LOC –	Letter of Credit

MBIA –	Municipal Bond Insurance Association

PUFG –	Permanent University Fund Guarantee

SPA –	Standby Purchase Agreement

STAID –	State Aid Withholding

Schedule of Open Futures Contracts

	Number of	Notional
	Contracts	Contract	Settlement	Unrealized
Description	Sold	Value	Month	Depreciation

U.S. Treasury 10 Year Note Futures	(100)	$(11,392)	September 2008	$(70)

Short Tax Free Fund (concluded)

Tax Free Fund
DESCRIPTION	PAR	VALUE

Municipal Bonds – 99.2%
Alabama – 1.2%
Revenue Bonds – 1.2%
Alabama State University (AGTY)
5.000%, 05/01/2038	$1,000	$1,000
Camden Industrial Development Board, Weyerhaeuser Company, Series A
6.125%, 12/01/2024	1,000	990
Camden Industrial Development Board, Weyerhaeuser Company, Series B (AMT)
6.375%, 12/01/2024	350	350
University of Alabama at Birmingham, Hospital Revenue, Series A
5.250%, 09/01/2025 «	3,500	3,422

		5,762

Alaska – 1.1%
Revenue Bonds – 1.1%
Alaska Energy Authority, Bradley Lake, Third Series (FSA)
6.000%, 07/01/2010	1,000	1,059
6.000%, 07/01/2011	4,040	4,347

		5,406

Arizona – 8.0%
Revenue Bonds – 6.0%
Arizona Health Facilities Authority, The Terraces Project, Series A, Pre-refunded 11/15/2013 @ 101
7.500%, 11/15/2023 ◊	3,000	3,499
Maricopa County Industrial Development Authority, Catholic Healthcare West, Series A
5.250%, 07/01/2032	3,500	3,425
Maricopa County Industrial Development Authority, Senior Living Healthcare Revenue, Immanuel Care, Series A (GNMA)
4.850%, 08/20/2026	1,760	1,704
Pima County Industrial Development Authority, Education Revenue, American Charter Schools Foundation, Series A
5.500%, 07/01/2026	3,555	3,277
Salt River Project, Agriculture Improvement & Power District Electric Systems, Series A
5.000%, 01/01/2027	2,500	2,588
Salt Verde Financial Corporation, Gas Revenue
5.000%, 12/01/2037	7,000	6,099
Scottsdale Excise Tax Revenue, Water and Sewer Development Project, Series A
5.000%, 07/01/2021	4,300	4,568
Scottsdale Industrial Development Authority, Scottsdale Healthcare, Series A
5.000%, 09/01/2022	1,000	980
5.250%, 09/01/2030	2,000	1,951
Tempe Industrial Development Authority, Friendship Village Project, Series A
5.375%, 12/01/2013	1,300	1,269

		29,360

General Obligations – 2.0%
Gila County Unified School District #10, Payson School Improvement Project of 2006, Series A (AMBAC)
1.000% through 07/01/2009, thereafter 5.250%, 07/01/2022	6,630	6,617

First American Funds 2008 Annual Report   85

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Phoenix, Series B
5.000%, 07/01/2016	$3,000	$3,259

		9,876

		39,236

Arkansas – 0.2%
Revenue Bond – 0.2%
Washington County Arkansas Hospital, Regional Medical Center, Series B
5.000%, 02/01/2030	1,000	914

California – 5.2%
Revenue Bonds – 3.8%
California Pollution Control Financing Authority, Solid Waste Disposal Revenue, Waste Management Incorporated Project, Series B (AMT) (AGTY)
5.000%, 07/01/2027	2,500	2,167
California Pollution Control Financing Authority, Solid Waste Disposal Revenue, Waste Management Incorporated Project, Series C (AMT)
5.125%, 11/01/2023	5,000	4,495
California State, Department of Water, Central Valley Project, Series AE
5.000%, 12/01/2021	2,000	2,125
California Statewide Communities Development Authority, St. Joseph, Series B (FGIC)
5.450%, 07/01/2026	1,050	1,069
California Statewide Communities Development Authority, St. Joseph, Series C (FGIC)
5.450%, 07/01/2026	1,050	1,068
Chula Vista Industrial Development, San Diego Gas & Electric, Series A (AMT)
4.900%, 03/01/2023	2,500	2,305
Southern California Public Power Authority, Transmission Project, Series A
5.000%, 07/01/2020	4,000	4,176
Ventura County Area Housing Authority, Mira Vista Senior Apartments, Series A (AMBAC) (AMT)
5.000%, 12/01/2022	1,000	979

		18,384

General Obligations – 1.4%
California State
5.000%, 02/01/2021	1,500	1,530
4.750%, 04/01/2022	500	500
5.000%, 08/01/2022	5,000	5,105

		7,135

		25,519

Colorado – 3.7%
Revenue Bonds – 3.5%
Colorado Housing & Finance Authority, Waste Disposal Management Income Project (AMT)
5.700%, 07/01/2018	1,590	1,552
Colorado State Educational & Cultural Facilities Authority, Classical Academy Charter School Project, Pre-refunded 12/01/2011 @ 100
7.250%, 12/01/2021 ◊	1,500	1,697
Colorado State Health Facilities Authority, Covenant Retirement Communities, Series B
6.125%, 12/01/2033	1,150	1,139
Colorado State Health Facilities Authority, Evangelical Lutheran Health Facilities
5.900%, 10/01/2027	2,500	2,539
5.000%, 06/01/2029	2,000	1,860
Colorado State Health Facilities Authority, Parkview Medical Center, Pre-refunded 09/01/2011 @ 100
6.500%, 09/01/2020 ◊	1,000	1,100
Colorado State Health Facilities Authority, Vail Valley Medical Center
5.800%, 01/15/2027	1,500	1,515
La Junta Hospital, Arkansas Valley Medical Center Project
6.000%, 04/01/2019	1,000	1,012
Montrose Memorial Hospital
6.000%, 12/01/2028	1,000	1,005
6.000%, 12/01/2033	500	490
Northwest Parkway Public Highway Authority, Zero Coupon Bond, Pre-refunded 06/15/2011 @ 33.455 (AMBAC)
3.456%, 06/15/2029 ◊ ¤	10,000	3,023

		16,932

General Obligation – 0.2%
Antelope Water Systems General Improvement District
5.125%, 12/01/2035	1,000	939

		17,871

Florida – 3.0%
Revenue Bonds – 2.5%
Capital Trust Agency, Fort Lauderdale Project (AMT)
5.750%, 01/01/2032	1,000	883
Palm Beach County Health Facilities Authority Retirement Community, Acts Retirement Life, Series A
4.500%, 11/15/2036	8,000	5,997
Palm Beach County Health Facilities Authority, Waterford Project
5.875%, 11/15/2037	5,700	5,305

		12,185

Certificate of Participation – 0.5%
Palm Beach County School Board (FGIC)
5.000%, 08/01/2018	2,415	2,477

		14,662

Georgia – 1.7%
Revenue Bonds – 1.7%
Fulton County Development Authority, Maxon Atlantic Station, Series A, Mandatory Put 03/01/2015 @ 100 (AMT)
5.125%, 03/01/2026	2,300	2,232
Fulton County Residential Care Facilities, Canterbury Court Project, Series A
6.125%, 02/15/2026	1,500	1,409
6.125%, 02/15/2034	2,500	2,277
Gainesville & Hall County Hospital Authority, Northeast Georgia Health Systems Project, Pre-refunded 05/15/2011 @ 100
5.500%, 05/15/2031 ◊	1,000	1,057
Georgia Municipal Electric Authority Power, Series BB (MBIA)
5.250%, 01/01/2025	1,000	1,082

		8,057

The accompanying notes are an integral part of the financial statements.

86   First American Funds 2008 Annual Report

Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Idaho – 0.4%
Certificates of Participation – 0.4%
Madison County Hospital
5.250%, 09/01/2026	$1,000	$897
5.250%, 09/01/2030	1,000	871

		1,768

Illinois – 9.4%
Revenue Bonds – 5.3%
Bolingbrook, Residential Mortgages, Escrowed to Maturity (FGIC) (VEREX)
7.500%, 08/01/2010 §	755	799
Illinois Finance Authority, Clare At Water Tower Project, Series A
6.000%, 05/15/2025	2,350	2,185
Illinois Finance Authority, Landing at Plymouth Place Project, Series A
6.000%, 05/15/2037	2,300	2,034
Illinois Finance Authority, Luther Oaks Project, Series A
6.000%, 08/15/2039	2,000	1,785
Illinois Finance Authority, Roosevelt University
5.500%, 04/01/2037	2,800	2,694
Illinois Finance Authority, Silver Cross Hospital
5.500%, 08/15/2030	3,350	3,274
Illinois Health Facilities Authority, Covenant Retirement Communities
5.875%, 12/01/2031	4,500	4,512
Illinois Health Facilities Authority, Covenant Retirement Communities, Series A (RAAI)
5.500%, 12/01/2022	4,000	4,028
Illinois Health Facilities Authority, Lutheran Senior Ministries, Series A, Pre-refunded 08/15/2011 @ 101
7.375%, 08/15/2031 ◊	3,000	3,388
Illinois State Toll Highway Authority, Series A
6.300%, 01/01/2012	1,000	1,094
Northern Illinois University, Auxiliary Facilities Systems (FGIC)
5.700%, 04/01/2016	120	120

		25,913

General Obligations – 4.1%
Chicago Illinois Board of Education, Series C
5.000%, 12/01/2020	2,000	2,085
Cook County Community School District #97, Oak Park, Series B (FGIC)
9.000%, 12/01/2011	2,235	2,623
Cook County, Series A (MBIA)
6.250%, 11/15/2012	9,090	10,104
Illinois State
5.000%, 04/01/2022	5,000	5,201

		20,013

		45,926

Indiana – 2.4%
Revenue Bonds – 2.4%
Indiana Health & Educational Facilities Financing Authority, Community Foundation
5.500%, 03/01/2037	2,830	2,497
Indiana State Municipal Power Agency, Power Supply, Series B (MBIA)
6.000%, 01/01/2012	1,000	1,071
Indiana Transportation Finance Authority, Series A (AMBAC)
5.750%, 06/01/2012	3,185	3,447
Indianapolis Airport Authority, Special Facilities, Federal Express Corporation Project (AGTY) (AMT)
5.100%, 01/15/2017	3,000	2,844
Portage Economic Development, Ameriplex Project
5.000%, 07/15/2023	1,000	921
5.000%, 01/15/2027	775	701

		11,481

Iowa – 0.4%
Revenue Bonds – 0.4%
Iowa Finance Authority, Health Facilities Revenue, Care Initiatives Project, Series A
5.000%, 07/01/2020	1,570	1,385
Muscatine Electric, Escrowed to Maturity
6.700%, 01/01/2013 §	640	691

		2,076

Kansas – 0.4%
Revenue Bond – 0.4%
Olathe Senior Living Facility, Catholic Care Campus, Series A
6.000%, 11/15/2038	2,000	1,821

Louisiana – 1.0%
Revenue Bonds – 1.0%
Jefferson Parish, Drain Sales Tax (AMBAC)
5.000%, 11/01/2011	1,000	1,045
Jefferson Parish, Home Mortgage Authority, Escrowed to Maturity (FGIC) (FHA) (VA)
7.100%, 08/01/2011 §	1,000	1,102
Rapides Financial Authority, Cleco Power LLC Project (AMBAC) (AMT)
4.700%, 11/01/2036	3,000	2,556

		4,703

Maryland – 3.4%
Revenue Bond – 1.1%
Maryland State Department of Transportation
5.000%, 02/15/2016	5,000	5,409

General Obligations – 2.3%
Maryland State, Series A
5.250%, 03/01/2016	5,000	5,523
Prince Georges County Public Improvement
5.000%, 07/15/2017	5,000	5,429

		10,952

		16,361

Massachusetts – 0.7%
Revenue Bonds – 0.7%
Massachusetts State Development Finance Agency Health Care Facilities, Adventcare, Series A
6.750%, 10/15/2037	2,850	2,677
Massachusetts State Health & Educational Facilities Authority, UMass Memorial Issue, Series D
5.000%, 07/01/2033	1,000	866

		3,543

Michigan – 1.6%
Revenue Bond – 1.6%
Kalamazoo Hospital Financial Authority, Bronson Hospital (FSA)
5.000%, 05/15/2026	7,665	7,647

First American Funds 2008 Annual Report   87

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

Minnesota – 8.9%
Revenue Bonds – 8.9%
Chippewa County, Montevideo Hospital Project
5.500%, 03/01/2037	$4,000	$3,432
Columbia Heights Multifamily & Health Care Facilities, Crest View Corporation Projects, Series A
5.700%, 07/01/2042	2,795	2,507
Cuyuna Range Hospital District
5.200%, 06/01/2025	1,000	937
5.000%, 06/01/2029	1,500	1,337
Duluth Economic Development Authority, Benedictine Health System, Pre-refunded 2/15/2014 @ 100
5.250%, 02/15/2033 ◊	3,500	3,794
Minneapolis Healthcare System, Fairview Health Services, Series A, Pre-refunded 05/15/2012 @ 101
5.625%, 05/15/2032 ◊	7,000	7,606
Minnesota Agriculture & Economic Development Board, Health Care System, Fairview, Series A
6.375%, 11/15/2029	95	98
Minnesota Agriculture & Economic Development Board, Health Care System, Fairview, Series A, Pre-refunded 11/15/2010 @ 101
6.375%, 11/15/2029 ◊	2,905	3,168
Monticello, Big Lake Community Hospital, Series C
6.200%, 12/01/2022	2,995	2,991
Shakopee Health Care Facilities, St. Francis Regional Medical Center
5.250%, 09/01/2034	1,000	927
St. Paul Housing & Redevelopment Authority, Allina Health Systems, Series A (MBIA)
5.000%, 11/15/2019	4,500	4,617
St. Paul Housing & Redevelopment Authority, Health Care Facilities, HealthPartners Obligated Group Project
5.250%, 05/15/2026	1,500	1,430
5.250%, 05/15/2036	3,900	3,516
St. Paul Housing & Redevelopment Hospital Authority, HealthEast Project
5.250%, 11/15/2014	990	989
6.000%, 11/15/2025	2,000	2,006
St. Paul Sales Tax, Series B (XLCA)
5.650%, 11/01/2017	2,290	2,244
Stillwater Health Care, Health System Obligation Group
5.000%, 06/01/2035	2,000	1,874

		43,473

Missouri – 3.4%
Revenue Bonds – 3.4%
Bi-State Development Agency, Missouri Illinois Metropolitan District, St. Clair County Metrolink Project (FSA)
5.250%, 07/01/2027	3,185	3,387
Boone County Hospital
5.625%, 08/01/2038	5,500	5,544
St. Louis Industrial Development Authority, Sewer and Solid Waste Disposal Facilities (AMT)
4.875%, 03/01/2032	8,000	6,970
Sugar Creek, Lafarge North America, Series A (AMT)
5.650%, 06/01/2037	1,000	876

		16,777

Montana – 1.0%
Revenue Bonds – 1.0%
Forsyth Pollution Control, Northwestern Corporation (AMBAC)
4.650%, 08/01/2023	2,500	2,387
Montana Facilities Financial Authority, Senior Living St. John’s Lutheran, Series A
6.125%, 05/15/2036	2,500	2,327

		4,714

Nebraska – 5.9%
Revenue Bonds – 5.9%
Central Plains Energy Gas Project Revenue, Series A
5.250%, 12/01/2021	5,000	4,774
Douglas County Hospital Authority, Methodist Health
5.750%, 11/01/2048	6,000	5,855
Douglas County Zoo Facility, Omaha Henry Doorly Zoo Project
4.750%, 09/01/2024	1,750	1,721
Lancaster County Hospital Authority #1, BryanLGH Medical Center Project
5.000%, 06/01/2021	2,740	2,751
Nebraska Educational Finance Authority, Concordia University Project
5.250%, 12/15/2015	500	501
5.350%, 12/15/2018	540	541
Washington County Wastewater Facilities, Cargill Project (AMT)
5.900%, 11/01/2027	1,700	1,776
4.850%, 04/01/2035	12,500	10,846

		28,765

Nevada – 2.4%
Revenue Bonds – 2.4%
Carson City Hospital Revenue, Carson-Tahoe Hospital
5.750%, 09/01/2031	2,740	2,705
Carson City Hospital Revenue, Carson-Tahoe Hospital, Pre-refunded 9/01/2012 @ 101
5.750%, 09/01/2031 ◊	2,260	2,459
Clark County Industrial Development, Southwest Gas Corporation Project, Series A (AMBAC) (AMT)
5.250%, 07/01/2034	4,000	3,564
Clark County Industrial Development, Southwest Gas Corporation Project, Series A (AMT) (FGIC)
4.750%, 09/01/2036	4,000	3,122

		11,850

New Hampshire – 0.4%
Revenue Bonds – 0.4%
New Hampshire Health & Educational Facilities Authority, Covenant Health
5.375%, 07/01/2024	1,250	1,216
New Hampshire Health & Educational Facilities Authority, Speare Memorial Hospital
5.875%, 07/01/2034	800	769

		1,985

The accompanying notes are an integral part of the financial statements.

88   First American Funds 2008 Annual Report

Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

North Carolina – 2.0%
Revenue Bonds – 2.0%
North Carolina Finance Agency, Educational Facilities, Meredith College
6.000%, 06/01/2031	$1,500	$1,528
North Carolina Medical Care Community Health Care Facilities, 1st Mortgage Presbyterian, Series B
5.200%, 10/01/2021	1,500	1,463
North Carolina Medical Care Community Health Care Facilities, Pennybyrn at Maryfield, Series A
6.000%, 10/01/2023	2,800	2,630
North Carolina Medical Care Community Retirement Facilities, Southminster Project, Series A
5.750%, 10/01/2037	4,250	4,023

		9,644

North Dakota – 0.7%
Revenue Bond – 0.5%
North Dakota State Board of Higher Education, Bismarck State College
5.350%, 05/01/2030	2,500	2,231

General Obligations – 0.2%
West Fargo, Series A (AGTY)
4.000%, 05/01/2017	550	542
4.000%, 05/01/2018	540	527

		1,069

		3,300

Ohio – 2.9%
Revenue Bonds – 2.9%
American Municipal Power Ohio, Prepayment, Series A (AGTY)
5.000%, 02/01/2010	5,000	5,031
Cincinnati Water System, Pre-refunded 06/01/2011 @ 100
5.000%, 12/01/2020 ◊	125	132
Lake County Hospital Facilities, Lake Hospital System, Series C
5.625%, 08/15/2029	3,250	3,154
Miami County Hospital Facilities, Upper Valley Medical Center
5.250%, 05/15/2026	1,000	954
Ohio State Higher Educational Facility, Baldwin-Wallace College Project
5.125%, 12/01/2017	1,490	1,533
5.250%, 12/01/2019	1,540	1,583
Toledo-Lucas County Port Authority, Crocker Park Public Improvement Project
5.250%, 12/01/2023	2,000	1,932

		14,319

Oklahoma – 0.7%
Revenue Bonds – 0.7%
Norman Regional Hospital Authority
5.375%, 09/01/2029	1,000	981
5.375%, 09/01/2036	2,325	2,223

		3,204

Oregon – 0.9%
Revenue Bonds – 0.9%
Gilliam County Solid Waste Disposal, Waste Management Project (AMT)
5.250%, 07/01/2029	1,500	1,269
Portland Sewer System Revenue, Series B (MBIA)
5.000%, 06/15/2024	3,200	3,293

		4,562

Pennsylvania – 1.4%
Revenue Bonds – 1.4%
Delaware County Authority College Revenue, Neumann College
6.125%, 10/01/2034	1,000	1,024
Erie County Industrial Development Authority, International Paper Company Project, Series A (AMT)
5.000%, 11/01/2018	1,350	1,222
Montgomery County Industrial Development Authority, Whitemarsh Continuing Care
6.250%, 02/01/2035	2,090	1,899
State Public School Building Authority, Delaware County Community College Project (FSA)
5.000%, 10/01/2024	1,600	1,656
Westmoreland County Industrial Development Authority, Redstone Retirement Community, Series A
5.750%, 01/01/2026	1,200	1,082

		6,883

Puerto Rico – 5.5%
Revenue Bonds – 3.0%
Puerto Rico Electric Power Authority, Series VV (MBIA)
5.250%, 07/01/2029	11,785	12,228
Puerto Rico Public Buildings Authority, Government Facilities, Series M (COMGTY)
6.250%, 07/01/2031	2,300	2,511

		14,739

General Obligations – 2.5%
Puerto Rico Commonwealth, Series A
5.000%, 07/01/2027	10,000	9,748
5.000%, 07/01/2028	1,000	975
Puerto Rico Commonwealth, Series A (MBIA)
5.500%, 07/01/2019	1,000	1,029
Puerto Rico Public Improvements (MBIA)
5.750%, 07/01/2026	500	528

		12,280

		27,019

South Carolina – 1.1%
Revenue Bonds – 1.1%
Georgetown County Environmental Improvement, International Paper, Series A (AMT)
5.550%, 12/01/2029	700	607
Lexington County Health Services District, Lexington Medical Center, Pre-refunded 11/01/2013 @ 100
5.500%, 11/01/2023 ◊	2,000	2,170
South Carolina Jobs Economic Development Authority, Palmetto Health Alliance, Series A
6.125%, 08/01/2023	1,250	1,278
South Carolina Jobs Economic Development Authority, Palmetto Health Alliance, Series C, Pre-refunded 08/01/2013 @ 100
6.375%, 08/01/2034 ◊	135	152
6.375%, 08/01/2034 ◊	1,115	1,260

		5,467

First American Funds 2008 Annual Report   89

Schedule of Investments  June 30, 2008, all dollars are rounded to thousands (000)

Tax Free Fund (continued)
DESCRIPTION	PAR	VALUE

South Dakota – 2.3%
Revenue Bonds – 2.0%
Sioux Falls, Dow Rummel Village Project, Series A, Pre-refunded 11/15/2012 @ 100
6.625%, 11/15/2023 ◊	$2,270	$2,564
South Dakota Economic Development Finance Authority, DTS Project, Series A (AMT)
5.500%, 04/01/2019	1,055	1,061
South Dakota Economic Development Finance Authority, Pooled Loan Project – Davis Family, Series 4-A (AMT)
6.000%, 04/01/2029	1,400	1,358
South Dakota Economic Development Finance Authority, Pooled Loan Project – Spearfish Forest, Series A (AMT)
5.875%, 04/01/2028	2,000	1,986
South Dakota Health & Educational Facilities Authority, Avera Health, Series B
5.250%, 07/01/2038	2,000	1,904
South Dakota Health & Educational Facilities Authority, Westhills Village Retirement Community
5.000%, 09/01/2031	1,250	1,142

		10,015

Certificate of Participation – 0.3%
Deadwood (ACA)
5.000%, 11/01/2020	1,500	1,412

		11,427

Tennessee – 3.2%
Revenue Bonds – 3.2%
Johnson City Health & Educational Facilities Authority, Mountain States Health, Series A, Pre-refunded 7/01/2012 @ 103
7.500%, 07/01/2033 ◊	2,500	2,935
Memphis-Shelby County Sports Authority, Memphis Arena Project, Series D (MBIA)
5.000%, 11/01/2019	3,255	3,400
Shelby County Health, Educational & Housing Facilities Board, Methodist Healthcare, Pre-refunded 09/01/2012 @ 100
6.500%, 09/01/2021 ◊	1,875	2,099
6.500%, 09/01/2021 ◊	1,125	1,259
Sullivan County Health, Educational & Housing Facilities Board, Wellmont Health Systems Project, Pre-refunded 09/01/2012 @ 101
6.250%, 09/01/2032 ◊	5,500	6,125

		15,818

Texas – 8.8%
Revenue Bonds – 7.7%
Abilene Health Facilities Development, Sears Methodist Retirement Project
5.875%, 11/15/2018	500	487
Abilene Health Facilities Development, Sears Methodist Retirement Project, Series A
5.875%, 11/15/2018	2,500	2,436
7.000%, 11/15/2033	4,000	4,080
Bexar County Housing Finance Authority, American Opportunity Housing, Colinas LLC Project, Series A (MBIA)
5.800%, 01/01/2031	2,000	2,034
Brazos County Health Facilities, Franciscan Services Corporation, St. Joseph Health
5.000%, 01/01/2023	3,635	3,508
Crawford Education Facilities, University of St. Thomas Project
5.250%, 10/01/2022	1,300	1,271
5.375%, 10/01/2027	1,750	1,704
Dallas Area Rapid Transit Sales Tax Revenue, Senior Lien
5.000%, 12/01/2018	2,000	2,141
Lubbock Educational Facilities Authority Revenue, Lubbock Christian University
5.125%, 11/01/2027	1,000	944
5.250%, 11/01/2037	1,500	1,380
North Texas Tollway Revenue, First Tier, Series A
6.000%, 01/01/2024	2,500	2,639
North Texas Tollway Revenue, First Tier, Series E-3, Mandatory Put 01/01/2016 @ 100
5.750%, 01/01/2038	4,500	4,706
Red River Authority Sewer & Solidwaste Disposal, Excel Corporation Project (AMT)
6.100%, 02/01/2022	3,775	3,787
San Marcos Waterworks & Wastewater Systems (FSA)
5.000%, 08/15/2026	1,000	1,027
Tarrant County Cultural Education Retirement Facilities, Northwest Senior Housing Edgemere Project, Series A
6.000%, 11/15/2026	1,600	1,551
Travis County Health Facilities, Querencia Barton Creek Project
5.500%, 11/15/2025	1,300	1,139
5.650%, 11/15/2035	1,100	947
Tyler Health Facilities Development, East Texas Medical Center, Series A
5.375%, 11/01/2037	2,000	1,742

		37,523

General Obligations – 1.1%
Fort Bend Independent School District, Escrowed to Maturity (PSFG)
5.000%, 02/15/2014 §	500	538
Humble Independent School District, Series A (AGTY)
5.250%, 02/15/2022	2,635	2,778
San Marcos Certificates of Obligation (FSA)
5.000%, 08/15/2025	1,000	1,030
5.000%, 08/15/2027	1,000	1,023

		5,369

		42,892

Utah – 0.2%
Revenue Bonds – 0.2%
Intermountain Power Agency, Utah Power Supply, Series A (AMBAC)
6.500%, 07/01/2011	365	395
Intermountain Power Agency, Utah Power Supply, Series A, Escrowed to Maturity (AMBAC)
6.500%, 07/01/2011 §	635	698

		1,093

Vermont – 0.2%
Revenue Bond – 0.2%
Vermont Economic Development Authority, Wake Robin Corporation Project, Series A
5.250%, 05/01/2026	1,000	873

The accompanying notes are an integral part of the financial statements.

90   First American Funds 2008 Annual Report

Tax Free Fund (continued)
DESCRIPTION	PAR/SHARES	VALUE

Virginia – 0.2%
Revenue Bond – 0.2%
Arlington County Industrial Development Authority, Berkeley Apartments (AMT) (FNMA)
5.850%, 12/01/2020	$1,000	$1,043

Washington – 0.2%
Revenue Bond – 0.2%
Washington State Public Power Supply System, Nuclear Project #3, Series B
7.125%, 07/01/2016	600	726

Wisconsin – 2.3%
Revenue Bonds – 2.3%
Wisconsin State Health & Educational Facilities Authority, Beaver Dam Community Hospitals, Series A
6.750%, 08/15/2034	1,000	1,012
Wisconsin State Health & Educational Facilities Authority, Children’s Hospital of Wisconsin
5.250%, 08/15/2024	2,000	2,030
Wisconsin State Health & Educational Facilities Authority, Eastcastle Place Income Project
6.000%, 12/01/2024	1,000	913
Wisconsin State Health & Educational Facilities Authority, Marshfield Clinic, Series B
6.000%, 02/15/2025	3,500	3,554
Wisconsin State Health & Educational Facilities Authority, New Castle Place Project, Series A
7.000%, 12/01/2031	2,000	2,008
Wisconsin State Health & Educational Facilities Authority, Southwest Health Center, Series A
6.250%, 04/01/2034	2,000	1,856

		11,373

Wyoming – 0.8%
Revenue Bonds – 0.8%
Teton County Hospital District, St. John’s Medical Center
6.750%, 12/01/2022	2,100	2,127
6.750%, 12/01/2027	1,500	1,504

		3,631

Total Municipal Bonds
(Cost $494,328)		483,591

Short Term Investment – 0.5%
First American Tax Free Obligations Fund, Class Z Å
(Cost $2,224)	2,223,940	2,224

Total Investments
(Cost $496,552)		485,815

Other Assets and Liabilities, Net – 0.3%		1,620

Total Net Assets – 100.0%		$487,435

Tax Free Fund (concluded)

«	Security purchased on a when-issued basis. On June 30, 2008, the total cost of investment purchased on a when-issued basis was $3,403 or 0.7% of total net assets. See note 2 in Notes to Financial Statements.

◊	Pre-refunded issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. These bonds mature at the call date and price indicated.

¤	Zero coupon bonds make no periodic interest payments, but are issued at deep discounts from par value. The rate shown is the effective yield as of June 30, 2008.

§	Escrowed to Maturity issues are typically backed by U.S. government obligations, which secure the timely payment of principal and interest. If callable, these bonds may still be subject to call prior to maturity.

Å	Investment in affiliated security. This money market fund is advised by FAF Advisors, Inc., which also serves as advisor for this fund. See note 3 in Notes to Financial Statements.

ACA –	American Capital Assurance

AGTY –	Assured Guaranty

AMBAC –	American Municipal Bond Assurance Corporation

AMT –	Alternative Minimum Tax. As of June 30, 2008, the aggregate value of securities subject to the AMT was $59,850 which represents 12.3% of total net assets

COMGTY –	Commonwealth Guaranty

FGIC –	Financial Guaranty Insurance Corporation

FHA –	Federal Housing Administration

FNMA –	Federal National Mortgage Association

FSA –	Financial Security Assurance

GNMA –	Government National Mortgage Association

MBIA –	Municipal Bond Insurance Association

PSFG –	Permanent School Fund Guarantee

RAAI –	Radian Asset Assurance Inc.

VA –	Veterans Administration

VEREX –	Verex Assurance

XLCA –	XL Capital Assurance

First American Funds 2008 Annual Report   91

Statements ofAssets and Liabilities	June 30, 2008, all dollars and shares are rounded to thousands (000), except per share data

		California		Colorado
	Arizona	Intermediate	California	Intermediate	Colorado
	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund

Unaffiliated investments, at cost	$25,582	$56,686	$44,878	$49,011	$23,232
Affiliated money market fund, at cost	—	—	—	916	1,844

ASSETS:
Unaffiliated investments, at value (note 2)	$25,206	$56,745	$44,627	$49,530	$23,091
Affiliated money market fund, at value (note 2)	—	—	—	916	1,844
Cash	—	—	—	—	—
Receivable for dividends and interest	465	693	602	345	175
Receivable for investments sold	49	—	—	—	—
Receivable for capital shares sold	—	188	234	1	4
Receivable from advisor	13	—	9	—	14
Prepaid expenses and other assets	2	1	1	2	2

Total assets	25,735	57,627	45,473	50,794	25,130

LIABILITIES:
Bank overdraft	—	3	1	1	—
Dividends payable	76	172	122	150	62
Payable for investments purchased	—	—	259	259	259
Payable for investments purchased on a when-issued basis	—	—	—	—	—
Payable for capital shares redeemed	10	10	—	201	200
Payable for variation margin	1	—	—	—	—
Payable to affiliates (note 3)	17	29	21	24	17
Payable for distribution and shareholder servicing fees	2	—	3	1	3
Accrued expenses and other liabilities	26	26	26	26	26

Total liabilities	132	240	432	662	567

Net assets	$25,603	$57,387	$45,041	$50,132	$24,563

COMPOSITION OF NET ASSETS:
Portfolio capital	$26,052	$57,016	$45,292	$49,492	$24,548
Undistributed (distributions in excess of) net investment income	15	5	1	5	15
Accumulated net realized gain (loss) on investments (note 2)	(87)	307	(1)	116	141
Net unrealized appreciation (depreciation) of investments	(376)	59	(251)	519	(141)
Net unrealized depreciation on futures contracts	(1)	—	—	—	—

Net assets	$25,603	$57,387	$45,041	$50,132	$24,563

Class A:
Net assets	$6,705	$4,463	$12,076	$6,199	$5,815
Shares issued and outstanding ($0.0001 par value – 2 billion authorized)	643	447	1,128	609	566
Net asset value and redemption price per share	$10.43	$9.99	$10.71	$10.19	$10.28
Maximum offering price per share[1]	$10.89	$10.22	$11.19	$10.42	$10.74
Class C:
Net assets	$1,376	—	$2,480	—	$2,859
Shares issued and outstanding ($0.0001 par value – 2 billion authorized)	132	—	231	—	279
Net asset value, offering price, and redemption price per share[2]	$10.41	—	$10.72	—	$10.26
Class Y:
Net assets	$17,522	$52,924	$30,485	$43,933	$15,889
Shares issued and outstanding ($0.0001 par value – 2 billion authorized)	1,679	5,284	2,847	4,324	1,543
Net asset value, offering price, and redemption price per share	$10.43	$10.02	$10.71	$10.16	$10.29

[1]	The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge. For a description of front-end sales charges, see note 1 in Notes to Financial Statements.

[2]	Class C has a contingent deferred sales charge. For a description of this sales charge, see notes 1 and 3 in Notes to Financial Statements.

The accompanying notes are an integral part of the financial statements.

92   First American Funds 2008 Annual Report

	Minnesota					Oregon		Tax
Intermediate	Intermediate	Minnesota	Missouri	Nebraska	Ohio	Intermediate	Short	Free
Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Fund

$635,220	$194,602	$168,820	$162,171	$36,757	$51,036	$123,966	$150,292	$494,328
15,388	—	—	—	1,377	—	1,723	73	2,224

$644,548	$196,622	$166,308	$160,385	$36,518	$50,592	$124,449	$150,339	$483,591
15,388	—	—	—	1,377	—	1,723	73	2,224
—	—	—	16	—	—	—	—	—
7,714	2,796	2,267	2,281	448	451	1,068	1,917	6,510
—	—	—	—	—	—	—	—	866
274	400	88	1,075	66	—	—	40	207
—	—	—	—	10	6	—	—	—
3	1	2	2	3	2	1	—	4

667,927	199,819	168,665	163,759	38,422	51,051	127,241	152,369	493,402

20	—	—	—	—	—	—	61	—
1,948	591	307	510	108	147	375	337	1,699
—	—	490	—	259	—	—	5,397	—
6,742	1,340	—	1,339	986	1,455	—	—	3,403
441	10	594	505	2	—	—	175	561
—	—	—	—	—	2	3	9	—
375	111	87	87	19	21	69	70	275
1	1	18	5	2	—	1	—	3
26	26	26	26	26	26	26	27	26

9,553	2,079	1,522	2,472	1,402	1,651	474	6,076	5,967

$658,374	$197,740	$167,143	$161,287	$37,020	$49,400	$126,767	$146,293	$487,435

$648,037	$195,402	$169,132	$162,659	$37,409	$49,861	$126,327	$148,148	$498,660
505	(7)	26	79	22	9	57	(48)	228
504	325	497	335	(172)	(24)	(97)	(1,784)	(716)
9,328	2,020	(2,512)	(1,786)	(239)	(444)	483	47	(10,737)
—	—	—	—	—	(2)	(3)	(70)	—

$658,374	$197,740	$167,143	$161,287	$37,020	$49,400	$126,767	$146,293	$487,435

$27,554	$22,059	$102,089	$23,135	$5,689	$635	$5,967	$2,308	$35,557
2,622	2,263	9,741	2,030	565	63	617	236	3,467
$10.51	$9.75	$10.48	$11.40	$10.06	$10.02	$9.68	$9.79	$10.26
$10.75	$9.97	$10.95	$11.91	$10.51	$10.46	$9.90	$10.02	$10.72

—	—	$20,061	$406	$1,798	$255	—	—	$3,104
—	—	1,922	36	180	26	—	—	304
—	—	$10.44	$11.36	$9.99	$9.89	—	—	$10.21

$630,820	$175,681	$44,993	$137,746	$29,533	$48,510	$120,800	$143,985	$448,774
60,158	18,125	4,299	12,080	2,936	4,845	12,477	14,713	43,707
$10.49	$9.69	$10.47	$11.40	$10.06	$10.01	$9.68	$9.79	$10.27

First American Funds 2008 Annual Report   93

Statements ofOperations	For the year ended June 30, 2008, all dollars are rounded to thousands (000)

		California		Colorado
	Arizona	Intermediate	California	Intermediate	Colorado
	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund

INVESTMENT INCOME:
Interest from unaffiliated investments	$1,409	$2,567	$1,913	$2,200	$1,163
Dividends from unaffiliated money market funds	19	29	31	—	—
Dividends from affiliated money market funds	—	—	—	21	17

Total investment income	1,428	2,596	1,944	2,221	1,180

EXPENSES (note 3):
Investment advisory fees	144	286	200	234	115
Administration fees	71	134	96	110	57
Transfer agent fees	83	60	83	60	83
Custodian fees	2	3	2	3	2
Legal fees	13	13	13	13	13
Audit fees	35	33	33	33	33
Registration fees	6	5	6	5	6
Postage and printing fees	2	4	3	3	2
Directors’ fees	27	27	27	26	27
Other expenses	16	16	16	16	16
Distribution and shareholder servicing fees – Class A	18	14	28	15	17
Distribution and shareholder servicing fees – Class C	9	—	10	—	18

Total expenses	426	595	517	518	389

Less: Fee waivers (note 3)	(255)	(194)	(289)	(182)	(240)
Less: Indirect payments from custodian (note 3)	—	—	—	—	—

Total net expenses	171	401	228	336	149

Investment income – net	1,257	2,195	1,716	1,885	1,031

REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS AND FUTURES CONTRACTS – NET (note 5):
Net realized gain (loss) on investments	(80)	328	(1)	116	144
Net realized gain (loss) on futures contracts	6	—	—	—	—
Net change in unrealized appreciation (depreciation) of investments	(836)	(702)	(1,044)	(552)	(802)
Net change in unrealized appreciation (depreciation) of futures contracts	(1)	—	—	—	—

Net gain (loss) on investments	(911)	(374)	(1,045)	(436)	(658)

Net increase (decrease) in net assets resulting from operations	$346	$1,821	$671	$1,449	$373

The accompanying notes are an integral part of the financial statements.

94   First American Funds 2008 Annual Report

	Minnesota					Oregon
Intermediate	Intermediate	Minnesota	Missouri	Nebraska	Ohio	Intermediate	Short
Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund	Tax Free Fund

$29,805	$8,974	$8,505	$7,734	$1,834	$2,041	$5,418	$5,658	$26,804
—	75	183	—	—	31	—	—	—
264	—	—	39	13	—	44	123	319

30,069	9,049	8,688	7,773	1,847	2,072	5,462	5,781	27,123

3,090	958	867	798	192	227	610	762	2,683
1,415	441	402	369	92	108	282	353	1,229
58	59	84	83	82	82	60	59	83
31	10	9	9	3	3	6	8	28
12	12	13	13	13	13	13	12	12
33	34	34	33	33	33	33	33	33
27	5	8	7	6	6	5	28	35
28	9	12	7	3	3	6	7	22
25	26	26	26	27	27	26	26	25
16	16	16	16	16	16	16	15	17
70	52	260	61	16	2	18	6	90
—	—	110	3	12	1	—	—	19

4,805	1,622	1,841	1,425	495	521	1,075	1,309	4,276

(466)	(267)	(343)	(245)	(276)	(291)	(212)	(394)	(477)
(1)	—	—	—	—	—	—	—	(1)

4,338	1,355	1,498	1,180	219	230	863	915	3,798

25,731	7,694	7,190	6,593	1,628	1,842	4,599	4,866	23,325

970	359	912	337	(168)	84	(96)	497	1,353
—	—	(138)	—	10	6	—	—	(668)
(7,129)	(1,613)	(7,169)	(4,461)	(557)	(856)	(532)	1,053	(24,039)
—	—	—	—	—	(2)	(3)	(70)	—

(6,159)	(1,254)	(6,395)	(4,124)	(715)	(768)	(631)	1,480	(23,354)

$19,572	$6,440	$795	$2,469	$913	$1,074	$3,968	$6,346	$(29)

First American Funds 2008 Annual Report   95

Statements ofChanges in Net Assets	all dollars are rounded to thousands (000)

			California
	Arizona		Intermediate		California
	Tax Free Fund		Tax Free Fund		Tax Free Fund

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

OPERATIONS:
Investment income – net	$1,257	$1,174	$2,195	$2,260	$1,716	$1,560
Net realized gain (loss) on investments	(80)	160	328	140	(1)	195
Net realized gain (loss) on futures contracts	6	(38)	—	—	—	7
Net change in unrealized appreciation (depreciation) of investments	(836)	(164)	(702)	(149)	(1,044)	(30)
Net change in unrealized appreciation (depreciation) of futures contracts	(1)	(10)	—	—	—	—

Net increase (decrease) in net assets resulting from operations	346	1,122	1,821	2,251	671	1,732

DISTRIBUTIONS TO SHAREHOLDERS FROM:
Investment income – net:
Class A	(306)	(350)	(222)	(195)	(469)	(440)
Class C	(51)	(53)	—	—	(57)	(72)
Class Y	(894)	(769)	(1,970)	(2,079)	(1,201)	(1,053)
Net realized gain on investments:
Class A	(21)	(44)	(8)	(30)	(38)	(33)
Class C	(3)	(8)	—	—	(4)	(7)
Class Y	(62)	(91)	(59)	(271)	(93)	(80)

Total distributions	(1,337)	(1,315)	(2,259)	(2,575)	(1,862)	(1,685)

CAPITAL SHARE TRANSACTIONS (note 4):
Class A:
Proceeds from sales	359	478	1,275	3,262	2,890	2,034
Reinvestment of distributions	94	118	99	110	343	276
Payments for redemptions	(1,849)	(1,244)	(3,105)	(508)	(2,258)	(1,733)

Increase (decrease) in net assets from Class A transactions	(1,396)	(648)	(1,731)	2,864	975	577

Class C:
Proceeds from sales	300	261	—	—	1,518	465
Reinvestment of distributions	36	43	—	—	46	55
Payments for redemptions (note 3)	(459)	(111)	—	—	(543)	(2,639)

Increase (decrease) in net assets from Class C transactions	(123)	193	—	—	1,021	(2,119)

Class Y:
Proceeds from sales	3,964	5,560	10,372	6,214	19,459	5,985
Reinvestment of distributions	167	153	34	67	89	67
Payments for redemptions	(5,247)	(1,849)	(10,042)	(4,796)	(13,029)	(2,982)

Increase (decrease) in net assets from Class Y transactions	(1,116)	3,864	364	1,485	6,519	3,070

Increase (decrease) in net assets from capital share transactions	(2,635)	3,409	(1,367)	4,349	8,515	1,528

Total increase (decrease) in net assets	(3,626)	3,216	(1,805)	4,025	7,324	1,575
Net assets at beginning of year	29,229	26,013	59,192	55,167	37,717	36,142

Net assets at end of year	$25,603	$29,229	$57,387	$59,192	$45,041	$37,717

Undistributed (distributions in excess of) net investment income at end of year	$15	$9	$5	$2	$1	$12

The accompanying notes are an integral part of the financial statements.

96   First American Funds 2008 Annual Report

Colorado						Minnesota
Intermediate		Colorado		Intermediate		Intermediate		Minnesota
Tax Free Fund		Tax Free Fund		Tax Free Fund		Tax Free Fund		Tax Free Fund

Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

$1,885	$1,735	$1,031	$1,018	$25,731	$26,434	$7,694	$7,924	$7,190	$7,075
116	249	144	91	970	2,495	359	642	912	772
—	—	—	(5)	—	—	—	—	(138)	(94)
(552)	(208)	(802)	(199)	(7,129)	(1,529)	(1,613)	(415)	(7,169)	(1,158)
—	—	—	(15)	—	—	—	—	—	—

1,449	1,776	373	890	19,572	27,400	6,440	8,151	795	6,595

(238)	(317)	(287)	(400)	(1,135)	(1,263)	(835)	(921)	(4,350)	(4,281)
—	—	(108)	(122)	—	—	—	—	(627)	(455)
(1,654)	(1,440)	(622)	(534)	(24,290)	(24,980)	(6,991)	(6,943)	(2,281)	(2,302)

(24)	(58)	(22)	(69)	(98)	(42)	(58)	(124)	(553)	(282)
—	—	(9)	(23)	—	—	—	—	(88)	(32)
(190)	(270)	(44)	(83)	(2,016)	(798)	(463)	(892)	(292)	(140)

(2,106)	(2,085)	(1,092)	(1,231)	(27,539)	(27,083)	(8,347)	(8,880)	(8,191)	(7,492)

1,216	412	611	966	3,233	3,003	10,123	834	21,625	21,975
201	259	243	406	903	936	503	605	3,046	2,773
(1,920)	(3,463)	(3,633)	(986)	(5,974)	(6,804)	(9,511)	(6,789)	(24,967)	(18,687)

(503)	(2,792)	(2,779)	386	(1,838)	(2,865)	1,115	(5,350)	(296)	6,061

—	—	433	161	—	—	—	—	8,918	5,343
—	—	102	127	—	—	—	—	505	326
—	—	(474)	(375)	—	—	—	—	(2,833)	(1,694)

—	—	61	(87)	—	—	—	—	6,590	3,975

16,794	7,759	7,641	6,774	220,502	100,480	38,462	24,359	19,010	16,517
53	61	39	56	2,647	2,305	217	316	214	213
(6,785)	(5,727)	(4,833)	(3,330)	(139,275)	(144,759)	(30,220)	(30,534)	(28,113)	(8,996)

10,062	2,093	2,847	3,500	83,874	(41,974)	8,459	(5,859)	(8,889)	7,734

9,559	(699)	129	3,799	82,036	(44,839)	9,574	(11,209)	(2,595)	17,770

8,902	(1,008)	(590)	3,458	74,069	(44,522)	7,667	(11,938)	(9,991)	16,873
41,230	42,238	25,153	21,695	584,305	628,827	190,073	202,011	177,134	160,261

$50,132	$41,230	$24,563	$25,153	$658,374	$584,305	$197,740	$190,073	$167,143	$177,134

$5	$12	$15	$1	$505	$199	$(7)	$125	$26	$94

First American Funds 2008 Annual Report   97

Statements ofChanges in Net Assets  continued

	Missouri		Nebraska		Ohio
	Tax Free Fund		Tax Free Fund		Tax Free Fund

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

OPERATIONS:
Investment income – net	$6,593	$6,368	$1,628	$1,659	$1,842	$1,665
Net realized gain (loss) on investments	337	991	(168)	223	84	63
Net realized gain (loss) on futures contracts	—	5	10	(27)	6	(1)
Net change in unrealized appreciation (depreciation) of investments	(4,461)	(235)	(557)	(109)	(856)	132
Net change in unrealized appreciation (depreciation) of futures contracts	—	—	—	(20)	(2)	—

Net increase (decrease) in net assets resulting from operations	2,469	7,129	913	1,726	1,074	1,859

DISTRIBUTIONS TO SHAREHOLDERS FROM:
Investment income – net:
Class A	(949)	(994)	(256)	(282)	(25)	(31)
Class C	(18)	(12)	(65)	(52)	(7)	(6)
Class Y	(5,628)	(5,312)	(1,294)	(1,335)	(1,807)	(1,630)
Net realized gain on investments:
Class A	(62)	(199)	(33)	(33)	(2)	(2)
Class C	(1)	(2)	(9)	(7)	(1)	—
Class Y	(344)	(972)	(147)	(142)	(140)	(84)

Total distributions	(7,002)	(7,491)	(1,804)	(1,851)	(1,982)	(1,753)

CAPITAL SHARE TRANSACTIONS (note 4):
Class A:
Proceeds from sales	747	2,467	606	661	149	352
Reinvestment of distributions	493	570	172	168	16	17
Payments for redemptions	(2,390)	(4,997)	(2,045)	(623)	(329)	(404)

Increase (decrease) in net assets from Class A transactions	(1,150)	(1,960)	(1,267)	206	(164)	(35)

Class C:
Proceeds from sales	—	299	623	415	70	1
Reinvestment of distributions	19	14	43	37	2	2
Payments for redemptions (note 3)	(117)	(3)	(386)	(374)	—	(26)

Increase (decrease) in net assets from Class C transactions	(98)	310	280	78	72	(23)

Class Y:
Proceeds from sales	40,288	21,454	4,011	6,347	12,297	7,141
Reinvestment of distributions	175	275	107	112	294	285
Payments for redemptions	(29,502)	(29,190)	(6,372)	(5,210)	(5,409)	(5,912)

Increase (decrease) in net assets from Class Y transactions	10,961	(7,461)	(2,254)	1,249	7,182	1,514

Increase (decrease) in net assets from capital share transactions	9,713	(9,111)	(3,241)	1,533	7,090	1,456

Total increase (decrease) in net assets	5,180	(9,473)	(4,132)	1,408	6,182	1,562
Net assets at beginning of year	156,107	165,580	41,152	39,744	43,218	41,656

Net assets at end of year	$161,287	$156,107	$37,020	$41,152	$49,400	$43,218

Undistributed (distributions in excess of) net investment income at end of year	$79	$81	$22	$9	$9	$14

The accompanying notes are an integral part of the financial statements.

98   First American Funds 2008 Annual Report

Oregon
Intermediate		Short
Tax Free Fund		Tax Free Fund		Tax Free Fund

Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

$4,599	$4,694	$4,866	$6,259	$23,325	$23,134
(96)	337	497	(1,045)	1,353	3,839
—	3	—	—	(668)	(124)
(532)	(569)	1,053	1,824	(24,039)	(5,298)
(3)	—	(70)	—	—	—

3,968	4,465	6,346	7,038	(29)	21,551

(256)	(323)	(75)	(93)	(1,517)	(1,544)
—	—	—	—	(106)	(83)
(4,379)	(4,345)	(4,968)	(6,156)	(21,409)	(21,653)

(5)	(36)	—	—	(200)	(307)
—	—	—	—	(15)	(18)
(77)	(478)	—	—	(2,753)	(3,975)

(4,717)	(5,182)	(5,043)	(6,249)	(26,000)	(27,580)

748	1,039	245	1,064	4,582	7,411
134	197	71	85	1,212	1,294
(2,793)	(2,765)	(438)	(2,069)	(6,234)	(7,146)

(1,911)	(1,529)	(122)	(920)	(440)	1,559

—	—	—	—	1,184	519
—	—	—	—	59	68
—	—	—	—	(478)	(276)

—	—	—	—	765	311

26,153	12,708	50,001	21,235	113,242	155,677
122	350	265	402	1,585	1,830
(14,100)	(14,360)	(69,032)	(96,849)	(181,303)	(68,372)

12,175	(1,302)	(18,766)	(75,212)	(66,476)	89,135

10,264	(2,831)	(18,888)	(76,132)	(66,151)	91,005

9,515	(3,548)	(17,585)	(75,343)	(92,180)	84,976
117,252	120,800	163,878	239,221	579,615	494,639

$126,767	$117,252	$146,293	$163,878	$487,435	$579,615

$57	$93	$(48)	$129	$228	$(65)

First American Funds 2008 Annual Report   99

Financial Highlights   For a share outstanding throughout the indicated periods.

			Realized and
	Net Asset		Unrealized		Distributions	Distributions		Net Asset
	Value	Net	Gains	Total from	from Net	from Net		Value
	Beginning	Investment	(Losses) on	Investment	Investment	Realized	Total	End of
	of Period	Income	Investments	Operations	Income	Gains	Distributions	Period

Arizona Tax Free Fund
Class A
2008[1]	$10.79	$0.45	$(0.33)	$0.12	$(0.45)	$(0.03)	$(0.48)	$10.43
2007[1]	10.85	0.46	(0.01)	0.45	(0.45)	(0.06)	(0.51)	10.79
2006[2]	11.19	0.33	(0.25)	0.08	(0.33)	(0.09)	(0.42)	10.85
2005[3]	11.42	0.46	(0.07)	0.39	(0.49)	(0.13)	(0.62)	11.19
2004[3]	11.33	0.49	0.12	0.61	(0.47)	(0.05)	(0.52)	11.42
2003[3]	11.41	0.46	(0.06)	0.40	(0.45)	(0.03)	(0.48)	11.33
Class C
2008[1]	$10.78	$0.41	$(0.34)	$0.07	$(0.41)	$(0.03)	$(0.44)	$10.41
2007[1]	10.84	0.41	(0.01)	0.40	(0.40)	(0.06)	(0.46)	10.78
2006[2]	11.18	0.30	(0.25)	0.05	(0.30)	(0.09)	(0.39)	10.84
2005[3]	11.41	0.42	(0.08)	0.34	(0.44)	(0.13)	(0.57)	11.18
2004[3]	11.31	0.43	0.14	0.57	(0.42)	(0.05)	(0.47)	11.41
2003[3]	11.40	0.42	(0.08)	0.34	(0.40)	(0.03)	(0.43)	11.31
Class Y
2008[1]	$10.80	$0.47	$(0.33)	$0.14	$(0.48)	$(0.03)	$(0.51)	$10.43
2007[1]	10.85	0.48	—	0.48	(0.47)	(0.06)	(0.53)	10.80
2006[2]	11.19	0.35	(0.25)	0.10	(0.35)	(0.09)	(0.44)	10.85
2005[3]	11.43	0.50	(0.09)	0.41	(0.52)	(0.13)	(0.65)	11.19
2004[3]	11.33	0.50	0.15	0.65	(0.50)	(0.05)	(0.55)	11.43
2003[3]	11.41	0.48	(0.06)	0.42	(0.47)	(0.03)	(0.50)	11.33

California Intermediate Tax Free Fund
Class A
2008[1]	$10.07	$0.38	$(0.06)	$0.32	$(0.39)	$(0.01)	$(0.40)	$9.99
2007[1]	10.11	0.38	0.01	0.37	(0.38)	(0.05)	(0.43)	10.07
2006[2]	10.35	0.28	(0.20)	0.08	(0.29)	(0.03)	(0.32)	10.11
2005[3]	10.55	0.39	(0.13)	0.26	(0.39)	(0.07)	(0.46)	10.35
2004[3]	10.64	0.40	(0.05)	0.35	(0.41)	(0.03)	(0.44)	10.55
2003[3]	10.80	0.41	(0.14)	0.27	(0.41)	(0.02)	(0.43)	10.64
Class Y
2008[1]	$10.09	$0.39	$(0.06)	$0.33	$(0.39)	$(0.01)	$(0.40)	$10.02
2007[1]	10.13	0.39	0.01	0.40	(0.39)	(0.05)	(0.44)	10.09
2006[2]	10.37	0.30	(0.21)	0.09	(0.30)	(0.03)	(0.33)	10.13
2005[3]	10.57	0.40	(0.13)	0.27	(0.40)	(0.07)	(0.47)	10.37
2004[3]	10.66	0.41	(0.05)	0.36	(0.42)	(0.03)	(0.45)	10.57
2003[3]	10.81	0.43	(0.14)	0.29	(0.42)	(0.02)	(0.44)	10.66

California Tax Free Fund
Class A
2008[1]	$10.98	$0.46	$(0.23)	$0.23	$(0.46)	$(0.04)	$(0.50)	$10.71
2007[1]	10.96	0.45	0.06	0.51	(0.45)	(0.04)	(0.49)	10.98
2006[2]	11.24	0.33	(0.26)	0.07	(0.33)	(0.02)	(0.35)	10.96
2005[3]	11.40	0.44	(0.05)	0.39	(0.44)	(0.11)	(0.55)	11.24
2004[3]	11.40	0.46	0.08	0.54	(0.46)	(0.08)	(0.54)	11.40
2003[3]	11.63	0.47	(0.16)	0.31	(0.47)	(0.07)	(0.54)	11.40
Class C
2008[1]	$10.99	$0.40	$(0.22)	$0.18	$(0.41)	$(0.04)	$(0.45)	$10.72
2007[1]	10.97	0.41	0.05	0.46	(0.40)	(0.04)	(0.44)	10.99
2006[2]	11.25	0.30	(0.26)	0.04	(0.30)	(0.02)	(0.32)	10.97
2005[3]	11.41	0.40	(0.05)	0.35	(0.40)	(0.11)	(0.51)	11.25
2004[3]	11.41	0.41	0.09	0.50	(0.42)	(0.08)	(0.50)	11.41
2003[3]	11.64	0.43	(0.16)	0.27	(0.43)	(0.07)	(0.50)	11.41
Class Y
2008[1]	$10.98	$0.48	$(0.23)	$0.25	$(0.48)	$(0.04)	$(0.52)	$10.71
2007[1]	10.97	0.47	0.05	0.52	(0.47)	(0.04)	(0.51)	10.98
2006[2]	11.25	0.35	(0.26)	0.09	(0.35)	(0.02)	(0.37)	10.97
2005[3]	11.40	0.47	(0.04)	0.43	(0.47)	(0.11)	(0.58)	11.25
2004[3]	11.40	0.48	0.09	0.57	(0.49)	(0.08)	(0.57)	11.40
2003[3]	11.63	0.49	(0.15)	0.34	(0.50)	(0.07)	(0.57)	11.40

[1]	For the period July 1 to June 30 in the fiscal year indicated.
[2]	For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund’s fiscal year-end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
[3]	For the period October 1 to September 30 in the fiscal year indicated.
[4]	Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

The accompanying notes are an integral part of the financial statements.

100   First American Funds 2008 Annual Report

					Ratio of Net
				Ratio of	Investment
			Ratio of Net	Expenses	Income
		Ratio of	Investment	to Average	to Average
	Net Assets	Expenses	Income	Net Assets	Net Assets	Portfolio
Total	End of	to Average	to Average	(Excluding	(Excluding	Turnover
Return[4]	Period (000)	Net Assets	Net Assets	Waivers)	Waivers)	Rate

1.10%	$6,705	0.75%	4.20%	1.63%	3.32%	30%
4.12	8,359	0.75	4.11	1.64	3.22	25
0.73	9,041	0.75	4.02	1.47	3.30	47
3.49	9,547	0.75	4.14	1.18	3.71	20
5.50	9,008	0.75	4.16	1.12	3.79	21
3.61	11,928	0.75	4.03	1.09	3.69	37

0.61%	$1,376	1.15%	3.79%	2.03%	2.91%	30%
3.71	1,541	1.15	3.70	2.12	2.73	25
0.42	1,358	1.15	3.62	2.22	2.55	47
3.08	1,628	1.15	3.74	1.93	2.96	20
5.17	1,588	1.15	3.76	1.87	3.04	21
3.10	1,857	1.15	3.63	1.84	2.94	37

1.26%	$17,522	0.50%	4.45%	1.38%	3.57%	30%
4.48	19,329	0.50	4.36	1.39	3.47	25
0.92	15,614	0.50	4.27	1.22	3.55	47
3.65	14,035	0.50	4.39	0.93	3.96	20
5.85	9,520	0.50	4.42	0.87	4.05	21
3.86	9,244	0.50	4.28	0.84	3.94	37

3.20%	$4,463	0.73%	3.83%	1.27%	3.29%	25%
3.86	6,226	0.85	3.66	1.25	3.26	20
0.78	3,441	0.85	3.73	1.22	3.36	21
2.51	3,946	0.85	3.71	1.10	3.46	29
3.36	3,381	0.85	3.78	1.06	3.57	20
2.58	4,262	0.85	3.86	1.06	3.65	17

3.33%	$52,924	0.70%	3.84%	1.02%	3.52%	25%
4.01	52,966	0.70	3.82	1.00	3.52	20
0.88	51,726	0.70	3.89	0.97	3.62	21
2.66	49,292	0.70	3.86	0.85	3.71	29
3.51	46,953	0.70	3.93	0.81	3.82	20
2.83	44,600	0.70	4.02	0.81	3.91	17

2.11%	$12,076	0.67%	4.19%	1.46%	3.40%	45%
4.62	11,375	0.75	4.00	1.46	3.29	36
0.63	10,783	0.75	3.99	1.34	3.40	24
3.50	11,888	0.75	3.88	1.15	3.48	14
4.93	9,513	0.75	4.03	1.09	3.69	16
2.85	11,143	0.75	4.16	1.08	3.83	20

1.61%	$2,480	1.15%	3.68%	1.85%	2.98%	45%
4.17	1,507	1.15	3.60	1.98	2.77	36
0.33	3,592	1.15	3.60	2.09	2.66	24
3.11	3,068	1.15	3.47	1.90	2.72	14
4.52	1,294	1.15	3.65	1.84	2.96	16
2.45	1,101	1.15	3.75	1.83	3.07	20

2.28%	$30,485	0.50%	4.36%	1.20%	3.66%	45%
4.78	24,835	0.50	4.25	1.21	3.54	36
0.82	21,767	0.50	4.24	1.09	3.65	24
3.85	19,556	0.50	4.12	0.90	3.72	14
5.19	16,047	0.50	4.29	0.84	3.95	16
3.11	15,243	0.50	4.40	0.83	4.07	20

First American Funds 2008 Annual Report   101

Financial Highlights   For a share outstanding throughout the indicated periods.

			Realized and
	Net Asset		Unrealized		Distributions			Net Asset
	Value	Net	Gains	Total from	from Net	Distributions		Value
	Beginning	Investment	(Losses) on	Investment	Investment	from Net	Total	End of
	of Period	Income	Investments	Operations	Income	Realized Gains	Distributions	Period

Colorado Intermediate Tax Free Fund
Class A
2008[1]	$10.33	$0.41	$(0.10)	$0.31	$(0.40)	$(0.05)	$(0.45)	$10.19
2007[1]	10.40	0.43	0.01	0.44	(0.43)	(0.08)	(0.51)	10.33
2006[2]	10.74	0.32	(0.28)	0.04	(0.32)	(0.06)	(0.38)	10.40
2005[3]	10.98	0.42	(0.19)	0.23	(0.43)	(0.04)	(0.47)	10.74
2004[3]	11.08	0.45	(0.11)	0.34	(0.44)	—	(0.44)	10.98
2003[3]	11.12	0.41	(0.02)	0.39	(0.43)	—	(0.43)	11.08
Class Y
2008[1]	$10.30	$0.42	$(0.09)	$0.33	$(0.42)	$(0.05)	$(0.47)	$10.16
2007[1]	10.38	0.43	0.01	0.44	(0.44)	(0.08)	(0.52)	10.30
2006[2]	10.72	0.33	(0.28)	0.05	(0.33)	(0.06)	(0.39)	10.38
2005[3]	10.95	0.43	(0.18)	0.25	(0.44)	(0.04)	(0.48)	10.72
2004[3]	11.05	0.46	(0.11)	0.35	(0.45)	—	(0.45)	10.95
2003[3]	11.10	0.43	(0.03)	0.40	(0.45)	—	(0.45)	11.05

Colorado Tax Free Fund
Class A
2008[1]	$10.61	$0.48	$(0.33)	$0.15	$(0.45)	$(0.03)	$(0.48)	$10.28
2007[1]	10.73	0.46	(0.02)	0.44	(0.48)	(0.08)	(0.56)	10.61
2006[2]	11.30	0.35	(0.26)	0.09	(0.34)	(0.32)	(0.66)	10.73
2005[3]	11.52	0.49	(0.11)	0.38	(0.51)	(0.09)	(0.60)	11.30
2004[3]	11.57	0.51	0.02	0.53	(0.50)	(0.08)	(0.58)	11.52
2003[3]	11.65	0.50	(0.10)	0.40	(0.48)	—	(0.48)	11.57
Class C
2008[1]	$10.59	$0.42	$(0.31)	$0.11	$(0.41)	$(0.03)	$(0.44)	$10.26
2007[1]	10.71	0.42	(0.02)	0.40	(0.44)	(0.08)	(0.52)	10.59
2006[2]	11.28	0.32	(0.27)	0.05	(0.30)	(0.32)	(0.62)	10.71
2005[3]	11.50	0.43	(0.10)	0.33	(0.46)	(0.09)	(0.55)	11.28
2004[3]	11.56	0.44	0.03	0.47	(0.45)	(0.08)	(0.53)	11.50
2003[3]	11.63	0.44	(0.08)	0.36	(0.43)	—	(0.43)	11.56
Class Y
2008[1]	$10.63	$0.49	$(0.32)	$0.17	$(0.48)	$(0.03)	$(0.51)	$10.29
2007[1]	10.75	0.50	(0.03)	0.47	(0.51)	(0.08)	(0.59)	10.63
2006[2]	11.32	0.37	(0.26)	0.11	(0.36)	(0.32)	(0.68)	10.75
2005[3]	11.53	0.51	(0.09)	0.42	(0.54)	(0.09)	(0.63)	11.32
2004[3]	11.59	0.52	0.03	0.55	(0.53)	(0.08)	(0.61)	11.53
2003[3]	11.67	0.51	(0.09)	0.42	(0.50)	—	(0.50)	11.59

Intermediate Tax Free Fund
Class A
2008[1]	$10.63	$0.44	$(0.09)	$0.35	$(0.43)	$(0.04)	$(0.47)	$10.51
2007[1]	10.63	0.44	0.01	0.45	(0.44)	(0.01)	(0.45)	10.63
2006[2]	10.92	0.32	(0.26)	0.06	(0.32)	(0.03)	(0.35)	10.63
2005[3]	11.18	0.44	(0.19)	0.25	(0.45)	(0.06)	(0.51)	10.92
2004[3]	11.30	0.44	(0.10)	0.34	(0.45)	(0.01)	(0.46)	11.18
2003[3]	11.32	0.44	(0.03)	0.41	(0.43)	—	(0.43)	11.30
Class Y
2008[1]	$10.61	$0.44	$(0.08)	$0.36	$(0.44)	$(0.04)	$(0.48)	$10.49
2007[1]	10.61	0.45	0.01	0.46	(0.45)	(0.01)	(0.46)	10.61
2006[2]	10.90	0.33	(0.26)	0.07	(0.33)	(0.03)	(0.36)	10.61
2005[3]	11.16	0.46	(0.19)	0.27	(0.47)	(0.06)	(0.53)	10.90
2004[3]	11.28	0.46	(0.11)	0.35	(0.46)	(0.01)	(0.47)	11.16
2003[3]	11.30	0.46	(0.03)	0.43	(0.45)	—	(0.45)	11.28

[1]	For the period July 1 to June 30 in the year indicated.

[2]	For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund’s fiscal year-end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.

[3]	For the period October 1 to September 30 in the year indicated.

[4]	Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

The accompanying notes are an integral part of the financial statements.

102   First American Funds 2008 Annual Report

					Ratio of Net
				Ratio of	Investment
			Ratio of Net	Expenses	Income
		Ratio of	Investment	to Average	to Average
	Net Assets	Expenses	Income	Net Assets	Net Assets	Portfolio
Total	End of	to Average	to Average	(Excluding	(Excluding	Turnover
Return[4]	Period (000)	Net Assets	Net Assets	Waivers)	Waivers)	Rate

3.04%	$6,199	0.85%	3.92%	1.33%	3.44%	21%
4.21	6,783	0.85	3.99	1.36	3.48	35
0.37	9,577	0.85	4.02	1.27	3.60	17
2.11	13,426	0.85	3.85	1.10	3.60	20
3.12	13,969	0.85	4.00	1.06	3.79	4
3.64	22,555	0.85	3.79	1.06	3.58	14

3.20%	$43,933	0.70%	4.05%	1.08%	3.67%	21%
4.28	34,447	0.70	4.14	1.11	3.73	35
0.49	32,661	0.70	4.18	1.02	3.86	17
2.36	34,562	0.70	4.01	0.85	3.86	20
3.29	37,748	0.70	4.15	0.81	4.04	4
3.71	47,854	0.70	3.94	0.81	3.83	14

1.52%	$5,815	0.75%	4.40%	1.80%	3.35%	49%
4.13	8,788	0.75	4.27	1.75	3.27	47
0.77	8,507	0.75	4.30	1.52	3.53	35
3.36	8,362	0.75	4.23	1.18	3.80	30
4.71	10,598	0.75	4.25	1.09	3.91	12
3.53	13,843	0.75	4.23	1.07	3.91	14

1.12%	$2,859	1.15%	3.98%	2.20%	2.93%	49%
3.72	2,888	1.15	3.87	2.24	2.78	47
0.47	3,007	1.15	3.90	2.27	2.78	35
2.95	3,423	1.15	3.83	1.93	3.05	30
4.21	3,787	1.15	3.85	1.84	3.16	12
3.23	4,284	1.15	3.83	1.82	3.16	14

1.67%	$15,889	0.50%	4.63%	1.55%	3.58%	49%
4.39	13,477	0.50	4.51	1.50	3.51	47
0.96	10,181	0.50	4.58	1.27	3.81	35
3.70	8,363	0.50	4.48	0.93	4.05	30
4.87	9,439	0.50	4.51	0.84	4.17	12
3.78	9,516	0.50	4.49	0.82	4.17	14

3.33%	$27,554	0.77%	4.10%	1.02%	3.85%	19%
4.27	29,687	0.85	4.08	1.02	3.91	27
0.56	32,521	0.85	3.95	1.05	3.75	15
2.31	34,658	0.85	3.98	1.05	3.78	15
3.06	35,276	0.85	3.98	1.05	3.78	10
3.74	34,231	0.85	3.91	1.05	3.71	15

3.41%	$630,820	0.70%	4.17%	0.77%	4.10%	19%
4.43	554,618	0.70	4.23	0.77	4.16	27
0.67	596,306	0.70	4.10	0.80	4.00	15
2.47	641,141	0.70	4.13	0.80	4.03	15
3.22	637,361	0.70	4.13	0.80	4.03	10
3.90	696,994	0.70	4.05	0.80	3.95	15

First American Funds 2008 Annual Report   103

Financial Highlights   For a share outstanding throughout the indicated periods.

			Realized and
	Net Asset		Unrealized		Distributions			Net Asset
	Value	Net	Gains	Total from	from Net	Distributions		Value
	Beginning	Investment	(Losses) on	Investment	Investment	from Net	Total	End of
	of Period	Income	Investments	Operations	Income	Realized Gains	Distributions	Period

Minnesota Intermediate Tax Free Fund
Class A
2008[1]	$9.83	$0.39	$(0.05)	$0.34	$(0.39)	$(0.03)	$(0.42)	$9.75
2007[1]	9.88	0.39	(0.01)	0.38	(0.38)	(0.05)	(0.43)	9.83
2006[2]	10.16	0.29	(0.22)	0.07	(0.29)	(0.06)	(0.35)	9.88
2005[3]	10.34	0.39	(0.15)	0.24	(0.39)	(0.03)	(0.42)	10.16
2004[3]	10.44	0.39	(0.08)	0.31	(0.39)	(0.02)	(0.41)	10.34
2003[3]	10.51	0.40	(0.04)	0.36	(0.41)	(0.02)	(0.43)	10.44
Class Y
2008[1]	$9.78	$0.39	$(0.05)	0.34	$(0.40)	$(0.03)	$(0.43)	$9.69
2007[1]	9.83	0.40	—	0.40	(0.40)	(0.05)	(0.45)	9.78
2006[2]	10.11	0.30	(0.22)	0.08	(0.30)	(0.06)	(0.36)	9.83
2005[3]	10.29	0.40	(0.15)	0.25	(0.40)	(0.03)	(0.43)	10.11
2004[3]	10.40	0.41	(0.10)	0.31	(0.40)	(0.02)	(0.42)	10.29
2003[3]	10.46	0.42	(0.03)	0.39	(0.43)	(0.02)	(0.45)	10.40

Minnesota Tax Free Fund
Class A
2008[1]	$10.93	$0.44	$(0.38)	$0.06	$(0.45)	$(0.06)	$(0.51)	$10.48
2007[1]	10.97	0.46	(0.02)	0.44	(0.45)	(0.03)	(0.48)	10.93
2006[2]	11.21	0.35	(0.21)	0.14	(0.35)	(0.03)	(0.38)	10.97
2005[3]	11.23	0.45	0.03	0.48	(0.45)	(0.05)	(0.50)	11.21
2004[3]	11.34	0.44	(0.01)	0.43	(0.45)	(0.09)	(0.54)	11.23
2003[3]	11.39	0.48	(0.05)	0.43	(0.45)	(0.03)	(0.48)	11.34
Class C
2008[1]	$10.89	$0.40	$(0.39)	$0.01	$(0.40)	$(0.06)	$(0.46)	$10.44
2007[1]	10.93	0.42	(0.02)	0.40	(0.41)	(0.03)	(0.44)	10.89
2006[2]	11.17	0.31	(0.20)	0.11	(0.32)	(0.03)	(0.35)	10.93
2005[3]	11.19	0.41	0.03	0.44	(0.41)	(0.05)	(0.46)	11.17
2004[3]	11.31	0.39	(0.01)	0.38	(0.41)	(0.09)	(0.50)	11.19
2003[3]	11.36	0.43	(0.04)	0.39	(0.41)	(0.03)	(0.44)	11.31
Class Y
2008[1]	$10.92	$0.46	$(0.38)	$0.08	$(0.47)	$(0.06)	$(0.53)	$10.47
2007[1]	10.96	0.48	(0.01)	0.47	(0.48)	(0.03)	(0.51)	10.92
2006[2]	11.20	0.36	(0.20)	0.16	(0.37)	(0.03)	(0.40)	10.96
2005[3]	11.22	0.48	0.03	0.51	(0.48)	(0.05)	(0.53)	11.20
2004[3]	11.33	0.47	(0.01)	0.46	(0.48)	(0.09)	(0.57)	11.22
2003[3]	11.38	0.51	(0.05)	0.46	(0.48)	(0.03)	(0.51)	11.33

Missouri Tax Free Fund
Class A
2008[1]	$11.72	$0.46	$(0.29)	$0.17	$(0.46)	$(0.03)	$(0.49)	$11.40
2007[1]	11.76	0.45	0.05	0.50	(0.45)	(0.09)	(0.54)	11.72
2006[2]	12.14	0.34	(0.29)	0.05	(0.34)	(0.09)	(0.43)	11.76
2005[3]	12.32	0.45	(0.12)	0.33	(0.45)	(0.06)	(0.51)	12.14
2004[3]	12.37	0.45	(0.02)	0.43	(0.45)	(0.03)	(0.48)	12.32
2003[3]	12.47	0.45	(0.04)	0.41	(0.45)	(0.06)	(0.51)	12.37
Class C
2008[1]	$11.69	$0.41	$(0.30)	$0.11	$(0.41)	$(0.03)	$(0.44)	$11.36
2007[1]	11.73	0.41	0.04	0.45	(0.40)	(0.09)	(0.49)	11.69
2006[2]	12.12	0.30	(0.30)	—	(0.30)	(0.09)	(0.39)	11.73
2005[3]	12.29	0.40	(0.11)	0.29	(0.40)	(0.06)	(0.46)	12.12
2004[3]	12.35	0.40	(0.03)	0.37	(0.40)	(0.03)	(0.43)	12.29
2003[3]	12.46	0.40	(0.04)	0.36	(0.41)	(0.06)	(0.47)	12.35
Class Y
2008[1]	$11.73	$0.48	$(0.30)	$0.18	$(0.48)	$(0.03)	$(0.51)	$11.40
2007[1]	11.76	0.48	0.06	0.54	(0.48)	(0.09)	(0.57)	11.73
2006[2]	12.15	0.36	(0.30)	0.06	(0.36)	(0.09)	(0.45)	11.76
2005[3]	12.32	0.48	(0.11)	0.37	(0.48)	(0.06)	(0.54)	12.15
2004[3]	12.38	0.48	(0.03)	0.45	(0.48)	(0.03)	(0.51)	12.32
2003[3]	12.48	0.49	(0.05)	0.44	(0.48)	(0.06)	(0.54)	12.38

[1]	For the period July 1 to June 30 in the fiscal year indicated.
[2]	For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund’s fiscal year-end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
[3]	For the period October 1 to September 30 in the fiscal year indicated.
[4]	Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

The accompanying notes are an integral part of the financial statements.

104   First American Funds 2008 Annual Report

					Ratio of Net
				Ratio of	Investment
			Ratio of Net	Expenses	Income
		Ratio of	Investment	to Average	to Average
	Net Assets	Expenses	Income	Net Assets	Net Assets	Portfolio
Total	End of	to Average	to Average	(Excluding	(Excluding	Turnover
Return[4]	Period (000)	Net Assets	Net Assets	Waivers)	Waivers)	Rate

3.53%	$22,059	0.77%	3.95%	1.07%	3.65%	15%
3.87	21,153	0.85	3.86	1.07	3.64	18
0.74	26,526	0.85	3.85	1.08	3.62	11
2.33	32,326	0.85	3.78	1.06	3.57	15
3.03	35,047	0.85	3.77	1.05	3.57	8
3.55	31,044	0.85	3.85	1.05	3.65	15

3.51%	$175,681	0.70%	4.02%	0.82%	3.90%	15%
4.05	168,920	0.70	4.01	0.82	3.89	18
0.85	175,485	0.70	4.00	0.83	3.87	11
2.50	197,251	0.70	3.93	0.81	3.82	15
3.10	216,906	0.70	3.92	0.80	3.82	8
3.82	238,958	0.70	4.01	0.80	3.91	15

0.54%	$102,089	0.87%	4.14%	1.10%	3.91%	37%
4.05	106,732	0.95	4.10	1.10	3.95	20
1.28	101,142	0.95	4.15	1.10	4.00	11
4.42	106,783	0.95	4.04	1.06	3.93	16
3.94	114,981	0.95	3.87	1.05	3.77	25
3.90	125,916	0.95	4.25	1.06	4.14	23

0.06%	$20,061	1.35%	3.63%	1.50%	3.48%	37%
3.65	14,221	1.35	3.69	1.58	3.46	20
0.98	10,359	1.35	3.75	1.85	3.25	11
4.02	9,841	1.35	3.64	1.81	3.18	16
3.45	10,387	1.35	3.47	1.80	3.02	25
3.51	11,951	1.35	3.85	1.81	3.39	23

0.71%	$44,993	0.70%	4.32%	0.85%	4.17%	37%
4.31	56,181	0.70	4.35	0.85	4.20	20
1.47	48,760	0.70	4.40	0.85	4.25	11
4.69	46,471	0.70	4.29	0.81	4.18	16
4.20	42,900	0.70	4.12	0.80	4.02	25
4.16	47,858	0.70	4.50	0.81	4.39	23

1.44%	$23,135	0.95%	3.92%	1.10%	3.77%	20%
4.23	24,945	0.95	3.78	1.10	3.63	33
0.38	26,972	0.95	3.74	1.09	3.60	20
2.74	30,188	0.95	3.65	1.06	3.54	19
3.60	27,114	0.95	3.68	1.05	3.58	15
3.45	28,141	0.95	3.69	1.06	3.58	20

0.95%	$406	1.35%	3.53%	1.50%	3.38%	20%
3.84	518	1.35	3.35	1.57	3.13	33
0.00	214	1.35	3.34	1.84	2.85	20
2.42	190	1.35	3.25	1.81	2.79	19
3.11	218	1.35	3.28	1.80	2.83	15
3.05	279	1.35	3.30	1.81	2.84	20

1.60%	$137,746	0.70%	4.17%	0.85%	4.02%	20%
4.58	130,644	0.70	4.03	0.85	3.88	33
0.49	138,394	0.70	3.99	0.84	3.85	20
3.08	151,710	0.70	3.90	0.81	3.79	19
3.77	152,676	0.70	3.93	0.80	3.83	15
3.71	168,094	0.70	3.94	0.81	3.83	20

First American Funds 2008 Annual Report   105

Financial Highlights   For a share outstanding throughout the indicated periods.

			Realized and
	Net Asset		Unrealized		Distributions			Net Asset
	Value	Net	Gains	Total from	from Net	Distributions		Value
	Beginning	Investment	(Losses) on	Investment	Investment	from Net	Total	End of
	of Period	Income	Investment	Operations	Income	Realized Gains	Distributions	Period

Nebraska Tax Free Fund
Class A
2008[1]	$10.30	$0.42	$(0.20)	$0.22	$(0.41)	$(0.05)	$(0.46)	$10.06
2007[1]	10.33	0.42	0.02	0.44	(0.42)	(0.05)	(0.47)	10.30
2006[2]	10.58	0.31	(0.24)	0.07	(0.30)	(0.02)	(0.32)	10.33
2005[3]	10.66	0.39	(0.05)	0.34	(0.42)	—	(0.42)	10.58
2004[3]	10.66	0.41	0.03	0.44	(0.40)	(0.04)	(0.44)	10.66
2003[3]	10.70	0.41	(0.04)	0.37	(0.40)	(0.01)	(0.41)	10.66
Class C
2008[1]	$10.23	$0.38	$(0.20)	$0.18	$(0.37)	$(0.05)	$(0.42)	$9.99
2007[1]	10.26	0.37	0.02	0.39	(0.37)	(0.05)	(0.42)	10.23
2006[2]	10.50	0.27	(0.22)	0.05	(0.27)	(0.02)	(0.29)	10.26
2005[3]	10.58	0.35	(0.06)	0.29	(0.37)	—	(0.37)	10.50
2004[3]	10.58	0.35	0.04	0.39	(0.35)	(0.04)	(0.39)	10.58
2003[3]	10.63	0.36	(0.04)	0.32	(0.36)	(0.01)	(0.37)	10.58
Class Y
2008[1]	$10.30	$0.44	$(0.19)	$0.25	$(0.44)	$(0.05)	$(0.49)	$10.06
2007[1]	10.33	0.44	0.02	0.46	(0.44)	(0.05)	(0.49)	10.30
2006[2]	10.58	0.32	(0.23)	0.09	(0.32)	(0.02)	(0.34)	10.33
2005[3]	10.66	0.43	(0.07)	0.36	(0.44)	—	(0.44)	10.58
2004[3]	10.65	0.43	0.04	0.47	(0.42)	(0.04)	(0.46)	10.66
2003[3]	10.69	0.43	(0.03)	0.40	(0.43)	(0.01)	(0.44)	10.65

Ohio Tax Free Fund
Class A
2008[1]	$10.20	$0.39	$(0.15)	$0.24	$(0.39)	$(0.03)	$(0.42)	$10.02
2007[1]	10.17	0.38	0.05	0.43	(0.38)	(0.02)	(0.40)	10.20
2006[2]	10.42	0.29	(0.25)	0.04	(0.28)	(0.01)	(0.29)	10.17
2005[3]	10.52	0.36	(0.06)	0.30	(0.36)	(0.04)	(0.40)	10.42
2004[3]	10.54	0.36	0.07	0.43	(0.35)	(0.10)	(0.45)	10.52
2003[3]	10.58	0.36	(0.03)	0.33	(0.37)	—	(0.37)	10.54
Class C
2008[1]	$10.07	$0.35	$(0.15)	$0.20	$(0.35)	$(0.03)	$(0.38)	$9.89
2007[1]	10.05	0.33	0.05	0.38	(0.34)	(0.02)	(0.36)	10.07
2006[2]	10.32	0.25	(0.26)	(0.01)	(0.25)	(0.01)	(0.26)	10.05
2005[3]	10.41	0.32	(0.05)	0.27	(0.32)	(0.04)	(0.36)	10.32
2004[3]	10.44	0.29	0.09	0.38	(0.31)	(0.10)	(0.41)	10.41
2003[3]	10.57	0.32	(0.12)	0.20	(0.33)	—	(0.33)	10.44
Class Y
2008[1]	$10.19	$0.41	$(0.15)	$0.26	$(0.41)	$(0.03)	$(0.44)	$10.01
2007[1]	10.17	0.41	0.04	0.45	(0.41)	(0.02)	(0.43)	10.19
2006[2]	10.43	0.30	(0.25)	0.05	(0.30)	(0.01)	(0.31)	10.17
2005[3]	10.53	0.38	(0.05)	0.33	(0.39)	(0.04)	(0.43)	10.43
2004[3]	10.55	0.38	0.07	0.45	(0.37)	(0.10)	(0.47)	10.53
2003[3]	10.57	0.39	(0.02)	0.37	(0.39)	—	(0.39)	10.55

Oregon Intermediate Tax Free Fund
Class A
2008[1]	$9.72	$0.35	$(0.02)	$0.33	$(0.36)	$(0.01)	$(0.37)	$9.68
2007[1]	9.78	0.37	(0.02)	0.35	(0.37)	(0.04)	(0.41)	9.72
2006[2]	10.07	0.27	(0.25)	0.02	(0.27)	(0.04)	(0.31)	9.78
2005[3]	10.30	0.36	(0.19)	0.17	(0.36)	(0.04)	(0.40)	10.07
2004[3]	10.43	0.37	(0.05)	0.32	(0.37)	(0.08)	(0.45)	10.30
2003[3]	10.49	0.37	(0.03)	0.34	(0.38)	(0.02)	(0.40)	10.43
Class Y
2008[1]	$9.72	$0.37	$(0.03)	$0.34	$(0.37)	$(0.01)	$(0.38)	$9.68
2007[1]	9.78	0.38	(0.02)	0.36	(0.38)	(0.04)	(0.42)	9.72
2006[2]	10.07	0.28	(0.25)	0.03	(0.28)	(0.04)	(0.32)	9.78
2005[3]	10.30	0.38	(0.19)	0.19	(0.38)	(0.04)	(0.42)	10.07
2004[3]	10.43	0.39	(0.05)	0.34	(0.39)	(0.08)	(0.47)	10.30
2003[3]	10.49	0.40	(0.05)	0.35	(0.39)	(0.02)	(0.41)	10.43

[1]	For the period July 1 to June 30 in the fiscal year indicated.
[2]	For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund’s fiscal year-end was changed from September 30 to June 30.

All ratios for the period have been annualized, except total return and portfolio turnover.

[3]	For the period October 1 to September 30 in the fiscal year indicated.
[4]	Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

The accompanying notes are an integral part of the financial statements.

106   First American Funds 2008 Annual Report

					Ratio of Net
				Ratio of	Investment
			Ratio of Net	Expenses	Income
		Ratio of	Investment	to Average	to Average
	Net Assets	Expenses	Income	Net Assets	Net Assets	Portfolio
Total	End of	to Average	to Average	(Excluding	(Excluding	Turnover
Return[4]	Period (000)	Net Assets	Net Assets	Waivers)	Waivers)	Rate

2.19%	$5,689	0.75%	4.06%	1.47%	3.34%	22%
4.24	7,091	0.75	3.97	1.44	3.28	39
0.65	6,910	0.75	3.89	1.30	3.34	35
3.20	7,136	0.75	3.78	1.12	3.41	21
4.18	4,925	0.75	3.82	1.08	3.49	17
3.57	4,869	0.75	3.87	1.07	3.55	15

1.81%	$1,798	1.15%	3.65%	1.87%	2.93%	22%
3.86	1,559	1.15	3.56	1.92	2.79	39
0.46	1,487	1.15	3.49	2.05	2.59	35
2.81	1,565	1.15	3.38	1.87	2.66	21
3.80	1,861	1.15	3.42	1.83	2.74	17
3.10	1,657	1.15	3.46	1.82	2.79	15

2.45%	$29,533	0.50%	4.31%	1.22%	3.59%	22%
4.51	32,502	0.50	4.22	1.19	3.53	39
0.85	31,347	0.50	4.14	1.05	3.59	35
3.45	32,418	0.50	4.03	0.87	3.66	21
4.54	29,722	0.50	4.07	0.83	3.74	17
3.82	28,120	0.50	4.11	0.82	3.79	15

2.38%	$635	0.75%	3.81%	1.39%	3.17%	12%
4.28	808	0.75	3.70	1.41	3.04	33
0.40	841	0.75	3.60	1.28	3.07	11
2.86	988	0.75	3.41	1.11	3.05	13
4.16	1,200	0.75	3.43	1.08	3.10	19
3.22	849	0.75	3.52	1.09	3.18	22

2.00%	$255	1.15%	3.39%	1.78%	2.76%	12%
3.81	187	1.15	3.29	1.90	2.54	33
(0.08)	209	1.15	3.22	2.03	2.34	11
2.58	174	1.15	3.01	1.86	2.30	13
3.69	120	1.15	3.03	1.83	2.35	19
1.95	215	1.15	3.08	1.84	2.39	22

2.63%	$48,510	0.50%	4.06%	1.14%	3.42%	12%
4.44	42,223	0.50	3.94	1.16	3.28	33
0.49	40,606	0.50	3.85	1.03	3.32	11
3.12	41,104	0.50	3.66	0.86	3.30	13
4.42	39,240	0.50	3.68	0.82	3.36	19
3.65	39,465	0.50	3.78	0.84	3.44	22

3.39%	$5,967	0.85%	3.64%	1.12%	3.37%	15%
3.54	7,895	0.85	3.71	1.12	3.44	43
0.16	9,456	0.85	3.62	1.11	3.36	13
1.67	9,356	0.85	3.56	1.06	3.35	20
3.20	8,700	0.85	3.62	1.05	3.42	12
3.31	8,189	0.85	3.67	1.05	3.47	17

3.54%	$120,800	0.70%	3.78%	0.87%	3.61%	15%
3.70	109,357	0.70	3.86	0.87	3.69	43
0.28	111,344	0.70	3.77	0.86	3.61	13
1.82	133,613	0.70	3.71	0.81	3.60	20
3.35	137,869	0.70	3.77	0.80	3.67	12
3.46	146,244	0.70	3.82	0.80	3.72	17

First American Funds 2008 Annual Report   107

Financial Highlights   For a share outstanding throughout the indicated periods.

			Realized and
	Net Asset		Unrealized		Distributions			Net Asset
	Value	Net	Gains	Total from	from Net	Distributions		Value
	Beginning	Investment	(Losses) on	Investment	Investment	from Net	Total	End of
	of Period	Income	Investments	Operations	Income	Realized Gains	Distributions	Period

Short Tax Free Fund
Class A
2008[1]	$9.70	$0.30	$0.10	$0.40	$(0.31)	$—	$(0.31)	$9.79
2007[1]	9.68	0.28	0.03	0.31	(0.29)	—	(0.29)	9.70
2006[2]	9.78	0.19	(0.09)	0.10	(0.20)	—	(0.20)	9.68
2005[3]	9.96	0.24	(0.17)	0.07	(0.25)	—	(0.25)	9.78
2004[3]	10.18	0.26	(0.17)	0.09	(0.25)	(0.06)	(0.31)	9.96
2003[4]	10.00	0.26	0.19	0.45	(0.27)	—	(0.27)	10.18
Class Y
2008[1]	$9.70	$0.31	$0.10	$0.41	$(0.32)	$—	$(0.32)	$9.79
2007[1]	9.68	0.31	0.01	0.32	(0.30)	—	(0.30)	9.70
2006[2]	9.78	0.21	(0.10)	0.11	(0.21)	—	(0.21)	9.68
2005[3]	9.96	0.26	(0.18)	0.08	(0.26)	—	(0.26)	9.78
2004[3]	10.18	0.27	(0.17)	0.10	(0.26)	(0.06)	(0.32)	9.96
2003[4]	10.00	0.28	0.18	0.46	(0.28)	—	(0.28)	10.18

Tax Free Fund
Class A
2008[1]	$10.77	$0.45	$(0.46)	$(0.01)	$(0.44)	$(0.06)	$(0.50)	$10.26
2007[1]	10.86	0.45	—	0.45	(0.45)	(0.09)	(0.54)	10.77
2006[2]	11.10	0.35	(0.20)	0.15	(0.35)	(0.04)	(0.39)	10.86
2005[3]	11.18	0.47	0.03	0.50	(0.47)	(0.11)	(0.58)	11.10
2004[3]	11.28	0.47	0.02	0.49	(0.48)	(0.11)	(0.59)	11.18
2003[3]	11.44	0.47	(0.03)	0.44	(0.47)	(0.13)	(0.60)	11.28
Class C
2008[1]	$10.72	$0.39	$(0.45)	$(0.06)	$(0.39)	$(0.06)	$(0.45)	$10.21
2007[1]	10.81	0.40	0.01	0.41	(0.41)	(0.09)	(0.50)	10.72
2006[2]	11.05	0.32	(0.20)	0.12	(0.32)	(0.04)	(0.36)	10.81
2005[3]	11.13	0.42	0.03	0.45	(0.42)	(0.11)	(0.53)	11.05
2004[3]	11.24	0.43	—	0.43	(0.43)	(0.11)	(0.54)	11.13
2003[3]	11.40	0.42	(0.02)	0.40	(0.43)	(0.13)	(0.56)	11.24
Class Y
2008[1]	$10.78	$0.46	$(0.46)	$—	$(0.45)	$(0.06)	$(0.51)	$10.27
2007[1]	10.87	0.48	—	0.48	(0.48)	(0.09)	(0.57)	10.78
2006[2]	11.11	0.37	(0.20)	0.17	(0.37)	(0.04)	(0.41)	10.87
2005[3]	11.19	0.50	0.02	0.52	(0.49)	(0.11)	(0.60)	11.11
2004[3]	11.29	0.50	0.01	0.51	(0.50)	(0.11)	(0.61)	11.19
2003[3]	11.45	0.50	(0.03)	0.47	(0.50)	(0.13)	(0.63)	11.29

[1]	For the period July 1 to June 30 in the fiscal year indicated.

[2]	For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund’s fiscal year-end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.

[3]	For the period October 1 to September 30 in the year indicated.

[4]	For the period from October 25, 2002, when the class of shares was first offered, to September 30, 2003. All ratios for the period have been annualized, except total return and portfolio turnover.

[5]	Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

The accompanying notes are an integral part of the financial statements.

108   First American Funds 2008 Annual Report

					Ratio of Net
				Ratio of	Investment
			Ratio of Net	Expenses	Income
		Ratio of	Investment	to Average	to Average
	Net Assets	Expenses	Income	Net Assets	Net Assets	Portfolio
Total	End of	to Average	to Average	(Excluding	(Excluding	Turnover
Return[5]	Period (000)	Net Assets	Net Assets	Waivers)	Waivers)	Rate

4.17%	$2,308	0.75%	3.05%	1.11%	2.69%	58%
3.22	2,410	0.75	2.94	1.08	2.61	57
1.02	3,321	0.75	2.65	1.08	2.32	22
0.67	4,103	0.75	2.46	1.06	2.15	37
0.90	6,329	0.75	2.55	1.05	2.25	30
4.54	6,448	0.75	2.67	1.05	2.37	54

4.33%	$143,985	0.60%	3.20%	0.86%	2.94%	58%
3.37	161,468	0.60	3.09	0.83	2.86	57
1.13	235,900	0.60	2.80	0.83	2.57	22
0.83	329,647	0.60	2.62	0.81	2.41	37
1.05	419,359	0.60	2.70	0.80	2.50	30
4.66	396,918	0.60	3.00	0.80	2.80	54

(0.05)%	$35,557	0.78%	4.28%	1.02%	4.04%	52%
4.16	37,760	0.95	4.08	1.03	4.00	31
1.37	36,519	0.95	4.28	1.06	4.17	13
4.51	38,205	0.95	4.20	1.06	4.09	8
4.45	40,156	0.95	4.18	1.05	4.08	23
4.06	42,942	0.95	4.21	1.05	4.11	23

(0.61)%	$3,104	1.35%	3.72%	1.43%	3.64%	52%
3.76	2,495	1.35	3.67	1.51	3.51	31
1.06	2,210	1.35	3.87	1.81	3.41	13
4.13	2,712	1.35	3.80	1.81	3.34	8
3.92	2,682	1.35	3.77	1.80	3.32	23
3.67	4,880	1.35	3.81	1.80	3.36	23

0.04%	$448,774	0.70%	4.36%	0.78%	4.28%	52%
4.42	539,360	0.70	4.32	0.78	4.24	31
1.57	455,910	0.70	4.53	0.81	4.42	13
4.77	436,303	0.70	4.45	0.81	4.34	8
4.71	416,651	0.70	4.43	0.80	4.33	23
4.31	460,634	0.70	4.46	0.80	4.36	23

Notes toFinancial Statements	June 30, 2008, all dollars and shares are rounded to thousands (000)

1 >	Organization

Arizona Tax Free Fund, California Intermediate Tax Free Fund, California Tax Free Fund, Colorado Intermediate Tax Free Fund, Colorado Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, Missouri Tax Free Fund, Nebraska Tax Free Fund, Ohio Tax Free Fund, Oregon Intermediate Tax Free Fund, Short Tax Free Fund, and Tax Free Fund (each a “fund” and collectively, the “funds”) are mutual funds offered by First American Investment Funds, Inc. (“FAIF”), which is a member of the First American Family of Funds. As of June 30, 2008, FAIF offered 43 funds, including the funds listed above. FAIF is registered under the Investment Company Act of 1940, as amended, as an open-end investment management company. FAIF’s articles of incorporation permit the board of directors to create additional funds in the future. Intermediate Tax Free Fund, Short Tax Free Fund, and Tax Free Fund are each diversified open-end management investment companies. Arizona Tax Free Fund, California Intermediate Tax Free Fund, California Tax Free Fund, Colorado Intermediate Tax Free Fund, Colorado Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, Missouri Tax Free Fund, Nebraska Tax Free Fund, Ohio Tax Free Fund, and Oregon Intermediate Tax Free Fund are each non-diversified open-end management investment companies. Non-diversified funds may invest a large component of their net assets in securities of relatively few issuers.

The funds offer Class A and Class Y shares. Arizona Tax Free Fund, California Tax Free Fund, Colorado Tax Free Fund, Minnesota Tax Free Fund, Missouri Tax Free Fund, Nebraska Tax Free Fund, Ohio Tax Free Fund, and Tax Free Fund also offer Class C shares. Class A shares of Arizona Tax Free Fund, California Tax Free Fund, Colorado Tax Free Fund, Minnesota Tax Free Fund, Missouri Tax Free Fund, Nebraska Tax Free Fund, Ohio Tax Free Fund, and Tax Free Fund are sold with a maximum front-end sales charge of 4.25%. Class A shares of California Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Oregon Intermediate Tax Free Fund, and Short Tax Free Fund are sold with a maximum front-end sales charge of 2.25%. Class C shares may be subject to a contingent deferred sales charge of 1.00% for 12 months. Class Y shares have no sales charge and are offered only to qualifying institutional investors and certain other qualifying accounts.

The funds’ prospectuses provide a description of each fund’s investment objective, principal investment strategies, and principal risks. All classes of shares in a fund have identical voting, dividend, liquidation, and other rights, and the same terms and conditions, except that certain fees and expenses, including distribution and shareholder servicing fees, may differ among classes. Each class has exclusive voting rights on any matters relating to that class’ servicing or distribution arrangements.

2 >	Summary of Significant Accounting Policies

The significant accounting policies followed by the funds are as follows:

SECURITY VALUATIONS – Security valuations for the funds’ investments are furnished by an independent pricing service that has been approved by the funds’ board of directors. Debt obligations exceeding 60 days to maturity are valued by an independent pricing service. The pricing service may employ methodologies that utilize actual market transactions, broker-dealer supplied valuations, or other formula-driven valuation techniques. These techniques generally consider such factors as yields or prices of bonds of comparable quality, type of issue, coupon, maturity, ratings, and general market conditions. Securities for which prices are not available from an independent pricing service, but where an active market exists, are valued using market quotations obtained from one or more dealers that make markets in the securities or from a widely-used quotation system. Debt obligations with 60 days or less remaining until maturity will be valued at their amortized cost, which approximates market value. Investments in open-end mutual funds are valued at their respective net asset values on the valuation date.

The following investment vehicles, when held by a fund, are priced as follows: Exchange listed futures and options on futures are priced at their last sale price on the exchange on which they are principally traded, as determined by FAF Advisors, Inc. (“FAF Advisors”), on the day the valuation is made. If there were no sales on that day, futures and options on futures will be valued at the last reported bid price. Options on securities, indices, and currencies traded on Nasdaq or listed on a stock exchange, whether domestic or foreign, are valued at the last sale price on Nasdaq or on any exchange on the day the valuation is made. If there were no sales on that day, the options will be valued at the last sale price on the previous valuation date. Last sale prices are obtained from an independent pricing service. Forward contracts (other than foreign currency forward contracts), swaps, and over-the-counter options on securities, indices, and currencies are valued at the quotations received from an independent pricing service, if available. Foreign currency forward contracts are valued at the current day’s interpolated foreign exchange rate, as calculated using the current day’s exchange rate, and the 30-, 60-, 90-, 180-, and 360-day forward rates provided by an independent pricing service.

When market quotations are not readily available, securities are valued at fair value as determined in good faith by procedures established and approved by the funds’ board of directors. Some of the factors which may be considered in determining fair value are fundamental analytical data relating to the investment; the nature and duration of any restrictions on disposition; security’s

110   First American Funds 2008 Annual Report

previous price and/or trading in similar securities of the same issuer or comparable companies; information from broker-dealers; and an evaluation of the forces that influence the market in which the securities are purchased and sold. If events occur that materially affect the value of securities between the close of trading in those securities and the close of regular trading on the New York Stock Exchange, the securities will be valued at fair value. The use of fair value pricing by a fund may cause the net asset value of its shares to differ significantly from net asset value that would be calculated without regard to such considerations. At June 30, 2008, the funds held no fair-valued securities.

SECURITY TRANSACTIONS AND INVESTMENT INCOME – For financial statement purposes, the funds record security transactions on the trade date of the security purchase or sale. Interest income, including amortization of bond premium and discount, is recorded on an accrual basis. Security gains and losses are determined on the basis of identified cost, which is the same basis used for federal income tax purposes. The resulting gain/loss is calculated as the difference between the sales price and the underlying cost of the security on the transaction date.

DISTRIBUTIONS TO SHAREHOLDERS – Distributions from net investment income are declared daily and are payable in cash or reinvested in additional shares of the fund at the net asset value on the last business day of each month. Any net realized capital gains on sales of a fund’s securities are distributed to shareholders at least annually.

FEDERAL TAXES – Each fund is treated as a separate taxable entity. Each fund intends to continue to qualify as a regulated investment company as provided in Subchapter M of the Internal Revenue Code, as amended, and to distribute all taxable income, if any, to its shareholders. Accordingly, no provision for federal income or excise taxes is required.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the funds’ tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current year. As of June 30, 2008, the funds did not have any tax positions that did not meet the “more-likely-than-not” threshold of being sustained by the applicable tax authority. Generally, tax authorities can examine all the tax returns filed for the last three years.

Net investment income and net realized gains (losses) may differ for financial statement and tax purposes because of temporary or permanent book/tax differences. These differences are primarily due to book and tax differences for straddle loss deferrals, classification of dividends paid by the funds, and tax mark-to-market adjustments for certain derivatives in accordance with IRC Section 1256. To the extent these differences are permanent, reclassifications are made to the appropriate capital accounts in the fiscal period that the differences arise.

On the Statements of Assets and Liabilities, the following reclassifications were made:

	Accumulated	Undistributed
	Net Realized	Net Investment
Fund	Gain	Income

Ohio Tax Free Fund	$8	$(8)

The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. In addition, due to the timing of dividend distributions, the fiscal year in which the amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the fund. The distributions paid during the fiscal years ended June 30, 2008 and June 30, 2007 (adjusted by dividends payable as of June 30, 2008 and June 30, 2007) were as follows:

	June 30, 2008

	Tax Exempt	Ordinary	Long Term
Fund	Income	Income	Gain	Total

Arizona Tax Free Fund	$1,257	$4	$86	$1,347
California Intermediate Tax Free Fund	2,203	34	33	2,270
California Tax Free Fund	1,706	51	84	1,841
Colorado Intermediate Tax Free Fund	1,865	26	191	2,082
Colorado Tax Free Fund	1,003	6	75	1,084
Intermediate Tax Free Fund	25,493	284	1,841	27,618
Minnesota Intermediate Tax Free Fund	7,834	29	501	8,364
Minnesota Tax Free Fund	7,300	59	875	8,234
Missouri Tax Free Fund	6,574	81	327	6,982
Nebraska Tax Free Fund	1,629	11	178	1,818
Ohio Tax Free Fund	1,819	6	129	1,954
Oregon Intermediate Tax Free Fund	4,655	33	54	4,742
Short Tax Free Fund	5,139	—	—	5,139
Tax Free Fund	23,113	28	2,968	26,109

First American Funds 2008 Annual Report   111

Notes toFinancial Statements	June 30, 2008, all dollars and shares are rounded to thousands (000)

	June 30, 2007

	Tax Exempt	Ordinary	Long Term
Fund	Income	Income	Gain	Total

Arizona Tax Free Fund	$1,082	$4	$143	$1,229
California Intermediate Tax Free Fund	2,090	48	254	2,392
California Tax Free Fund	1,465	4	115	1,584
Colorado Intermediate Tax Free Fund	1,628	35	296	1,959
Colorado Tax Free Fund	994	7	176	1,177
Intermediate Tax Free Fund	24,213	218	625	25,056
Minnesota Intermediate Tax Free Fund	7,247	9	1,016	8,272
Minnesota Tax Free Fund	6,683	30	429	7,142
Missouri Tax Free Fund	5,828	—	1,173	7,001
Nebraska Tax Free Fund	1,547	—	182	1,729
Ohio Tax Free Fund	1,548	17	69	1,634
Oregon Intermediate Tax Free Fund	4,260	8	514	4,782
Short Tax Free Fund	5,816	—	—	5,816
Tax Free Fund	21,441	90	4,241	25,772

As of June 30, 2008, the components of accumulated earnings (deficit) on a tax basis were as follows:

				Accumulated			Total
	Undistributed	Undistributed	Undistributed	Capital and	Unrealized	Other	Accumulated
	Ordinary	Tax Exempt	Long Term	Post-October	Appreciation	Accumulated	Earnings
Fund	Income	Income	Capital Gains	Losses	(Depreciation)	Gains	(Deficit)

Arizona Tax Free Fund	$—	$97	$—	$(85)	$(380)	$1	$(367)
California Intermediate Tax Free Fund	164	183	143	—	59		549
California Tax Free Fund	—	129	—	(1)	(251)		(123)
Colorado Intermediate Tax Free Fund	105	159	13	—	519		796
Colorado Tax Free Fund	3	82	138	—	(141)		82
Intermediate Tax Free Fund	307	2,457	200	—	9,328		12,292
Minnesota Intermediate Tax Free Fund	5	585	325	—	2,020		2,935
Minnesota Tax Free Fund	—	340	505	—	(2,520)		(1,675)
Missouri Tax Free Fund	63	596	273	—	(1,786)		(854)
Nebraska Tax Free Fund	—	136	—	(168)	(242)		(274)
Ohio Tax Free Fund	—	160	—	(25)	(446)	2	(309)
Oregon Intermediate Tax Free Fund	4	434	—	(99)	480	3	822
Short Tax Free Fund	—	296	—	(1,847)	(30)	70	(1,511)
Tax Free Fund	10	1,923	—	(715)	(10,737)		(9,519)

The difference between book and tax basis unrealized appreciation (depreciation) is primarily due to the tax deferral of losses deferred due to straddles.

As of June 30, 2008, the following funds had capital loss carryforwards, which, if not offset by subsequent capital gains, will expire on the fund’s fiscal year-ends as follows:

	Expiration Year

Fund	2009	2010	2011	2012	2013	2014	2015	2016	Total

Arizona Tax Free Fund	$—	$—	$—	$—	$—	$—	$—	$33	$33
California Tax Free Fund	—	—	—	—	—	—	—	1	1
Nebraska Tax Free Fund	—	—	—	—	—	—	—	25	25
Oregon Intermediate Tax Free Fund	—	—	—	—	—	—	—	38	38
Short Tax Free Fund	—	—	—	—	153	550	1,144	—	1,847

Certain funds incurred a loss for tax purposes for the period from November 1, 2007 to June 30, 2008. As permitted by tax regulations, the funds intend to elect to defer and treat these losses as arising in the fiscal year ending June 30, 2009. The following funds had deferred losses:

Fund	Amount

Arizona Tax Free Fund	$52
Nebraska Tax Free Fund	143
Ohio Tax Free Fund	25
Oregon Intermediate Tax Free Fund	61
Tax Free Fund	715

112   First American Funds 2008 Annual Report

FUTURES TRANSACTIONS  – In order to protect against changes in the market and to maintain sufficient liquidity to meet redemption requests, each fund may enter into futures contracts. Upon entering into a futures contract, the fund is required to deposit cash or pledge U.S. government securities. The margin required for a futures contract is set by the exchange on which the contract is traded. Subsequent payments, which are dependent on the daily fluctuations in the value of the underlying security or securities, are made or received by the fund each day (daily variation margin) and are recorded as unrealized gains (losses) until the contract is closed. When the contract is closed, the fund records a realized gain (loss) equal to the difference between the proceeds from (or cost of) the closing transaction and the fund’s basis in the contract.

Risks of entering into futures contracts, in general, include the possibility that there will not be a perfect price correlation between the futures contracts and the underlying securities. Second, it is possible that a lack of liquidity for futures contracts could exist in the secondary market, resulting in an inability to close a futures position prior to its maturity date. Third, the purchase of a futures contract involves the risk that a fund could lose more than the original margin deposit required to initiate a futures transaction. These contracts involve market risk in excess of the amount reflected in the fund’s Statement of Assets and Liabilities. Unrealized gains (losses) on outstanding positions in futures contracts held at the close of the year will be recognized as capital gains (losses) for federal income tax purposes. At June 30, 2008, Arizona Tax Free Fund, Ohio Tax Free Fund, Oregon Intermediate Tax Free Fund, and Short Tax Free Fund had outstanding futures contracts.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS  – Delivery and payment for securities that have been purchased by a fund on a when-issued or forward-commitment basis can take place up to a month or more after the transaction. Such securities do not earn interest, are subject to market fluctuations, and may increase or decrease in value prior to delivery. Each fund segregates assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued or forward-commitment basis may increase the volatility of a fund’s net asset value if the fund makes such purchases while remaining substantially fully invested. At June 30, 2008, the following funds had outstanding commitments to purchase securities on a when-issued or forward-commitment basis:

Fund	Cost

Intermediate Tax Free Fund	$6,742
Minnesota Intermediate Tax Free Fund	1,340
Missouri Tax Free Fund	1,339
Nebraska Tax Free Fund	986
Ohio Tax Free Fund	1,455
Tax Free Fund	3,403

ILLIQUID OR RESTRICTED SECURITIES – A security may be considered illiquid if it lacks a readily available market. Securities are generally considered liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the price at which the security is valued by the fund. Illiquid securities may be valued under methods approved by the funds’ board of directors as reflecting fair value. Each fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Certain restricted securities may be considered illiquid. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, and may have contractual restrictions on resale. Certain restricted securities eligible for resale to qualified institutional investors, including Rule 144A securities, are not subject to the limitation on a fund’s investment in illiquid securities if they are determined to be liquid in accordance with procedures adopted by the funds’ board of directors. At June 30, 2008, no fund had investments in illiquid securities.

INVERSE FLOATERS – As part of their investment strategy, the funds may invest in certain securities for which the potential income return is inversely related to changes in a floating interest rate (“inverse floaters”). In general, income on inverse floaters will decrease when short-term interest rates increase and increase when short-term interest rates decrease. Inverse floaters may be characterized as derivative securities and may subject a fund to the risks of reduced or eliminated interest payments and losses of invested principal. In addition, inverse floaters have the effect of providing investment leverage and, as a result, the market values of such securities will generally be more volatile than those of fixed-rate, tax-exempt securities. To the extent the funds invest in inverse floaters, the net asset value of the funds’ shares may be more volatile than if the funds did not invest in such securities. As of and for the year ended June 30, 2008, no fund had investments in inverse floaters.

EXPENSES – Expenses that are directly related to one of the funds are charged directly to that fund. Other operating expenses are allocated to the funds on several bases, including evenly across all funds, allocated based on relative net assets of all funds within the First American Family of Funds, or a combination of both methods. Class specific expenses, such as distribution fees and shareholder servicing fees, are borne by that class. Income, other expenses, and realized and unrealized gains and losses of a fund are allocated to each respective class in proportion to the relative net assets of each class.

INTERFUND LENDING PROGRAM – Pursuant to an exemptive order issued by the Securities and Exchange Commission, the funds, along with other registered investment companies in the First American Family of Funds, may participate in an interfund lending program. This program provides an alternative credit facility allowing the funds to borrow from, or lend money to, other participating funds.

First American Funds 2008 Annual Report   113

Notes toFinancial Statements  June 30, 2008, all dollars and shares are rounded to thousands (000)

The funds did not have any interfund lending transactions during the fiscal year ended June 30, 2008.

DEFERRED COMPENSATION PLAN – Under a Deferred Compensation Plan (the “Plan”), non-interested directors of the First American Family of Funds may participate and elect to defer receipt of part or all of their annual compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of selected open-end First American Funds as designated by the board of directors. All amounts in the Plan are 100% vested and accounts under the Plan are obligations of the funds. Deferred amounts remain in the funds until distributed in accordance with the Plan.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS – The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of net assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

3 >	Fees and Expenses

INVESTMENT ADVISORY FEES – Pursuant to an investment advisory agreement (the “Agreement”), FAF Advisors manages each fund’s assets and furnishes related office facilities, equipment, research, and personnel. The Agreement requires each fund to pay FAF Advisors a monthly fee equal, on an annual basis, to 0.50% of the fund’s average daily net assets. FAF Advisors has agreed to waive fees and reimburse other fund expenses at least through June 30, 2009, so that total fund operating expenses, as a percentage of average daily net assets, do not exceed the following amounts:

	Share Class

Fund	A		C	Y

Arizona Tax Free Fund	0.75%		1.15%	0.50%
California Intermediate Tax Free Fund	0.70	*	NA	0.70
California Tax Free Fund	0.65	*	1.15	0.50
Colorado Intermediate Tax Free Fund	0.85		NA	0.70
Colorado Tax Free Fund	0.75		1.15	0.50
Intermediate Tax Free Fund	0.75	*	NA	0.70
Minnesota Intermediate Tax Free Fund	0.75	*	NA	0.70
Minnesota Tax Free Fund	0.85	*	1.35	0.70
Missouri Tax Free Fund	0.95		1.35	0.70
Nebraska Tax Free Fund	0.75		1.15	0.50
Ohio Tax Free Fund	0.75		1.15	0.50
Oregon Intermediate Tax Free Fund	0.85		NA	0.70
Short Tax Free Fund	0.75		NA	0.60
Tax Free Fund	0.75	*	1.35	0.70

NA = Not Applicable

*	Prior to September 1, 2007, FAF Advisors had contractually agreed to waive fees and reimburse other fund expenses so that the total annual Class A operating expenses, after waivers by the advisor and the distributor, did not exceed 0.85%, 0.75%, 0.85%, 0.85%, 0.95%, and 0.95% of average daily net assets for California Intermediate Tax Free Fund, California Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, and Tax Free Fund, respectively.

The funds may invest in related money market funds that are series of First American Funds, Inc., subject to certain limitations. In order to avoid the payment of duplicative investment advisory fees to FAF Advisors, which acts as the investment advisor to both the investing funds and the related money market funds, FAF Advisors will reimburse each investing fund an amount equal to that portion of FAF Advisors’ investment advisory fee received from the related money market funds that is attributable to the assets of the investing fund. This reimbursement is included in “Fee waivers” in the Statement of Operations.

ADMINISTRATION FEES – FAF Advisors serves as the funds’ administrator pursuant to an administration agreement between FAF Advisors and the funds. U.S. Bancorp Fund Services, LLC (“USBFS”) serves as sub-administrator pursuant to a sub-administration agreement between USBFS and FAF Advisors. FAF Advisors is a subsidiary of U.S. Bank National Association (“U.S. Bank”). Both U.S. Bank and USBFS are direct subsidiaries of U.S. Bancorp. Under the administration agreement, FAF Advisors is compensated to provide, or compensates other entities to provide, services to the funds. These services include various legal, oversight, and administrative services and accounting services. The funds pay FAF Advisors administration fees, which are calculated daily and paid monthly, equal to each fund’s pro rata share of an amount equal, on an annual basis, to 0.25% of the aggregate average daily net assets of all open-end mutual funds in the First American Family of Funds up to $8 billion, 0.235% on the next $17 billion of the aggregate average daily net assets, 0.22% on the next $25 billion of the aggregate average daily net assets, and 0.20% of the aggregate average daily net assets in excess of $50 billion. All fees paid to the sub-administrator are paid from the administration fee. In addition to these fees, the funds may reimburse FAF Advisors and the sub-administrator for any out-of-pocket expenses incurred in providing administration services.

TRANSFER AGENT FEES – USBFS serves as the funds’ transfer agent pursuant to a transfer agent agreement with FAIF. The funds are charged transfer agent fees on a per shareholder account basis, subject to a minimum fee per share class. These fees are charged to each fund based upon the number of accounts within that fund. In addition to these fees, the funds may reimburse USBFS for out-of-pocket expenses incurred in providing transfer agent services.

CUSTODIAN FEES – U.S. Bank serves as the custodian for each fund pursuant to a custodian agreement with FAIF. The custodian fee charged for each fund is equal to an annual rate of 0.005% of average daily net assets. All fees are computed daily and paid monthly.

Under the custodian agreement, interest earned on uninvested cash balances is used to reduce a portion of

114   First American Funds 2008 Annual Report

each fund’s custodian expenses. These credits, if any, are disclosed as “Indirect payments from custodian” in the Statements of Operations. Conversely, the custodian charges a fee for any cash overdrafts incurred, which increases the fund’s custodian expenses.

For the fiscal year ended June 30, 2008, custodian fees were increased as a result of overdrafts and decreased as a result of interest earned as follows:

Fund	Increased	Decreased

Intermediate Tax Free Fund	—	1
Minnesota Tax Free Fund	1	—
Missouri Tax Free Fund	1	—
Nebraska Tax Free Fund	1	—
Tax Free Fund	1	1

DISTRIBUTION AND SHAREHOLDER SERVICING FEES – Quasar Distributors, LLC (“Quasar”), a subsidiary of U.S. Bancorp, serves as the distributor of the funds pursuant to a distribution agreement with FAIF. Under the distribution agreement, and pursuant to a plan adopted by each fund under Rule 12b-1 of the Investment Company Act, each of the funds pays Quasar a monthly distribution and/or shareholder servicing fee equal to an annual rate of 0.25% and 0.65% of each fund’s average daily net assets of Class A and Class C shares, respectively. No distribution or shareholder servicing fees are paid by Class Y shares. These fees may be used by Quasar to provide compensation for sales support, distribution activities, and/or shareholder servicing activities.

Quasar is currently waiving a portion of its 12b-1 fees for Class A shares, limiting its fees to 0.15% of average daily net assets for California Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Oregon Intermediate Tax Free Fund, and Short Tax Free Fund. Effective September 1, 2007, FAF Advisors is waiving an additional amount of Class A 12b-1 fees equal to 0.15%, 0.10%, 0.10%, 0.10%, 0.10%, and 0.20% of average daily net assets of Class A shares for California Intermediate Tax Free Fund, California Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, and Tax Free Fund, respectively.

For the fiscal year ended June 30, 2008, total distribution and shareholder servicing fees waived by Quasar for the funds included in this annual report were as follows:

Fund	Amount

California Intermediate Tax Free Fund	$6
Colorado Intermediate Tax Free Fund	6
Intermediate Tax Free Fund	28
Minnesota Intermediate Tax Free Fund	21
Oregon Intermediate Tax Free Fund	7
Short Tax Free Fund	2

Under these distribution and shareholder servicing agreements, the following amounts were retained by affiliates of FAF Advisors for the fiscal year ended June 30, 2008:

Fund	Amount

Arizona Tax Free Fund	$2
California Intermediate Tax Free Fund	5
California Tax Free Fund	30
Colorado Intermediate Tax Free Fund	5
Colorado Tax Free Fund	7
Intermediate Tax Free Fund	23
Minnesota Intermediate Tax Free Fund	15
Minnesota Tax Free Fund	101
Missouri Tax Free Fund	53
Nebraska Tax Free Fund	8
Ohio Tax Free Fund	2
Oregon Intermediate Tax Free Fund	7
Short Tax Free Fund	3
Tax Free Fund	34

OTHER FEES AND EXPENSES – In addition to the investment advisory fees, administration fees, transfer agent fees, custodian fees, and distribution and shareholder servicing fees, each fund is responsible for paying other operating expenses, including: legal, auditing, registration fees, postage and printing of shareholder reports, fees and expenses of independent directors, insurance, and other miscellaneous expenses. For the fiscal year ended June 30, 2008, legal fees and expenses of $67 were paid to a law firm of which an Assistant Secretary of the funds is a partner.

CONTINGENT DEFERRED SALES CHARGES – A contingent deferred sales charge (“CDSC”) of 1.00% is imposed on redemptions made in the Class C shares for the first 12 months. The CDSC is imposed on the value of the purchased shares or the value at the time of redemption, whichever is less.

For the fiscal year ended June 30, 2008, total front-end sales charges and CDSCs retained by affiliates of FAF Advisors for distributing the funds’ shares were as follows:

Fund	Amount

Arizona Tax Free Fund	$1
California Intermediate Tax Free Fund	3
California Tax Free Fund	78
Colorado Intermediate Tax Free Fund	4
Intermediate Tax Free Fund	4
Minnesota Intermediate Tax Free Fund	69
Minnesota Tax Free Fund	203
Missouri Tax Free Fund	16
Nebraska Tax Free Fund	12
Ohio Tax Free Fund	4
Oregon Intermediate Tax Free Fund	4
Tax Free Fund	18

First American Funds 2008 Annual Report   115

Notes toFinancial Statements  June 30, 2008, all dollars and shares are rounded to thousands (000)

4 >	Capital Share Transactions

FAIF has 362 billion shares of $0.0001 par value capital stock authorized. Capital share transactions for the funds were as follows:

			California
	Arizona		Intermediate		California
	Tax Free Fund		Tax Free Fund		Tax Free Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

Class A:
Shares issued	34	43	127	317	266	183
Shares issued in lieu of cash distributions	9	11	10	11	32	24
Shares redeemed	(175)	(112)	(308)	(50)	(206)	(155)

Total Class A transactions	(132)	(58)	(171)	278	92	52

Class C:
Shares issued	28	24	—	—	139	41
Shares issued in lieu of cash distributions	3	4	—	—	4	5
Shares redeemed	(42)	(10)	—	—	(49)	(236)

Total Class C transactions	(11)	18	—	—	94	(190)

Class Y:
Shares issued	369	506	1,020	605	1,780	538
Shares issued in lieu of cash distributions	16	14	3	6	8	6
Shares redeemed	(496)	(168)	(989)	(468)	(1,203)	(267)

Total Class Y transactions	(111)	352	34	143	585	277

Net increase (decrease) in capital shares	(254)	312	(137)	421	771	139

	Colorado
	Intermediate		Colorado		Intermediate
	Tax Free Fund		Tax Free Fund		Tax Free Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

Class A:
Shares issued	117	39	59	88	302	278
Shares issued in lieu of cash distributions	20	25	23	38	85	87
Shares redeemed	(185)	(327)	(344)	(91)	(559)	(630)

Total Class A transactions	(48)	(263)	(262)	35	(172)	(265)

Class C:
Shares issued	—	—	41	15	—	—
Shares issued in lieu of cash distributions	—	—	10	12	—	—
Shares redeemed	—	—	(45)	(35)	—	—

Total Class C transactions	—	—	6	(8)	—	—

Class Y:
Shares issued	1,630	738	735	624	20,697	9,332
Shares issued in lieu of cash distributions	5	6	3	5	249	214
Shares redeemed	(656)	(546)	(463)	(308)	(13,086)	(13,449)

Total Class Y transactions	979	198	275	321	7,860	(3,903)

Net increase (decrease) in capital shares	931	(65)	19	348	7,688	(4,168)

	Minnesota
	Intermediate		Minnesota		Missouri
	Tax Free Fund		Tax Free Fund		Tax Free Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

Class A:
Shares issued	1,028	84	2,021	1,969	64	207
Shares issued in lieu of cash distributions	51	60	286	249	43	48
Shares redeemed	(967)	(679)	(2,328)	(1,676)	(205)	(421)

Total Class A transactions	112	(535)	(21)	542	(98)	(166)

Class C:
Shares issued	—	—	834	481	—	25
Shares issued in lieu of cash distributions	—	—	47	29	2	1
Shares redeemed	—	—	(265)	(152)	(10)	—

Total Class C transactions	—	—	616	358	(8)	26

Class Y:
Shares issued	3,918	2,454	1,769	1,485	3,466	1,796
Shares issued in lieu of cash distributions	22	32	20	19	15	23
Shares redeemed	(3,082)	(3,077)	(2,635)	(809)	(2,542)	(2,443)

Total Class Y transactions	858	(591)	(846)	695	939	(624)

Net increase (decrease) in capital shares	970	(1,126)	(251)	1,595	833	(764)

116   First American Funds 2008 Annual Report

					Oregon
	Nebraska		Ohio		Intermediate
	Tax Free Fund		Tax Free Fund		Tax Free Fund

	Year	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended	Ended
	6/30/08	6/30/07	6/30/08	6/30/07	6/30/08	6/30/07

Class A:
Shares issued	59	63	15	34	77	105
Shares issued in lieu of cash distributions	17	16	1	1	13	20
Shares redeemed	(199)	(60)	(32)	(39)	(285)	(280)

Total Class A transactions	(123)	19	(16)	(4)	(195)	(155)

Class C:
Shares issued	62	40	7	—	—	—
Shares issued in lieu of cash distributions	4	3	—	—	—	—
Shares redeemed	(38)	(36)	—	(2)	—	—

Total Class C transactions	28	7	7	(2)	—	—

Class Y:
Shares issued	393	606	1,203	690	2,658	1,281
Shares issued in lieu of cash distributions	11	11	29	28	12	35
Shares redeemed	(624)	(497)	(530)	(569)	(1,440)	(1,455)

Total Class Y transactions	(220)	120	702	149	1,230	(139)

Net increase (decrease) in capital shares	(315)	146	693	143	1,035	(294)

	Short
	Tax Free Fund		Tax Free Fund

	Year	Year	Year	Year
	Ended	Ended	Ended	Ended
	6/30/08	6/30/07	6/30/08	6/30/07

Class A:
Shares issued	25	109	434	677
Shares issued in lieu of cash distributions	7	8	116	118
Shares redeemed	(44)	(212)	(590)	(651)

Total Class A transactions	(12)	(95)	(40)	144

Class C:
Shares issued	—	—	112	48
Shares issued in lieu of cash distributions	—	—	5	6
Shares redeemed	—	—	(46)	(25)

Total Class C transactions	—	—	71	29

Class Y:
Shares issued	5,089	2,180	10,737	14,149
Shares issued in lieu of cash distributions	27	41	150	166
Shares redeemed	(7,044)	(9,940)	(17,212)	(6,220)

Total Class Y transactions	(1,928)	(7,719)	(6,325)	8,095

Net increase (decrease) in capital shares	(1,940)	(7,814)	(6,294)	8,268

Each fund reserves the right to pay part or all of the proceeds from a redemption request in a proportionate share of readily marketable securities in the fund instead of cash.

5 > Investment Security Transactions

During the fiscal year ended June 30, 2008, purchases of securities and proceeds from sales of securities, other than government securities and temporary investments in short-term securities, were as follows:

Fund	Purchases	Sales

Arizona Tax Free Fund	$8,208	$9,170
California Intermediate Tax Free Fund	13,698	18,656
California Tax Free Fund	24,758	17,397
Colorado Intermediate Tax Free Fund	17,360	9,598
Colorado Tax Free Fund	10,905	11,961
Intermediate Tax Free Fund	161,485	112,318
Minnesota Intermediate Tax Free Fund	34,428	28,308
Minnesota Tax Free Fund	61,884	61,717
Missouri Tax Free Fund	39,326	31,838
Nebraska Tax Free Fund	8,387	11,671
Ohio Tax Free Fund	13,884	5,285
Oregon Intermediate Tax Free Fund	26,405	18,032
Short Tax Free Fund	80,747	128,719
Tax Free Fund	272,131	316,885

The aggregate gross unrealized appreciation and depreciation for securities held by the funds and the total cost of securities for federal income tax purposes at June 30, 2008, were as follows:

	Aggregate	Aggregate		Federal
	Gross	Gross		Income
Fund	Appreciation	Depreciation	Net	Tax Cost

Arizona Tax Free Fund	$592	$(972)	$(380)	$25,586
California Intermediate Tax Free Fund	831	(772)	59	56,686
California Tax Free Fund	773	(1,024)	(251)	44,878
Colorado Intermediate Tax Free Fund	1,108	(589)	519	49,927
Colorado Tax Free Fund	601	(742)	(141)	25,076
Intermediate Tax Free Fund	16,791	(7,463)	9,328	650,608
Minnesota Intermediate Tax Free Fund	4,399	(2,379)	2,020	194,602
Minnesota Tax Free Fund	3,316	(5,836)	(2,520)	168,828
Missouri Tax Free Fund	2,919	(4,705)	(1,786)	162,171
Nebraska Tax Free Fund	520	(762)	(242)	38,137
Ohio Tax Free Fund	679	(1,123)	(444)	51,036
Oregon Intermediate Tax Free Fund	2,233	(1,750)	483	125,689
Short Tax Free Fund	447	(407)	40	150,372
Tax Free Fund	10,272	(21,009)	(10,737)	496,552

First American Funds 2008 Annual Report   117

Notes toFinancial Statements  June 30, 2008, all dollars and shares are rounded to thousands (000)

6 >	Concentration of Credit Risk

Arizona Tax Free Fund, California Intermediate Tax Free Fund, California Tax Free Fund, Colorado Intermediate Tax Free Fund, Colorado Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, Missouri Tax Free Fund, Nebraska Tax Free Fund, Ohio Tax Free Fund, and Oregon Intermediate Tax Free Fund invest in debt instruments of municipal issuers in specific states. Although these funds monitor investment concentration, the issuers’ ability to meet their obligations may be affected by economic developments in the specific state or region. Additionally, each state has various guidelines relating to the tax treatment of the income distributed from each fund.

7 >	Indemnifications

The funds enter into contracts that contain a variety of indemnifications. The funds’ maximum exposure under these arrangements is unknown. However, the funds have not had prior claims or losses pursuant to these contracts and expect the risk of loss to be remote.

8 >	New Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value, and requires additional disclosures about the use of fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. As of June 30, 2008, the funds do not believe the adoption of FAS 157 will materially impact the amounts reported in the financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

In March 2008, the FASB issued Statement on Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“FAS 161”). FAS 161 requires enhanced disclosures about funds’ derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why the fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect the fund’s financial position, financial performance, and cash flows. FAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. The funds do not expect FAS 161 to have a material impact on their financial statements; however, additional disclosures will be required.

118   First American Funds 2008 Annual Report

Notice toShareholders	June 30, 2008 (unaudited)

TAX INFORMATION

The information set forth below is for each fund’s fiscal period as required by federal laws. Most shareholders, however, must report distributions on a calendar year basis for income tax purposes, which may include distributions for portions of two fiscal periods of a fund. Accordingly, the information needed for income tax purposes will be sent in early 2009 on Form 1099-DIV. Please consult your tax advisor for proper treatment of this information.

For the fiscal year ended June 30, 2008, each fund hereby designates long-term capital gains, ordinary income, and tax exempt income with regard to distributions paid during the year as follows:

	Long Term		Ordinary
	Capital Gains		Income	Total
	Distributions	Tax Exempt	Distributions	Distributions
Fund	(Tax Basis)	Interest	(Tax Basis)	(Tax Basis) (a)

Arizona Tax Free Fund	7%	93%	0%	100%
California Intermediate Tax Free Fund	1	98	1	100
California Tax Free Fund	4	93	3	100
Colorado Intermediate Tax Free Fund	9	90	1	100
Colorado Tax Free Fund	7	92	1	100
Intermediate Tax Free Fund	7	92	1	100
Minnesota Intermediate Tax Free Fund	6	94	0	100
Minnesota Tax Free Fund	10	89	1	100
Missouri Tax Free Fund	5	94	1	100
Nebraska Tax Free Fund	10	89	1	100
Ohio Tax Free Fund	7	93	0	100
Oregon Intermediate Tax Free Fund	1	98	1	100
Short Tax Free Fund	0	100	0	100
Tax Free Fund	12	88	0	100

(a)	None of the distributions made by these funds are eligible for the dividends received deduction or are characterized as qualified dividend income.

Additional Information Applicable to Foreign Shareholders Only:

The percentage of taxable ordinary income distributions that are designated as interest-related dividends under Internal Revenue Code Section 871(k)(1)(C) for each fund were as follows:

Fund

Arizona Tax Free Fund	99.20%
California Intermediate Tax Free Fund	0.00
California Tax Free Fund	0.00
Colorado Intermediate Tax Free Fund	1.06
Colorado Tax Free Fund	4.09
Intermediate Tax Free Fund	0.08
Minnesota Intermediate Tax Free Fund	0.77
Minnesota Tax Free Fund	0.33
Missouri Tax Free Fund	0.06
Nebraska Tax Free Fund	0.00
Ohio Tax Free Fund	0.00
Oregon Intermediate Tax Free Fund	0.81
Short Tax Free Fund	0.00
Tax Free Fund	0.81

First American Funds 2008 Annual Report   119

Notice toShareholders  June 30, 2008 (unaudited)

The percentage of taxable ordinary income distributions that are designated as short-term capital gain distributions under Internal Revenue Code Section 871(k)(2)(C) for each fund were as follows:

Fund

Arizona Tax Free Fund	9%
California Intermediate Tax Free Fund	100
California Tax Free Fund	100
Colorado Intermediate Tax Free Fund	87
Colorado Tax Free Fund	0
Intermediate Tax Free Fund	96
Minnesota Intermediate Tax Free Fund	68
Minnesota Tax Free Fund	100
Missouri Tax Free Fund	100
Nebraska Tax Free Fund	100
Ohio Tax Free Fund	100
Oregon Intermediate Tax Free Fund	81
Short Tax Free Fund	0
Tax Free Fund	0

HOW TO OBTAIN A COPY OF THE FUNDS’ PROXY VOTING POLICIES AND PROXY VOTING RECORD

A description of the policies and procedures that the funds use to determine how to vote proxies relating to portfolio securities, as well as information regarding how the funds voted proxies relating to portfolio securities is available at www.firstamericanfunds.com and on the U.S. Securities and Exchange Commission’s website at www.sec.gov. A description of the funds’ policies and procedures is also available without charge, upon request, by calling 800.677.FUND.

FORM N-Q HOLDINGS INFORMATION

Each fund is required to file its complete schedule of portfolio holdings for the first and third quarters of each fiscal year with the Securities and Exchange Commission on Form N-Q. The funds’ Forms N-Q are available (1) without charge upon request by calling 800.677.FUND and (2) on the U.S. Securities and Exchange Commission’s website at www.sec.gov. In addition, you may review and copy the funds’ Forms N-Q at the Commission’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

QUARTERLY PORTFOLIO HOLDINGS

Each fund will make portfolio holdings information publicly available by posting the information at www.firstamericanfunds.com on a quarterly basis. The funds will attempt to post such information within 10 business days of the calendar quarter-end.

APPROVAL OF THE FUNDS’ INVESTMENT ADVISORY AGREEMENT

The Board of Directors of the Funds (the “Board”), which is comprised entirely of independent directors, oversees the management of each Fund and, as required by law, determines annually whether to renew the Funds’ advisory agreement with FAF Advisors, Inc. (“FAF Advisors”).

At a meeting on May 5-7, 2008, the Board considered information relating to the Funds’ investment advisory agreement with FAF Advisors (the “Agreement”). In advance of the meeting, the Board received materials relating to the Agreement, and had the opportunity to ask questions and request further information in connection with their consideration. At a subsequent meeting on June 17-19, 2008, the Board concluded its consideration of and approved the Agreement through June 30, 2009.

Although the Agreement, which is with First American Investment Funds, Inc., relates to all of the Funds, the Board separately considered and approved the Agreement with respect to each Fund. In considering the Agreement, the Board, advised by independent legal counsel, reviewed and analyzed the factors it deemed relevant, including: (1) the nature, quality and extent of FAF Advisors’ services to each Fund, (2) the investment performance of the Funds, (3) the profitability of FAF Advisors related to the Funds, including an analysis of FAF Advisors’ cost of providing services and comparative expense information, (4) whether economies of scale may be realized as the Funds grow and whether fee levels are adjusted to enable Fund investors to share in these potential economies of scale, and (5) other benefits that accrue to FAF Advisors through its relationship with the Funds. In its deliberations, the Board did not identify any single factor which alone was responsible for the Board’s decision to approve the Agreement with respect to any Fund.

120   First American Funds 2008 Annual Report

Before approving the Agreement, the independent directors met in executive session with their independent counsel on numerous occasions to consider the materials provided by FAF Advisors and the terms of the Agreement. Based on its evaluation of those materials, the Board concluded that the Agreement is fair and in the best interests of the shareholders of each Fund. In reaching its conclusions, the Board considered the following:

Nature, Quality, and Extent of Investment Advisory Services

The Board examined the nature, quality and extent of the services provided by FAF Advisors to each Fund. The Board reviewed FAF Advisors’ key personnel who provide investment management services to each Fund as well as the fact that, under the Agreement, FAF Advisors has the authority and responsibility to make and execute investment decisions for each Fund within the framework of that Fund’s investment policies and restrictions, subject to review by the Board. The Board further considered that FAF Advisors’ duties with respect to each Fund include: (i) investment research and security selection, (ii) adherence to (and monitoring compliance with) the Fund’s investment policies and restrictions and the Investment Company Act of 1940, and (iii) monitoring the performance of the various organizations providing services to the Funds, including the Funds’ distributor, sub-administrator, transfer agent and custodian. Finally, the Board considered FAF Advisors’ representation that the services provided by FAF Advisors under the Agreement are the types of services customarily provided by investment advisors in the fund industry. The Board also considered compliance reports about FAF Advisors from the Funds’ Chief Compliance Officer.

Based on the foregoing, the Board concluded that each Fund is likely to benefit from the nature, quality and extent of the services provided by FAF Advisors under the Agreement.

Investment Performance of the Funds

The Board considered the performance of each Fund, including comparative information provided by an independent data service regarding the median performance of a group of comparable funds selected by that data service (the “performance universe”) and how each Fund performed versus its benchmark index. The performance periods reviewed by the Board all ended on January 31, 2008. In the case of each state-specific Fund, the Board considered that the Fund’s benchmark index is a national municipal index, rather than a state-specific index, and noted FAF Advisors’ assertion that the Board should, therefore, treat the Fund’s performance universe as a more meaningful source of comparative performance data.

The Board also considered that, in reviewing the comparative performance of the Funds, the different expense levels of a Fund’s share classes can result in different net performance results for each of those classes. Thus, while the Board considered the performance of all classes, it focused on Class Y shares, which, because they have the lowest total expense ratios, offered the most meaningful data on performance. For this reason, the discussion below related to the performance of Class Y Shares.

Arizona Tax Free Fund. The Board considered that the Fund outperformed the performance universe median for the three- and five-year periods, though it underperformed the performance universe median for the one-year period. The Board concluded that, in light of the Fund’s competitive performance over longer periods, it would be in the interest of the Fund and its shareholders to renew the Agreement.

California Intermediate Tax Free Fund, California Tax Free Fund, Colorado Intermediate Tax Free Fund, Colorado Tax Free Fund, Intermediate Tax Free Fund, Missouri Tax Free Fund, Nebraska Tax Free Fund, Ohio Tax Free Fund, Oregon Intermediate Tax Free Fund and Short Tax Free Fund. For each of these Funds, the Board considered that the Fund outperformed or performed competitively against the performance universe median for the one-, three-, five- and, if applicable, ten-year periods. The Board concluded that, in light of each Fund’s competitive performance, it would be in the interest of the Fund and its shareholders to renew the Agreement.

Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund and Tax Free Fund. For each of these Funds, the Board considered that the Fund outperformed the performance universe median for the three-, five-, and ten-year periods, although it underperformed the performance universe median for the one-year period. The Board concluded that, in light of each Fund’s competitive long-term performance, it would be in the interest of the Fund and its shareholders to renew the Agreement.

Costs of Services and Profits Realized by FAF Advisors

The Board examined FAF Advisors’ costs in serving as the Funds’ investment manager, including the costs associated with the personnel and systems necessary to manage each Fund. The Board also considered the profitability of FAF Advisors and its affiliates resulting from their relationship with each Fund. For each Fund, the Board examined fee and expense information as compared to that of other funds and accounts managed by FAF Advisors and of comparable funds managed by other advisers. The Board found that while the management fees for FAF Advisors’ institutional separate accounts are lower than the Funds’ management fees, the Funds receive additional services from FAF Advisors that separate accounts do not receive.

First American Funds 2008 Annual Report   121

Notice toShareholders  June 30, 2008 (unaudited)

Using information provided by an independent data service, the Board also evaluated each Fund’s advisory fee compared to the median advisory fee for other mutual funds similar in size, character and investment strategy, and each Fund’s total expense ratio after waivers compared to the median total expense ratio of comparable funds. In connection with its review of Fund fees and expenses, the Board considered FAF Advisors’ pricing philosophy. FAF Advisors attempts generally to maintain each Fund’s total operating expenses at a level that approximates the median of a peer group of funds selected by an independent data service. In addition, FAF Advisors has committed to waive its investment advisory fees to the extent necessary to maintain the Funds’ total expense ratios at levels generally in line with their respective peer groups.

Further detail considered by the Board regarding the advisory fees and total expense ratios of each Fund is set forth below:

Arizona Tax Free Fund, California Intermediate Tax Free Fund, California Tax Free Fund, Colorado Intermediate Tax Free Fund, Colorado Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, Nebraska Tax Free Fund, Ohio Tax Free Fund, Short Tax Free Fund and Tax Free Fund. For each of these Funds, the advisory fee and total expense ratio, after waivers, were less than or equal to the peer group median. The Board concluded that each Fund’s advisory fee and total expense ratio are reasonable in light of the services provided.

Missouri Tax Free Fund and Oregon Intermediate Tax Free Fund. The Board considered that each Fund’s advisory fee, after waivers, was lower than the peer group median. Though each Fund’s total expense ratio was higher than the peer group median, the Board noted that it was within a range consistent with FAF Advisors’ pricing philosophy. The Board concluded that each Fund’s advisory fee and total expense ratio are reasonable in light of the services provided.

Economies of Scale in Providing Investment Advisory Services

The Board considered whether each Fund’s investment advisory fee reflects the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by FAF Advisors, the Board noted that profitability will likely increase somewhat as assets grow over time. The Board considered that, although the Funds do not have advisory fee breakpoints in place, FAF Advisors has committed to waive advisory fees to the extent necessary to keep each Fund’s total expenses generally in line with the median total expenses of a peer group of funds as selected by an independent data service. The Board considered FAF Advisors’ assertion that the median total expense ratio of a Fund’s peer group should reflect the effect of any breakpoints in the advisory fee schedules of the funds in that group and any economies of scale which those funds realize. Therefore, by capping a Fund’s total expense ratio at a level close to the median, Fund shareholders will effectively receive the benefit of any breakpoints in the comparable funds’ advisory fee schedules and any such economies of scale. In light of FAF Advisors’ commitment to keep total Fund expenses competitive, the Board concluded that it would be reasonable and in the best interest of each Fund and its shareholders to renew the Agreement.

Other Benefits to FAF Advisors

In evaluating the benefits that accrue to FAF Advisors through its relationship with the Funds, the Board noted that FAF Advisors and certain of its affiliates serve the Funds in various capacities, including as advisor, administrator, sub-administrator, transfer agent, distributor, custodian and securities lending agent, and receive compensation from the Funds in connection with providing services to the Fund. The Board considered that each service provided to the Funds by FAF Advisors or one of its affiliates is pursuant to a written agreement, which the Board evaluates periodically as required by law.

After full consideration of these factors, the Board concluded that approval of each Agreement was in the interest of the respective Fund and its shareholders.

122   First American Funds 2008 Annual Report

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Notice toShareholders  June 30, 2008 (unaudited)

Directors and Officers of the Funds

Independent Directors
Other
	Position(s)	Term of Office		Number of Portfolios	Directorships
Name, Address, and	Held	and Length of	Principal Occupation(s)	in Fund Complex	Held by
Year of Birth	with Funds	Time Served	During Past 5 Years	Overseen by Director	Director †

Benjamin R. Field III P.O. Box 1329 Minneapolis, MN 55440-1329 (1938)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since September 2003	Retired; Senior Financial Advisor, Bemis Company, Inc. from May 2002 through February 2004	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

Roger A. Gibson P.O. Box 1329 Minneapolis, MN 55440-1329 (1946)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since October 1997	Director, Charterhouse Group, Inc., a private equity firm, since October 2005; Vice President and Chief Operating Officer, Cargo-United Airlines, from July 2001 through July 2004	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

Victoria J. Herget P.O. Box 1329 Minneapolis, MN 55440-1329 (1951)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since September 2003	Investment consultant and non-profit board member	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

John P. Kayser P.O. Box 1329 Minneapolis, MN 55440-1329 (1949)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since October 2006	Retired; Principal from 1983 to 2004 and Chief Financial Officer and Chief Administrative Officer from 1988 to 2002, William Blair & Company, LLC	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

Leonard W. Kedrowski P.O. Box 1329 Minneapolis, MN 55440-1329 (1941)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since November 1993	Owner and President, Executive and Management Consulting, Inc., a management consulting firm; Board member, GC McGuiggan Corporation (dba Smyth Companies), a label printer; former Chief Executive Officer, Creative Promotions International, LLC, a promotional award programs and products company, through October 2003	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

Richard K. Riederer P.O. Box 1329 Minneapolis, MN 55440-1329 (1944)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since August 2001	Owner and Chief Executive Officer, RKR Consultants, Inc. and non-profit board member since 2005	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	Cleveland Cliffs Inc (a producer of iron ore pellets)

Joseph D. Strauss P.O. Box 1329 Minneapolis, MN 55440-1329 (1940)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since September 1991	Attorney At Law, Owner, and President, Strauss Management Company, a Minnesota holding company for various organizational management business ventures; Owner, Chairman, and Chief Executive Officer, Community Resource Partnerships, Inc., a strategic planning, operations management, government relations, transportation planning, and public relations organization; Owner, Chairman, and Chief Executive Officer, Excensus(TM), LLC, a strategic demographic planning and application development firm since 2001	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

Virginia L. Stringer P.O. Box 1329 Minneapolis, MN 55440-1329 (1944)	Chair; Director	Chair Term three years. Directors Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Chair of FAIF’s Board since September 1997; Director of FAIF since September 1987	Governance consultant and non-profit board member; former Owner and President, Strategic Management Resources, Inc., a management consulting firm; Executive Consultant to State Farm Insurance Company through 2003	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

124   First American Funds 2008 Annual Report

Independent Directors – concluded
Other
	Position(s)	Term of Office		Number of Portfolios	Directorships
Name, Address, and	Held	and Length of	Principal Occupation(s)	in Fund Complex	Held by
Year of Birth	with Funds	Time Served	During Past 5 Years	Overseen by Director	Director †

James M. Wade P.O. Box 1329 Minneapolis, MN 55440-1329 (1943)	Director	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Director of FAIF since August 2001	Owner and President, Jim Wade Homes, a homebuilding company	First American Funds Complex: twelve registered investment companies, including sixty-two portfolios	None

†	Includes only directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of the Securities Exchange Act, or any company registered as an investment company under the Investment Company Act.

The Statement of Additional Information (SAI) includes additional information about fund directors and is available upon request without charge by calling 800-677-FUND or writing to First American Funds, P.O. Box 1330, Minneapolis, Minnesota, 55440-1330.

First American Funds 2008 Annual Report   125

Notice toShareholders  June 30, 2008 (unaudited)

Officers
	Position(s)	Term of Office
Name, Address, and	Held	and Length of
Year of Birth	with Funds	Time Served	Principal Occupation(s) During Past 5 Years

Thomas S. Schreier, Jr. FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1962)*	President	Re-elected by the Board annually; President of FAIF since February 2001	Chief Executive Officer of FAF Advisors, Inc.; Chief Investment Officer of FAF Advisors, Inc., since September 2007

Jeffery M. Wilson FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1956)*	Vice President – Administration	Re-elected by the Board annually; Vice President – Administration of FAIF since March 2000	Senior Vice President of FAF Advisors, Inc.

Charles D. Gariboldi, Jr. FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1959)*	Treasurer	Re-elected by the Board annually; Treasurer of FAIF since October 2004	Mutual Funds Treasurer, FAF Advisors, Inc., since October 2004; prior thereto, Vice President of Investment Accounting and Fund Treasurer for Thrivent Financial for Lutherans

Jill M. Stevenson FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1965)*	Assistant Treasurer	Re-elected by the Board annually; Assistant Treasurer of FAIF since September 2005	Mutual Funds Assistant Treasurer, FAF Advisors, Inc., since September 2005; prior thereto, Director, Senior Project Manager, FAF Advisors, Inc.

David H. Lui FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1960)*	Chief Compliance Officer	Re-elected by the Board annually; Chief Compliance Officer of FAIF since March 2005	Chief Compliance Officer for First American Funds and FAF Advisors, Inc., since March 2005; prior thereto, Chief Compliance Officer, Franklin Advisors, Inc. and Chief Compliance Counsel, Franklin Templeton Investments from March 2004 to March 2005; prior thereto, Vice President, Charles Schwab & Co., Inc.

Jason K. Mitchell FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1976)*	Anti-Money Laundering Officer	Re-elected by the Board annually; Anti-Money Laundering Officer of FAIF since September 2006	Compliance Manager, FAF Advisors, Inc., since June 2006; prior thereto, Compliance Analyst, FAF Advisors, Inc. from October 2004 to June 2006; prior thereto, Senior Systems Helpdesk Analyst, Wachovia Retirement Services from November 2002 to October 2004; prior thereto, Senior Retirement Plan Specialist, PFPC, Inc.

Kathleen L. Prudhomme FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1953)*	Secretary	Re-elected by the Board annually; Secretary of FAIF since December 2004; prior thereto, Assistant Secretary of FAIF since September 1998 through December 2004	Deputy General Counsel, FAF Advisors, Inc., since November 2004; prior thereto, Partner, Dorsey & Whitney LLP, a Minneapolis-based law firm

James D. Alt Dorsey & Whitney, LLP 50 South Sixth Street Suite 1500, Minneapolis, MN 55402 (1951)	Assistant Secretary	Re-elected by the Board annually; Assistant Secretary of FAIF since December 2004; prior thereto, Secretary of FAIF since June 2002; Assistant Secretary of FAIF from September 1998 through June 2002	Partner, Dorsey & Whitney LLP, a Minneapolis-based law firm

James R. Arnold U.S. Bancorp Fund Services, LLC 615 E. Michigan Street Milwaukee, WI 53202 (1957)*	Assistant Secretary	Re-elected by the Board annually; Assistant Secretary of FAIF since June 2003	Senior Vice President, U.S. Bancorp Fund Services, LLC

Richard J. Ertel FAF Advisors, Inc. 800 Nicollet Mall Minneapolis, MN 55402 (1967)*	Assistant Secretary	Re-elected by the Board annually; Assistant Secretary of FAIF since June 2006 and from June 2003 through August 2004	Counsel, FAF Advisors, Inc., since May 2006; prior thereto, Counsel, Ameriprise Financial Services, Inc. from September 2004 to May 2006; prior thereto, Counsel, FAF Advisors, Inc.

*	Messrs. Schreier, Wilson, Gariboldi, Lui, Mitchell, and Ertel, Ms. Stevenson and Ms. Prudhomme are each officers and/or employees of FAF Advisors, Inc., which serves as investment adviser and administrator for FAIF. Mr. Arnold is an officer of U.S. Bancorp Fund Services, LLC, which is a subsidiary of U.S. Bancorp and which serves as Transfer Agent for FAIF.

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Board of Directors  First American Investment Funds, Inc.

Virginia Stringer

Chairperson of First American Investment Funds, Inc.
Governance Consultant; former Owner and President of Strategic Management
Resources, Inc.

Benjamin Field III

Director of First American Investment Funds, Inc.
Retired; former Senior Financial Advisor, Senior Vice President,
Chief Financial Officer, and Treasurer of Bemis Company, Inc.

Roger Gibson

Director of First American Investment Funds, Inc.
Director of Charterhouse Group, Inc.

Victoria Herget

Director of First American Investment Funds, Inc.
Investment Consultant; former Managing Director of Zurich Scudder Investments

John Kayser

Director of First American Investment Funds, Inc.
Retired; former Principal, Chief Financial Officer, and Chief Administrative Officer of William Blair & Company, LLC

Leonard Kedrowski

Director of First American Investment Funds, Inc.
Owner and President of Executive and Management Consulting, Inc.

Richard Riederer

Director of First American Investment Funds, Inc.
Owner and Chief Executive Officer of RKR Consultants, Inc.

Joseph Strauss

Director of First American Investment Funds, Inc.
Owner and President of Strauss Management Company

James Wade

Director of First American Investment Funds, Inc.
Owner and President of Jim Wade Homes

First American Investment Funds’ Board of Directors is comprised entirely of independent directors.

Direct fund correspondence to:

First American Funds
P.O. Box 1330
Minneapolis, MN 55440-1330

This report and the financial statements contained herein are not intended to be a forecast of future events, a guarantee of future results, or investment advice. Further, there is no assurance that certain securities will remain in or out of each fund’s portfolio. The views expressed in this report reflect those of the portfolio managers only through the year ended June 30, 2008. The portfolio managers views are subject to change at any time based upon market or other conditions.

This report is for the information of shareholders of the First American Investment Funds, Inc. It may also be used as sales literature when preceded or accompanied by a current prospectus, which contains information concerning investment objectives, risks, and charges and expenses of the funds. Read the prospectus carefully before investing.

The figures in this report represent past performance and do not guarantee future results. The principal value of an investment and investment return will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

INVESTMENT ADVISOR
FAF Advisors, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402

ADMINISTRATOR
FAF Advisors, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402

TRANSFER AGENT
U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202

CUSTODIAN
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55101

DISTRIBUTOR
Quasar Distributors, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202

INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Ernst & Young LLP
220 South Sixth Street
Suite 1400
Minneapolis, Minnesota 55402

COUNSEL
Dorsey & Whitney LLP
50 South Sixth Street
Suite 1500
Minneapolis, Minnesota 55402

First American Funds
P.O. Box 1330
Minneapolis, MN 55440-1330

In an attempt to reduce shareholder costs and help eliminate duplication, First American Funds will try to limit their mailing to one report for each address that lists one or more shareholders with the same last name. If you would like additional copies, please call First American Investor Services at 800.677.FUND or visit firstamericanfunds.com.

0182-08  8/2008  AR-TAXFREEINCOME